As filed with the Securities and Exchange Commission on February 2, 2022

Registration No. 333-256053

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Todos Medical Ltd.

(Exact name of registrant as specified in its charter)

Israel

(State or other jurisdiction of incorporation or organization)

2835

(Primary Standard Industrial Classification Code Number)

N/A

(I.R.S. Employer Identification Number)

121 Derech Menachem Begin, 30th Floor, Tel Aviv, 6701203 Israel, +972 (52) 642-0126

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

302-738-6680

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

Carl M. Sherer Rimon PC 100 Park Ave, 16th floor New York, NY 10017 Telephone No. (800) 930-7271 Facsimile No.: (617)997-0098	Jeffrey J. Fessler Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Telephone No. (212) 634-3067 Facsimile No.: (917) 438-6133

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary shares, par value NIS 0.01, issuable upon exercise of Warrants	137,980,949	$.064	$8,830,781	$818.61

Ordinary Shares, par value NIS 0.01, issuable upon conversion of Convertible Notes	123,086,088	$.064	7,877,510	$730.25
TOTAL	261,067,037		$16,708,291	$1,548.86	(3)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares issuable upon the exercise of warrants, and ordinary shares issuable upon conversion of Convertible Notes being registered hereunder include such indeterminate number of ordinary shares as may be issuable as a result of share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) under the Securities Act of 1933, as amended. Calculated based upon the closing bid price for the Company’s shares on the OTCQB Venture Market on January 13, 2022.

(3)	Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion. Dated: February 2, 2022

TODOS MEDICAL LTD.

261,067,037 Ordinary Shares

This prospectus relates to the resale by the selling shareholders named herein, from time to time, of up to (i) 123,086,088 ordinary shares, (the “Convertible Note Shares”), issuable upon the exercise of outstanding convertible notes (the “Convertible Notes”), (ii) 78,332,201 ordinary shares, (the “Purchaser Warrant Shares”), issuable upon exercise of outstanding warrants (the “2021 Warrants”), and (iii) 59,648,748 ordinary shares (the “Prior Warrant Shares”) issuable upon the exercise of outstanding warrants (the “2020 Warrants”). The Convertible Notes and the 2021 Warrants were initially issued by us in a private placement (the “Private Placement”), pursuant to nine securities purchase agreements, dated as of July 6, 2021, July 7, 2021, August 9, 2021, September 15, 2021, October 18, 2021, November 2, 2021, November 24, 2021, December 14, 2021, and December 21, 2021 between us and certain selling shareholders. The 2020 Warrants were initially issued by us in a series of private placements to fifteen purchasers between November 1, 2019, and July 8, 2020. The Purchaser Warrant Shares, the Prior Warrant Shares and the Convertible Note Shares are referred to herein as the “Ordinary Shares” or the “Securities.” We are not registering the resale of the Convertible Notes, the 2021 Warrants or the 2020 Warrants.

The conversion price for the Convertible Notes is subject to adjustment downwards under certain circumstances. All share numbers in this prospectus assume that such conversion price will not be adjusted. The maximum adjustment of the conversion price under the Convertible Notes is 20%.

We will not receive any proceeds from the sale of Securities by the selling shareholders. We will, however, receive the proceeds of any Warrants exercised for cash in the future, which will total up to approximately $13,506,515, based on the Warrants’ respective exercise prices. See “Use of Proceeds” in this prospectus.

The selling shareholders may offer and sell the Securities from time to time at varying prices and in a number of different ways as each selling shareholder may determine through public or private transactions or through other means described under “Plan of Distribution.” Each selling shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, to the extent available pursuant to the restrictions thereunder, rather than under this prospectus.

The selling shareholders will bear all commissions, discounts and concessions, if any, attributable to the sale or disposition of the Securities. Other than in connection with our indemnification obligations with respect to the selling shareholders, we will bear only the costs, expenses and fees in connection with the registration of the Securities. We will not be paying any underwriting commissions or discounts in offerings under this prospectus. For more information, see “Plan of Distribution.”

Our ordinary shares are traded on the OTCQB under the symbol “TOMDF.” The last reported sales price of our ordinary shares on the OTCQB on January 13, 2022 was $.064 per ordinary share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” IN THIS PROSPECTUS.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 2, 2022

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale from time to time by selling shareholders of up to (i) 123,086,088 ordinary shares, (the “Convertible Note Shares”), issuable upon the exercise of outstanding convertible notes (the “Convertible Notes”), (ii) 78,332,201 ordinary shares, (the “Purchaser Warrant Shares”), issuable upon exercise of outstanding warrants (the “2021 Warrants”), and (iii) 59,648,748 ordinary shares (the “Prior Warrant Shares”) issuable upon the exercise of outstanding warrants (the “2020 Warrants”). Before buying any of the ordinary shares that the selling shareholders are offering, we urge you to read this prospectus carefully. These documents contain important information that you should consider when making your investment decision.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling shareholders are offering to sell our ordinary shares and seeking offers to purchase our ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside the United States: We have not done anything that would permit offerings under this prospectus, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside of the United States.

Unless the context clearly indicates otherwise, references in this prospectus to “we,” “our,” “ours,” “us,” “the Company” and “Todos” refer to Todos Medical Ltd. and its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”). Such forward-looking statements may include projections regarding the Company’s future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases.

These forward-looking statements are based on our management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict, and many of which are outside of our control. Important factors that could cause our actual resu0lts to differ materially from those indicated in the forward-looking statements include, among others, the factors discussed under the heading “Risk Factors.”

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur.

Any forward-looking statements made in this prospectus speak only as of the date of the particular statement. Factors or events that could cause the Company’s actual results to differ from the statements contained herein or therein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and the financial statements and related notes included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Forward-Looking Statements.”

Overview

●	Todos Medical Ltd. (“Todos Medical,” “Todos,” the “Company,” “we,” “our,” “us”), is a comprehensive medical diagnostics and related solutions company focused on distributing comprehensive solutions for COVID-19 screening and diagnosis, and immune resisting supplements, and on developing blood tests for the early detection of cancer and Alzheimer’s disease.

●	Todos has entered into distribution agreements with companies to distribute certain novel coronavirus (COVID-19) test kits. The agreements cover multiple international suppliers of PCR testing kits and related materials and supplies, as well as antibody testing kits from multiple manufacturers after completing validation of said testing kits and supplies in its partner CLIA/CAP certified laboratory in the United States. Todos has combined the PCR testing kits with automated lab equipment to create lab workflows capable of performing up to 40,000 PCR tests per day. Todos has entered into supply agreements with CLIA/CAP certified laboratories in the United States to deploy these PCR workflows. Todos has formed strategic partnerships with Meridian Health and other strategic partners to deploy COVID-19 antigen and antibody testing in the United States. Additionally, the Company is developing a lab-based COVID-19 3CL protease test to determine whether a COVID-19 positive patient remains contagious after quarantine is complete and is further developing point-of-care-based embodiments of the lab test for use in screening programs worldwide.

●	In December 2020, Todos announced the commercial launch of its proprietary 3CL protease inhibitor dietary supplement Tollovid™ at The Alchemist’s Kitchen in the SoHo district in Manhattan, New York. Tollovid, a mix of botanical extracts, is being targeted to support healthy immune function against circulating coronaviruses. Tollovid’s mechanism of action is to inhibit the activity of the 3CL protease, a key protease required for the intracellular replication of coronaviruses. Tollovid was granted a Certificate of Free Sale by the US Food & Drug Administration in August 2020, allowing its commercial sale anywhere in the United States. Tollovid has begun online sales through Amazon, Shopify and other online marketplaces.

●	Additionally, the Company’s patented Todos Biochemical Infrared Analyses (TBIA) is a cancer-screening technology using peripheral blood analysis that deploys deep examination into cancer’s influence on the immune system, looking for biochemical changes in blood mononuclear cells and plasma. Todos’ two internally developed cancer-screening tests, TMB-1 and TMB-2 have received a CE mark in Europe. In April 2021, Todos completed the acquisition of U.S.-based medical diagnostics company Provista Diagnostics, Inc. to gain rights to its Alpharetta, Georgia-based CLIA/CAP certified lab and Provista’s proprietary commercial-stage Videssa® breast cancer blood test.

●	Todos is also developing blood tests for the early detection of neurodegenerative disorders, such as Alzheimer’s disease.

●	In July 2020, Todos completed the acquisition of Breakthrough Diagnostics, Inc., the owner of the LymPro Test intellectual property, from Amarantus Bioscience Holdings, Inc.

●	In July 2021, Todos completed the acquisition of Provista Diagnostics Inc. (“Provista”), a CLIA laboratory performing COVID testing for the general population as well as other scientific functions.

●	At our annual general meeting of shareholders held on July 26, 2021, our shareholders voted to approve a reverse share split of the Company’s Ordinary Shares within a range of 2:1 to 500:1, to be effective at the ratio and on a date to be determined by the Board of Directors of the Company (the “Reverse Split”). Although our shareholders approved the Reverse Split, all per share amounts and calculations in this prospectus and the accompanying consolidated financial statements do not reflect the effects of the Reverse Split, as the Board of Directors has not determined the final ratio or the effective date of the Reverse Split.

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Recent Developments

On January 22, 2021, we entered into a Securities Purchase Agreement (the “SPA”) with Yozma Global Genomic Fund (the “Purchaser”) pursuant to which on January 29, 2021, the Company issued a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $4,857,142.86 for proceeds of $3,400,000 (the “Transaction”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into Ordinary Shares of the Company (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 16,956,929 Ordinary Shares (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. In the event that the Company effectuates a reverse split of its ordinary shares for a ratio in excess of 20:1, the resulting adjusted Warrant Shares and Exercise Price are limited to a 20:1 ratio.

This registration statement registers for resale the Warrant Shares. Subsequent to the effective date of such Registration Statement, if the closing sale price of the Ordinary Shares averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10 day volume weighted average price of the Ordinary Shares continues to be less than the Conversion Price, then the Conversion Price should reset to such 10-day average price. The maximum discount from the initial Conversion Price under the Note is 20%.

The Company and Leviston Resources LLC, a Delaware limited liability company (the “Purchaser”) are parties to that certain Securities Purchase Agreement, dated as of July 9, 2020 (the “Purchase Agreement”), pursuant to which the Purchaser purchased an aggregate principal amount of $850,000 of convertible notes (the “July 2020 Convertible Notes”) from the Company. On March 3, 2021, the Company and the Purchaser entered into a Closing Agreement (the “Closing Agreement”) pursuant to which the Purchaser exercised its right to invest an additional $847,570 into the Company of July 2020 Convertible Notes (the “Tranche 2 Securities”).

This registration statement registers for resale the Ordinary Shares underlying the Tranche 2 Securities.

During the first quarter of 2021, the Company’s contractual agreement to supply Covid-19 testing kits to NOAH Laboratories, Inc., a significant customer expired. At the customer’s request, the Company continued to supply Covid-19 testing kits until such time as the customer requested that the Company stop doing so. The customer has not yet paid for some of the Covid-19 testing kits so supplied and has not yet renewed its agreement with the Company. On November 15, 2021, Todos USA sent a demand letter (the “Demand Letter”) to the significant customer with which our contractual agreement to supply Covid-19 testing kits expired. The Demand Letter seeks (a) payment for testing kits that Todos USA supplied for which it was not paid, in the amount of $3,465,000, (b) the return of Todos USA’s equipment, title to which remains with Todos USA unless and until the significant customer meets a minimum purchase requirement, and (c) payment of damages as a result of the significant customer’s unlawful retention of Todos USA’s equipment, in an amount anticipated to be $2 million. The Company and Todos USA are negotiating a settlement with NOAH Laboratories, Inc., which the Company believes will result in most of the Company’s demands being met.

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On April 8, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with Kips Bay Select LP (the “Purchaser”) pursuant to which the Company agreed to issue a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $4,285,714.29 for proceeds of $3,000,000 (the “Transaction”). The closing occurred on April 12, 2021 (the “Closing Date”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into Ordinary Shares (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 16,000,000 Ordinary Shares (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. In the event that the Company effectuates a reverse split of its Ordinary shares for a ratio in excess of 20:1, the resulting adjusted Warrant Shares and Exercise Price are limited to a 20:1 ratio. The Company used the net proceeds from this Note to initiate the Phase 2 for Tollovir™ clinical trial in COVID-19 patients, complete the acquisition of Provista Diagnostics, Inc. and for general corporate purposes.

This registration statement registers for resale the Warrant Shares. Subsequent to the effective date of such registration statement, if the closing sale price of our Ordinary Shares averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10 day volume weighted average price of our Ordinary Shares continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

The Purchaser has the option to purchase an additional Note in the principal amount of $5,285,714.20 for proceeds of $3,700,000 and an additional Warrant to purchase 16,000,000 Ordinary Shares within 90 days of the effective date of the registration statement on Form S-1 described in the previous paragraph.

On April 8, 2021, the Company received a notice of allowance (‘Letter of Intent to Grant a Patent’) from the European Patent Office covering the use of the Company’s proprietary Total Biochemical Infrared Analysis (‘TBIA’) method that uses blood (plasma and/or peripheral blood mononuclear cells ‘PBMCs’) to distinguish between patients with benign tumors vs. malignant tumors vs. no tumors (healthy controls).

The patent application specifically covers methods for capturing consistent data from infrared spectroscopy readers, as well as the application of various artificial intelligence algorithm development methods to the data. The ability of TBIA to make a diagnosis of cancer has first been applied to the detection of breast and colon cancers, where Todos has received CE Marks in Europe paving the way for commercialization initially focused on TMB-2 (dense breast / inconclusive mammogram secondary screening) and TMB-1 (general breast cancer screening) cancer detection tests.

On April 19, 2021, the Company entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda.

Pursuant to the Agreement to Purchase, the Company acquired Provista from Ascenda and SIH for an aggregate purchase price of $7.5 million consisting of an initial cash payment of $1.25 million, the issuance of $1.5 million in Ordinary Shares priced at $0.0512 per share, the issuance to SIH of a $3.5 million convertible promissory note dated April 19, 2021 (the “Note”) and the payment on for before July 1, 2021 of $1.25 million in cash (the “July Payment”), which payment the Company had the right to, and did, extend to July 15, 2021. The Provista shares acquired by the Company remained in an escrow account until the July Payment was made.

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The Note has a maturity date of April 8, 2025, and is convertible beginning on October 20, 2021, into Ordinary Shares of the Company at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the Ordinary Shares prior to the date of conversion. In the event SIH delivers a Notice of Conversion to the Company at a per share price less than $0.05 ($0.05), the Company has the right to immediately notify SIH of its intention to pay the conversion amount in cash within three (3) business days of receipt of the Notice of Conversion (i.e., before SIH would take possession of shares converted under the Notice of Conversion). If, at any time between October 20, 2021 and April 20, 2022, the average of the lowest bid and closing sale price at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) is below ($0.05), the Company has the option to buy out all or any portion of the Note (the “Buyback Option”). In the event the Company exercises the Buyback Option for an amount equal to or greater than one million, one hundred seventy thousand dollars ($1,170,000) (the “Buyback Amount”), SIH may not submit any conversions below five cents ($0.05) for ninety (90) days from receipt of the Buyback Amount (“90 Day Period”).

In the event that the Company uplists its Ordinary Shares to a national securities exchange, the Note shall automatically be exchanged into Series B preferred stock with a conversion price equal to the lesser of (a) $0.05, (b) the opening price on the day of the uplisting provides there is no transaction associated with the uplisting or (c) the deal price of an uplisting transaction.

As of the date of this prospectus, SIH has not submitted a Conversion Notice.

On July 7, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with Kips Bay Select LP (the “Purchaser”) pursuant to which the Company agreed to issue a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $1,535,714 for proceeds of $1,075,000 (the “Transaction”). The closing occurred on July 7, 2021 (the “Closing Date”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into Ordinary Shares of the Company (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 3,440,000 Ordinary Shares (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. From the Closing Date until 180 days thereafter, the Company shall be restricted from issuing or entering into any agreement to issue any Ordinary Shares, except under certain circumstances, including an uplisting. This provision shall no longer be in effect if the closing sale price of the Ordinary shares exceeds $0.10. The Company intends to use the net proceeds for general corporate purposes.

This registration statement registers for resale the Warrant Shares. Subsequent to the effective date of such registration statement, if the closing sale price of the Ordinary Shares averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10-day volume weighted average price of the Ordinary Shares continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

On September 23, 2021, the Company completed the conditions precedent required to enter into a Securities Purchase Agreement (the “SPA”) with Mercer Street Global Opportunity Fund, LLC (the “Purchaser”) pursuant to which the Company issued a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $2,285,142.86 for proceeds of $2,000,000 (the “Transaction”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into Ordinary Shares of the Company (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 11,924,636 Ordinary Shares (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. The Company intends to use the net proceeds from this Note to initiate Phase 2/3 trials for Tollovir™ COVID-19 patients, initiate digital marketing for its dietary supplement Tollovid®, increase sales & marketing for Provista Diagnostics, and for general corporate purposes.

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Univest Securities, LLC acted as placement agent for the offering.

This registration statement registers for resale the Conversion Shares and the Warrant Shares. Subsequent to the effective date of the registration statement, if the closing sale price of the Ordinary shares averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10 day volume weighted average price of the Ordinary shares continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

On July 22, 2021, the US Food & Drug Administration (FDA) granted a new Certificate of Free Sale for Tollovid Daily™, the newest member of the Company’s Tollovid™ dietary supplement product line.

The Certificate of Free Sale is for a twice-daily dosing regimen and, critically, a 3CL protease inhibitor claim. Each 60-pill bottle of Tollovid Daily can help support and maintain healthy immune function for 30 days. The Company intends to establish a monthly subscription model as part of its marketing launch campaign for Tollovid Daily immune system support. Tollovid™ and Tollovid Daily are both 3CL protease inhibitor products developed under a joint venture with NLC Pharma.

On November 15, 2021, Todos USA sent a demand letter (the “Demand Letter”) to a significant customer with which our contractual agreement to supply Covid-19 testing kits expired. The Demand Letter seeks (a) payment for testing kits that Todos USA supplied for which it was not paid, in the amount of $3,465,000, (b) the return of Todos USA’s equipment, title to which remains with Todos USA unless and until the significant customer meets a minimum purchase requirement, and (c) payment of damages as a result of the significant customer’s unlawful retention of Todos USA’s equipment, in an amount anticipated to be $2 million. Todos USA has yet to receive a response to the Demand Letter.

On November 18, 2021, Todos entered into a license agreement (the “License Agreement”) with T-Cell Protect Hellas S.A. (“T-Cell Protect”) pursuant to which the Company will license the European manufacturing and distribution rights to a product based on the Company’s Tollovid® and Tollovid Daily™ 3CL protease inhibitor and immune support dietary supplements to T-Cell Protect (the “Product”). The License Agreement became effective on November 22, 2021 when the Company received a purchase order for 50,000 bottles of Tollovid Daily, per the terms of the License Agreement. The Product is expected to be marketed under the T-Cell Protect brand in Europe. In addition, the Company will grant to T-Cell Protect an exclusive license to manufacture, sell and distribute the Product in Greece. The License Agreement provides for royalty in the low double digits to the Company and a minimum of 500,000 bottles in sales over the 18 months after the date of the License Agreement. In the event T-Cell Protect establishes its own manufacturing of the Product in the European market, the 500,000 bottle minimum referred to in the previous sentence will become a minimum sales requirement. In the License Agreement, T-Cell Protect acknowledged that the Company intends to assign the License Agreement to a subsidiary being formed by the Company to focus on the development of 3CL protease biology called 3CL Sciences, Inc. (“3CL Sciences”).

On November 22, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with T-Cell pursuant to which the Company issued a promissory convertible note (the “Note”) to T-Cell Protect in the principal amount of €1,000,000 (the “Transaction”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 10% per annum. The Note is convertible into ordinary shares (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). At any time prior to the Company uplisting its ordinary shares to a national securities exchange, T-Cell Protect may exchange the Note into either (a) a direct equity investment in 3CL Sciences at the same terms as a financing round of at least $5,000,000 (the “Sub”) or (b) into a note in the Sub, bearing 10% interest that converts into direct equity in the Sub at the same terms as a financing round of at least $5,000,000. The proceeds from this Transaction are intended to be used for the clinical development of Tollovir, the Company’s therapeutic candidate for hospitalized COVID-19 patients.

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On November 24, 2021, the Company entered into a binding letter of intent (the “LOI”) with NLC Pharma Ltd. (“NLC”) pursuant to which 3CL Sciences will purchase all therapeutic, diagnostic, dietary supplement and pharmaceutical assets from NLC that relate to 3CL protease biology in exchange for a 40% equity interest in 3CL Sciences that NLC will own, single digit royalties and Company ordinary shares. Promptly following execution of the LOI, the Company will deliver $325,000 to pay outstanding invoices related to the interim analysis of the ongoing clinical trial of Tollovir. The Company shall be responsible for providing or assisting in the raising of a total of $10 million into 3CL Sciences over a period of 7 months from execution of the LOI. The Company and NLC agree to identify a seasoned biopharmaceutical CEO to run 3CL Sciences going forward. The board of directors of 3CL Sciences will be made up of five (5) individuals: two (2) appointed by the Company, two (2) appointed by NLC and one (1) to be mutually agreed upon by the Company and NLC. In addition, NLC will be granted one (1) seat on the Company’s Board of Directors.

The Company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale the Conversion Shares (the “Registration Statement).

Summary of Risk Factors

Our business is subject to significant risks and uncertainties that make an investment in us speculative and risky. Below we summarize what we believe are the principal risk factors, but these risks are not the only ones we face, and you should carefully review and consider the full discussion of our risk factors in the section titled “Risk Factors”, together with the other information in this prospectus. If any of the following risks actually occurs (or if any of those listed elsewhere in this prospectus occur), our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business.

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We have a history of losses, may incur future losses and may not achieve profitability.

We have a need for substantial additional financing and will have to significantly delay, curtail or cease operations if we are unable to secure such financing.

The report of our former independent registered public accounting firm expresses substantial doubt about our ability to continue as a going concern.

There can be no assurance of market acceptance for our COVID-19 antibody test.

We rely on a third party to manufacture the COVID-19 antibody tests for us, and if such third party refuses or is unable to supply us with the COVID-19 test kits, our business will be materially harmed.

We may not succeed in completing the development of our cancer detection products, commercializing our products or generating significant revenues.

We are currently in the process of improving our technology and adapting to the high throughput methodology.

We will require additional funding in order to commercialize our cancer detection kits and to develop and commercialize any future products.

We may not successfully maintain our existing license agreement with BGU and Soroka, and we are currently not in compliance with the repayment terms of the license agreement, which could adversely affect our ability to develop and commercialize our product candidates.

If we are unable to protect our intellectual property rights, our competitive position could be harmed.

Because the medical device industry is litigious, we are susceptible to intellectual property suits that could cause us to incur substantial costs or pay substantial damages or prohibit us from selling our cancer detection kits.

If we or our future distributors do not obtain and maintain the necessary regulatory clearances or approvals in a specific country or region, we will not be able to market and sell our cancer detection kits or future products in that country or region.

If we are unable to successfully complete clinical trials with respect to our cancer detection kits, we may be unable to receive regulatory approvals or clearances for our cancer detection kits and/or our ability to achieve market acceptance of our cancer detection kits will be harmed.

Conditions in Israel could materially and adversely affect our business

Your rights and responsibilities as a shareholder will be governed by Israeli law which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

It may be difficult to enforce a judgment of a U.S. court against us, or against our officers and directors in Israel, or to assert U.S. securities laws claims in Israel or to serve process on our officers and directors in Israel.

The sale or issuance of our Ordinary Shares to Lincoln Park Capital may cause dilution and the sale of the Ordinary Shares acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our Ordinary Shares to fall.

We may not have access to the full amount available under the Purchase Agreement with Lincoln Park.

An active trading market for our Ordinary Shares may not develop and our shareholders may not be able to resell their Ordinary Shares.

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You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur.

Any forward-looking statements made in this prospectus speak only as of the date of the particular statement. Factors or events that could cause the Company’s actual results to differ from the statements contained herein or therein may emerge from time to time, and it is not possible for the Company to predict all of them. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Corporate Information

We were incorporated in the State of Israel in April 2010, and are subject to the Israel Companies Law, 5760-1999 (the “Companies Law”). Since March 7, 2017, our Ordinary Shares have been quoted on the OTCQB under the symbol TOMDF.

In January 2016, we incorporated our wholly owned subsidiary, Todos (Singapore) Pte. Ltd. In March 2016, Todos (Singapore) Pte. Ltd. changed its name to Todos Medical Singapore Pte. Ltd., or Todos Singapore. Todos Singapore has not yet commenced its business operations.

In January 2020, we incorporated Todos Medical USA, a Nevada corporation (“Todos US”), for the purpose of conducting business as a medical importer and distributor focused on the distribution the Company’s testing products and services to customers in North America and Latin America. In addition, in March 2020, Todos US formed a subsidiary, Corona Diagnostics, LLC, in the State of Nevada, for the purpose of marketing COVID-19 related products in the United States. In July 2020, we completed the acquisition of Breakthrough Diagnostics, Inc, which is now a wholly owned subsidiary of Todos. In July 2021, we completed the acquisition of Provista Diagnostics, Inc., which is now a wholly owned subsidiary of Todos.

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The current corporate organizational structure of the Company and how we have operated substantially for the past year appears below.

Our principal executive office is located at 121 Derech Menachem Begin, 30th Floor, Tel Aviv, 6701203 Israel, and our telephone number in Israel is +972-52-642-0126. Our web address is www.todosmedical.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only. Puglisi & Associates is our agent in the United States, and its address is 850 Library Avenue, Suite 204 Newark, Delaware 19711.

All per share amounts and calculations in this prospectus and the accompanying financial statements do not reflect the effects of the Reverse Split discussed elsewhere in this prospectus.

Shares offered for sale in this prospectus

The shares offered in this prospectus relate to the resale by selling shareholders of an aggregate of (i) 123,086,088 ordinary shares issuable upon the conversion of eight convertible notes (the “2021 Convertible Notes”) which were issued in private placements to six institutional investors, (ii) 78,332,201 ordinary shares, (the “Purchaser Warrant Shares”), issuable upon exercise of outstanding warrants (the “2021 Warrants”), and (iii) 59,648,748 ordinary shares (the “Prior Warrant Shares”) issuable upon the exercise of outstanding warrants (the “2020 Warrants”). We sold the 2021 Convertible Notes and the 2021 Warrants pursuant to nine securities purchase agreements between us and the respective investors party thereto, dated July 6, 2021, July 7, 2021, August 9, 2021, September 15, 2021, October 18, 2021, November 2, 2021, November 24, 2021, December 14, 2021, and December 21, 2021, respectively (the “2021 Purchase Agreements”). The 2020 Warrants were initially issued by us in a series of private placements to fifteen purchasers between November 1, 2019 and July 8, 2020.

The 2021 Convertible Notes include:

●

nine convertible notes issued to seven different investors in the original principal amounts ranging from $142,857 to $2,857,143 respectively, which may be converted to purchase up to 123,086,088 ordinary shares at a conversion price of $0.0599 per share, which were issued to certain of the Selling Shareholders pursuant to the 2021 Purchase Agreements. The conversion price for the Convertible Notes is subject to adjustment downwards under certain circumstances. All share numbers in this prospectus assume that such conversion price will not be adjusted. The maximum adjustment of the conversion price under the Convertible Notes is 20%. One convertible note did not include warrants.

The 2021 Warrants include:

●

fourteen warrants issued to eight different investors to purchase between 266,667 and 16,956,929 ordinary shares respectively, at an exercise price of $0.10741, which were issued to certain of the Selling Shareholders pursuant to the 2021 Purchase Agreements.

The 2020 Warrants include:

●

twenty-one warrants issued to fifteen different investors to purchase up to an aggregate of 59,648,748 ordinary shares (ranging from 446,428 to 8,000,000 ordinary shares) at exercise prices ranging from $0.04 to $0.10 per ordinary share, which were issued to certain of the Selling Shareholders in a series of private placements between November 2019 and July 2020.

All of the 2021 Convertible Notes, 2021 Warrants and 2020 Warrants were issued pursuant to the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder. We are filing the registration statement on Form S-1, of which this prospectus is a part, to enable the holders of the 2021 Convertible Notes to resell the underlying ordinary shares upon converting the convertible notes to ordinary shares, and the holders of the 2021 Warrants and the 2020 Warrants to resell the underlying ordinary shares after exercising the warrants for cash.

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The Offering

Securities offered by the selling shareholders

123,086,088 ordinary shares issuable upon the conversion of the 2021 Convertible Notes, 78,332,201 ordinary shares issuable upon exercise of the outstanding 2021 Warrants, and 59,648,748 ordinary shares issuable upon exercise of the outstanding 2020 Warrants.

Ordinary shares outstanding before this offering	977,144,432 ordinary shares, based on the number of shares outstanding as of January 13, 2022

Ordinary shares to be outstanding after this offering

1,505,466,119 ordinary shares (assuming (a) the conversion of all of the Convertible Notes, (b) the exercise of all the outstanding 2021 Warrants, (c) the exercise of all of the outstanding 2020 Warrants, and the resale of all underlying ordinary shares by the selling shareholders in offerings under this prospectus, (d) the conversion by Yozma Global Genomic Fund 1 of $9,571,429 in principal amount of convertible notes into 166,181,732 ordinary shares, and (e) the conversion by Kips Bay Select LP of an additional $5,821,428 in principal amount of convertible notes into 101,072,918 ordinary shares). The conversion price for the Convertible Notes is subject to adjustment downwards under certain circumstances. All share numbers in this prospectus assume that such conversion price will not be adjusted. The maximum adjustment of the conversion price under the Convertible Notes is 20%.

Use of proceeds	We will not receive any proceeds from the sale of ordinary shares issuable upon conversion of the 2021 Convertible Notes by the selling shareholders. We will, however, receive the proceeds of any Warrants exercised for cash in the future. Such net proceeds will be up to approximately $13,506,515, based on the 2020 Warrants’ and the 2021 Warrants’ respective exercise prices. See “Use of Proceeds” in this prospectus.

Dividend policy	We have never declared or paid any cash dividends on our ordinary shares. We do not anticipate paying any cash dividends in the foreseeable future.

Risk factors	You should carefully consider the risk factors described in the section of this prospectus entitled “Risk Factors,” together with all of the other information included in this prospectus, before deciding to purchase our ordinary shares.

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in us. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations.

Risks Related to Our Business

We have a history of losses, may incur future losses and may not achieve profitability.

Until March 2020, we were solely a clinical-stage medical diagnostics company with a limited operating history. We have incurred net losses in each fiscal year since we commenced operations in 2010. We incurred net losses of $11,904,000 and $11,814,515 in the fiscal years ended December 31, 2020, and 2019, respectively, and we may incur a net loss in 2021. As of September 30, 2021, our accumulated deficit was $71,827,000. Our losses could continue for the foreseeable future, as we continue our investment in research and development and clinical trials to complete the development of our technology and to attain regulatory approvals, begin the commercialization efforts for our cancer detection kits, increase our marketing and selling expenses, and incur additional costs as a result of being a publicly reporting company in the United States. The extent of our future operating losses and the timing of becoming profitable are highly uncertain, and we may never achieve or sustain profitability.

We have a need for substantial additional financing and will have to significantly delay, curtail or cease operations if we are unable to secure such financing.

The Company requires substantial additional financing to fund its operations. As of September 30, 2021, we had cash and cash equivalents of $166,000. We will need to raise additional funds prior to commercializing our cancer detection products. Additional financing may not be available to us on a timely basis on terms acceptable to us, or at all. In addition, any additional financing may be dilutive to our shareholders or may require us to grant a lender a security interest in our assets.

The report of our independent registered public accounting firm expresses substantial doubt about our ability to continue as a going concern.

Our former independent registered public accounting firm indicated in its report on our financial statements for the year ended December 31, 2020, included elsewhere in this prospectus, that conditions exist that raise substantial doubt about our ability to continue as a going concern. A going concern paragraph included in our independent registered public accounting firm’s report on our financial statements, could color investor perceptions and impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. Our ability to continue as a going concern will depend upon many factors beyond our control including the availability and terms of future funding and the demand for COVID-19 tests. If we are unable to achieve our goals and raise the necessary funds to finance our operations, our business would be jeopardized, and we may not be able to continue. If we ceased operations, it is likely that all of our investors would lose their investment.

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Risks Related to our COVID-19 Antibody Test

In connection with the marketing and sale of our COVID-19 antibody test, we are relying on FDA policies and guidance provisions that have recently changed and may continue to change. If we misinterpret this guidance or the guidance changes unexpectedly and/or materially, potential sales of our COVID-19 antibody test could be impacted.

The FDA issued non-binding guidance for manufacturers relating to the pathway to enable FDA notification following confirmed validation for devices related to testing for COVID-19 under the Policy for Coronavirus Disease-2019 Tests During the Public Health Emergency. Following the issuance of the guidance published on March 16, 2020, revised guidance specific to COVID-19 ‘antibody tests’ was issued. Newer guidance was published on May 4, 2020 further describing the requirements for serology tests to continue to be marketed under an Emergency Use Authorization. If our interpretation of the newly revised guidance is incorrect or specifics around the guidance change, sales of our COVID-19 antibody test could be materially impacted.

There can be no assurance of market acceptance for our COVID-19 antibody test.

The commercial success of our COVID-19 antibody test will depend upon its acceptance as medically useful and cost-effective by physicians and other members of the medical community, patients and third-party payers. Broad market acceptance can be achieved only with substantial education about the benefits and limitations of such tests, as well as resolution of concerns about their appropriate use. Our reputation and the public image of our COVID-19 antibody test kits may be impaired if they fail to perform as expected or are perceived as difficult to use. Despite quality control testing, defects or errors could occur with the tests. Thus, there can be no assurance our COVID-19 antibody test will gain market acceptance on a timely basis, if at all, and purchasers of such tests could choose to purchase competitors’ tests instead. Failure to achieve market acceptance and/or the impact of strong competition will have a material adverse effect on our business, financial condition and results of operations.

We rely on a third party to manufacture the COVID-19 antibody tests for us, and if such third party refuses or is unable to supply us with the COVID-19 test kits, our business will be materially harmed.

We rely on a third party to manufacture the COVID-19 antibody tests. If any issues arise with respect to the manufacturer’s ability to manufacture and deliver to us the COVID-19 tests, our business could be materially harmed. In addition, the manufacturer may be unable to provide us with an adequate supply of COVID-19 antibody tests for various reasons, including, among others, if it becomes insolvent, if a United States regulatory authority or other governments block the import or sale of the COVID-19 tests or if it fails to maintain its rights to manufacture the COVID-19 test. If we are unable to keep up with demand for the COVID-19 antibody test kits, our revenue growth could be impaired, market acceptance for the test could be adversely affected, and our customers might instead purchase our competitors’ diagnostic tests.

We have relied and expect to continue to rely on third parties to conduct studies of the COVID-19 diagnostic tests that will be required by the FDA or other regulatory authorities, and those third parties may not perform satisfactorily.

Although we are selling our COVID-19 antibody test kits by virtue of recent FDA guidance allowing for reduced product clinical and analytical studies, we have relied on third parties, such as independent testing laboratories and hospitals, to conduct such studies. Our reliance on these third parties will reduce our control over these activities. These third-party contractors may not complete activities on schedule or conduct studies in accordance with regulatory requirements or our study design. We cannot control whether they devote sufficient time, skill and resources to our studies. Our reliance on third parties that we do not control will not relieve us of any applicable requirement to prepare, and ensure compliance with, various procedures required under good clinical practices. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our studies may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for additional diagnostic tests.

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We may not succeed in completing the development of our cancer detection products, commercializing our products or generating significant revenues.

From the commencement of our operations until March 2020, we have focused on the research and development and limited clinical trials of our cancer detection kits. Our ability to generate revenues and achieve profitability in the long run depends on our ability to successfully complete the development of our products, obtain market approval and generate significant revenues. The future success of our business cannot be determined at this time, and we do not anticipate generating revenues from cancer detection product sales for the foreseeable future. At the same time, we recognize that the recent development of several vaccines for COVID-19 may make our COVID-19 tests less valuable. In addition, we face a number of challenges with respect to our future commercialization efforts of our products that do not relate to COVID-19, including, among others, that:

●	we may not have adequate financial or other resources to complete the development of our products;

●	we may not be able to manufacture our products in commercial quantities, at an adequate quality or at an acceptable cost;

●	we may not be able to meet the timing schedule for (a) completing successful clinical trials in the U.S.; and (b) receiving U.S. Food and Drug Administration, or FDA, approval within our goal of approximately two to four years;

●	we may not be able to maintain our CE mark due to the regulatory changes;

●	we may never receive FDA approval, for our intended development plan;

●	we may not be able to establish adequate sales, marketing and distribution channels;

●	healthcare professionals and patients may not accept our cancer detection kits;

●	technological breakthroughs in cancer detection, treatment and prevention may reduce the demand for our products;

●	changes in the market for cancer detection, new alliances between existing market participants and the entrance of new market participants may interfere with our market penetration efforts;

●	third-party payors may not agree to reimburse patients for any or all of the purchase price of our products, which may adversely affect patients’ willingness to purchase our cancer detection kits;

●	uncertainty as to market demand may result in inefficient pricing of our cancer detection kits;

●	we may face third-party claims of intellectual property infringement;

●	we may fail to obtain or maintain regulatory approvals for our cancer detection kits in our target markets or may face adverse regulatory or legal actions relating to our cancer detection kits even if regulatory approval is obtained; and

●	we are dependent upon the results of ongoing clinical studies relating to our cancer detection kits and the products of our competitors. We may fail in obtaining positive results.

If we are unable to meet any one or more of these challenges successfully, our ability to effectively commercialize our cancer detection kits could be limited, which in turn could have a material adverse effect on our business, financial condition and results of operations.

We are currently in the process of improving our technology and adapting to the high throughput methodology.

We believe our existing protocols and measurement instruments are sufficient to support the initial commercial launch in Israel and Europe. However, we plan to change our protocol and measurement instrument as well as our sample handling in order to adapt it to new high throughput methodology once we have successfully commercialized and have begun research activities on this second-generation protocols and measurement instruments. The changes we plan to implement in the second-generation protocol and measurement instrument are significant. The new protocol aims to be more robust, reproducible, fast and easy to handle, however, this transformation from the older manual protocol to the new protocol incurs several risks. To our management’s knowledge, the new protocol will not impact the previously obtained European Conformity, or CE, mark of approval of the TBIA test. The results may not be as promising as the former version and although some procedures may be more reproducible, these procedures will unfortunately damage some molecules, which were part of the diagnostic features in the previous protocol.

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The previous tests we performed were preliminary or limited un-blinded studies.

We consider the tests conducted by us, as of the current date, under our method, to be preliminary or limited, as they include a relatively small number of test subjects. Thus, there is a risk in having less sufficient sensitivity and/or specificity in the trials we plan on conducting with larger populations, in comparison to the preliminary data we have gathered thus far. Increasing the population can increase the variance in the medical condition of the control patients as well as the cancer patients, thus affecting our test performances with regard to cancer detection.

If healthcare professionals do not recommend our product to their patients, our cancer detection kits may not achieve market acceptance and we may not become profitable.

Cancer detection candidates are generally referred to a specified device by their healthcare professional and detection technologies are purchased by prescription. If healthcare professionals, including physicians, do not recommend or prescribe our product to their patients, our cancer detection kits may not achieve market acceptance and we may not become profitable. In addition, physicians have historically been slow to change their medical diagnostic and treatment practices because of perceived liability risks arising from the use of new products. Delayed adoption of our cancer detection kits by healthcare professionals could lead to a delayed adoption by patients and third-party payors. Healthcare professionals may not recommend or prescribe our cancer detection kits until certain conditions have been satisfied, including, among others:

●	sufficient long-term clinical evidence to convince them to supplement their existing detection methods and device recommendations;

●	recommendations from other prominent physicians, educators and/or associations that our cancer detection kits are safe and effective;

●	obtainment of favorable data from clinical studies for our cancer detection kits; and

●	availability of reimbursement or insurance coverage from third-party payors.

We cannot predict when, if ever, healthcare professionals and patients may adopt the use of our cancer detection kits. Even if favorable data is obtained from clinical studies for our cancer detection kits, there can be no assurance that physicians would endorse it or that future clinical studies will continue to produce favorable data regarding our cancer detection kits. In addition, prolonged market exposure may also be a pre-requisite to reimbursement or insurance coverage from third-party payors. If our cancer detection kits do not achieve an adequate level of acceptance by patients, healthcare professionals and third-party payors, we may not generate significant product revenues and we may not become profitable.

Our reliance on limited source suppliers could harm our ability to meet demand for our product in a timely manner or within budget.

We currently depend on a limited number of source suppliers for some of the components necessary for the production of our product. Our current suppliers have been able to supply the required quantities of such components to date. However, if the supply of these components is disrupted or terminated or if our current suppliers are unable to supply required quantities of components, we may not be able to find alternative sources for these key components in a timely manner. Although we are planning to maintain strategic inventory of key components, the inventory may not be sufficient to satisfy the demand for our products if such supply is interrupted or otherwise affected by catastrophic events such as a fire at our storage facility. As a result, we may be unable to meet the demand for our testing kits, which could harm our ability to generate revenues, lead to customer dissatisfaction and damage our reputation. If we are required to change the manufacturer of any of these key components, there may be a significant delay in locating a suitable alternative manufacturer. The delays associated with the identification of a new manufacturer could delay our ability to manufacture our testing kits in a timely manner or within budget. Furthermore, in the event that the manufacturer of a key component of our testing kits ceases operations or otherwise ceases to do business with us, we may not have access to the information necessary to enable another supplier to manufacture the component. The occurrence of any of these events could harm our ability to meet demand for our testing kits in a timely manner or within budget.

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We have sent a demand letter to a significant customer, which has not yet paid for some of the Covid-19 testing kits that we supplied to it.

During the first quarter of 2021, the Company’s contractual agreement to supply Covid-19 testing kits to NOAH Laboratories, Inc., a significant customer, expired. At the customer’s request, the Company continued to supply Covid-19 testing kits until such time as the customer requested that the Company stop doing so. The customer has not yet paid for some of the Covid-19 testing kits so supplied, and has not renewed its agreement with the Company. On November 15, 2021, Todos USA sent a demand letter (the “Demand Letter”) to a significant customer with which our contractual agreement to supply Covid-19 testing kits expired. The Demand Letter seeks (a) payment for testing kits that Todos USA supplied for which it was not paid, in the amount of $3,465,000, (b) the return of Todos USA’s equipment, title to which remains with Todos USA unless and until the significant customer meets a minimum purchase requirement, and (c) payment of damages as a result of the significant customer’s unlawful retention of Todos USA’s equipment, in an amount anticipated to be $2 million. The Company and Todos USA are negotiating a settlement with NOAH Laboratories, Inc., which the Company believes will result in most of the Company’s demands being met. The Company believes that ultimately the customer will pay for the Covid-19 testing kits so supplied. Should the customer not make payment in full of all amounts owed to the Company, it could have a material adverse effect on the Company’s revenues from the sale of Covid-19 testing kits.

The use of any of our products could result in product liability or similar claims that could have an adverse effect on our business, financial condition, results of operations and our reputation.

Our business exposes us to an inherent risk of potential product liability or similar claims related to the manufacturing, marketing and sale of medical devices. The medical device industry has historically been litigious, and we face financial exposure to product liability or similar claims if the use of our kits were to cause or contribute to injury or death, including, without limitation, harm to the body caused by the procedure or inaccurate diagnoses from the procedure that could affect treatment options. There is also the possibility that defects in the design or manufacture of any of these products might necessitate a product recall. Although we plan to maintain product liability insurance, the coverage limits of these policies may not be adequate to cover future claims. In the future, we may be unable to maintain product liability insurance on acceptable terms or at reasonable costs and such insurance may not provide us with adequate coverage against potential liabilities. A product liability claim, regardless of merit or ultimate outcome, or any product recall could result in substantial costs to us, damage to our reputation, customer dissatisfaction and frustration, and a substantial diversion of management attention. A successful claim brought against us in excess of, or outside of, our insurance coverage could have a material adverse effect on our business, financial condition, results of operations and our reputation.

We will require additional funding in order to commercialize our cancer detection kits and to develop and commercialize any future products.

Assuming we are successful in raising additional capital, we will continue our efforts to commercialize our cancer detection kits.

In order to market and sell our products in Israel, we require the approval of the Ministry of Health. To the best of our knowledge, approval of our products by the Ministry of Health requires us to comply with CE mark approval and International Organization for Standardization (ISO) 13485 (both of which we have already obtained). We were previously approved to sell our products in Israel, and we have restarted the regulatory approval process in Israel and expect the regulatory approval process in Israel to take until the end of the second quarter of 2022, although there may be delays due to the backlog from the Coronavirus pandemic.

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Furthermore, if adequate additional financing on acceptable terms is not available, we may not be able to develop our cancer detection kits at the rate or to the stage we desire, and we may have to delay or abandon the commercialization of our cancer detection kits. Alternatively, we may be required to prematurely license to third parties the rights to further develop or to commercialize our cancer detection kits on terms that are not favorable to us. Any of these factors could materially adversely affect our business, financial condition and results of operations.

We are entering a potentially highly competitive market.

Early detection is vital to the treatment of cancer, which is also the focus area of our products. The diagnostic, pharmaceutical and biopharmaceutical industries are characterized by intense competition and rapid, significant technological changes. Many companies, research institutions and universities are conducting research and development in a number of areas similar to those that we focus on that could lead to the development of new products which could possibly compete with our own. Most of the companies against which we will compete have substantially greater financial, technical, manufacturing, marketing, distribution and other resources. A number of these companies may have or may develop technologies for developing products for detecting various cancers that could prove to be the same or even superior to ours. We expect technological developments in the diagnostic, pharmaceutical, biopharmaceutical and related fields to occur at a rapid rate, and we believe competition will intensify as advances in these fields are made.

Our future success depends in part on our ability to retain our executive officers and to attract, retain and motivate other qualified personnel.

We are highly dependent on the principal members of our management, research and development team and scientific staff. In order to implement our business strategy, we will need to attract and retain key personnel with expertise in the areas of research and development, clinical testing, government regulation, manufacturing, finance, marketing and sales. The inability to recruit and retain qualified personnel, or the loss of the services of our executive officers, without proper replacement, may impede the progress of our development and commercialization objectives.

There are future financial risks associated with funding our business operations with loans.

It is highly likely that we will find it necessary to borrow funds from banks or other financial institutions. In particular, despite the fact that we have repurchased a significant portion of our convertible debt, we may still need to borrow money in order to repurchase additional convertible debt that we have issued to finance our operations, the conversion of which may have a depressant effect on our stock price. No assurances can be given that, at the time we desire to borrow funds, banks or other financial institutions will be willing to loan funds to us or that, if willing, they will do so on terms acceptable to our management. If we cannot borrow sufficient funds for our operations, that might have a material adverse effect on our business, financial condition or operating results.

We may become involved in legal proceedings.

From time to time, we may become involved in various lawsuits and legal proceedings, including securities class action litigation. In the past, biotechnology and pharmaceutical companies have experienced significant share price volatility, particularly when associated with binary events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and result in a decline in the market price of our Ordinary Shares.

We may face tax exposure as a result of the Provista transaction.

On April 19, 2021, the Company entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda.

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Pursuant to the Agreement to Purchase, the Company acquired Provista from Ascenda and SIH for an aggregate purchase price of $7.5 million consisting of an initial cash payment of $1.25 million, the issuance of $1.5 million in Ordinary Shares of the Company priced at $0.0512 per share, the issuance of a $3.5 million convertible promissory note dated April 19, 2021 (the “Note”) and the payment on for before July 1, 2021 of $1.25 million in cash (the “July Payment”), which payment the Company had the right to, and did, extend to July 15, 2021. The Provista shares acquired by the Company remained in an escrow account until the July Payment was made. The Note has a maturity date of April 8, 2025, and is convertible beginning on October 20, 2021, into Ordinary Shares of the Company at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the Ordinary Shares prior to the date of conversion. In the event SIH delivers a Notice of Conversion to the Company at a per share price less than $0.05 ($0.05), the Company has the right to immediately notify SIH of its intention to pay the conversion amount in cash within three (3) business days of receipt of the Notice of Conversion (i.e., before SIH would take possession of shares converted under the Notice of Conversion). If, at any time between October 20, 2021 and April 20, 2022, the average of the lowest bid and closing sale price at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) is below ($0.05), the Company has the option to buy out all or any portion of the Note (the “Buyback Option”). In the event the Company exercises the Buyback Option for an amount equal to or greater than one million, one hundred seventy thousand dollars ($1,170,000) (the “Buyback Amount”), SIH may not submit any conversions below five cents ($0.05) for ninety (90) days from receipt of the Buyback Amount (“90 Day Period”).

In the event that the Company uplists its Ordinary Shares to a national securities exchange, the Note shall automatically be exchanged into Series B preferred stock with a conversion price equal to the lesser of (a) $0.05, (b) the opening price on the day of the uplisting provides there is no transaction associated with the uplisting or (c) the deal price of an uplisting transaction.

As of the date of this prospectus, SIH has not submitted a Conversion Notice.

To the extent that the value of the assets transferred to us in the transaction are not comparable to the value of our Ordinary Shares issued to SIH pursuant to the Option Agreement, we may face tax exposure in both Israel and the United States.

We may face tax liability as a result of the Amarantus transaction.

On February 27, 2019, we entered into a joint venture agreement with Amarantus Bioscience Holdings, Inc. (“Amarantus”) pursuant to which we issued Ordinary Shares representing 19.99% of the then-issued and outstanding Ordinary Shares of our Company to Amarantus, in exchange for Amarantus transferring to us 19.99% of Breakthrough, which was then a wholly-owned subsidiary of Amarantus, and for Amarantus assigning its amended and restated license agreement with the University of Leipzig for an exclusive license to develop and commercialize the LymPro Test®, an immune-based neurodiagnostic blood test for the detection of Alzheimer’s disease (the “License”). On April 14, 2019, we notified Amarantus of the Company’s decision to exercise its option to acquire the remaining 80.01% of Breakthrough held by Amarantus in exchange for the issuance to Amarantus of Ordinary Shares of the Company representing an additional thirty percent (30%) of the Company’s then-issued and outstanding share capital, such that the Company would own 100% of Breakthrough, and Amarantus would own 49.99% of the Company. At the annual meeting of shareholders of the Company held on April 29, 2019, the Company’s shareholders voted on a resolution approving the Company’s exercise of this option. On July 28, 2020, the Company entered into Amendment No. 1 to the Binding Joint Venture Agreement with Amarantus pursuant to which the parties agreed that the Company would issue 49.9% of its Ordinary Shares as of December 31, 2019 to Amarantus in exchange for the 80.01% equity interest it does not own of Breakthrough Diagnostics, Inc. In addition, Amarantus will receive a 10% royalty on LymPro intellectual property. On July 28, 2020, the Company exercised this option and issued an additional 67,599,796 Ordinary Shares to Amarantus. To the extent that the value of the assets transferred to us in the transaction is not comparable to the value of our Ordinary Shares issued to Amarantus in this transaction, we may face a tax exposure in both Israel and the United States.

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Our U.S. Holders may suffer adverse tax consequences if we were to be characterized as a passive foreign investment company, or PFIC.

Generally, if for any taxable year 75% or more of our gross income is passive income, or at least 50% of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. There can be no assurance that we will not be classified as a PFIC in any year. If we were to be characterized as a PFIC for U.S. federal income tax purposes in any taxable year during which a U.S. Holder, as defined in “Taxation— U.S. Tax Considerations”, owns Ordinary Shares, such U.S. Holder could face adverse U.S. federal income tax consequences, including having gains realized on the sale of our Ordinary Shares classified as ordinary income, rather than as capital gains, a loss of the preferential rate applicable to dividends received on our Ordinary Shares by individuals who are U.S. Holders and having interest charges apply to distributions by us and the proceeds of share sales. Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment (such as mark-to-market treatment) of our Ordinary Shares; however, we do not intend to provide the information necessary for U.S. Holders to make “qualified electing fund elections”, or QEF elections, if we are classified as a PFIC, and, accordingly, such elections would not be available to U.S. Holders. See “Taxation — U.S. Tax Considerations”.

Our business may be adversely affected by the ongoing Coronavirus pandemic.

The outbreak of the novel Coronavirus (COVID-19) has evolved into a global pandemic. The Coronavirus has spread to many regions of the world. The extent to which the Coronavirus impacts our business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning the Coronavirus and the actions to contain the Coronavirus or treat its impact, among others.

As a result of the continuing spread of the Coronavirus, certain aspects of our cancer testing business operations may be delayed. Specifically, as a result of shelter-in-place orders and other mandated local travel restrictions, among other things, the research and development activities of certain of our partners may be affected, resulting in delays to our clinical trials, and we can provide no assurance as to when such trials will resume at this time.

Furthermore, site initiation, participant recruitment and enrollment, participant dosing, distribution of clinical trial materials, study monitoring, and data analysis may be paused or delayed due to changes in hospital or university policies, federal, state or local or foreign regulations, prioritization of hospital resources toward pandemic efforts, or other reasons related to the pandemic. If the Coronavirus continues to spread, some participants and clinical investigators may not be able to comply with clinical trial protocols. For example, quarantines or other travel limitations (whether voluntary or required) may impede participant movement, affect sponsor access to study sites, or interrupt healthcare services, and we may be unable to conduct our clinical trials. Further, if the spread of the Coronavirus pandemic continues and our operations are adversely impacted, we risk a delay, default and/or non-performance under existing agreements which may increase our costs. These cost increases may not be fully recoverable or adequately covered by insurance.

Infections and deaths related to the pandemic may disrupt the United States’ or other countries’ healthcare and healthcare regulatory systems. Such disruptions could divert healthcare resources away from, or materially delay FDA or foreign regulatory agency review and/or approval with respect to, our clinical trials. It is unknown how long these disruptions could continue, were they to occur. Any elongation or de-prioritization of our clinical trials or delay in regulatory review resulting from such disruptions could materially affect the development and study of our product candidates.

We currently utilize third parties to, among other things, manufacture raw materials. If any third-party party in the supply chain for materials used in the production of our product candidates is adversely impacted by restrictions resulting from the Coronavirus outbreak, our supply chain may be disrupted, limiting our ability to manufacture our product candidates for our clinical trials and research and development operations.

On the other hand, we have produced revenue as a result of the Coronavirus pandemic through our testing products and our Tollovid nutritional supplement. If the Coronavirus pandemic were to end completely, these revenues will disappear. Notwithstanding the development of several vaccines against the Coronavirus, it appears that for now, at least, the Coronavirus pandemic is not ending in many countries, and we expect to continue to produce revenue from our Coronavirus testing and from Tollovid (as well as from Tollovir if it is commercialized) for at least the next 12 months.

The spread of the Coronavirus, which has caused a broad impact globally, including restrictions on travel and quarantine policies put into place by businesses and governments, may have a material economic effect on our business. While the potential economic impact brought by and the duration of the pandemic may be difficult to assess or predict, it has already caused, and is likely to result in further, significant disruption of global financial markets, which may reduce our ability to access capital either at all or on favorable terms. In addition, a recession, depression or other sustained adverse market event resulting from the spread of the Coronavirus could materially and adversely affect our business and the value of our Ordinary Shares.

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The ultimate impact of the current pandemic, or any other health epidemic, is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical trials, our research programs, healthcare systems or the global economy as a whole. However, these effects could have a material impact on our operations, and we will continue to monitor the situation closely.

Risks Related to Our Intellectual Property

We may not successfully maintain our existing license agreement with BGU and Soroka, and we are currently not in compliance with the repayment terms of the license agreement, which could adversely affect our ability to develop and commercialize our product candidates.

We rely on our existing License Agreement with BGU and Soroka with respect to the development of our core cancer technology, TBIA. Our failure to maintain our existing license could adversely affect our ability to develop and commercialize our product candidates and could adversely affect our business prospects, financial condition or ability to develop and commercialize our product candidates.

We may not be able to further establish or maintain such licensing and collaboration arrangements necessary to develop and commercialize our product candidates. Even if we are able to maintain or establish licensing or collaboration arrangements, these arrangements may not be on favorable terms and may contain provisions that will restrict our ability to develop, test and market our product candidates. Any failure to maintain or establish licensing or collaboration arrangements on favorable terms could adversely affect our business prospects, financial condition or ability to develop and commercialize our product candidates.

Our license agreement contains provisions that could give rise to disputes regarding the rights and obligations of the parties. These and other possible disagreements could lead to termination of the agreement or delays in collaborative research, development, supply, or commercialization of certain product candidates, or could require or result in litigation or arbitration. Moreover, disagreements could arise with our collaborators over rights to intellectual property or our rights to share in any of the future revenues of products developed by our collaborators. These kinds of disagreements could result in costly and time-consuming litigation. Any such conflicts with our collaborators could reduce our ability to obtain future collaboration agreements and could have a negative impact on our relationship with existing collaborators.

If we are unable to protect our intellectual property rights, our competitive position could be harmed.

Our success and ability to compete depends in large part upon our ability to protect our intellectual property. We face several risks and uncertainties in connection with our intellectual property rights, including, among others:

●	pending and future patent applications may not result in the issuance of patents or, if issued, may not be issued in a form that will be advantageous to us;

●	our issued patents may be challenged, invalidated or legally circumvented by third parties;

●	our patents may not be upheld as valid and enforceable or prevent the development of competitive products;

●	the eligibility of certain inventions related to diagnostic medicine, more specifically diagnostic methods and processes, for patent protection in the United States has been limited recently which may affect our ability to enforce our issued patents in the United States or may make it difficult to obtain broad patent protection going forward in the United States;

●	for a variety of reasons, we may decide not to file for patent protection on various improvements or additional features; and

●	intellectual property protection and/or enforcement may be unavailable or limited in some countries where laws or law enforcement practices may not protect our proprietary rights to the same extent as the laws of the United States, the European Union, or Israel.

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Consequently, our competitors could develop, manufacture and sell products that directly compete with our products, which could decrease our sales and diminish our ability to compete. In addition, competitors could attempt to develop their own competitive technologies that fall outside of our intellectual property rights. If our intellectual property does not adequately protect us from our competitors’ products and methods, our competitive position could be materially adversely affected.

Because the medical device industry is litigious, we are susceptible to intellectual property suits that could cause us to incur substantial costs or pay substantial damages or prohibit us from selling our cancer detection kits.

There is a substantial amount of litigation over patent and other intellectual property rights in the medical device industry. Whether or not a product infringes a patent involves complex legal and factual considerations, the determination of which is often uncertain. Our management is presently unaware of any other parties’ valid patents and proprietary rights which our evolving product designs would infringe. Searches typically performed to identify potentially infringed patents of third parties are often not conclusive and, because patent applications can take many years to issue, there may be applications now pending, which may later result in issued patents which our current or future products may infringe. In addition, our competitors or other parties may assert that our cancer detection kits, and the methods employed may be covered by patents held by them. If any of our products infringes a valid patent, we could be prevented from manufacturing or selling such product unless we are able to obtain a license or able to redesign the product in such a manner as to avoid infringement. A license may not always be available or may require us to pay substantial royalties. We also may not be successful in any attempt to redesign our product to avoid infringement. Infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate and could divert our management’s attention from operating our business.

The steps we have taken to protect our intellectual property may not be adequate, which could have a material adverse effect on our ability to compete in the market.

In addition to filing patent applications, we rely on confidentiality, non-compete, non-disclosure and assignment of inventions provisions, as appropriate, in our agreements with our employees, consultants, and service providers, to protect and otherwise seek to control access to, and distribution of, our proprietary information. These measures may not be adequate to protect our intellectual property from unauthorized disclosure, third-party infringement or misappropriation, for the following reasons:

●	the agreements may be breached, may not provide the scope of protection we believe they provide or may be determined to be unenforceable;

●	we may have inadequate remedies for any breach;

●	proprietary information could be disclosed to our competitors; or

●	others may independently develop substantially equivalent or superior proprietary information and techniques or otherwise gain access to our trade secrets or disclose such technologies.

Specifically, with respect to non-compete agreements, we may be unable to enforce these agreements, in whole or in part, and it may be difficult for us to restrict our competitors from gaining the expertise that our former employees gained while working for us. If our intellectual property is disclosed or misappropriated, it could harm our ability to protect our rights and could have a material adverse effect on our business, financial condition and results of operations.

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We may need to initiate lawsuits to protect or enforce our patents and other intellectual property rights, which could be expensive and, if we lose, could cause us to lose some of our intellectual property rights, which would harm our ability to compete in the market.

We rely on patents to protect a portion of our intellectual property and our competitive position. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in the medical device industry are generally uncertain. In order to protect or enforce our patent rights, we may initiate patent and related litigation against third parties, such as infringement suits or interference proceedings. Any lawsuits that we initiate could be expensive, take significant time and divert our management’s attention from other business concerns and the outcome of litigation to enforce our intellectual property rights in patents, copyrights, trade secrets or trademarks is highly unpredictable. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. In addition, we may provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, including attorney fees, if any, may not be commercially valuable. The occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Regulations

If we or our future distributors do not obtain and maintain the necessary regulatory clearances or approvals in a specific country or region, we will not be able to market and sell our cancer detection kits or future products in that country or region.

We intend to market our cancer detection kits in a number of international markets. To be able to market and sell our cancer detection kits in a specific country or region, we or our distributors must comply with the regulations of that country or region. While the regulations of some countries do not impose barriers to marketing and selling part or all of our products or only require notification, others require that we or our distributors obtain the approval of a specified regulatory authority. These regulations, including the requirements for approvals and the time required for regulatory review, vary from country to country. Obtaining regulatory approvals is expensive and time-consuming, and we cannot be certain that we or our distributors will receive regulatory approvals for our cancer detection kits or any future products in each country or region in which we plan to market such products. If we modify our cancer detection kits or any future products, we or our distributors may need to apply for new regulatory approvals or regulatory authorities may need to review the planned changes before we are permitted to sell them.

We obtained approval to use the European CE mark on December 9, 2013 with the receipt of a Certificate of Conformance from our regulatory authorized representative in Europe. The European regulatory demands regarding IVD have recently been revised and major changes need to be made in order to keep our CE Mark. These changes will need to be made by 2022. We may not meet the quality and safety standards required to maintain any authorizations we receive in the future or maintain the CE Certificate of Conformance that we have already received. If we or our distributors are unable to maintain our authorizations or CE Certificate of Conformance in a particular country or region, we will no longer be able to sell our cancer detection kits or any future products in that country or region, and our ability to generate revenues will be materially and adversely affected.

If we are unable to successfully complete clinical trials with respect to our cancer detection kits, we may be unable to receive regulatory approvals or clearances for our cancer detection kits and/or our ability to achieve market acceptance of our cancer detection kits will be harmed.

The development of cancer diagnostics typically includes pre-clinical studies. Certain other devices require the submission of data generated from clinical trials, which can be a long, expensive and uncertain process, subject to delays and failure at any stage. The data obtained from the studies and trials may be inadequate to support regulatory clearances or approvals, or to obtain third country approval equivalent to the European CE mark of approval, or to allow market acceptance of the products being studied. Our cancer detection kits are currently undergoing clinical development.

We conducted clinical studies in cooperation with leading hospitals in Israel. A study with Soroka (along with BGU) formed the basis of our methodology. We then conducted studies, with both Rabin Medical Center, or Rabin, and Kaplan Medical Center, or Kaplan, which focused on breast and colorectal cancers.

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As for the FDA, our products’ intended use or other specifications that are under development today may not be accepted by the FDA. Under such circumstances, we may be required to change the intended use or specifications of our products, and be required to perform additional trials and provide new supportive material to the FDA.

We are an IVD company, developing proprietary technology which will analyze a blood sample to detect the presence of various cancers. Since we are not developing a drug, we believe that we will not need to submit an investigational new drug application to the FDA prior to conducting clinical trials in the U.S. We believe that we will only need institutional review board, or IRB, approval prior to conducting clinical trials in the U.S.

We expect that obtaining FDA approval for the marketing and selling of our products in the U.S. will take anywhere between two to four years and will cost us approximately $10 million to $15 million. As we do not have this amount of money, we would need to raise additional funds to perform clinical trials in the U.S. in order to receive FDA approval. If we are unable to raise such funds, we will not be able proceed with our efforts to obtain FDA approval. Inability to obtain FDA approval would significantly harm our viability as a company.

We estimate that we will need a “small pilot” clinical trial (less than 100 patients) to enable us to approach the FDA with the results and begin a dialogue with the FDA to seek the FDA’s recommendation (not their approval) as to trial size and the protocols for future U.S. clinical trials. We plan to submit a formal application to the FDA for approval of the TBIA method after we have completed our clinical trials in the U.S.

Upon the closing of the Provista transaction, we acquired a Clinical Laboratory Improvement Amendments laboratory, or CLIA laboratory, and retain our product as a Laboratory Developed Test, or LDT, which are assays developed in the laboratory for internal use, in parallel to the FDA evaluation.

Further, any regulatory authority whose approval we will require in order to market and sell our products in any territory may require us to submit data on a greater number of patients than we originally anticipated and/or for a longer follow-up period, or may change the data collection requirements or data analysis applicable to our clinical trials.

The commencement or completion of any of our clinical studies or trials may be delayed or halted, or be inadequate to support regulatory clearance, approval or product acceptance, or to obtain local regulatory approvals in any country that we wish to sell our products, for numerous reasons, including, among others:

●	patients do not enroll in the clinical trial at the rate we expect;

●	patients do not comply with trial protocols;

●	patient follow-up is not at the rate we expect;

●	patients experience adverse side effects;

●	patients die during a clinical trial, even though their death may be unrelated to our product;

●	regulatory authorities do not approve a clinical trial protocol or a clinical trial, or place a clinical trial on hold;

●	IRBs, Ethics Committees and third-party clinical investigators may delay or reject our trial protocol and Informed Consent Form;

●	third-party clinical investigators decline to participate in a study or trial or do not perform a study or trial on our anticipated schedule or consistent with the investigator agreements, study or trial protocol, good clinical practices or FDA, IRBs, Ethics Committees, or other applicable requirements;

●	third-party organizations such as the Contract Research Organization, do not perform data collection, monitoring and analysis in a timely or accurate manner or consistent with the study or trial protocol or investigational or statistical plans;

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●	regulatory inspections of our studies, trials or manufacturing facilities may require us to, among other things, undertake corrective action or suspend or terminate our studies or clinical trials;

●	changes in governmental regulations or administrative actions;

●	the interim or final results of the study or clinical trial are inconclusive or unfavorable as to safety or efficacy; and

●	a regulatory agency or our notified body concludes that our trial design is or was inadequate to demonstrate different parameters of the assay.

The results of pre-clinical and clinical studies do not necessarily predict future clinical trial results, and predecessor clinical trial results may not be repeated in subsequent clinical trials. Additionally, any regulatory authority whose approval we will require in order to market and sell our products in any territory may disagree with our interpretation of the data from our pre-clinical studies and clinical trials, or may find the clinical trial design, conduct or results inadequate to demonstrate safety or efficacy, and may require us to pursue additional pre-clinical studies or clinical trials, which could further delay the clearance or approval of the sale of our products. The data we collect from our non-clinical testing, our pre-clinical studies and other clinical trials may not be sufficient to support regulatory approval.

If the third parties on which we rely to conduct our clinical trials and clinical development do not perform as contractually required or expected, we may not be able to obtain regulatory clearance or approval for, or commercialize, our cancer detection kits or future products.

We do not have the ability to independently conduct our clinical trials for our cancer detection kits and we must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct such trials. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory clearance for, or successfully commercialize, our cancer detection kits or future products on a timely basis, if at all, and our business, operating results and prospects may be adversely affected. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control.

The results of our clinical trials may not support our product claims or may result in the discovery of adverse side effects.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product claims or that any regulatory authority whose approval we will require in order to market and sell our products in any territory will agree with our conclusions regarding them. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that clinical trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our cancer detection kits, or any future products, are safe and effective for the proposed indicated uses, which could cause us to abandon a product and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize our cancer detection kits, or any future products, and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

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Our cancer detection kits may in the future be subject to product recalls that could harm our reputation, business and financial results.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious injury or death. In addition, foreign governmental bodies have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Once marketed, recalls of any of our products, including our cancer detection kits, would divert managerial and financial resources and have an adverse effect on our business, financial condition and results of operations. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. We may initiate voluntary recalls involving our products in the future that we determine do not require us to notify the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action against us based on our failure to report the recalls when they were conducted.

If we are unable to achieve reimbursement and coverage from third-party payors for laboratory tests using our cancer detection kits, or if reimbursement is insufficient to create an economic benefit for purchasing or using our cancer detection kits when compared to alternative tests, demand for our products may not grow at the rate we expect.

The demand for our cancer detection kits will depend significantly on the eligibility of the tests performed using our cancer detection kits for reimbursement through government-sponsored healthcare payment systems and private third-party payors. Reimbursement practices vary significantly from country to country and within some countries, by region, and we must obtain reimbursement approvals on a country-by-country and/or region-by-region basis. In general, the process of obtaining reimbursement and coverage approvals has been longer outside of the United States. We may not be able to obtain reimbursement approvals in a timely manner or at all and existing reimbursement and coverage policies may be revised from time to time by third-party payors. If physicians, hospitals and other healthcare providers are unable to obtain sufficient coverage and reimbursement from third-party payors for tests using our cancer detection kits, if reimbursement is, or is perceived by our customers to be, insufficient to create an economic incentive for purchasing or using our cancer detection kits, or if such reimbursement does not adequately compensate physicians and health care providers compared to the other tests they offer, demand for our products may not grow at the rate we expect.

Federal and state privacy laws, and equivalent laws of third countries, may increase our costs of operation and expose us to civil and criminal sanctions.

The Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations that have been issued under it, or collectively HIPAA, and similar laws outside the United States, contain substantial restrictions and requirements with respect to the use and disclosure of individuals’ protected health information. The HIPAA privacy rules prohibit “covered entities,” such as healthcare providers and health plans, from using or disclosing an individual’s protected health information, unless the use or disclosure is authorized by the individual or is specifically required or permitted under the privacy rules. Under the HIPAA security rules, covered entities must establish administrative, physical and technical safeguards to protect the confidentiality, integrity and availability of electronic protected health information maintained or transmitted by them or by others on their behalf. While we do not believe that we will be a covered entity under HIPAA, we believe many of our customers will be covered entities subject to HIPAA. Such customers may require us to enter into business associate agreements, which will obligate us to safeguard certain health information we obtain in the course of our relationship with them, restrict the manner in which we use and disclose such information and impose liability on us for failure to meet our contractual obligations.

In addition, under The Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, certain of HIPAA’s privacy and security requirements are now also directly applicable to “business associates” of covered entities and subject them to direct governmental enforcement for failure to comply with these requirements. We may be deemed as a “business associate” of some of our customers. As a result, we may be subject to civil and criminal penalties for failure to comply with applicable privacy and security rule requirements. Moreover, HITECH created a new requirement obligating “business associates” to report any breach of unsecured, individually identifiable health information to their covered entity customers and imposes penalties for failing to do so.

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In addition to HIPAA, most U.S. states have enacted patient confidentiality laws that protect against the disclosure of confidential medical information, and many U.S. states have adopted or are considering adopting further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. These U.S. state laws, which may be even more stringent than the HIPAA requirements, are not preempted by the federal requirements, and we are therefore required to comply with them to the extent they are applicable to our operations.

These and other possible changes to HIPAA or other U.S. federal or state laws or regulations, or comparable laws and regulations in countries where we conduct business, could affect our business and the costs of compliance could be significant. Failure by us to comply with any of the standards regarding patient privacy, identity theft prevention and detection, and data security may subject us to penalties, including civil monetary penalties and in some circumstances, criminal penalties. In addition, such failure may damage our reputation and adversely affect our ability to retain customers and attract new customers.

The protection of personal data, particularly patient data, is subject to strict laws and regulations in many countries. The collection and use of personal health data in the EU are governed by the provisions of the General Data Protection Regulation (GDPR). GDPR carries provisions that require businesses to protect the personal data and privacy of EU citizens for transactions that occur within EU member states. The GDPR also regulates the exportation of personal data outside the EU. The GDPR will levy harsh fines against those who violate its privacy and security standards, with penalties reaching into the tens of millions of euros. The GDPR defines several roles that are responsible for ensuring compliance: data controller (defines how personal data is processed and the purposes for which it is processed), data processor (liable for breaches or non-compliance) and the data protection officer (liable to process, store and monitor large amounts of EU and Non-EU citizen data). Under the GDPR, health data is considered a special category of personal data, demanding even further steps for its protection than other, regular types of personal data. To lawfully process special category data, both a legal basis and a separate condition for processing must be identified. The GDPR also requires that upon processing special category data, you must keep records and include documenting the categories of the data you process. The GDPR doesn’t explicitly state how long an organization is allowed to hold on to personal data, however healthcare organizations should ensure that the information relating to health data is not kept for longer than needed. For that reason, retention periods must be clearly established and communicated to data subjects, such as patients. Additionally, the GDPR requires that before processing data that is likely to be high risk to the rights and freedoms of data subjects, a Data Protection Impact Assessment is to be conducted in order to identify the potential risks that could be faced.

The GDPR also imposes strict rules on the transfer of personal data out of the EU. Failure to comply with the requirements of the GDPR may result in fines and other administrative penalties and harm our business. We may incur extensive costs in ensuring compliance with these laws and regulations, particularly if we are considered to be a data controller within the meaning of the GDPR.

Once we commercialize our product, if ever, security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

Once we commercialize our product, in the ordinary course of our business, it is highly likely that we and our third-party providers will collect and store sensitive data, including legally protected health information and personally identifiable information about patients, our healthcare provider customers and payors. We also may store sensitive intellectual property and other proprietary business information, including that of our customers and payors. We plan to manage and maintain our data utilizing a combination of on-site systems and cloud-based data center systems. This data will encompass a wide variety of business-critical information, including research and development information, commercial information and business and financial information.

We face four primary risks relative to protecting this critical information: loss of access risk, inappropriate disclosure risk, inappropriate modification risk and the risk of our being unable to identify and audit our controls over the first three risks.

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We will be highly dependent on information technology networks and systems, including the Internet, to securely process, transmit and store this critical information. Security breaches of this infrastructure, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure or modification of confidential information. The secure processing, storage, maintenance and transmission of this critical information will be vital to our operations and business strategy, and we plan to devote significant resources to protecting such information. Although we will take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure, and that of our third-party providers, may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other disruptions.

A security breach or privacy violation that leads to disclosure or modification of or prevents access to consumer information (including personally identifiable information or protected health information) could harm our reputation, compel us to comply with disparate state breach notification laws, require us to verify the correctness of database contents and otherwise subject us to liability under laws that protect personal data, resulting in increased costs or loss of revenue. If we are unable to prevent such security breaches or privacy violations or implement satisfactory remedial measures, our operations could be disrupted, and we may suffer loss of reputation, financial loss and other regulatory penalties because of lost or misappropriated information, including sensitive consumer data. In addition, these breaches and other inappropriate access can be difficult to detect, and any delay in identifying them may lead to increased harm of the type described above.

Any such breach or interruption could compromise our networks or those of our third-party providers, and the information stored there could be inaccessible or could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such interruption in access, improper access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA, and regulatory penalties. Unauthorized access, loss or dissemination could also disrupt our operations, including our ability to perform tests, provide test results, bill payers or patients, process claims and appeals, provide customer assistance services, conduct research and development activities, collect, process and prepare company financial information, provide information about our current and future products and other patient and clinician education and outreach efforts through our website, and manage the administrative aspects of our business and damage our reputation, any of which could adversely affect our business. Any such breach could also result in the compromise of our trade secrets and other proprietary information, which could adversely affect our competitive position.

In addition, the interpretation and application of consumer, health-related, privacy and data protection laws in the U.S., the EU and elsewhere are often uncertain, contradictory and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our practices. If so, this could result in government-imposed fines or orders requiring that we change our practices, which could adversely affect our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business.

If we fail to comply with the U.S. federal Anti-Kickback Statute and similar state and third country laws, we could be subject to criminal and civil penalties and exclusion from federally funded healthcare programs including the Medicare and Medicaid programs and equivalent third country programs, which would have a material adverse effect on our business and results of operations.

A provision of the Social Security Act, commonly referred to as the federal Anti-Kickback Statute, prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration, directly or indirectly, in cash or in kind, to induce or reward the referring, ordering, leasing, purchasing or arranging for, or recommending the ordering, purchasing or leasing of, items or services payable, in whole or in part, by Medicare, Medicaid or any other federal healthcare program. Although there are a number of statutory exemptions and regulatory safe harbors to the federal Anti-Kickback Statute protecting certain common business arrangements and activities from prosecution or regulatory sanctions, the exemptions and safe harbors are drawn narrowly, and practices that do not fit squarely within an exemption or safe harbor may be subject to scrutiny. The federal Anti-Kickback Statute is very broad in scope and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. In addition, most of the states have adopted laws similar to the federal Anti-Kickback Statute, and some of these laws are even broader than the federal Anti- Kickback Statute in that their prohibitions may apply to items or services reimbursed under Medicaid and other state programs or, in several states, apply regardless of the source of payment. Violations of the federal Anti-Kickback Statute may result in substantial criminal, civil or administrative penalties, damages, fines and exclusion from participation in federal healthcare programs.

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All of our future financial relationships with U.S. healthcare providers, purchasers, formulary managers, and others who provide products or services to federal healthcare program beneficiaries will potentially be governed by the federal Anti-Kickback Statute and similar state laws. We believe our operations will be in compliance with the federal Anti-Kickback Statute and similar state laws. However, we cannot be certain that we will not be subject to investigations or litigation alleging violations of these laws, which could be time-consuming and costly to us and could divert management’s attention from operating our business, which in turn could have a material adverse effect on our business. In addition, if our arrangements were found to violate the federal Anti-Kickback Statute or similar state laws, the consequences of such violations would likely have a material adverse effect on our business, results of operations and financial condition.

There are other federal and state laws that may affect our ability to operate, including the federal civil False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment of government funds or knowingly making, using or causing to be made or used, a false record or statement material to an obligation to pay money to the government or knowingly concealing or knowingly and improperly avoiding, decreasing, or concealing an obligation to pay money to the federal government. Moreover, we may be subject to other federal false claim laws, including, among others, federal criminal healthcare fraud and false statement statutes that extend to non-government health benefit programs. Moreover, there are analogous state laws. Violations of these laws can result in substantial criminal, civil or administrative penalties, damages, fines and exclusion from participation in federal healthcare programs.

Similar restrictions are imposed by the national legislation of many third countries in which our medical devices will be marketed. Moreover, the provisions of the Foreign Corrupt Practices Act of 1997 and other similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from providing money or anything of value to officials of foreign governments, foreign political parties, or international organizations with the intent to obtain or retain business or seek a business advantage. Recently, there has been a substantial increase in anti-bribery law enforcement activity by U.S. regulators, with more aggressive and frequent investigations and enforcement by both the SEC and the Department of Justice. A determination that our operations or activities violated U.S. or foreign laws or regulations could result in imposition of substantial fines, interruption of business, loss of supplier, vendor or other third-party relationships, termination of necessary licenses and permits, and other legal or equitable sanctions. In addition, lawsuits brought by private litigants may also follow as a consequence.

Risks Related to Our Operations in Israel

Conditions in Israel could materially and adversely affect our business.

Many of Todos’ employees and consultants, including its Chief Financial Officer and Chief Business Officer, are residents of Israel. Accordingly, political, economic, and military conditions in Israel and the surrounding region may directly affect Todos’ business and operations. In recent years, Israel has been engaged in sporadic armed conflicts with Hamas, an Islamist terrorist group that controls the Gaza Strip, with Hezbollah, an Islamist terrorist group that controls large portions of southern Lebanon, and with Iranian-backed military forces in Syria. In addition, Iran has threatened to attack Israel and may be developing nuclear weapons. Some of these hostilities were accompanied by missiles being fired from the Gaza Strip against civilian targets in various parts of Israel, including areas in which Todos’ employees are located, and negatively affected business conditions in Israel. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations.

Todos’ commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, Todos cannot assure you that this government coverage will be maintained or that it will sufficiently cover Todos’ potential damages. Any losses or damages incurred by Todos could have a material adverse effect on its business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

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Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on Todos’ results of operations, financial condition or the expansion of its business. A campaign of boycotts, divestment, and sanctions has been undertaken against Israel, which could also adversely affect Todos’ business. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, Todos’ business, financial condition, results of operations, and prospects.

In addition, many Israeli citizens are obligated to perform several weeks of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Todos’ operations could be disrupted by such call-ups, which may include the call-up of members of its management. Such disruption could materially adversely affect its business, prospects, financial condition, and results of operations.

Your rights and responsibilities as a shareholder will be governed by Israeli law which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our Ordinary Shares are governed by our articles of association, as amended (the “Amended Articles”), and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in U.S.-based corporations. For instance, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders, and to refrain from abusing its power in the company, including, among other things, in voting at a general meeting of shareholders on matters such as amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and acquisitions and related party transactions requiring shareholder approval. In addition, a shareholder who is aware that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our Ordinary Shares that are not typically imposed on shareholders of U.S. corporations.

It may be difficult to enforce a judgment of a U.S. court against us, or against our officers and directors in Israel, or to assert U.S. securities laws claims in Israel or to serve process on our officers and directors in Israel.

We were incorporated in Israel. A majority of our executive officers and directors reside outside of the United States, and some of our assets and most of the assets of these persons are located outside the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the U.S. and may not necessarily be enforced by an Israeli court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court.

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Provisions of Israeli law and our Amended Articles may delay, prevent or otherwise impede a merger with, or an acquisition of, us, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital and the approval of a majority of the offerees that do not have a personal interest in the tender offer, unless at least 98% of the company’s outstanding shares are tendered. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer (unless the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek appraisal rights), may, at any time within six months following the completion of the tender offer, petition an Israeli court to alter the consideration for the acquisition. In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party. See “Provisions Restricting Change in Control in our Company” for additional information.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred.

We received Israeli government grants for certain of our research and development activities. The terms of those grants may require us to pay royalties and to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. We may be required to pay penalties in addition to repayment of the grants.

From inception through December 31, 2020, we have been awarded an aggregate of $272,237 in the form of grants from Israel Innovation Authority, or the IIA, formerly known as Israel’s Office of the Chief Scientist of the Ministry of Economy. The requirements and restrictions for such grants are found in the Israeli Encouragement of Research and Development Law, 5744-1984 and the regulations thereunder (the “Research Law”). Under the Research Law, royalties of 3% to 5% on the revenues derived from sales of products or services developed in whole or in part using these IIA grants are payable to the Israeli government. We developed our technologies, at least in part, with funds from these grants, and accordingly we would be obligated to pay these royalties on sales of any of our product candidates that achieve regulatory approval. The maximum aggregate royalties paid generally cannot exceed 100% of the grants made to us, plus annual interest equal to the 12-month LIBOR applicable to dollar deposits, as published on the first business day of each calendar year. As of December 31, 2020, we had not paid any royalties to the IIA. In 2020, we did not receive a grant from the IIA. When a company develops know-how, technology or products using IIA grants, the terms of these grants and the Research Law restrict the transfer of such know-how, and the transfer of manufacturing or manufacturing rights of such products, technologies or know-how outside of Israel, without the prior approval of the IIA. Therefore, the discretionary approval of an IIA committee would be required for any transfer to third parties inside or outside of Israel of know-how or manufacturing or manufacturing rights related to those aspects of such technologies. We may not receive those approvals. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer technology or development out of Israel, including an increased royalty rate.

The transfer of IIA-supported technology or know-how outside of Israel may involve the payment of significant amounts, depending upon the value of the transferred technology or know-how, our research and development expenses, the amount of IIA support, the time of completion of the IIA-supported research project and other factors. These restrictions and requirements for payment may impair our ability to sell or otherwise transfer our technology assets outside of Israel or to outsource or transfer development or manufacturing activities with respect to any product or technology outside of Israel. Furthermore, the consideration available to our shareholders in a transaction involving the transfer outside of Israel of technology or know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the IIA.

These restrictions will continue to apply even after we have repaid the full amount of royalties on the grants. For the years ended December 31, 2020 and 2019, we did not apply for or receive any grants from the IIA.

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Risks Related to Our Ordinary Shares

The sale or issuance of our Ordinary Shares to Lincoln Park may cause dilution and the sale of the Ordinary Shares acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our Ordinary Shares to fall.

On August 4, 2020, we entered into a Purchase Agreement with Lincoln Park Capital, pursuant to which Lincoln Park has committed to purchase up to $10,000,000 of our Ordinary Shares. Upon the execution of the Purchase Agreement, we issued 5,812,500 Commitment Shares to Lincoln Park, and Lincoln Park purchased 3,437,500 Initial Purchase Shares. The remaining 40,750,000 Ordinary Shares that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including the SEC declaring effective a registration statement that includes the shares included in the Purchase Agreement, which registration statement was declared effective on August 18, 2020. The purchase price for the Ordinary Shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our Ordinary Shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our Ordinary Shares to fall.

We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Sales of our Ordinary Shares, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional Ordinary Shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our Ordinary Shares. Additionally, the sale of a substantial number of our Ordinary Shares to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may not have access to the full amount available under the Purchase Agreement with Lincoln Park.

Under our Purchase Agreement with Lincoln Park, we may, at our discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, on any single business day on which the closing price of our Ordinary Shares is above $.02 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, share split, or other similar transaction as provided in the Purchase Agreement), direct Lincoln Park to purchase our Ordinary Shares in amounts up to 500,000 shares, which amounts may be increased to up to 1,000,000 shares depending on the market price of our Ordinary Shares at the time of sale and subject to a maximum commitment by Lincoln Park of $500,000 per single regular purchase.

Depending on the market prices of our Ordinary Shares at the time we elect to issue and sell shares to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional Ordinary Shares in order to receive aggregate gross proceeds equal to the $10,000,000 total commitment available to us under the Purchase Agreement. Assuming a purchase price of $0.064 per share (the closing sale price of the Ordinary Shares on January 13, 2022), total gross proceeds to us would only be $2,608,000. As of January 13, 2022, we had issued an aggregate of 37,977,388 Ordinary Shares to Lincoln Park, at prices ranging from $0.038 to $0.115 per shares for total gross proceeds of approximately $2,593,725.

The extent we rely on Lincoln Park as a source of funding will depend on a number of factors, including the prevailing market price of our Ordinary Shares and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. If we elect to issue and sell more than 50,000,000 shares, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our shareholders. Even if we sell all $10,000,000 under the Purchase Agreement to Lincoln Park, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

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Future issuance of our Ordinary Shares could dilute the interests of existing shareholders.

We may issue additional Ordinary Shares in the future. The issuance of a substantial number of Ordinary Shares could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of Ordinary Shares in the public market, in the initial issuance, in a situation in which we acquire a company, and the acquired company receives Ordinary Shares as consideration and the acquired company subsequently sells its Ordinary Shares, or by investors who acquired such Ordinary Shares in a private placement, could have an adverse effect on the market price of our Ordinary Shares.

Sales of a substantial number of our Ordinary Shares in the public market by our existing shareholders could cause our share price to fall.

Sales of a substantial number of shares of our Ordinary Shares in the public market, or the perception that these sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Ordinary Shares. Sales of shares by these shareholders could have a material adverse effect on the trading price of our Ordinary Shares. We intend to register the offering, issuance, and sale of all Ordinary Shares that we may issue under our equity compensation plans. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and any lock-up agreements. Also, we are required to register the shares that would result from (a) the conversion of certain convertible notes we issued in 2021, and (b) the exercise of certain warrants we issued alongside convertible notes in 2020 and 2021. The sales of a significant number of those shares could have a depressant effect on our share price.

Until December 31, 2021, we were an Emerging Growth Company, which may have reduced the amount of information available to investors.

Until December 31, 2021, we were an Emerging Growth Company. The Jumpstart Our Business Start-ups Act, or the JOBS Act, allowed us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provided in our reports filed with the SEC, which could have adversely undermined investor confidence in our company and adversely affected the market price of our Ordinary Shares. Because we have not yet filed a periodic report since our Emerging Growth Company status expired, we have not yet complied with the above-mentioned laws and regulations.

For as long as we remained an “emerging growth company” as defined in the JOBS Act, we took advantage of certain exemptions from various requirements that are applicable to public companies that are not emerging growth companies including:

●	the provisions of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	Section 107 of the JOBS Act, which provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may elect to delay such adoption of new or revised accounting standards. As a result of this adoption, our financial statements may not be comparable to companies that comply with the public company effective date; and

●	any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We took advantage of these exemptions until we were no longer an “emerging growth company.” We were an emerging growth company until the last day of the fiscal year ending on December 31, 2021.

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We have never paid cash dividends on our Ordinary Shares, and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our Ordinary Shares will likely depend on whether the price of our Ordinary Shares increases, which may not occur.

We have not paid cash dividends on any of our share capital to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the Companies Law imposes restrictions on our ability to declare and pay dividends. As a result, capital appreciation, if any, of our Ordinary Shares will be your sole source of gain for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our Ordinary Shares if the price of our Ordinary Shares increases beyond the price in which you originally acquired the Ordinary Shares.

The potential future application of the SEC’s “penny stock” rules to our Ordinary Shares could limit trading activity in the market, and our shareholders may find it more difficult to sell their shares.

If our Ordinary Shares trade at less than $5.00 per share we will be subject to the SEC’s penny stock rules. Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Ordinary Shares and cause a decline in the market value of our Ordinary Shares.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market price of our Ordinary Shares may be volatile.

The market price of our Ordinary Shares may be highly volatile. Some of the factors that may materially affect the market price of our Ordinary Shares are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Ordinary Shares. These factors may materially adversely affect the market price of our Ordinary Shares, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Ordinary Shares.

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Our executive officers, directors and principal shareholders will maintain the ability to exert significant control over matters submitted to our shareholders for approval.

Our executive officers, directors and principal shareholders who own more than 5% of our outstanding Ordinary Shares beneficially own shares representing approximately 17.63% of our share capital. As a result, if these shareholders were to act together, they would be able to control all matters submitted to our shareholders for approval, as well as our management and affairs. For example, these persons, if they act together, could control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other shareholders may desire or may result in management of our company being appointed despite our other shareholders’ disapproval.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our shares, our share price and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts, and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

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USE OF PROCEEDS

This prospectus relates to our ordinary shares that may be offered and sold from time to time by the selling shareholders. We will receive no proceeds from the sale of ordinary shares by the selling shareholders in this offering. However, we may receive the proceeds of any exercise by certain of the selling shareholders of warrants owned by them.

We intend to use the net proceeds for research and development of our cancer detection kits, and for general corporate purposes, including working capital needs. We may also use such proceeds for potential acquisitions in complementary businesses, although we do not currently have any agreement or understanding with respect to an acquisition in which we plan to invest such proceeds.

We will not be paying any underwriting discounts or commissions in offerings under this prospectus. The selling shareholders will bear discounts or commissions, if any, attributable to their sale or disposition of the ordinary shares. Other than in connection with our indemnification obligations with respect to the selling shareholders, we will bear all costs, expenses and fees in connection with the registration of the shares (which do not include the fees and expenses of any selling shareholder counsel).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes, which have been publicly filed with the Securities Exchange Commission and are included with this prospectus. This discussion and other parts of this offering memorandum contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this offering memorandum. We report financial information under US GAAP and our financial statements were prepared in accordance with generally accepted accounting principles in the United States.

Overview

Todos Medical is an in-vitro-diagnostic (“IVD”) firm engaging in the development and commercialization of a series of patient-friendly blood tests that enable screening of a variety of cancers. Detecting cancer at an early stage may lead to more effective treatment and possible better survival rate. Our goal is to establish our name in the cancer detection industry worldwide. Our cancer tests are still in the development phase, have not yet been approved by the FDA and are not yet being marketed.

Screening tests for cancer, specifically breast, colon and lung cancers, have compliance shortcomings due to their scientific limitations, invasive procedures, and expensive nature of more accurate diagnostic methods. More importantly, many of the most effective diagnostic methods remain too expensive for adoption as screening tests for all those at risk are used too rarely and not quickly enough to allow for the most effective treatment. Blood based tests are the future of cancer screening.

Our Provista Diagnostics Laboratory serves as a hub for our diagnostic development programs, including our flagship Videssa blood test, as well as support for our automation solutions customers.

Diagnostic testing helps health care providers screen for or monitor specific diseases or conditions. It also helps assess patient health to make clinical decisions for patient care. Our Provista Diagnostics Laboratory is approved under the Clinical Laboratory Improvement Amendments (CLIA). The Clinical Laboratory Improvement Amendments (CLIA) regulate laboratory testing and require clinical laboratories to be certified by the Center for Medicare and Medicaid Services (CMS) before they can accept human samples for diagnostic testing. Laboratories can obtain multiple types of CLIA certificates, based on the kinds of diagnostic tests they conduct.

We have also focused our COVID-19 diagnostic testing efforts at Provista to prioritize delivering diagnostic services, including PCR and neutralizing antibody testing, becoming a direct provider to healthcare professionals.

This expansion into testing services allows us to diversify our business into higher margin revenue in the COVID-19 space, as well as help us to expand our business development opportunities with the labs we work with by providing reference lab testing services as we increase Provista’s automated testing capabilities. The Company intends to build Provista into a highly automated lab capable of running multiple platforms in parallel in order to offer clients comprehensive testing solutions that meet their needs, especially in cancer, infectious disease, immune monitoring and Alzheimer’s disease.

The Company is also a developer and distributor of immune support products and antivirals that target the inhibition of 3CL protease for the treatment of Covid-19. Todos has acquired exclusive distribution rights to the dietary supplement Tollovid™. Tollovid is a powerful proprietary blend of plant extracts that help support healthy immune function for today’s challenges.

Todos is also developing a more concentrated version of Tollovid for COVID-19 infected patients, using a proprietary blend of botanical extracts with an active chemical ingredient that limits replication of coronaviruses. Todos is currently supporting randomized, placebo-controlled clinical trials managed by joint venture partner NLC Pharma in Israel. Tollovir is the result of over 15 years of development and an investment of over $18 million to date.

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Videssa Breast

Current methods of breast cancer detection have known limitations, particularly in women with abnormal or difficult-to-interpret imaging findings. While clinical examination and imaging technologies are critical elements for detecting breast cancer, the high rate of false positive and false negative results from these approaches can significantly impact patient care. In an effort to improve the accuracy of early breast cancer detection, complementary blood-based approaches are being developed to help address the current limitations of breast imaging. By utilizing new detection strategies, healthcare providers will be able to improve the accuracy of breast cancer detection and minimize the consequences of false positive and false negative results. To help address the diagnostic challenges in breast cancer, we developed Videssa Breast—the first blood test of its kind to detect the presence or absence of breast cancer in women with abnormal or difficult-to-interpret imaging findings. When combined with imaging, Videssa Breast improves diagnostic accuracy and provides greater confidence and clarity when clinical assessment is challenging.

Videssa Breast was developed to provide physicians with actionable information regarding breast cancer risk in women following an inconclusive mammogram result (BI-RADS III or IV), which primarily occurs in women with dense breasts. The data provided from the test, which has demonstrated specificity of ~99% in both women over and under 50 years of age, arms physicians with a powerful tool to help guide decisions of whether to continue to monitor a low-risk patient intermittently, or whether to advance an at-risk patient immediately into a more expensive and invasive diagnostic assessment that likely includes a breast biopsy. With Videssa as the proprietary centerpiece of our cancer diagnostic strategy, we will be looking to offer highly advanced, comprehensive cancer testing solutions to OB-GYNs, general practitioners and other stakeholders in the medical community who will ultimately be managing patients likely to be strong candidates for Videssa.

Videssa Breast combines multiple Serum Protein Biomarkers (SPBs) and Tumor-Associated Autoantibodies (TAAbs), along with patient clinical data, to generate a unique protein signature for breast cancer. As these protein biomarkers are released into the bloodstream, they act as biological cues for the presence of a malignancy, providing a snapshot of what’s going on inside of a woman’s body to complement the anatomical features visible on imaging. Unlike genetic testing which determines the future risk of developing breast cancer, Videssa Breast is designed to detect real-time disease status. By identifying early biochemical warning signals of breast cancer in the bloodstream, such as “protein biomarkers,” Videssa Breast provides information not detectable through imaging technologies, allowing for a more comprehensive assessment.

LymPro Test™:

The Lymphocyte Proliferation (LymPro) Test™ measures markers of immune cells present in the blood as a surrogate for loss of nerve cell function and the toxic accumulation of beta-amyloid plaques in the brain, which is a hallmark of Alzheimer’s disease. Based on differences observed in the response of cells from patients with Alzheimer’s disease as compared with age-matched controls and patients with other dementias, it appears that the test has high potential as an adjunctive diagnostic for Alzheimer’s disease. LymPro exploits the fact that abnormalities in replication (or the cell cycle) seem to extend to immune cells in the blood. The test specifically measures the alterations in cell cycle activity in blood lymphocytes (a type of immune cell) as a biomarker of neuronal damage, for the early identification and screening of Alzheimer’s. Areas for deployment include initial Investigational Use Only (“IUO”) testing followed by full diagnostic testing for patients with mild cognitive impairment (“MCI”) and dementia for differential diagnosis. Todos owns the exclusive worldwide rights to this Alzheimer’s blood test as a result of its acquisition of Breakthrough from Amarantus as follows. On February 27, 2019, we entered into a joint venture agreement with Amarantus, pursuant to which we issued Ordinary Share representing 19.99% of our then outstanding Ordinary Shares to Amarantus, in exchange for Amarantus transferring to us 19.99% of Breakthrough, then a wholly-owned subsidiary of Amarantus, and for Amarantus assigning the license for the LymPro test to Breakthrough. As part of the transaction, we agreed to provide working capital to Breakthrough to support Breakthrough’s operations. As part of the Breakthrough joint venture, we were granted an exclusive option to acquire the remaining 80.01% of Breakthrough from Amarantus. At our 2019 annual meeting of shareholders, our shareholders approved a resolution authorizing us to exercise our option to acquire the remaining 80.01% of Breakthrough from Amarantus in exchange for an additional 30% of our then issued and outstanding Ordinary Shares. We closed the acquisition of Breakthrough in July 2020.

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There are a few blood-based approaches to Alzheimer’s, most of which focus on identifying canonical Alzheimer’s markers – Amyloid or Tau. The rationale for these tests is that they serve as a proxy for brain concentration Amyloid and Tau-based imaging. Given the failure of these two mechanisms to demonstrate improvement across hundreds of clinical trials, we believe that looking upstream from Amyloid and Tau is where both true diagnostic and therapeutic avenues exist. LymPro captures both Amyloid and Tau-based information by proxy. Given the expectation that the Alzheimer’s therapeutic market could reach $13.57 billion by 20271, we believe LymPro could also help drive mid-term value for Todos as progress is made. Taken together with our core patented Todos Biochemical Infrared Analyses (“TBIA”), which uses a platform based upon a highly sensitive mid infrared equipment called fourier transform infrared spectrometers (“FTIR”), we believe Todos is positioned to become a worldwide leader in the field of immune-based diagnostics.

COVID-19 Proprietary Lab and Distribution Business:

We provide advanced technologies addressing bottlenecks, whether they be scientific, technical or logistical, to enable laboratories to rapidly expand testing capacity while reducing operational costs. To forward this business, we entered into distribution agreements with multiple companies (such as 3D Biomedicine Science and Technology Col. Ltd., Meridian Health Services Network, Inc., and PCL Inc.) to gain rights to rapid IgM/IgG COVID-19 antibody test kits, RNA extraction machines, RNA extraction reagents, qPCR reagents, digital PCR reagents and automated liquid handler machines, in order to offer a comprehensive suite of solutions to laboratories worldwide. In the second quarter of 2020, we began marketing a turnkey automation services solution to laboratories seeking to expand their COVID-19 testing capabilities and started generating revenue from the distribution of products to support laboratory COVID testing through the automated machinery we provided.

Our Provista Diagnostics Laboratory serves as a hub for our diagnostic development programs, including our flagship Videssa blood test, as well as support for our automation solutions customers. We have focused our COVID-19 diagnostic testing efforts at Provista to prioritize delivering diagnostic services, including PCR and neutralizing antibody testing, becoming a direct provider to healthcare professionals. We have partnered with Fosun Pharma to offer the first neutralizing antibody test, cPass™ SARS-CoV-2 Neutralizing Antibody Detection Kit, which has received Emergency Use Authorization (“EUA”) from the US FDA for the detection of SARS-CoV-2 receptor binding domain (“RBD” or “neutralizing”) antibodies. We believe this test can serve as a key marker for physicians, businesses and schools to access Covid-19 immunity risk among their populations. This expansion into testing services allows us to diversify our business into higher margin revenue in the COVID-19 space, as well as help us to expand our business development opportunities with the labs we work with by providing reference lab testing services as we increase Provista’s automated testing capabilities. The Company intends to build Provista into a highly automated lab capable of running multiple platforms in parallel in order to offer clients comprehensive testing solutions that meet their needs, especially in cancer, infectious disease, immune monitoring and Alzheimer’s disease.

With the Delta variant posing a significant risk for breakthrough infections, we see neutralizing antibody testing becoming critical for informed decision making to assess who may be best suited for booster shots, as well as at what point someone previously infected with COVID begins to show waning immunity and may decide to receive vaccination as a result. We see a large market opportunity developing for the cPass™ SARS-CoV-2 Neutralizing Antibody Detection Kit that we believe will begin to encroach on the COVID-19 PCR testing market. The cPass test will enable individuals to take charge of their health by making data-driven decisions to protect themselves beyond vaccination, such as masking or avoiding certain higher-risk activities when armed with this crucial information. A key differentiator for this novel cPass test is that it detects neutralizing antibodies in patient samples without the use of live virus and with very fast turnaround times, as compared to the conventional method of measuring neutralizing antibodies in patient samples, which requires the use of live cells. We believe immune monitoring will be the primary driver of COVID-19 testing growth going forward. As time advances, and more individuals are several months from their initial vaccine dose, it will become increasingly important for individuals and healthcare providers to assess and monitor neutralizing antibody levels in order to make data-driven decisions with respect to booster shots and behavioral changes. We are currently in the process of automating the cPass test at our laboratory, Provista Diagnostics, to add high-capacity neutralizing antibody testing to its test menu. Provista plans to offer cPass as a testing service to other CLIA labs on a reference basis, as well as directly to the public through healthcare professionals.

1https://www.medgadget.com/2021/01/alzheimers-therapeutics-market-to-reach-usd-13-57-billion-by-2027-size-share-industry-

analysis-and-global-forecast-to-2027.html

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We intend to focus on ways of leveraging our existing testing business and our client base to deliver actionable high value testing that will improve outcomes while lowering cost of care. We believe that our establishment of a strong commercial infrastructure is the key to unlocking the value of our intellectual property portfolio for our Company and its shareholders.

TBIA Platform

Todos Medical’s TBIA platform represents a cost effective, scalable, and patient-friendly screening method for cancer screening. Todos has developed the “Total Biochemical Infrared Analysis” (TBIA) method, a proprietary method for screening of solid tumors using peripheral blood spectroscopy analysis. The process involves observing the immune system’s response to tumor presence rather than looking for the tumor cells themselves or specific markers. TBIA analyzes the entire biochemical signatures spectrum (including proteins, lipids, nucleic acids and carbohydrates) of affected immune cells from peripheral blood, using infrared spectroscopy.

●	Advances in mid infrared spectroscopy using fourier transform infrared spectrometers (FTIR) open new diagnostic frontiers

●	Immune system changes detected in plasma and mononuclear cells via FTIR

●	Immune response acts as body’s sensor for cancer

●	FTIR allows observation of distinct immune response to breast, colorectal, lung and other cancer types

The test offered under our TBIA method could help reduce false positives and improve detection rate by reporting to the physician the probability of the presence/absence of cancer prior to more expensive tests. A large, underserved population of unscreened and inadequately screened patients represents a significant opportunity for a patient friendly screening test. Furthermore, traditional tests are more likely to expose patients to radiation and other risks inherent in those tests, our products offer may become a viable solution for these patients, as it is a simple blood test.

Each of the existing screening diagnosis methods have at least one of the following significant drawbacks:

-	Expensive
-	Low sensitivity or specificity
-	Uncomfortable to use
-	Not accessible to the general public
-	Require specialists for results interpretation
-	Possible medical side effects from radiation and invasive tests

Many patients who need to be checked regularly for cancer, avoid undertaking periodic examinations due to one or more of the above disadvantages. The objective of our Company is to provide a more reliable alternative to the current methods of testing and to thereby overcome patients’ fear of regular cancer checkups, leveraging our proprietary technology in TBIA.

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Despite the various indications of the positive potential of our products, in order to establish our product in the market we still need to conduct larger and more focused blind trials and we need to invest in a large-scale validation blind trial on the same cancer to confirm these preliminary results.

Our test is for cancer screening and cannot be regarded as a final diagnosis. However, it only requires a simple blood test causing minor risk and pain (as below diagram demonstrates). Following the results of the test for positive or negative for specific cancer, the physician will refer the patient for additional screenings such as colonoscopy for further examination of cancer presence.

Immune Support Products and 3CL Protease Inhibiting Antivirals

The Company entered into a joint venture with Israeli-based biotech company, NLC Pharma, to advance a theragnostic program targeting the 3CL protease, a key enzyme required for coronaviruses to replicate and infect other cells. We have funded the development of a novel enzymatic 3CL protease diagnostic test that determines whether a coronavirus is actively replicating vs. inactively being cleared from the body by the immune system, as well as 3CL protease inhibitors that aim to slow the replication of the virus in order to be able to further support the body’s ability to be able to overcome a potential coronavirus exposure or infection.

Tollovir:

Furthermore, the partnership is in the development phase of our own antiviral, Tollovir™, a potent 3CL protease inhibitor for the treatment of hospitalized COVID-19 patients, which is currently undergoing a Phase 2 clinical trial in Israel with plans to expand the clinical development program to India.

In light of the emerging delta variant circulating widely worldwide, there is now a clear need for novel COVID-19 anti-viral therapies to protect the unvaccinated and those for whom authorized vaccines do not confer immunity, which includes a large portion of the elderly and those taking immune suppressants, against COVID-19 infection. In the United States, the Biden administration recently underscored this need by pledging to invest $3.2 billion into research for COVID-19 anti-viral therapies, similar to the US Government’s investments into COVID-19 vaccines in 2020 at the beginning of the pandemic. We believe this government recognition of the need for antivirals will provide a significant tailwind for the development of our Tollovir™ anti-viral that is currently undergoing a Phase 2 clinical trial in Israel with plans progressing rapidly to expand the clinical development program to India. As part of the ongoing scientific effort to further elucidate the mechanisms that have enabled Tollovir to achieve its very positive early clinical results, NLC Pharma identified an anti-inflammatory mechanism of action of Tollovir to complement its 3CL protease inhibiting mechanism. This dual mechanism of action helps explain the significant reduction in symptoms and the biomarker C Reactive Protein (CRP) that was documented in the earliest clinical COVID-19 data sets produced in Israel, which could not be explained by a reduction in viral load alone likely caused by Tollovir’s 3CL protease inhibiting mechanism. As a result of these quite complementary 3CL protease inhibiting and anti-inflammatory mechanisms, given that we are in a race with Pfizer to get to market with the first 3CL protease inhibiting COVID-19 antiviral for which therapeutic claims could be made, we believe it is critical to rapidly expand our clinical development programs to gather additional data in multiple clinical settings to demonstrate Tollovir’s ability to help patients suffering from COVID-19. As part of that effort, our Israel-based Principal Investigators have introduced us to physician clinical collaborators in India who work with a highly-respected local Clinical Research Organization (CRO) with extensive experience in running COVID-19 clinical trials. This CRO has near-immediate access to 6 clinical sites that have previously enrolled patients into clinical trials for hospitalized COVID-19 patients and 5 clinical sites that have previously enrolled patients into clinical trials for non-hospitalized COVID-19 patients. We believe this CRO relationship will allow for the rapid expansion of enrollment for Tollovir’s clinical data acquisition, and allow us to quickly prepare for a Phase 3 international clinical development program to support regulatory approval under Emergency Use Authorization.

Tollovid:

The Company’s 3CL protease inhibitor botanical product, Tollovid, is a dietary supplement that helps to support and maintain healthy immune function. This technology will potentially have a significant impact for the development of virus targeting therapeutic development strategies, as well as clearance for return to life activities post-infection.

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We are very pleased that the Company’s dietary supplement Tollovid, which provides immune support as a protease inhibitor, received FDA authorization for a new 5-day dosing regimen in April 2021. We believe this authorization underscores the emerging need in the marketplace for immune support supplements supported by strong scientific and safety data, as well as provides international regulatory authorities with a high degree of comfort of Tollovid’s safety profile. Going forward, the Company sees two critical areas of expansion in the advancement of Tollovid:

1)	International distribution partnerships in jurisdictions where high value dietary supplements are distributed by reputable pharmacies and other high-end wellness stores that can engage with consumers directly on the value and underlying science of their products; and

2)	US marketing campaign to dramatically expand awareness of Tollovid for consumers and distribution partners who are looking for products to further support immune function.

We believe that as we continue to grow our automation services business, we are creating a natural distribution base for the Videssa test, as well as for the eventual commercialization of our proprietary TBIA platform tests and diagnostics developed with NLC Pharma. We intend to seek out additional opportunities to leverage our expanding base of laboratory partners in the coming years.

Operating Results

Revenues

During the nine and three months ended September 30, 2021, we have generated revenues of $7,773,000 and $1,010,000, respectively, through our U.S. subsidiaries, Corona Diagnostics, LLC and Provista Diagnostic, Inc .

Operating Expenses

Our current operating expenses consist of four components - cost of revenues, research and development expenses, marketing expenses and general and administrative expenses.

Cost of revenues

Our cost of revenues consists primarily of materials, depreciation and other related cost of revenues expenses.

The following table discloses the breakdown of cost of revenues:

	Nine Months Ended September 30,		Three Months Ended September 30,
U.S. dollars	2021	2020	2021	2020
Salaries and related expenses	$355,000	$-	$290,000	$-
Materials and other costs	4,354,000	894,000	581,000	883,000
Depreciation	482,000	-	172,000	-
Total	$5,191,000	$894,000	$1,043,000	$883,000

Research and Development Expenses

Our research and development expenses consist primarily of salaries and related personnel expenses, subcontracted work and consulting, liabilities for royalties and other related research and development expenses.

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The following table discloses the breakdown of research and development expenses:

	Nine Months Ended September 30,		Three Months Ended September 30,
U.S. dollars	2021	2020	2021	2020
Stock-based compensation	$-	$60,000	$-	$-
Professional fees	165,000	800,000	41,000	365,000
IPR&D acquired as part of asset acquisition	-	8,157,000	-	8,157,000
Laboratory and materials	646,000	572,000	144,000	511,000
Depreciation	22,000	38,000	7,000	25,000
Insurance and other expenses	2,000	28,000	-	28,000
Total	$835,000	$9,655,000	$192,000	$9,086,000

We expect that our research and development expenses will materially increase as we plan to rapidly recruit more employees in order to accelerate our research and development efforts.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries and share-based compensation expense.

The following table discloses the breakdown of sales and marketing expenses:

	Nine Months Ended September 30,		Three Months Ended September 30,
U.S. dollars	2021	2020	2021	2020
Salaries and related expenses	$496,000	$-	$243,000	$-
Share Based Compensation	45,000	1,463,000	-	33,000
Professional Fees	1,846,000	724,000	186,000	724,000
Total	$2,387,000	$2,187,000	$429,000	$757,000

General and Administrative

General and administrative expenses consist primarily of salaries, share-based compensation expense, professional service fees (for accounting, legal, bookkeeping, intellectual property and facilities), directors fees and insurance and other general and administrative expenses.

The following table discloses the breakdown of general and administrative expenses:

	Nine Months Ended September 30,		Three Months Ended September 30,
U.S. dollars	2021	2020	2021	2020
Salaries and related expenses	$127,000	$123,000	$43,000	$43,000
Share-based compensation	513,000	712,000	148,000	398,000
Professional fees	3,533,000	826,000	1,418,000	342,000
Insurance and other expenses	875,000	68,000	234,000	21,000
Total	$5,048,000	$1,729,000	$1,843,000	$804,000

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Results of Operations

Comparison of the Three and Nine Months Ended September 30, 2021 and September 30, 2020:

Revenues. Our revenues for the three months ended September 30, 2021, were $1,010,000, compared to $1,284,000 during the three months ended September 30, 2020.

Our revenues for the nine months ended September 30, 2021 were $7,773,000, compared to $1,316,000 during the nine months ended September 30, 2020.

The increase in our revenues is a result of the sales of our COVID-19 testing products through our U.S. subsidiaries, Corona Diagnostics, LLC and Provista Diagnostic Inc,. Revenues for the nine and three months ended September 30, 2021 include $4,290,000 of revenues during the first quarter of 2021 to our significant customer with which Company’s contractual agreement to supply Covid-19 testing kits to a significant customer expired.

Cost of revenues. Our cost of revenues for the three months ended September 30, 2021, were $1,043,000, compared to $883,000 during the three months ended September 30, 2020, and $5,191,000 during the nine months ended September 30, 2021, compared to $894,000 during the nine months ended September 30, 2020. The increase in our cost of revenues is related to the sales of our COVID-19 testing products.

Research and Development Expenses. Our research and development expenses for the three months ended September 30, 2021, were $192,000 compared to $9,086,000 for the three months ended September 30, 2020, representing a net decrease of $8,894,000, or 98%, and $835,000 for the nine months ended September 30, 2021, compared to $9,655,000 during the nine months ended September 30, 2020, a decrease of $8,820,000, or 91%. The decrease in the nine months ended September 30, 2021 is primarily due to IPR&D expenses associated with the acquisition of our subsidiary in the nine months ended September 30, 2020 offset by a decrease in Laboratory and materials and other research and development costs in connection with providing Covid testing services mainly through our wholly-owned subsidiary Corona Diagnostics, LLC and stock-based compensation used for continued development of our products.

Sales and Marketing Expenses. Our sales and marketing expenses increased from $429,000 in the three months ended September 30, 2020, to $757,000 in the three months ended September 30, 2021, providing an increase of $328,000 or 43%, and increased from $2,187,000 in the nine months ended September 30, 2020 to $2,387,000 in the nine months ended September 30, 2021, providing an increase of $200,000 or 9%. This increase was principally due to increases in marketing and public relations efforts and costs associated with the sales of our Covid products offset by a decrease in stock-based compensation.

General and Administrative Expenses. Our general and administrative expenses for the three months ended September 30, 2021, were $1,843,000, compared to $804,000 for the three months ended September 30, 2020, providing an increase of $1,039,000 or 129%, and $5,048,000 for the nine months ended September 30, 2021, compared to $1,729,000 for the nine months ended September 30, 2020, providing an increase of $3,319,000 or 192%. The increase is primarily due to the increase in professional services which consists mainly of legal fees, directors fees and other professional services.

Finance Expenses, Net. Our net finance expenses for the three months ended September 30, 2021 was $6,875,000 compared to net finance expenses of $7,055,000 for the three months ended September 30, 2020, providing a decrease of $180,000 or 3%, and $17,360,000 for the nine months ended September 30, 2021, compared to net finance expenses of $11,375,000 for the nine months ended September 30, 2020, providing an increase of $5,985,000 or 53%. The increase is primarily due to change in fair value of warrants liability, loss from extinguishment of loans from shareholders and amortization of discounts and accrued interest on convertible bridge loans. It should be noted that during the third quarter of 2021, most of the Company’s convertible bridge loans were repaid.

Share in losses of affiliated company is accounted for under the equity method. Our share in losses of affiliated company accounted for under the equity method amounted to $1,007,000 in the three months and $734,000 in the nine months ended September 30, 2021.

Net Loss. Our net loss for the three months ended September 30, 2021 was $10,379,000, compared to net loss of $18,035,000 for the three months ended September 30, 2020, providing a decrease of $7,656,000 or 42%. Our net loss for the nine months ended September 30, 2021 was $24,547,000, compared with a net loss of $25,258,000 for the nine months ended September 30, 2020, a decrease in net loss of $711,000 or 3%. The decrease is primarily due to the changes as mentioned above.

Comparison of the Years Ended December 31, 2020 and 2019:

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We prepare our financial statements in accordance with US GAAP. At the time of the preparation of the financial statements, our management is required to use estimates, evaluations, and assumptions which affect the application of the accounting policy and the amounts reported for assets, obligations, revenues and expenses. Any estimates and assumptions are continually reviewed. The changes to the accounting estimates are credited during the period in which the change to the estimate is made.

Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we elected to rely on other exemptions, including without limitation, (i) providing an auditor’s attestation report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis). These exemptions applied until the last day of the 2021 fiscal year (the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act).

Going Concern Uncertainty

Until 2020, we devoted substantially all of our efforts to research and development and raising capital. In 2020, we raised significant capital, but we also generated revenues for the first time as a result of our activities related to Covid-19. There is no certainty as to the continuance of our revenues related to Covid-19. The development and commercialization of our other products, which are necessary for our long term financial health, are expected to require substantial further expenditures. We remain dependent upon external sources for financing our operations. Since inception, we have incurred substantial accumulated losses, negative working capital, and negative operating cash flow, and have a significant shareholders’ deficit. These factors raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. We plan to finance our operations through the sale of equity and, to the extent available, short term and long-term loans. There can be no assurance that we will succeed in obtaining the necessary financing to continue our operations.

Liquidity and Capital Resources

Overview

To date, we have funded our operations primarily through revenue and with convertible bridge loans, grants from the IIA, and issuing Ordinary Shares and stock warrants (including warrants’ exercise).

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Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2021 was $9,329,000 compared to $3,667,000 in the nine months ended September 30, 2020. The increase in the cash flow used in operating activities in 2021 compared to 2020 is primarily due to our operating loss less stock-based compensation, change in fair value of convertible bridge loans, amortization of discounts and accrued interest on convertible bridge loans and changes in other current assets, plus change in fair value of derivative warrants liability and fair value of warrants expired, change in fair value of liability related to conversion feature of convertible bridge loans, increase in inventory, increase in trade receivables and decrease in deferred revenues.

Investing Activities

Net cash used in investing activities for the for the nine months ended September 30, 2021 was $3,135,000, compared to $1,351,000 in the nine months ended September 30, 2020. The primary reason for the increase in investing activities was due to the purchase of laboratory equipment by our U.S. subsidiary, Corona Diagnostics, LLC, the investment in Provista Diagnostics Inc, and investments in other laboratories.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2021 was $11,695,000, compared to net cash provided by financing activities for the nine months ended September 30, 2020 of $5,225,000. This increase is primarily due to cash received from issuance of units consisting of convertible bridge loans, stock warrants and shares, net and from the proceeds from straight loans offset by repayment of receivables financing facility, repayment of straight loans and repayment of convertible bridge loans.

Current Outlook

We cannot assure that our cancer detection kits will be commercialized, work as indicated, or that they will receive regulatory approval and that we will earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to curtail, or even to cease, our operations.

We have limited experience with in-vitro-diagnostics. As such, these budget estimates may not be accurate. In addition, the actual work to be performed is not known at this time, other than a broad outline, as is normal with any scientific work. As further work is performed, additional work may become necessary or changes in plans or workload may occur. Such changes may have an adverse impact on our estimated budget. Such changes may also have an adverse impact on our projected timeline of drug development.

We are currently distributing COVID-19 testing kits as a means of funding our operations.

If we are unable to raise additional funds, we will need to do one or more of the following:

●	delay, scale-back or eliminate some or all of our research and product development programs;

●	provide licenses to third parties to develop and commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves;

●	seek strategic alliances or business combinations;

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●	attempt to sell our Company;

●	cease operations; or

●	declare bankruptcy.

Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to secure additional debt or equity financing in a timely manner, or at all, which could require us to scale back our business plan and operations.

The above conditions raise substantial doubt about our ability to continue as a going concern. The financial statements included elsewhere herein were prepared under the assumption that we would continue our operations as a going concern. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Without additional funds from debt or equity financing, sales of our intellectual property or technologies, or from a business combination or a similar transaction, we will soon exhaust our resources and will be unable to continue operations. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in us.

Our management intends to attempt to secure additional required funding primarily through additional equity or debt financings. We may also seek to secure required funding through sales or out-licensing of intellectual property assets, seeking partnerships with other pharmaceutical companies or third parties to co-develop and fund research and development efforts, or similar transactions. However, there can be no assurance that we will be able to obtain required funding. If we are unsuccessful in securing funding from any of these sources, we will defer, reduce or eliminate certain planned expenditures in our research protocols. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that could result in our shareholders losing some or all of their investment in us.

Recent Developments

Contractual Obligations

The following table summarizes our contractual obligations as of September 30, 2021:

	Payments due by period
	(US$)	Less than 1			More than
	Total	year	1-3 years	3-5 years	5 years

Convertible bridge loans, net	15,560,000	15,560,000	-	-	-
Other loans, net	2,756,000	2,756,000
Royalties to BGU (1)	501,000	296,000	95,000	39,000	71,000

Total (2)	18,817,000	18,612,000	95,000	39,000	71,000

(1) This balance was measured based on the future cash payments discounted using an interest rate of 21%, which represents, according to management’s estimate, the applicable rate of risk for us.

(2) This does not include the repayment of approximately $272,000 of grants we received from the Israel Innovation Authority and interest thereon, which shall be repaid as royalties upon the commercialization of our products.

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BUSINESS

Overview

Todos Medical is an in-vitro-diagnostic (“IVD”) firm engaging in the development and commercialization of a series of patient-friendly blood tests that enable screening of a variety of cancers. Detecting cancer at an early stage may lead to more effective treatment and possible better survival rate. Our goal is to establish our name in the cancer detection industry worldwide. Our cancer tests are still in the development phase, have not yet been approved by the FDA and are not yet being marketed.

Screening tests for cancer, specifically breast, colon and lung cancers, have compliance shortcomings due to their scientific limitations, invasive procedures, and expensive nature of more accurate diagnostic methods. More importantly, many of the most effective diagnostic methods remain too expensive for adoption as screening tests for all those at risk are used too rarely and not quickly enough to allow for the most effective treatment. Blood based tests are the future of cancer screening.

Our Provista Diagnostics Laboratory serves as a hub for our diagnostic development programs, including our flagship Videssa blood test, as well as support for our automation solutions customers.

Diagnostic testing helps health care providers screen for or monitor specific diseases or conditions. It also helps assess patient health to make clinical decisions for patient care. Our Provista Diagnostics Laboratory is approved under the Clinical Laboratory Improvement Amendments (CLIA) in the U.S. The Clinical Laboratory Improvement Amendments (CLIA) regulate laboratory testing and require clinical laboratories to be certified by the Center for Medicare and Medicaid Services (CMS) before they can accept human samples for diagnostic testing. Laboratories can obtain multiple types of CLIA certificates, based on the kinds of diagnostic tests they conduct.

Three federal agencies are responsible for CLIA: The Food and Drug Administration (FDA), Center for Medicaid Services (CMS), and the Centers for Disease Control and Prevention (CDC). Each agency has a unique role in assuring quality laboratory testing.

FDA

●	Categorizes tests based on complexity
●	Reviews requests for Waiver by Application
●	Develops rules/guidance for CLIA complexity categorization

CMS

●	Issues laboratory certificates
●	Collects user fees
●	Conducts inspections and enforces regulatory compliance
●	Approves private accreditation organizations for performing inspections, and approves state exemptions
●	Monitors laboratory performance on Proficiency Testing (PT) and approves PT programs
●	Publishes CLIA rules and regulations

CDC

●	Provides analysis, research, and technical assistance
●	Develops technical standards and laboratory practice guidelines, including standards and guidelines for cytology
●	Conducts laboratory quality improvement studies
●	Monitors proficiency testing practices

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●	Develops and distributes professional information and educational resources
●	Manages the Clinical Laboratory Improvement Advisory Committee (CLIAC)

The FDA categorizes diagnostic tests by their complexity—from the least to the most complex: waived tests, moderate complexity tests, and high complexity tests.

CLIA categorization is determined after the FDA has cleared or approved a marketing submission, or upon request for legally marketed devices, as described in the FDA guidance Administrative Procedures for CLIA Categorization. Tests that are waived by regulation under 42 CFR 493.15(c), or cleared or approved for home use, are categorized as waived. Otherwise, the FDA determines the test’s complexity by reviewing the package insert test instructions, and using a criteria “scorecard” to categorize a test as moderate or high complexity (42 CFR 493.17). Each test is graded for level of complexity by assigning scores of 1, 2, or 3 for each of the seven criteria on the scorecard.

A score of 1 indicates the lowest level of complexity, and a score of 3 indicates the highest level. The scores for the 7 criteria are added together and tests with a score of 12 or less are categorized as moderate complexity, while those with a score above 12 are categorized as high complexity. The FDA will notify the sponsor of their CLIA categorization —usually within two weeks of the marketing clearance or approval.

Following categorization, a manufacturer of a test categorized as moderate complexity may request categorization of the test as waived through a CLIA Waiver by Application (CW) submission to the FDA.

We have also focused our COVID-19 diagnostic testing efforts at Provista to prioritize delivering diagnostic services, including PCR and neutralizing antibody testing, becoming a direct provider to healthcare professionals.

This expansion into testing services allows us to diversify our business into higher margin revenue in the COVID-19 space, as well as help us to expand our business development opportunities with the labs we work with by providing reference lab testing services as we increase Provista’s automated testing capabilities. The Company intends to build Provista into a highly automated lab capable of running multiple platforms in parallel in order to offer clients comprehensive testing solutions that meet their needs, especially in cancer, infectious disease, immune monitoring and Alzheimer’s disease.

The Company is also a developer and distributor of immune support products and antivirals that target the inhibition of 3CL protease for the treatment of Covid-19. Todos has acquired exclusive distribution rights to the dietary supplement Tollovid™. Tollovid is a powerful proprietary blend of plant extracts that help support healthy immune function for today’s challenges.

Todos is also developing a more concentrated version of Tollovid for COVID-19 infected patients, using a proprietary blend of botanical extracts with an active chemical ingredient that limits replication of coronaviruses. Todos is currently supporting randomized, placebo-controlled clinical trials managed by joint venture partner NLC Pharma in Israel. Tollovir is the result of over 15 years of development and an investment of over $18 million to date.

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The following table summarizes the current status of each of our technologies:

Diagnostics

Videssa Breast:

Current methods of breast cancer detection have known limitations, particularly in women with abnormal or difficult-to-interpret imaging findings. While clinical examination and imaging technologies are critical elements for detecting breast cancer, the high rate of false positive and false negative results from these approaches can significantly impact patient care. In an effort to improve the accuracy of early breast cancer detection, complementary blood-based approaches are being developed to help address the current limitations of breast imaging. By utilizing new detection strategies, healthcare providers will be able to improve the accuracy of breast cancer detection and minimize the consequences of false positive and false negative results. To help address the diagnostic challenges in breast cancer, we developed Videssa Breast—the first blood test of its kind to detect the presence or absence of breast cancer in women with abnormal or difficult-to-interpret imaging findings. When combined with imaging, Videssa Breast improves diagnostic accuracy and provides greater confidence and clarity when clinical assessment is challenging.

Videssa Breast was developed to provide physicians with actionable information regarding breast cancer risk in women following an inconclusive mammogram result (BI-RADS III or IV), which primarily occurs in women with dense breasts. The data provided from the test, which has demonstrated specificity of ~99% in both women over and under 50 years of age, arms physicians with a powerful tool to help guide decisions of whether to continue to monitor a low-risk patient intermittently, or whether to advance an at-risk patient immediately into a more expensive and invasive diagnostic assessment that likely includes a breast biopsy. With Videssa as the proprietary centerpiece of our cancer diagnostic strategy, we will be looking to offer highly advanced, comprehensive cancer testing solutions to OB-GYNs, general practitioners and other stakeholders in the medical community who will ultimately be managing patients likely to be strong candidates for Videssa.

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Videssa Breast combines multiple Serum Protein Biomarkers (SPBs) and Tumor-Associated Autoantibodies (TAAbs), along with patient clinical data, to generate a unique protein signature for breast cancer. As these protein biomarkers are released into the bloodstream, they act as biological cues for the presence of a malignancy, providing a snapshot of what’s going on inside of a woman’s body to complement the anatomical features visible on imaging. Unlike genetic testing which determines the future risk of developing breast cancer, Videssa Breast is designed to detect real-time disease status. By identifying early biochemical warning signals of breast cancer in the bloodstream, such as “protein biomarkers,” Videssa Breast provides information not detectable through imaging technologies, allowing for a more comprehensive assessment.

LymPro Test™:

The Lymphocyte Proliferation (LymPro) Test™ measures markers of immune cells present in the blood as a surrogate for loss of nerve cell function and the toxic accumulation of beta-amyloid plaques in the brain, which is a hallmark of Alzheimer’s disease. Based on differences observed in the response of cells from patients with Alzheimer’s disease as compared with age-matched controls and patients with other dementias, it appears that the test has high potential as an adjunctive diagnostic for Alzheimer’s disease. LymPro exploits the fact that abnormalities in replication (or the cell cycle) seem to extend to immune cells in the blood. The test specifically measures the alterations in cell cycle activity in blood lymphocytes (a type of immune cell) as a biomarker of neuronal damage, for the early identification and screening of Alzheimer’s. Areas for deployment include initial Investigational Use Only (“IUO”) testing followed by full diagnostic testing for patients with mild cognitive impairment (“MCI”) and dementia for differential diagnosis. Todos owns the exclusive worldwide rights to this Alzheimer’s blood test as a result of its acquisition of Breakthrough from Amarantus as follows. On February 27, 2019, we entered into a joint venture agreement with Amarantus, pursuant to which we issued Ordinary Share representing 19.99% of our then outstanding Ordinary Shares to Amarantus, in exchange for Amarantus transferring to us 19.99% of Breakthrough, then a wholly-owned subsidiary of Amarantus, and for Amarantus assigning the license for the LymPro test to Breakthrough. As part of the transaction, we agreed to provide working capital to Breakthrough to support Breakthrough’s operations. As part of the Breakthrough joint venture, we were granted an exclusive option to acquire the remaining 80.01% of Breakthrough from Amarantus. At our 2019 annual meeting of shareholders, our shareholders approved a resolution authorizing us to exercise our option to acquire the remaining 80.01% of Breakthrough from Amarantus in exchange for an additional 30% of our then issued and outstanding Ordinary Shares. We closed the acquisition of Breakthrough in July 2020.

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There are a few blood-based approaches to Alzheimer’s, most of which focus on identifying canonical Alzheimer’s markers – Amyloid or Tau. The rationale for these tests is that they serve as a proxy for brain concentration Amyloid and Tau-based imaging. Given the failure of these two mechanisms to demonstrate improvement across hundreds of clinical trials, we believe that looking upstream from Amyloid and Tau is where both true diagnostic and therapeutic avenues exist. LymPro captures both Amyloid and Tau-based information by proxy. Given the expectation that the Alzheimers therapeutic market could reach $13.57 billion by 20272, we believe LymPro could also help drive mid-term value for Todos as progress is made. Taken together with our core patented Todos Biochemical Infrared Analyses (“TBIA”), which uses a platform based upon a highly sensitive mid infrared equipment called fourier transform infrared spectrometers (“FTIR”), we believe Todos is positioned to become a worldwide leader in the field of immune-based diagnostics.

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TBIA Platform:

Further, Todos Medical’s TBIA platform represents a cost effective, scalable, and patient-friendly screening method for cancer screening. Todos has developed the “Total Biochemical Infrared Analysis” (TBIA) method, a proprietary method for screening of solid tumors using peripheral blood spectroscopy analysis. The process involves observing the immune system’s response to tumor presence rather than looking for the tumor cells themselves or specific markers. TBIA analyzes the entire biochemical signatures spectrum (including proteins, lipids, nucleic acids and carbohydrates) of affected immune cells from peripheral blood, using infrared spectroscopy.

●	Advances in mid infrared spectroscopy using fourier transform infrared spectrometers (FTIR) open new diagnostic frontiers
●	Immune system changes detected in plasma and mononuclear cells via FTIR
●	Immune response acts as body’s sensor for cancer
●	FTIR allows observation of distinct immune response to breast, colorectal, lung and other cancer types

The test offered under our TBIA method could help reduce false positives and improve detection rate by reporting to the physician the probability of the presence/absence of cancer prior to more expensive tests. A large, underserved population of unscreened and inadequately screened patients represents a significant opportunity for a patient friendly screening test. Furthermore, traditional tests are more likely to expose patients to radiation and other risks inherent in those tests, our products offer may become a viable solution for these patients, as it is a simple blood test.

Each of the existing screening diagnosis methods have at least one of the following significant drawbacks:

-	Expensive
-	Low sensitivity or specificity
-	Uncomfortable to use
-	Not accessible to the general public

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-	Require specialists for results interpretation
-	Possible medical side effects from radiation and invasive tests

Many patients who need to be checked regularly for cancer, avoid undertaking periodic examinations due to one or more of the above disadvantages. The objective of our Company is to provide a more reliable alternative to the current methods of testing and to thereby overcome patients’ fear of regular cancer checkups, leveraging our proprietary technology in TBIA.

Despite the various indications of the positive potential of our products, in order to establish our product in the market we still need to conduct larger and more focused blind trials and we need to invest in a large-scale validation blind trial on the same cancer to confirm these preliminary results.

Our test is for cancer screening and cannot be regarded as a final diagnosis. However, it only requires a simple blood test causing minor risk and pain (as below diagram demonstrates). Following the results of the test for positive or negative for specific cancer, the physician will refer the patient for additional screenings such as colonoscopy for further examination of cancer presence.

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Our Proprietary Technology

We developed the TBIA method, a proprietary method for screening of solid tumors using peripheral blood analysis by infrared spectroscopy. The method is multidisciplinary and incorporates hematology, biochemistry, physics and signal processing. TBIA detection method is based on the cancers influence on the immune system which triggers cellular and biochemical changes in the peripheral blood mononuclear cells (“PBMC”) and plasma. These biochemical changes are detected by a highly sensitive mid infrared equipment called the fourier transform infrared spectrometers (“FTIR”). The FTIR results undergo rigorous testing of sophisticated signal processing in order to detect if the entire biochemical signature under detection has the typical biochemical indications for cancer existence.

The principle behind our proprietary technology, TBIA, is to observe the immune system response to tumor presence anywhere in the body rather than looking for the tumor cells themselves. We analyze multiple elements of the biochemical signature (including proteins, lipids, nucleic acids and carbohydrates) of the affected immune cells from the peripheral blood using infrared spectroscopy, instead of focusing on a single specific protein as a biomarker.

Our research, using spectral analysis, thus far indicates that the “infrared signatures” of several types of cancer are significantly distinct from the “infrared signatures” of healthy patients. These differences can be related to several biological effects which exist during malignancy.

Our cancer screening kit includes a special glass slide upon which the PBMC and the plasma are placed. Some tests might also include a salt solution that is needed for the blood separation process. There is a different test for each cancer type.

The Todos Medical Innovation Solution:

-	The immune system and plasma undergo biochemical changes due to cancer existence.

-	Mid infrared spectroscopy can detect these biochemical changes (“spectral signature”).

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-	The result is generated automatically by a sophisticated mathematical algorithm which enhances the efficiency for handling massive amounts of tests per year.

Clinical Trials

Since our inception, we have entered into agreements with a number of medical centers for the clinical studies of our screening kits in Israel, including Wolfson Medical Center, Rabin Medical Center, Ichilov Medical Center, and Soroka Medical Center. We are currently conducting a multi-center clinical study on breast cancer at Kaplan Medical Center and Soroka Medical Center.

Distribution Channels

The CE mark we have enables us to sell in Europe. We currently have one distributor in the Ukraine who acts as our regional distributor. We are currently evaluating the possibility of a second distributor in Germany. The Ukraine. distributor, ABS Medical, is a small private clinic which specifically added the TBIA blood separation capabilities to their practice to enable the testing, selling, and distributing of our cancer screening kits. Meanwhile, we have yet to find a suitable distributor in Germany. Our goal is to collaborate with well-established partners that could provide us with access to different markets around the world, but there can be no assurance that we will be able to find any partners in the foreseeable future.

Because we have not yet applied, and do not intend to apply for US Food and Drug Administration (“FDA”) approval in the next 12 months, and do not have an established market demand for our products, we have not yet secured any reimbursement policy with any major third party provider that could mass distribute our products.

Raw Materials and Suppliers

We have several vendors that provide us raw material from various geographic locations. While we are currently relying on these suppliers, we plan to locate other suppliers upon strict inspection. We plan to utilize capital raised from this Offering to establish relationships with other suppliers and check for compatibilities among supplies from these different vendors. We plan to have a minimum of two vendors for each component in our system and it is our intention to eventually produce the raw material internally. However, because we are in a highly specialized industry, there can be no assurance that we will be able to achieve that.

Our current material suppliers, none of whom individually represents more than 10% of our supplies, are listed below. There is no assurance that they will be able to continue supply our raw materials or that we will find replacement and vendors on a timely basis on favorable terms, we may not be able to enter into agreements with them on terms and conditions favorable to us.

List of the raw material suppliers for kits

SUPPLIERS	MATERIAL
SIGMA	HISTOPAQUE
guylop	DISICATORES
Crystaltechno ltd., Alkor Technologies	ZnSe uncoated
LA MEDIMARKET	Saline solution (0.9% NaCl)
ALEX RED	Slide Safe Box
SAGAM	TM FABRIC

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Suppliers for our cancer screening kits

Manufacturer Name	Supplier Name	Service Description / Component Description
BD	Bactlab diagnostic ltd.	BD Vacutainer K2EDTA 3ml 13*75P LAVEND 1K/c
Sigma Aldrich	Sigma Aldrich Israel ltd.	Histopaque-1077
Aguettant, Lyon, France.	Medi-Market	Sodium Chloride Solution, 0.9%, Embryo
Sigma Aldrich	Sigma Aldrich Israel ltd.	Ethanol Absolut, Spectranal

Customers

Our goal is to have a diversified pool of customers worldwide, including the United States. However, we plan to only focus on the Western EU nations and Israel in the near future since we have the CE mark, and it will require more time and effort to achieve FDA approval.

Competitive Advantage

Not all tumors have applicable methods for screening. Current prevailing cancer screening tests utilize the standard procedures which are typically uncomfortable or potentially hazardous, such as colonoscopy for colorectal cancer and mammography for breast cancer. In addition, these tests generally have medium to low sensitivities/specificity, along with adverse risks. Furthermore, many of the existing screening methods depend on the technicians or the physician’s capabilities, knowledge and interpretation. They also carry a significantly higher cost to provide.

In light of these drawbacks, we believe the primary advantages of the TBIA platform are the high accuracy (sensitivity and specificity) and low-cost structure due to the biological information being captured using spectroscopy versus biological antibody capture methods that require the manufacture of multiple antibodies to capture a biological signature. Within the early detection/screening universe for breast cancer, Todos is the only spectroscopy-based assay that is mechanism agnostic, solely looking for differences in immune profiling between disease and healthy normal based upon algorithms developed using artificial intelligence. We believe the TBIA test overcomes many obstacles and limits imposed on the screening process by today’s traditional tests, thus enabling a larger population to be checked for a cancer with a test that is simple, low-cost, and less harmful.

Early detection is vital to the treatment of cancer, which is also the focus area of our products. The diagnostic, pharmaceutical and biopharmaceutical industry is characterized by intense competition and rapid, significant technological changes. Many companies, research institutions and universities are conducting research and development in a number of areas similar to those that we focus on that could lead to the development of new products which could compete with our products. Most of the companies against which we compete have substantially greater financial, technical, manufacturing, marketing, distribution and other resources. A number of these companies may have or may develop technologies for developing products for treating various diseases that could prove to be the same or even superior to ours. We expect technological developments in the diagnostic, pharmaceutical and biopharmaceutical and related fields to occur at a rapid rate, and we believe competition will intensify as advances in these fields are made.

We believe, however, that our products have their own competitive advantages and have the potential to become popular products for medical professionals and patients. Our competitors lack our unique technology and, consequently, we believe we have advantages which we plan to capitalize upon in order to rapidly gain market share.

Intellectual Property

In order to protect our proprietary technologies, we rely on combinations of patent, and trade secret protection, as well as confidentiality agreements with employees, consultants, and third parties.

Our success depends upon our ability to protect our technologies through patents, trademarks, know-how and confidentiality agreements. However, there can be no assurance that the above-mentioned patent application will be approved by the appropriate regulatory agencies.

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The following table summarizes the status and uses of our patents and patent applications:

Patent Number	Title	Description	Status	Exp. Date	Next Action	Due Date	Payment
Category I: These applications relate to analysis of an IR spectrum of a PBMC sample. Claims are generally directed to indicating the presence of a solid tumor based on analysis of an IR spectrum of a PBMC sample.
US Patent 9,606,057 (Patent Application No. 13/701,262)	BIOCHEMICAL ANALYSIS OF PBMC	Claims for a method indicating the presence of a solid tumor in breast tissue based on analysis of an IR spectrum of a PBMC sample.	Granted March 28, 2017	Jun 1, 2031	Renewal	Sep 28, 2024
US Patent Application No. 16/789,978 (Continuation of patent application No. 15/443,674)	INFRARED (IR) SPECTROSCOPY SYSTEM		Pending / Filed February 13, 2020	---	Awaiting Official Notification	Jan 15, 2022
European Patent No. 2577298 (Application No. 11789348.7)	DIAGNOSIS OF CANCER	Claims for a method indicating the presence of a solid tumor based on analysis of an IR spectrum of a PBMC sample.	Granted February 26, 2020	---	---	---
German Patent No. 60 2011 065 248.6 Validation of European Patent No. 2577298 (Application No. 11789348.7)	DIAGNOSIS OF CANCER		Granted February 26, 2020	Jun 1, 2031	Renewal	Jun 1, 2022
French Patent No. 2577298 Validation of European Patent No. 2577298 (Application No. 11789348.7)	DIAGNOSIS OF CANCER		Granted February 26, 2020	Jun 1, 2031	Renewal	Jun 1, 2022
British Patent No. 2577298 Validation of European Patent No. 2577298 (Application No. 11789348.7)	DIAGNOSIS OF CANCER		Granted February 26, 2020	Jun 1, 2031	Renewal	Jun 1, 2022
Israeli Patent No. 223237	DIAGNOSIS OF CANCER	Claims for a method and for a computer program product, for indicating the presence of a solid tumor based on analysis of an IR spectrum of a PBMC sample or white blood cells.	Granted September 30, 2020	Jun 1, 2031	Renewal	Jun 1, 2025
Category II: These applications relate to analysis of an IR spectrum of a blood plasma sample. Claims are generally directed to indicating the presence of a solid tumor based on analysis of an IR spectrum of a blood plasma sample.
US Patent No. 9,719,937 (Patent Application No. 14/116,506)	DIAGNOSIS OF CANCER	Claims for a method (process), a system, and for a computer program product. The claims are generally directed to indicating the presence of a solid tumor in a gastrointestinal tract based on analysis of an IR spectrum of a blood plasma sample.	Granted August 1, 2017	May 10, 2032	Renewal	Feb 1, 2025
US Patent No. 10,139,349 (Patent Application No. 15/645,168) (Continuation of patent application No. 14/116,506)	DIAGNOSIS OF CANCER	Claims for a method (process), a system, and for a computer program product. The claims are generally directed indicating the presence of a solid tumor in breast tissue based on analysis of an IR spectrum of a blood plasma sample.	Granted November 27, 2018	May 10, 2032	Renewal	May 27, 2022
US Patent No. 10,379,056 (Patent Application 16/173,838) (Continuation of patent application No. 15/645,168)	DIAGNOSIS OF CANCER	Claims for a method (process), a system, and a computer program product. The claims are generally directed to indicating the presence of a solid tumor in lung tissue based on analysis of an IR spectrum of a blood plasma sample.	Granted August 13, 2019	May 10, 2032	Renewal	Feb 13, 2023
US Patent Application No. 16/530,473 (Continuation of patent application No. 16/173,838)	DIAGNOSIS OF CANCER		Pending / Filed August 2, 2019	---	Response to Final Office Action	Nov 5, 2021
European Patent Application No. 12782256.7	DIAGNOSIS OF CANCER		Pending / Filed December 10, 2013	---	Renewal	May 10, 2022
IL Patent No. 229109	DIAGNOSIS OF CANCER	Claims for a method (process), a system, and for a computer program product, directed to indicating the presence of a solid tumor based on analysis of an IR spectrum of a blood plasma sample.	Granted September 1, 2018	May 10, 2032	Renewal	May 10, 2022
Category III: Application relates to analysis of an IR spectrum of a blood plasma sample and PBMC samples.
US Patent No. 9,804,145 (Patent Application No. 14/894,128)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS	Method claims generally directed to (i) analysis of an infrared (“IR”) spectrum of a peripheral blood mononuclear cells (“PBMC”) to indicate the presence of a benign tumor in breast tissue and in the gastrointestinal tract, and (ii) analysis of an infrared (“IR”) spectrum of a blood plasma sample to indicate the presence of a benign tumor.	Granted October 31, 2017	Nov 14, 2033	Renewal	Apr 30, 2025
US Patent No. 10,732,165 (Patent Application No. 15/785,801) (Continuation of Patent Application No. 14/894,128)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS	Method claims generally directed to (i) analysis of an infrared (“IR”) spectrum of a peripheral blood mononuclear cells (“PBMC”) to indicate the presence of a benign tumor in ovarian tissue and in the gastrointestinal tract, and (ii) analysis of an infrared (“IR”) spectrum of a blood plasma sample to indicate the presence of a benign tumor.	Granted August 4, 2020	Nov 14, 2033	Renewal	Feb 4, 2024
US Patent Application No. 16/942,714 (Continuation of Patent Application No. 15/785,801)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS		Pending / Filed July 29, 2020	---	Awaiting Official Notification	Jan 29, 2022
European Patent No. 3004870 (Application No. 13885931.9)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS	Method claims generally directed to indicating the presence of a benign tumor in breast tissue based on analysis of an IR spectrum of a PBMC sample.	Granted January 2, 2019	---	---	---
German Patent No. 60 2013 049 402.9 Validation of European Patent No. 3004870 (Application No. 13885931.9)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS		Granted January 2, 2019	Nov 14, 2033	Renewal	Nov 14, 2021
French Patent No. 3004870 Validation of European Patent No. 3004870 (Application No. 13885931.9)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS		Granted January 2, 2019	Nov 14, 2033	Renewal	Nov 14, 2021
British Patent No. 3004870 Validation of European Patent No. 3004870 (Application No. 13885931.9)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS		Granted January 2, 2019	Nov 14, 2033	Renewal	Nov 14, 2021
Dutch Patent No. 3004870 Validation of European Patent No. 3004870 (Application No. 13885931.9)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS		Granted January 2, 2019	Nov 14, 2033	Renewal	Nov 14, 2021
European Patent No. 3489659 (Application No. 18214760.3)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS	Method claims generally directed to indicating the presence of a benign tumor in GI tract based on analysis of an IR spectrum of a PBMC sample.	Granted March 3, 2021	---	---	---
German Patent No. DE 60 2013 076 116.7 Validation of European Patent No. 3489659 (Application No. 18214760.3)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS		Granted March 3, 2021	Nov 14, 2033	Renewal	Nov 14, 2021
Spanish Patent No. 3489659 Validation of European Patent No. 3489659 (Application No. 18214760.3)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS		Granted March 3, 2021	Nov 14, 2033	Renewal	Nov 14, 2021
French Patent No. 3489659 Validation of European Patent No. 3489659 (Application No. 18214760.3)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS		Granted March 3, 2021	Nov 14, 2033	Renewal	Nov 14, 2021
British Patent No. 3489659 Validation of European Patent No. 3489659 (Application No. 18214760.3)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS		Granted March 3, 2021	Nov 14, 2033	Renewal	Nov 14, 2021
Italian Patent No. IT 502021000048371 Validation of European Patent No. 3489659 (Application No. 18214760.3)	DIFFERENTIAL DIAGNOSIS OF BENIGN TUMORS		Granted March 3, 2021	Nov 14, 2033	Renewal	Nov 14, 2021

Licensing Agreement

On April 8, 2010, we entered into a certain research and license agreement with BG Negev Technology and Application Ltd. (“BGU”) and Mor Research and Application Ltd. (together with BGU, the “Licensor”). The Licensor, pursuant to the agreement, granted us an exclusive, worldwide, license to commercialize certain intellectual property covered by the agreement (i.e., research, develop, manufacture, market, distribute, and sell any product containing the licensable IP under the agreement). The Licensed IP under the agreement included (a) provisional patent application number 61/318,395 filed on March 29th 2010 (“Existing IP”); (b) all patent applications that may thereafter be filed by or on behalf of the Licensor, in any jurisdiction, which either are based on or claim priority from any Existing IP; (c) any issued patent(s) and pending patent application(s) relating to leukemia identification and screening and filed pursuant to this Agreement to protect the Existing IP, whether filed as an original application, continuation, continuation-in-part or divisional application; (d) all patents which may be granted pursuant to any of the foregoing patent applications; (e) all IP using the FTIR for cancer diagnosis and follow up, which has not been developed by Todos (“Licensed IP”). The license is perpetual unless the agreement is terminated in accordance with its terms. The agreement requires that Todos pay a percentage of its sales from products produced using the Licensed IP. To date, Todos has had no such sales.

Breast Cancer Market and Competitive Landscape

The breast cancer market report is segmented on the basis of type, treatment, end user and by geographical levels. The global breast cancer diagnostic and drug market reached $20.9 billion in 2019 and is expected to increase to $28.2 billion by 2024, at a compound annual growth rate (CAGR) of 6.2%3. Major factors in driving the growth of the breast cancer market include rising incidents of breast cancer, increasing female geriatric population and growing governmental initiatives for new therapies. Furthermore, growing obesity, lack of physical exercise, overexposure to radiation and drinking alcohol are common causes for the proliferation of the disease.

Based upon treatment, the breast cancer market is classified into:

●	chemotherapy,
●	surgery & radiation therapy,
●	targeted therapy,
●	biologic therapy and
●	hormone therapy.

Based upon end users, the breast cancer market is classified into hospital pharmacies, private pharmacies and others.

In 2021, an estimated 281,550 new cases of invasive breast cancer are expected to be diagnosed in women in the U.S., along with 49,290 new cases of non-invasive (in situ) breast cancer. About 2,650 new cases of invasive breast cancer are expected to be diagnosed in men in 2021. A man’s lifetime risk of breast cancer is about 1 in 833.4

3 Source https://www.bccresearch.com/market-research/healthcare/breast-cancer-diagnostic-and-drug-

technologies-global-markets-report.html

4 Source https://www.breastcancer.org/symptoms/understand_bc/statistics

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According to the WHO, the global cancer burden is estimated to have risen to 18.1 million new cases and 9.6 million deaths in 2018. On the upside, due to the advancement in cancer research, more patients with cancer have been successfully treated. However, high capital investment, expensive medications, long approval time for the drugs and lack of awareness in several countries still hamper the development of the breast cancer testing market.

North America dominates the breast cancer market because of increased awareness about advanced treatment for cancer, presence of leading players, established healthcare infrastructure and availability of branded drugs, changing lifestyle and increasing prevalence of breast cancer. Favorable government initiatives and an increase in the number of research collaborations will hopefully accelerate the regional market growth going forward.

The Asia-Pacific region is expected to emerge as the fastest-growing regional market due to the increase in healthcare expenditure, growing geriatric population rate, growing prevalence of breast cancer, rising awareness about early diagnosis, developing healthcare infrastructure, and availability of effective treatment in emerging countries, such as China and India. In the Asia-Pacific region, rising disposable income, adoption of western lifestyle, living more sedentary lives and consuming junk foods with higher energy and fat are major contributors to this developing market. According to the Organization for Economic Cooperation and Development (OECD), the share of the population aged over 65 years is expected to double to reach and on average 27.6% in 2050 in high income Asia-Pacific countries.5

Cancer diagnostic tests are very expensive, putting a financial burden on patients and families. Currently available tests show false positive results in some cases. Thus, supportive confirmatory tests are required, which adds an extra layer of out-of-pocket expenses. Imaging modalities are widely used for imaging tumorous growth in the body. However, injection of radioactive agents to locate the cancerous growth accurately increases the risk of hazards caused by radiation exposure to the patient, as well as radiologists and imaging center staff. Considering the side effects and risk associated with radiation exposure, imaging centers are required to adhere to stringent practice guidelines to ensure safety of patients and staff. Thus, skilled professionals are mandatory in such centers, which adds additional cost burden to imaging centers. Furthermore, government insurance frameworks are not strong in developing countries, resulting in the middle-class patient population taking the biggest hit, since most. are not covered under any insurance (private or government). Also, many private insurance players do not cover cost associated with cancer diagnosis in these countries. As a result, high cost of diagnosis is challenging the adoption of cancer screening tools, especially in developing countries. However, the scenario is expected to change in the near future due to booming medical tourism in some countries, where healthcare treatments and diagnostic solutions are becoming increasingly more affordable.

Competitors:

Check4Cancer (Cambridge, England)

Check4Cancer is a provider of cancer detection and genetic services for self-funding patients, insurers & corporate customers. They work with employers, their advisers and their insurers to help employees become the first line of defense against the rising incidence of the most common cancers. They can be funded by the employer or the employee, reflecting the objectives and budget of both.

Biosignatures (England)

Biosignatures is an AI Cloud software company. They support advanced blood sample analysis for use in a health ecosystem. Biosignatures contribute a core, Cloud delivered, software analytics technology to the ecosystem that can provide health insights for multiple conditions from a single drop of blood. Their approach takes a powerful research technique and, through systematically improved workflows and algorithms, adapts it for consistent use in large populations. The technology provides not only information about multiple proteins, but also distributions of modifications (including N and O glycosylations). These modifications have long been known to have significant involvement in infection and disease processes. They have completed an ‘in clinic’ proof of concept in prostate cancer and are currently extending into other cancers and chronic disease areas.

5 Source https://www.oecd.org/newsroom/asia-pacific-should-reduce-inequalities-in-access-to-care-for-the-most-

marginalised-groups.htm

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MSDX, Inc. (Tucson, AZ)

MSDx, Inc. is commercializing both Research Use Only (RUO) and In Vitro Diagnostic (IVD) blood test products for neurological disorders. Multiple Sclerosis is the first focus. Ultimately, this technology can be used to monitor patients with conditions such as brain and spinal cord injury, Parkinson’s disease, and chronic fatigue syndrome.

COVID-19 Proprietary Lab and Distribution Business:

We provide advanced technologies addressing bottlenecks, whether they be scientific, technical or logistical, to enable laboratories to rapidly expand testing capacity while reducing operational costs. To forward this business, we entered into distribution agreements with multiple companies (such as 3D Biomedicine Science and Technology Col. Ltd., Meridian Health Services Network, Inc., and PCL Inc.) to gain rights to rapid IgM/IgG COVID-19 antibody test kits, RNA extraction machines, RNA extraction reagents, qPCR reagents, digital PCR reagents and automated liquid handler machines, in order to offer a comprehensive suite of solutions to laboratories worldwide. In the second quarter of 2020, we began marketing a turnkey automation services solution to laboratories seeking to expand their COVID-19 testing capabilities and started generating revenue from the distribution of products to support laboratory COVID testing through the automated machinery we provided.

Our Provista Diagnostics Laboratory serves as a hub for our diagnostic development programs, including our flagship Videssa blood test, as well as support for our automation solutions customers. We have focused our COVID-19 diagnostic testing efforts at Provista to prioritize delivering diagnostic services, including PCR and neutralizing antibody testing, becoming a direct provider to healthcare professionals. We have partnered with Fosun Pharma to offer the first neutralizing antibody test, cPass™ SARS-CoV-2 Neutralizing Antibody Detection Kit, which has received Emergency Use Authorization (“EUA”) from the US FDA for the detection of SARS-CoV-2 receptor binding domain (“RBD” or “neutralizing”) antibodies. We believe this test can serve as a key marker for physicians, businesses and schools to access Covid-19 immunity risk among their populations. This expansion into testing services allows us to diversify our business into higher margin revenue in the COVID-19 space, as well as help us to expand our business development opportunities with the labs we work with by providing reference lab testing services as we increase Provista’s automated testing capabilities. The Company intends to build Provista into a highly automated lab capable of running multiple platforms in parallel in order to offer clients comprehensive testing solutions that meet their needs, especially in cancer, infectious disease, immune monitoring and Alzheimer’s disease.

With the Delta variant posing a significant risk for breakthrough infections, we see neutralizing antibody testing becoming critical for informed decision making to assess who may be best suited for booster shots, as well as at what point someone previously infected with COVID begins to show waning immunity and may decide to receive vaccination as a result. We see a large market opportunity developing for the cPass™ SARS-CoV-2 Neutralizing Antibody Detection Kit that we believe will begin to encroach on the COVID-19 PCR testing market. The cPass test will enable individuals to take charge of their health by making data-driven decisions to protect themselves beyond vaccination, such as masking or avoiding certain higher-risk activities when armed with this crucial information. A key differentiator for this novel cPass test is that it detects neutralizing antibodies in patient samples without the use of live virus and with very fast turnaround times, as compared to the conventional method of measuring neutralizing antibodies in patient samples, which requires the use of live cells. We believe immune monitoring will be the primary driver of COVID-19 testing growth going forward. As time advances, and more individuals are several months from their initial vaccine dose, it will become increasingly important for individuals and healthcare providers to assess and monitor neutralizing antibody levels in order to make data-driven decisions with respect to booster shots and behavioral changes. We are currently in the process of automating the cPass test at our laboratory, Provista Diagnostics, to add high-capacity neutralizing antibody testing to its test menu. Provista plans to offer cPass as a testing service to other CLIA labs on a reference basis, as well as directly to the public through healthcare professionals.

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We intend to focus on ways of leveraging our existing testing business and our client base to deliver actionable high value testing that will improve outcomes while lowering cost of care. We believe that our establishment of a strong commercial infrastructure is the key to unlocking the value of our intellectual property portfolio for our Company and its shareholders.

Immune Support Products and 3CL Protease Inhibiting Antivirals

The Company entered into a joint venture with Israeli-based biotech company, NLC Pharma, to advance a theragnostic program targeting the 3CL protease, a key enzyme required for coronaviruses to replicate and infect other cells. We have funded the development of a novel enzymatic 3CL protease diagnostic test that determines whether a coronavirus is actively replicating vs. inactively being cleared from the body by the immune system, as well as 3CL protease inhibitors that aim to slow the replication of the virus in order to be able to further support the body’s ability to be able to overcome a potential coronavirus exposure or infection.

Tollovir:

Furthermore, the partnership is in the development phase of our own antiviral, Tollovir™, a potent 3CL protease inhibitor for the treatment of hospitalized COVID-19 patients, which is currently undergoing a Phase 2 clinical trial in Israel with plans to expand the clinical development program to India.

In light of the emerging delta variant circulating widely worldwide, there is now a clear need for novel COVID-19 anti-viral therapies to protect the unvaccinated and those for whom authorized vaccines do not confer immunity, which includes a large portion of the elderly and those taking immune suppressants, against COVID-19 infection. In the United States, the Biden administration recently underscored this need by pledging to invest $3.2 billion into research for COVID-19 anti-viral therapies, similar to the US Government’s investments into COVID-19 vaccines in 2020 at the beginning of the pandemic. We believe this government recognition of the need for antivirals will provide a significant tailwind for the development of our Tollovir™ anti-viral that is currently undergoing a Phase 2 clinical trial in Israel with plans progressing rapidly to expand the clinical development program to India. As part of the ongoing scientific effort to further elucidate the mechanisms that have enabled Tollovir to achieve its very positive early clinical results, NLC Pharma identified an anti-inflammatory mechanism of action of Tollovir to complement its 3CL protease inhibiting mechanism. This dual mechanism of action helps explain the significant reduction in symptoms and the biomarker C Reactive Protein (CRP) that was documented in the earliest clinical COVID-19 data sets produced in Israel, which could not be explained by a reduction in viral load alone likely caused by Tollovir’s 3CL protease inhibiting mechanism. As a result of these quite complementary 3CL protease inhibiting and anti-inflammatory mechanisms, given that we are in a race with Pfizer to get to market with the first 3CL protease inhibiting COVID-19 antiviral for which therapeutic claims could be made, we believe it is critical to rapidly expand our clinical development programs to gather additional data in multiple clinical settings to demonstrate Tollovir’s ability to help patients suffering from COVID-19. As part of that effort, our Israel-based Principal Investigators have introduced us to physician clinical collaborators in India who work with a highly-respected local Clinical Research Organization (CRO) with extensive experience in running COVID-19 clinical trials. This CRO has near-immediate access to 6 clinical sites that have previously enrolled patients into clinical trials for hospitalized COVID-19 patients and 5 clinical sites that have previously enrolled patients into clinical trials for non-hospitalized COVID-19 patients. We believe this CRO relationship will allow for the rapid expansion of enrollment for Tollovir’s clinical data acquisition, and allow us to quickly prepare for a Phase 3 international clinical development program to support regulatory approval under Emergency Use Authorization.

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Tollovid:

The Company’s 3CL protease inhibitor botanical product, Tollovid, is a dietary supplement that helps to support and maintain healthy immune function. This technology will potentially have a significant impact for the development of virus targeting therapeutic development strategies, as well as clearance for return to life activities post-infection.

We are very pleased that the Company’s dietary supplement Tollovid, which provides immune support as a protease inhibitor, received FDA authorization for a new 5-day dosing regimen in April 2021. We believe this authorization underscores the emerging need in the marketplace for immune support supplements supported by strong scientific and safety data, as well as provides international regulatory authorities with a high degree of comfort of Tollovid’s safety profile. Going forward, the Company sees two critical areas of expansion in the advancement of Tollovid:

1)	International distribution partnerships in jurisdictions where high value dietary supplements are distributed by reputable pharmacies and other high-end wellness stores that can engage with consumers directly on the value and underlying science of their products; and

2)	US marketing campaign to dramatically expand awareness of Tollovid for consumers and distribution partners who are looking for products to further support immune function.

We believe that as we continue to grow our automation services business, we are creating a natural distribution base for the Videssa test, as well as for the eventual commercialization of our proprietary TBIA platform tests and diagnostics developed with NLC Pharma. We intend to seek out additional opportunities to leverage our expanding base of laboratory partners in the coming years.

Covid-19 Diagnostics Market Scope

The infectious disease diagnostics market is segmented into reagents, kits, and consumables; instruments; and software & services. The reagents, kits, and consumables segment, critical components in Covid testing, accounted for the highest growth rate in the infectious disease diagnostics market in 2020. The requirement of reagents, kits and consumables in large numbers compared to instruments is the main factor contributing to this segment’s high growth rate. This segment’s market growth can also be attributed to repeat purchases of reagents, kits, and consumables compared to instruments. The World Health Organization (WHO) has urged nations to ramp up their diagnostics capacities, which subsequently will cause a boost in the uptake of reagents and kits at a larger scale. Several regulatory bodies have issued mass testing; however, laboratories are facing a shortage of reagents required for large batches of testing.

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The Centers of Disease Control and Prevention (CDC) and the Food and Drug Administration (FDA) are addressing the challenges surfacing due to the recent shortage of reagents in the U.S. To combat any hindrance caused by shortages of pivotal testing reagents and kits in the U.S., the FDA has granted an Emergency Use Authorization (EUA) to various COVID-19 detection tests. This strategy is aimed at relaxing various ordinary standards enabling the market players to seek easy and rapid approval for their kits as well as reagents. This is expected to increase the supply of kits and reagents, contributing to the segment growth.

The portable handheld instruments are gaining immense popularity for their use in controlling coronavirus cases, hence the segment is anticipated to witness lucrative growth over the forecast period. These portable instruments accelerate clinical decision-making in decentralized settings. Thus, increasing usage of rapid antigen tests is anticipated to boost the revenue of instrument segments. While supply issues have been a well-publicized factor for rt-PCR testing, supply issues can or cannot become an issue in point-of-care testing.

Sample Type Insights

Nasopharyngeal swabs are the preferred choice for sample collection as recommended by the CDC. In case of nasal swab shortage, oropharyngeal swabs are also acceptable. The use of both swabs in a single tube maximizes the test sensitivity and limits the usage of testing resources, which drives their adoption rate in COVID-19 sample collection.

In addition, the FDA has recently allowed using a wide range of swabs, especially polyester swabs, for diagnosis of COVID-19. These synthetic swabs are easier to manufacture and address the challenges pertaining to a shortage of swabs. In response, the FDA announced in April that U.S. Cotton has planned to manufacture polyester-based swabs in large quantities that can also be put to use in sample collection for coronavirus testing. These initiatives are expected to further accelerate the adoption rate of swabs.

Blood sample-based tests are largely employed in antibody detection tests along with rapid detection tests. This sample type provides an assessment of both short- and long-term trajectories of antibody response, abundance, and diversity in the affected patients, which is difficult in viral RNA detection tests. Thus, the blood sample type is expected to gain traction across research and molecular studies.

Test Type Insights

A majority of the COVID-19 detection tests rely on Reverse Transcriptase Polymerase Chain Reaction (RT-PCR) for quantification of RNA in the samples of coronavirus patients. Large-scale employment of PCR across the CDC, commercial laboratories, hospitals, and public health laboratories have made significant contributions to the revenue generated by this technology in the global market.

Continuous approval of RT-PCR-based molecular diagnostic tests for early detection of the infection is anticipated to drive the segment. In March 2020, Roche’s Cobas SARS-CoV-2 test was the first test to receive EUA. Subsequently, the TaqPath COVID-19 Combo Kit of Thermo Fisher received EUA during the same month. Other available tests are Lyra SARS-CoV-2 Assay by Quidel, SARS-CoV-2 Qualitative Real-Time RT-PCR by Quest, COVID-19 RT-PCR Test by LabCorp, and others.

With 55% revenue share, the non-POC (centralized) tests segment is anticipated to dominate the market in 2020, due to the low sensitivity of rapid tests that has boosted the adoption of non-POC tests by the end-users. As a result, government bodies have advised the healthcare settings to conduct RT-PCR test for symptomatic individuals to confirm the diagnosis, if the rapid antigen test results are negative. Furthermore, conventional laboratory testing remains the primary testing mode due to its ability to conduct a high volume of tests at a given point in time. These factors are key driving forces for this segment. On the other hand, companies are validating and developing rapid POC immunodiagnostic tests to facilitate decentralized testing. For instance, in August 2020, Abbott announced EUA authorization for its COVID-19 antigen test that delivers results in 15 minutes. The company planned the commencement of product shipping in early October with 50 million kits per month. Prior to this approval, BD and Quidel already secured regulatory approval for their antigen tests making mass testing more feasible.

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End-use Insights

The laboratories are constantly increasing their testing capacities to address the rising demand for COVID-19 testing. Moreover, private laboratories are also inclined toward coronavirus testing. As reported in April 2020, Orchard Laboratories was the first private laboratory in Michigan to offer rapid COVID-19 testing by using RT-PCR technology. Initially, it conducted 400 tests per day.

Moreover, laboratories have leveraged high-throughput technologies to process a large volume of coronavirus tests accurately and rapidly. This is propelled by robust reimbursement policies implemented effectively in the developed economies. For instance, the Centers for Medicare & Medicaid Services (CMS) has doubled the Medicare reimbursement rate for high-molecular tests pertaining to COVID-19 detection.

Government authorities and companies are undertaking efforts to develop tests that can be specifically deployed in diagnostics centers, clinics, or physician’s offices. The FDA has recently approved decentralized testing platforms to diversify testing capabilities across clinics. For instance, Abbott’s ID NOW platform is highly implemented in urgent-care clinics and doctors’ offices in the U.S. The small size makes it portable and thus, its use would not be limited to only hospital settings.

Key players are constantly accelerating the production and supply of diagnostic tests to keep pace with the increasing need for disease containment. For instance, in March 2020, Roche initiated shipment of the first allotment of the Cobas SARS-CoV-2 test for COVID-19 diagnosis. Approximately 400,000 tests were shipped to a targeted network of reference laboratories as well as hospitals across the U.S. Roche also planned for a shipment of 400,000 additional tests to the laboratory testing facilities every week. Companies such as Quest Diagnostics and Labcorp are focusing on the aggressive expansion of capacity and are also working towards the return-to-work testing market through employer-focused COVID testing offerings. In May 2020, Quest Diagnostics announced its collaboration with Ortho Clinical Diagnostics aimed at the expansion of COVID-19 antibody testing across more than 20 laboratories of Quest throughout the U.S. The company applied VITROS Immunodiagnostic Products Anti-SARS-CoV-2 IgG Test of Ortho to ramp up the coronavirus testing in patients. Some of the prominent players in the COVID-19 diagnostics market include:

▪	F. Hoffman-La Roche Ltd.
▪	Thermo Fisher Scientific, Inc.
▪	Perkin Elmer, Inc.
▪	Neuberg Diagnostics
▪	1drop Inc.
▪	Veredus Laboratories
▪	ADT Biotech Sdn Bhd
▪	altona Diagnostics GmbH
▪	bioMérieux SA
▪	Danaher
▪	Mylab Discovery Solutions Pvt Ltd.
▪	ALDATU BIOSCIENCES
▪	Quidel
▪	Quest Diagnostics
▪	Hologic Inc
▪	Laboratory Corporation of America Holdings
▪	Luminex Corporation
▪	Cepheid
▪	Abbott

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Government Regulation

The FDA and other regulatory authorities at federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of diagnostic tests such as those we are developing, as well as medicines such as those we are developing for the treatment of Covid-19.

Seasonality

To date, our business is not subject to any detectable seasonality.

Web Domain

Our official website is currently under the domain of www.todosmedical.com.

Employees

As of the date of this prospectus, we have eight full-time employees. We believe that we have good relations with our employees.

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DESCRIPTION OF OUR SECURITIES

The following description of our share capital does not purport to be complete, and is qualified in its entirety by reference to our amended and restated articles of association (the “Amended Articles”), a copy of which is filed as Exhibit 99.1 to the Company’s current report on Form 6-K (File No. 333-209744) filed with the Commission on March 30, 2017. This summary is subject to the Companies Law and to the complete text of our Amended Articles.

General

As of January 13, 2022, our authorized share capital consists of 5,000,000,000 Ordinary Shares, par value NIS 0.01 per share, of which 977,144,432 shares are issued and outstanding, 50,000 Preferred A Shares par value NIS 0.01 each, none of which are issued and outstanding, and 5,000 Preferred B Shares par value NIS 0.01 each, none of which are issued and outstanding. All of our outstanding Ordinary Shares are validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and do not have any preemptive rights.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-443712-8. Our purpose as set forth in our Amended Articles is to engage in any lawful activity. Our Amended Articles state that the liability of our shareholders is limited, subject to the provisions of the Companies Law.

Transfer of Shares

Our fully paid Ordinary Shares are issued in registered form and may be freely transferred under our Amended Articles, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our Ordinary Shares by non-residents of Israel is not restricted in any way by our Amended Articles or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

The Ordinary Shares do not have cumulative voting rights for the election of directors. Rather, under the Amended Articles the Company’s directors (other than external directors) are elected at a shareholders meeting by a simple majority of Ordinary Shares for a term of service ending upon the next annual general meeting. Under the Companies Law, external directors are elected by a simple majority of Ordinary Shares, which majority includes at least a majority of the shares held by non-controlling shareholders who do not have a personal interest in the matter (excluding a personal interest unrelated to the relationship with a controlling shareholder) voted at the meeting, or the total number of shares held by such non-controlling shareholders who do not have a personal interest voted against the election of the external director does not exceed two percent of the aggregate voting rights in the Company. External directors are elected for a term of service ending upon the third annual general meeting.

As a result, the holders of Ordinary Shares that represent more than 50% of the voting power represented at a shareholder meeting have the power to elect any or all of the Company’s directors whose positions are being filled at that meeting, subject to the additional approval requirements for external directors.

Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our Ordinary Shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our Amended Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

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Pursuant to the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we must seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our Ordinary Shares in proportion to the nominal value of their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our Ordinary Shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are residents, citizens or subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our Amended Articles as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two of our directors or one-quarter of the serving members of our board of directors; or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Furthermore, the Companies Law requires that resolutions regarding the following matters be approved by our shareholders at a general meeting:

●	amendments to our articles of association;

●	appointment, terms of service and termination of service of our auditors;

●	appointment of external directors;

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	mergers; and

●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is essential for our proper management.

Subject to the provisions of the Companies Law and regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting.

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The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, an approval of a merger or the approval of the compensation policy, notice must be provided at least 35 days prior to the meeting.

Under the Companies Law, our shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

Pursuant to our Amended Articles, holders of our Ordinary Shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for general meetings of our shareholders is at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights (or if a higher percentage is required by law, such higher percentage), within half an hour of the time fixed for the commencement of the meeting. A meeting adjourned for lack of a quorum is adjourned either to the same day in the following week at the same time and place or to such day, time and place as specified in the notice of the meeting or to such day, time and place as the chairman of the general meeting shall determine. At the reconvened meeting, at least two shareholders present in person or by proxy shall constitute a lawful quorum, unless the meeting of shareholders was convened at the demand of shareholders, in which case, the quorum shall be the presence of one or more shareholders holding at least 5% of our issued share capital and at least one percent of the voting power of our shares, or one or more shareholders with at least 5% of the voting power of our shares.

Vote Requirements

Our Amended Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our Amended Articles. Under the Companies Law, certain actions require a special majority, including: (i) appointment of external directors; (ii) approval of an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest and the terms of employment or other engagement of the controlling shareholder or a relative of the controlling shareholder (even if not extraordinary); (iii) approval of a compensation policy; and (iv) approval of executive officer compensation inconsistent with our office holder compensation policy or the compensation of our chief executive officer (subject to limited exceptions).

In addition, under the Companies Law the authorization of the chairman of the board to assume the role or responsibilities of the chief executive officer, or the authorization of the chief executive officer or his or her relative thereof to assume the role or responsibilities of the chairman of the board, for periods of no longer than three years each, is subject to receipt of the approval of a majority of the shares voting on the matter, provided that either (i) included in such majority are at least two-thirds of the shares of shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the resolution that are voted at the meeting on the matter (excluding any abstentions); or (ii) the total number of shares of shareholders specified in clause (i) who voted against the resolution does not exceed 2% of the voting rights in the company.

Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

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Access to Corporate Records

Under the Companies Law, shareholders are provided access to: (i) minutes of the general meetings of our shareholders; (ii) our shareholders register and principal shareholders register, articles of association and financial statements; and (iii) any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document in the company’s possession related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Companies Law and our Amended Articles, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be modified or cancelled by adoption of a shareholders’ resolution amending the Articles, together with the approval of the simple majority of voting rights of a separate meeting consisting of the shareholders of that class; and any creation or modification of such rights (or other amendment to the Articles) which would prejudice or compromise the rights held by a particular class of shareholders is subject to the approval of a separate meeting consisting of the shareholders of that class.

Registration Rights

On April 19, 2021, the Company entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda.

Pursuant to the Agreement to Purchase, the Company acquired Provista from Ascenda and SIH for an aggregate purchase price of $7.5 million consisting of an initial cash payment of $1.25 million, the issuance of $1.5 million in Ordinary Shares priced at $0.0512 per share, the issuance to SIH of a $3.5 million convertible promissory note dated April 19, 2021 (the “Note”) and the payment on for before July 1, 2021 of $1.25 million in cash (the “July Payment”), which payment the Company had the right to, and did, extend to July 15, 2021. The Provista shares acquired by the Company remained in an escrow account until the July Payment was made.

The Note has a maturity date of April 8, 2025, and is convertible beginning on October 20, 2021, into Ordinary Shares of the Company at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the Ordinary Shares prior to the date of conversion. In the event SIH delivers a Notice of Conversion to the Company at a per share price less than $0.05 ($0.05), the Company has the right to immediately notify SIH of its intention to pay the conversion amount in cash within three (3) business days of receipt of the Notice of Conversion (i.e., before SIH would take possession of shares converted under the Notice of Conversion). If, at any time between October 20, 2021 and April 20, 2022, the average of the lowest bid and closing sale price at 4:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading) is below ($0.05), the Company has the option to buy out all or any portion of the Note (the “Buyback Option”). In the event the Company exercises the Buyback Option for an amount equal to or greater than one million, one hundred seventy thousand dollars ($1,170,000) (the “Buyback Amount”), SIH may not submit any conversions below five cents ($0.05) for ninety (90) days from receipt of the Buyback Amount (“90 Day Period”).

In the event that the Company uplists its Ordinary Shares to a national securities exchange, the Note shall automatically be exchanged into Series B preferred stock with a conversion price equal to the lesser of (a) $0.05, (b) the opening price on the day of the uplisting provided there is no transaction associated with the uplisting or (c) the deal price of an uplisting transaction.

As of the date of this prospectus, SIH has not submitted a Conversion Notice.

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Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company, and who would as a result hold over 90% of the target company’s issued and outstanding share capital, is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of an Israeli public company, and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares of the company, is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company, or of the applicable class, or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, if there is no other shareholder that holds 25% or more of the voting rights in the company, subject to exceptions. Similarly, the Companies Law provides that an acquisition of shares in an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions. No tender offer is required if the acquisition of shares: (i) occurs in the context of a private placement, that was approved by the company’s shareholders and whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a holder of 25% or more of the voting rights in the company following which the purchaser will hold 25% or more of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company following which the purchaser will hold more than 45% of the voting rights in the company.

A special tender offer must be extended to all shareholders of a company, but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror; and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control). If a special tender offer is accepted, then the purchaser or any person or entity controlling it, at the time of the offer, and any person or entity under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

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Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting. The board of directors of a merging company may not approve the merger if it determines that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company or a person or entity holding 25% or more of any of the means of control of the other merging entity, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares voting on the matter at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, or by any other person or entity who holds 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders (as described under “Directors, Executive Officers, Promotors and Control Persons – Approval of Related Party Transactions under Israeli Law – Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions”).

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Companies Law allows us to create and issue shares having rights different from those attached to our Ordinary Shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having pre-emptive rights. We currently have two classes of preferred shares. While our current classes of preferred shares do not have the ability to do so, in the future, if we do authorize, create and issue an additional class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their Ordinary Shares. The authorization and designation of an additional class of preferred shares will require an amendment to our Amended Articles, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate, and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our Amended Articles as described above in “– Voting Rights.”

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Borrowing Powers

Pursuant to the Companies Law and our Amended Articles, our board of directors may exercise all powers and take all actions that are not required under law or under our Amended Articles to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our Amended Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent and Registrar

Our transfer agent for our Ordinary Shares is Word Wide Stock Transfer, LLC, 1 University Plaza Drive #505, Hackensack, NJ, phone number: (201) 820-2008, and fax number: (201) 820-2010.

Warrants Included in the Offering

Public Warrants. This offering includes the Convertible Note Shares, the Purchaser Warrant Shares and the Prior Warrant Shares. The holders of the Purchaser Warrants and the Prior Warrants must pay the exercise price in cash upon exercise of the warrants, unless they are utilizing the cashless exercise provision of the warrants, which is only available in certain circumstances, such as if the issuance and sale of the underlying shares is not registered with the SEC pursuant to an effective registration statement. We intend to keep the registration statement of which this prospectus forms a part effective when the warrants are exercised. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of Ordinary Shares, the holder of a warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the warrant.

The number of warrants outstanding, and the exercise price of those securities, will be adjusted proportionately in the event of a reverse or forward stock split of our Ordinary Shares, a recapitalization or reclassification of our Ordinary Shares, payment of dividends or distributions in shares to our shareholders, or similar transactions. In the event that the Company effects a rights offering to its ordinary shareholders or a pro rata distribution of its assets among its shareholders, then the holder of the warrants will have the right to participate in such distribution and rights offering to the extent of their pro rata share of the Company’s outstanding Ordinary Shares assuming they owned the number of Ordinary Shares issuable upon the exercise of their warrants. In the event of a “Fundamental Transaction” by the Company, such as a merger or consolidation of it with another company, the sale or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of the Company’s Ordinary Shares, then the warrant holder will have the right to receive, for each ordinary share issuable upon the exercise of the warrant, at the option of the holder, the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration payable as a result of the Fundamental Transaction, that would have been issued or conveyed to the warrant holder had the holder exercised the warrant immediately preceding the closing of the Fundamental Transaction. In lieu of receiving such Ordinary Shares and additional consideration in the Fundamental Transaction, the warrant holder may elect to have the Company or the successor entity purchase the warrant holder’s warrant for its fair market value measured by the Black Scholes method.

A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

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The Company will promptly notify the warrant holders in writing of any adjustment to the exercise price or to the number of the outstanding warrants, declaration of a dividend or other distribution, a special non-recurring cash dividend on or a redemption of the Ordinary Shares, the authorization of a rights offering, the approval of the shareholders required for any proposed reclassification of the Ordinary Shares, a consolidation or merger by the Company, sale of all or substantially all of the assets of the Company, any compulsory share exchange, or the authorization of any voluntary or involuntary dissolution, liquidation, or winding up of the Company.

The warrants contain a contractual provision stating that all questions concerning the construction, validity, enforcement and interpretation of the warrants are governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law.

We have not applied, and do not intend to apply, for listing of the warrants on any securities exchange or other trading system.

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MARKET PRICE AND DIVIDEND POLICY

Our Ordinary Shares have been quoted on the OTCQB under the symbol “TOMDF” since March 7, 2017. The OTCQB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The OTCQB is a quotation medium for subscribing members, not an issuer listing service, and should not be confused with The NASDAQ Stock Market.

On January 13, 2022, the last reported sale price of our Ordinary Shares on the OTCQB was $ 0.064 per ordinary share.

Holders

We had 143 holders of record for our Ordinary Shares as of January 13, 2022.

We have not declared or paid any dividend since inception on our Ordinary Shares. We do not anticipate that we will declare or pay dividends in the foreseeable future on our Ordinary Shares. Instead, we anticipate that all of our earnings will be used for the operation and growth of our business. Any future determination to declare cash dividends would be subject to the discretion of our board of directors and would depend upon various factors, including our results of operations, financial condition and liquidity requirements, restrictions that may be imposed by applicable law and our contracts and other factors deemed relevant by our board of directors.

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PROPERTIES

The Company does not own any real property. Our principal executive office and mailing address is 121 Derech Ben Gurion, Tel Aviv, Israel, which we have leased since March 2021 pursuant to a month-to-month agreement. The Company additionally has an office at 40 Wall Street, Suite 2702, New York, New York 10005, which is subject to an annual lease that is currently due to expire at the end of March 2022 and which is shared with two of our United States subsidiaries, Todos Medical USA and Corona Diagnostics LLC. Our Provista Diagnostics laboratory is located in a leased facility located at 2001 Westside Parkway, Alpharetta, GA 30004. The lease is currently due to expire June 30, 2023. We believe that all of our leases provide for rental payments at a market rate.

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LEGAL PROCEEDINGS

The Company and its subsidiaries are involved in certain legal proceedings and certain business relationships that arise from time to time in the ordinary course of their business and in connection with certain agreements with third parties (such as with respect to certain royalty agreements). Except for income tax contingencies, the Company applies the provisions of ASC Topic 450, Contingencies. Thus, the Company records accruals for contingencies to the extent that the management concludes that the occurrence is probable and that the related liabilities are estimable. Legal expenses associated with contingencies are expensed as incurred.

In January 2022, Toledo Advisors, LLC filed suit against the Company and Corona Diagnostics in a Nevada state court, alleging breach of contract. The Company and Corona Diagnostics have not yet filed an answer in this case, but intend to vigorously contest it.

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DIRECTORS, OFFICERS AND CORPORATE GOVERNANCE

Directors

The following table sets forth information regarding the directors and officers of Todos as of September 30, 2021:

Name	Age	Director Since	Term Ends
Gerald Commissiong, Chief Executive Officer and Director	39	2020	2022
Daniel Hirsch, Chief Financial Officer and Director	53	2020	2022
Dr. Herman Weiss, Chairman of the Board	51	2017	2022
*Dr. Lauren Chung, Director	49	2020	2024
*Moshe Schlisser, Director	33	2016	2024
**Moshe Abramovitz, Director	39	2016	2022

* Independent Director and External Director under Israeli Law

** Independent Director

Gerald Commissiong Chief Executive Officer and Director	Mr. Commissiong has served as our Chief Executive Officer and director since January 5, 2020. In addition, Mr. Commissiong serves as Chief Executive Officer, President and a member of the Board of Directors of Amarantus Bioscience Holdings, Inc. (“Amarantus”), of which he is a co-founder. Prior to becoming Chief Executive Officer of Amarantus in October 2011, Mr. Commissiong was the Chief Operating Officer of Amarantus. Mr. Commissiong graduated from Stanford University in Management Science and Engineering with a focus on Financial Decisions. The Board believes that Mr. Commissiong’s executive leadership and healthcare expertise qualifies Mr. Commissiong to serve as a director.

Daniel Hirsch Chief Financial Officer and Director

Mr. Hirsch has served as our Chief Financial Officer and director since January 5, 2020. Mr. Hirsch has been managing Partner of First Line Capital, LLC since 2002. Prior to 2002, Mr. Hirsch served as Senior Consultant at Integrated Healthcare based in Greenwich, Connecticut providing turn around services for large medical practices. From 1992 to1998, Mr. Hirsch was Director of Primary Care for Hackensack University Medical Center in Hackensack, New Jersey. Mr. Hirsch holds a bachelor’s degree in Economics from Yeshiva University and a master’s degree in Public Health from the New School of Social Research. The Board believes that Mr. Hirsch’s financial expertise in the healthcare industry qualifies Mr. Hirsch to serve as a director.

Dr. Herman Weiss Chairman of the Board of Directors

Dr. Herman Weiss has served as a director of the Company since June 22, 2017 and Chairman of the Board of Directors since January 5, 2020. Dr. Weiss served as Chief Executive Officer of the Company from July 30, 2018 to January 5, 2020. In addition, from 2016-2018, Dr. Weiss served as the Vice President of Medical Affairs and Clinical Development at Juniper Pharmaceuticals Inc. in Boston, MA. Since 2016, Dr. Weiss has also served as a Professor at Yeshiva University. Dr. Weiss has served as a consultant to multiple medical device and pharmaceutical companies, including American Medical Systems, and to venture capital firms in New York City, and also founded and served as the Chief Medical Officer of FibroControl, a biotech medical device company in Herzliya, Israel. Dr. Weiss owns multiple patents and is the author of numerous publications in the area of women’s health and gynecology. Dr. Weiss holds an M.B.A. from the George Washington University, Washington DC, an M.D. from the Ohio State University College of Medicine, and a B.A. in Philosophy (summa cum laude) from the Ramapo College of New Jersey. The Board believes that Dr. Weiss’ experience in the medical device and pharmaceutical industries qualifies him to serve as Chairman of the Board.

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Lauren Chung, External Director	Dr. Lauren Chung has served as director of the Company since April 2020. In 2012, Dr. Chung founded, and since then, she has served as Chief Executive Officer of MINLEIGH LLC, identifying, evaluating and partnering with companies for investments and strategic, operational, and commercial opportunities. Dr. Chung has over 20 years of healthcare investment management, investment banking, and advisory experience. Dr. Chung was a managing director in Healthcare Research at WestPark Capital and an analyst at Maxim Group from 2016-2019. From 2006 - 2016, Dr. Chung was a co-founder of Tokum Capital Management, a global healthcare fund, which merged with Perella Weinberg Partners. From 2000 - 2006 Dr. Chung managed healthcare investment portfolios at RBR Capital, Kingdon Capital, and Pequot Capital. From 1994-2000, Dr. Chung was a recognized research scientist conducting cutting edge research in neurodegenerative and genetic disorders at Massachusetts General Hospital/Harvard Medical School and Boston Children’s Hospital. Dr. Chung has published many leading peer-reviewed scientific journals. As a current and former director of public and private companies, Dr. Chung brings a valuable perspective for the Company’s strategy and operations as well as extensive scientific insights. Dr. Chung holds a Ph.D. in Neuropathology from Columbia University-College of Physicians & Surgeons, and a BA with honors in Biochemistry and Economics from Wellesley College. The Board believes that Dr. Chung’s experience with companies in the healthcare industry qualifies her to serve as a director.

Moshe Schlisser External Director	Mr. Moshe Schlisser has served as a director of the Company since February 2016. Mr. Schlisser currently also serves as a director at SmartGreen Ltd, Tantel Group Ltd and III Pte Ltd. Since 2018, Mr. Schlisser has been serving as General Partner at Shefa Capital Ltd, a Growth Venture Fund with a focus on mid to later stage deep technology investments. Until 2018, Mr. Schlisser was the managing partner at Iberica Investments International, a private equity firm. Mr. Schlisser has held managerial positions in various investment firms and has experience with investments, structured finance and mergers and acquisitions. In 2010, Mr. Schlisser co-founded and currently serves as a director of a soup kitchen in Jerusalem that serves a hot prepared dinner every night to over 50 homeless and underprivileged individuals and delivers weekend food packages to over 250 underprivileged families. The Board of Directors believes that Mr. Schlisser’s experience in the capital markets qualifies him to serve as a director.

Moshe Abramovitz Director	Mr. Moshe Abramovitz has served as a director of the Company since February 27, 2016. Mr. Abramovitz has held managerial positions in various organizations (Israeli companies and charities) including serving as the Deputy Chief Executive Officer of A.S. Mehadrin Ltd. Since 2011, Mr. Abramovitz has been a project manager in the construction industry in Israel. Mr. Abramovitz holds a B.A. in business administration, specializing in information systems, from Ono Academic College and an MBA in business administration specializing in business strategy from Ono Academic College. Mr. Abramowitz received training and a certificate to serve as a mediator from Bar Ilan University. The Board believes that Mr. Abramowitz’s managerial positions qualify him to serve as a director.

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Family Relationships

There are no family relationships among any of our executive officers or directors.

Corporate Governance

In considering its corporate governance requirements and best practices, including, but not limited to, director independence, at the conclusion of this offering, we will be required to comply with Nasdaq’s listing and maintenance rules, in addition to complying with the Companies Law due to our being an Israeli corporation. Because we are not a foreign private issuer, we may not elect to follow home country practice under the NASDAQ Rules. As a result, among other things, at the next Annual Meeting of Shareholders following the closing of this offering, we will recommend to our shareholders to amend our Articles of Association to raise the requirement for a quorum at our shareholders’ meetings to 33%.

Certain provisions of Israeli law regarding “External Directors”

As an Israeli company, we are subject to the Israeli Companies Law, which provides that at least two of the Company’s directors must be external directors, whose terms of office, and procedures for appointment or removal, must conform with the provisions of the Companies Law, Section 239 et seq. (the “External Directors”).

External Directors must meet certain statutory qualifications, as detailed in the Israeli Companies Law, Section 239 et seq. (the “Statutory Qualifications”). The Statutory Qualifications include certain provisions designed to ensure the External Directors’ independent judgment, as well as criteria for the External Directors’ professional skills, as follows (the “Professional Qualifications”): (i) at least one of the External Directors must have “accounting and financial expertise”, and (ii) each External Director must have either “accounting and financial expertise” or “professional skills”; all as such terms are defined by the regulations promulgated under the Companies Law.

Each External Director must file a written declaration affirming that she or he meets the Statutory Qualifications, including documentation of her or his Professional Qualifications, before her or his nomination can be properly considered by the Shareholders’ Meeting. Each of Dr. Lauren Chung and Mr. Moshe Schlisser submitted their respective written declarations to the Board, as required under the Companies Law before our July 26, 2021 Annual Meeting (the “July 2021 Meeting”). After considering their respective declarations, our Board of Directors determined that Dr. Chung and Mr. Schlisser possess the required Professional Qualifications to be appointed as External Directors and, specifically, that Dr. Chung has “accounting and financial expertise,” as that term is defined by the regulations promulgated under the Companies Law.

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Compensation package and expenses of External Directors

The compensation and allowable expenses of External Directors are regulated by the Companies Law and regulations promulgated pursuant thereto (the “Compensation Regulations”). Generally speaking, the Compensation Regulations set a fixed range including minimum, maximum, and suggested median tariffs for External Directors’ compensation, on the basis of a fixed cash salary, in addition to fixed cash amount per meeting. The relevant fixed ranges are based on the Company’s shareholders’ equity and, for Companies whose securities are listed on a non-Israeli exchange, the increased burden of the demands and obligations imposed by the laws and regulations to which companies listed on that exchange are subject. However, the fixed amounts set forth in the Compensation Regulations may not adequately account for the unique position in which every company is situated. Therefore, Regulations 8A and 8B of the Compensation Regulations allow the Company to adopt a compensation package, including cash as well as equity, which goes beyond the parameters otherwise imposed by the fixed range of the Compensation Regulations. Based on the legal advice it has received, the Board has determined that the Compensation Schedule is in keeping with the requirements of the Compensation Regulations.

External Directorship exemptions for companies listed on a “Qualified Exchange”

Regulations promulgated pursuant to Section 364(a) of the Companies Law allow for an exemption from some provisions of the Companies Law for companies (such as Todos) whose securities are listed on a non-Israeli exchange only (the “Foreign Listing Leniencies”). Regulation 5D of the Foreign Listing Leniencies provides certain exemptions from the Companies Law requirements regarding the corporate governance role of External Directors, for Israeli companies listed on certain non-Israeli exchanges (the “Qualified Exchanges”); provided that: (i) the Israeli company is fully compliant with all laws and regulations of the Applicable Jurisdiction regarding the appointment of independent directors, and the composition of audit and/or compensation committees, as they apply to companies incorporated in the Applicable Jurisdiction, such regulations being deemed to include any rules or guidelines generally practiced at the relevant Qualified Exchange (the “Qualified Exchange Regulations”), where “Applicable Jurisdiction” means the jurisdiction in which the company’s securities are either (x) offered to the public, or (y) listed for trade on the Qualified Exchange; (ii) there is no one person or syndicate exercising “Control” over the Company, as that term is defined under the Israeli Securities Law, 1968 (see definition of “Control” in the “required vote” section of this Proposal); (iii) the composition of the company’s Board includes at least one member of each of the male and female genders; and (iv) the company has elected to comply with the Qualified Exchange Regulations in lieu of the provisions of the Companies Law relating to the appointment of independent directors, and the composition of audit and/or compensation committees.

As a matter of Israeli law, the Minister of Justice may from time to time, after consulting with the Israel Securities Authority and after receiving the approbation of the Law and Constitution Committee of the Knesset, revise the Foreign Listing Leniencies. In the future, such revisions may include the addition, removal and/or revision of leniencies, as well as the addition of other exchanges to (or removal of exchanges from) the list of Qualified Exchanges. At time of this writing, the Qualified Exchanges as per the Foreign Listing Leniencies are the NYSE, AMEX, NASDAQ Global Select, NASDAQ Global, and NASDAQ Capital. Should the Company’s shares become listed on a Qualified Exchange in the future, provided that the conditions for exemption as described above apply, the Board may consider the feasibility of procuring the services of Dr. Chung and Mr. Schlisser as “independent directors” under and subject to the applicable Qualified Exchange Regulations, in place of their current service as External Directors under the Companies Law.

At the July 2021 Meeting, the Company’s shareholders adopted an amendment to its Articles of Association which would ensure the validity of such leniencies in the future, should the Board decide to comply with the Qualified Exchange Regulations in lieu of the relevant Companies Law provisions, as described above.

Role of the Board and the Audit Committee in Risk Oversight

While management is charged with the day-to-day management of risks that the Company faces, the Board, and the Audit Committee of the Board, have been responsible for oversight of risk management. The full Board, and the Audit Committee since it was formed, have responsibility for general oversight of risks facing the Company. Specifically, the Audit Committee reviews and assesses the adequacy of the Company’s risk management policies and procedures with regard to identification of the Company’s principal risks, both financial and non-financial, and review updates on these risks from the Chief Financial Officer and the Chief Executive Officer. The Audit Committee also reviews and assesses the adequacy of the implementation of appropriate systems to mitigate and manage the principal risks.

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Review and Approval of Transactions with Related Parties

The Board adopted a policy to comply with Item 404 of Regulation S-K of the Exchange Act as well as the Nasdaq Rules requiring that disinterested directors approve transactions with related parties which are not market-based transactions.

Generally, the Board will approve transactions only to the extent the disinterested directors believe that they are in the best interests of the Company and on terms that are fair and reasonable (in the judgment of the disinterested directors) to the Company. Our policy is available on our Company website at www.todosmedical.com.

The Companies Law also contains requirements for the approval of transaction with related parties by disinterested directors. Those requirements are discussed at Description of Our Securities – Voting Rights – Vote Requirements and at Certain Relationships and Related Party Transactions, and Director Independence.

Audit Committee

The Audit Committee was established to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The members of our Audit Committee are Moshe Schlisser, Lauren Chung and Moshe Abramovitz. Moshe Schlisser serves as chairman of the Audit Committee. The Board determined that all members of our Audit Committee were independent under SEC Rule 10A-3(b)(1) and Nasdaq Rule 5605(a)(2). The Board has determined that all current members of the Audit Committee are “financially literate” as interpreted by the Board in its business judgment. Lauren Chung has been qualified as an audit committee financial expert, as defined in the applicable rules of the SEC.

The Audit Committee meets periodically with our independent accountants and management to review the scope and results of the annual audit and to review our financial statements and related reporting matters prior to the submission of the financial statements to the Board. In addition, the Audit Committee meets with the independent auditors at least on a quarterly basis to review and discuss the annual audit or quarterly review of our financial statements.

We have established an Audit Committee Charter that deals with the establishment of the Audit Committee and sets out its duties and responsibilities. Our Audit Committee Charter complies with Section 3(a)(58)(A) of the Exchange Act and Nasdaq Rule 5605. The Audit Committee is required to review and reassess the adequacy of the Audit Committee Charter on an annual basis. The Audit Committee Charter is available on our Company website at www.todosmedical.com.

Compensation Committee

The members of our Compensation Committee are Moshe Schlisser, Lauren Chung and Moshe Abramovitz. Lauren Chung serves as chairwoman of the Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board regarding the compensation of executive officers, to review and administer our Company’s equity compensation plans, to review, discuss, and evaluate at least annually the relationship between risk management policies and practices and compensation, as well as oversee the Company’s engagement with shareholders and proxy advisors.

The Compensation Committee consists of only independent directors in accordance with Nasdaq Rule 5605(a)(2) and all non-employee directors for purposes of Rule 16b-3 of the Exchange Act. The compensation of our CEO, Mr. Commissiong, must be determined by the Compensation Committee and the CEO may not be present during voting or deliberations for his compensation.

Although Nasdaq Rule 5605(d)(3) provides that the Compensation Committee may (in its discretion, not Board discretion) retain compensation consultants, independent legal counsel, and other advisors, the independent directors acting as the Compensation Committee have not decided to do so. Our Compensation Committee Charter is available at our website:www.todosmedical.com.

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Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics Policy (the “Code of Conduct”) applicable to all of the Company’s and its subsidiaries’ employees, including the Company’s Chief Executive Officer and Chief Financial Officer. The Code of Conduct contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of our Code of Business Conduct and Ethics Policy of the Company is posted at our website at www.todosmedical.com.

Insider Trading Policy and Policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting

Our Insider Trading Policy and policy on Trading Blackout Periods, Benefit Plans and Section 16 Reporting applies to all of our officers, directors, and employees and provides strict guidelines as to restrictions on trading activity in the Company’s stock. These policies are posted at our website: www.todosmedical.com

Director Independence

The Board has determined that Moshe Schlisser, Lauren Chung and Moshe Abramovitz are “independent directors” under the rules and regulations of the SEC and Nasdaq Rule 5062(a)(2). In making this determination, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including such individual’s beneficial ownership of our Ordinary Shares.

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EXECUTIVE AND DIRECTOR COMPENSATION

Compensation-Related Requirements of the Companies Law

As approved at the July 2021 Meeting, and as required by the Companies Law, we have adopted a Compensation Policy regarding the terms of office and employment of our “office holders” (as defined under the Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO), including cash compensation, equity-based awards, releases from liability, indemnification and insurance, severance and other benefits (the “Terms of Office and Employment”). Each of our directors and executive officers is an “office holder” within the meaning of the Companies Law. The Compensation Policy is reviewed from time to time by the Compensation Committee and Board to ensure its alignment with our compensation philosophy and to consider its appropriateness for Todos and is required to be brought at least once every three years to our shareholders for approval.

Pursuant to the Companies Law, arrangements between Todos and its office holders must generally be consistent with the Compensation Policy. However, under certain circumstances, we may approve an arrangement that is not consistent with the Compensation Policy, if the arrangement is approved by a majority of our shareholders, provided that (i) the majority includes a majority of the votes cast by shareholders who are present and voting (abstentions are disregarded) who (A) are not controlling shareholders and (B) do not have a personal interest in the matter, or (ii) the votes cast against the arrangement by shareholders who are not controlling shareholders and who do not have a personal interest in the matter who were present and voted constitute two percent or less of the voting power of the Company (a “special majority”). Under certain circumstances, if the Compensation Policy is not approved by the shareholders, the Compensation Committee and the Board may nonetheless approve such policy.

In addition, pursuant to the Companies Law, the Terms of Office and Employment generally require the approval of the Compensation Committee and the Board. The Terms of Office and Employment as applicable to directors further require the approval of the shareholders by a simple majority. The Terms of Office and Employment with respect to a CEO generally require the approval of the shareholders by the special majority referenced in the immediately preceding paragraph, in addition to the approval of the Compensation Committee and the Board. Pursuant to regulations promulgated under the Companies Law, shareholder approval is not required with respect to Terms of Office and Employment granted to a director or a CEO for the period following his or her appointment until the next general meeting of shareholders, provided these terms are (i) approved by the Compensation Committee and the Board, (ii) consistent with the Compensation Policy and (iii) on similar or less favorable terms than those of the person’s predecessor. In addition, under certain circumstances, shareholder approval is not required with respect to the Terms of Office and Employment of a candidate for CEO if the Compensation Committee determines that the engagement will be frustrated if the approval is pursued, provided that the terms are consistent with the Compensation Policy. Compensation packages for our office holders were approved at the Company’s Annual General Meeting on July 26, 2021.

Under certain circumstances, if the Terms of Office and Employment of office holders who are not directors are not approved by the shareholders, where such approval is required, the Compensation Committee and the Board may nonetheless approve such terms. In addition, non-material amendments of the Terms of Office and Employment of office holders who are not directors may be approved by the Compensation Committee only and non-material amendments of the Terms of Office and Employment of office holders who are not directors and excluding the CEO may be approved by the CEO only, provided such approvals are permitted under the Compensation Policy and consistent therewith. Accordingly, for as long as not otherwise determined by the Compensation Committee and the Board, our President and CEO is currently authorized to approve benefits and perquisites for any other executive officer with respect to any calendar year, provided that it does not exceed the value of such executive officer’s one month base salary.

2021 Equity Incentive Plan

At our annual meeting on July 26, 2021, we adopted our 2021 Equity Incentive Plan.

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The following paragraphs provide a summary of the principal features of the Equity Incentive Plan and its operation. The Plan is set forth in Annex C to Exhibit 99.1 to our Proxy Statement as filed on Form 8-K on June 28, 2021.

Background and Purpose of the Plan

The Plan is intended to attract, motivate, and retain employees, consultants, directors, and other service providers who provide significant services to us.

Administration of the Plan

Our Board of Directors or a committee appointed by our Board of Directors (the “Committee”) administers the Plan. Subject to the terms of the Plan, the Committee will have the power to recommend to our Board of Directors, and our Board of Directors will have the power and authority to select the employees and consultants who will receive stock option awards and determine the terms and conditions of stock option awards (for example, the exercise price and vesting schedule). The Committee will have full power and authority to interpret the provisions of the Plan and outstanding options granted thereunder.

If a stock option expires or is cancelled without having been fully exercised or vested, the shares covered by such option will be returned to the available pool of the Company’s ordinary shares (the “Shares”) reserved for issuance under the 2021 Plan. Also, if we experience a share dividend, recapitalization or other change in our capital structure, the number, class, and kind of shares available for issuance under the Plan, and the outstanding stock option awards, may be adjusted as appropriate to reflect the share dividend or other change.

Eligibility to Receive Awards

Our Board of Directors, upon the recommendation of the Committee, selects the employees and consultants who will be granted discretionary stock option awards under the Plan. The actual number of individuals who will receive a stock option award under the Plan cannot be determined in advance because our Board of Directors has the discretion to select the participants.

Our Board of Directors may, in its discretion, elect to grant stock options awards under the Plan in order to fulfill some or all of the equity compensation to be received by the Company’s Directors and/or Officers, as described in the Compensation Schedule (pending approval of the Compensation Schedule at this Meeting) or otherwise.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, our Board of Directors may grant options that qualify for favorable tax treatment under Israeli or United States tax law. Our Board of Directors will determine the number of Shares covered by each option.

The exercise price of the Shares subject to each option is set by the Board of Directors in its discretion in accordance with applicable law.

An option granted under the Plan cannot generally be exercised until it becomes vested. Our Board of Directors establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by our Board of Directors. Options granted under the Plan expire at the times established by our Board of Directors.

The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The Plan also contains provisions for the cashless exercise of options. The participant must pay any taxes the Company is required to withhold at the time of exercise.

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Change of Control

In the event of a merger, acquisition, or reorganization by or with one or more entities, in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company, the successor corporation will either assume or provide a substitute stock option award for each outstanding stock option. In the event the successor corporation refuses to assume or provide a substitute stock option award, the Committee will provide at least 15 days’ notice that the option will immediately vest and become exercisable as to all of the Shares subject to such award and that such award will terminate upon the expiration of such notice period.

Stock Option Awards to Be Granted to Certain Individuals and Groups

The number of stock option awards that an employee or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance.

Limited Transferability of Stock Options

Stock options granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Amendment and Termination of the Plan

The Board generally may amend or terminate the Plan at any time and for any reason.

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Principal Executive Officer and our two other highest paid executive officer whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) for fiscal year 2021.

Name and principal position	Year	Salary ($)	Bonus ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Gerald Commissiong, CEO	2021	$400,000	-	-	$326,305	-	$726,305
Daniel Hirsch, CFO	2021	$250,000	-	-	$178,153	-	$428,153

Director Compensation

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Directors for fiscal year 2021.

Name	Fees earned or paid in cash ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Dr. Herman Weiss	$65,270	-	$151,232		$216,,502
Gerald Commissiong	$65,270	-	$128,752		$194,021
Daniel Hirsh	$65,270	-	$128,752		$194,021
Lauren Chung	$76,632	-	$128,752	$8,750	$214,134
Moshe Abramovitz	$72,539	-	$128,752	$5,833	$207,124
Moshe Schlisser	$82,018	-	$128,752	$11,667	$222,437

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Outstanding Equity Awards at Fiscal Year End

The following table provides certain summary information concerning equity awards made to our executive officers as of December 31, 2021.

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Gerald Commissiong	947,283	9,841,850		0.030-0.095	July 29, 2025– July 27, 2026
Daniel Hirsch	376,488	5,129,462		0.030-0.095	July 29, 2025– July 27, 2026

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following table describes, as of January 13, 2022, the beneficial ownership of Todos Ordinary Shares by:

●	each person we believe beneficially holds more than 5% of the outstanding Ordinary Shares based solely on our review of SEC filings;
●	each of our named executive officers;
●	each of our directors; and
●	all of our directors and executive officers as a group.

	No. of Shares Beneficially Owned	Percentage Owned

Directors and executive officers:
Dr. Herman Weiss	300,000	*
Gerald Commissiong(1)	79,077,125	8.6%
Lauren Chung	0	*
Moshe Abramovitz	0	*
Moshe Schlisser	0	*
Daniel Hirsch	54,000	*
All directors and executive officers as a group (7 persons)	82,854,975	9.03%
Persons or Groups Holding More than 5% of Ordinary Shares
Amarantus Bioscience Holdings, Inc.	78,025,645	8.51%
The Strategic Group	44,744,827	4.88%

The address of each shareholder is c/o Todos Medical Limited, 121 Derech Menachem Begin, 30th Floor, Tel Aviv, 6701203 Israel.

*	Indicates beneficial ownership of less than 1% of the total ordinary shares outstanding.

(1) Includes 78,025,645 shares owned by Amarantus Bioscience Holdings, Inc (“Amarantus”). Gerald Commissiong is the Executive Chairman and controlling shareholder of Amarantus and in such capacity holds voting and dispositive power over the securities held by such entity.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On February 27, 2019, we entered into a joint venture agreement with Amarantus, pursuant to which we issued Ordinary Share representing 19.99% of our then outstanding Ordinary Shares to Amarantus, in exchange for Amarantus transferring to us 19.99% of Breakthrough, a wholly-owned subsidiary of Amarantus, and for Amarantus assigning the exclusive license to develop and commercialize the LymPro Test®, an immune-based neurodiagnostic blood test for the detection of Alzheimer’s disease (the “License”) to Breakthrough. As part of the transaction, we agreed to provide working capital to Breakthrough to support Breakthrough’s operations. As part of the Breakthrough joint venture, we were granted an exclusive option, which was limited to an exercise period of 60 days from its date, to acquire the remaining 80.01% of Breakthrough from Amarantus. At our 2019 annual meeting of shareholders, our shareholders approved a resolution authorizing us to exercise our option to acquire the remaining 80.01% of Breakthrough from Amarantus in exchange for an additional 30% of our then issued and outstanding Ordinary Shares. Our Chief Executive Officer, Gerald Commissiong, is also the Executive Chairman and controlling shareholder of Amarantus.

The Amarantus transaction was valued at approximately $8,623,000 and Amarantus’ holdings in Todos have a value of approximately $5,617,846 based upon the Company’s closing market price on January 13, 2022.

The related party transaction described above was reviewed and approved in accordance with the provisions of the Companies Law, as described below.

Approval of Related Party Transactions

The Companies Law requires that an “office holder” (as defined in the Companies Law) of a company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

Pursuant to the Companies Law, any transaction with an office holder or in which the office holder has a personal interest (other than with respect to such office holder’s Terms of Office and Employment) must be brought before the Audit Committee, in order to determine whether such transaction is an “extraordinary transaction” (defined as a transaction not in the ordinary course of business, not on market terms or likely to have a material impact on the company’s profitability, assets or liabilities).

Pursuant to the Companies Law, the Amended Articles and Todos policy, in the event that the Audit Committee determines that the transaction is not an extraordinary transaction, the transaction will require only Audit Committee approval; if, however, it is determined to be an extraordinary transaction, Board approval is also required and, in some circumstances, shareholder approval may also be required. Such a transaction may only be approved by the Board if it is determined to be in the best interests of Todos.

A person with a personal interest in the matter generally may not be present at meetings of the Board or certain committees where the matter is being considered and, if a member of the Board or a committee, may generally not vote on the matter.

Transactions with Controlling Shareholders

Under Israeli law, extraordinary transactions with a controlling shareholder, or in which the controlling shareholder has a personal interest, and any engagement with a controlling shareholder, or a controlling shareholder’s relative, with respect to the provision of services to the company or their Terms of Office and Employment as an office holder or as another employee, generally require the approval of the Audit Committee (or with respect to Terms of Office and Employment, the Compensation Committee), the Board of Directors and the shareholders. If required, shareholder approval must include (i) at least a majority of the shareholders who do not have a personal interest in the transaction and are present and voting at the meeting (abstentions are disregarded), or, alternatively, that (ii) the total shareholdings of the disinterested shareholders who vote against the transaction do not represent more than two percent of the voting rights in the company. Transactions for a period of more than three years generally need to be brought for approval in accordance with the above procedures every three years.

A shareholder who holds 25% or more of the voting rights in a company is considered a controlling shareholder for these purposes if no other shareholder holds more than 50% of the voting rights. If two or more shareholders are interested parties in the same transaction, their shareholdings are combined for the purposes of calculating percentages. We are currently not aware of the existence of any controlling shareholder or any shareholder arrangements which would constitute “control” of Todos under Israeli law.

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Director Independence

We define an independent director as a member of the board of directors who (1) does not have a material relationship with the Company, (2) is not part of the Company’s executive team, and (3) is not involved with the day-to-day operations of the Company.

The Board of Directors has determined that all of the directors that currently serve on the Board of Directors are, and all of the directors that served on the Board of Directors during 2020 were, independent, except for Gerald Commissiong (who is also our Chief Executive Officer) and Daniel Hirsch (who is also our Chief Financial Officer). At our annual meeting on July 26, 2021, Dr. Lauren Chung and Mr. Moshe Schlisser were elected ‘public directors’ (or ‘external directors’) under the Israeli Companies Law.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the resale of up to (i) 137,980,949 ordinary shares that may be issuable upon the exercise of warrants held by warrantholders identified in this prospectus, and (ii) 123,086,088 ordinary shares as may be issued from time to time to the holders of convertible notes held by the convertible noteholders identified in this prospectus, which convertible notes have an aggregate principal amount of $8,625,000. The conversion price for the Convertible Notes is subject to adjustment downwards under certain circumstances. All share numbers in this prospectus assume that such conversion price will not be adjusted. The maximum adjustment of the conversion price under the Convertible Notes is 20%. We are filing the registration statement of which this prospectus forms a part pursuant to registration rights that were granted to the selling shareholders pursuant to their respective agreements with us.

The selling shareholders, respectively, may, from time to time, offer and sell pursuant to this prospectus any or all of the ordinary shares that such selling shareholder may receive by exercise of a warrant or conversion of a convertible note. Each “selling shareholder” may sell some, all or none of its ordinary shares. We do not know how long the selling shareholders will hold the ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the ordinary shares.

The following table presents information regarding each selling shareholder and the ordinary shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling shareholders and reflects their holdings as of January 13, 2022. Except as noted below, none of the selling shareholders has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The percentage of ordinary shares beneficially owned prior to the offering is based on 977,144,432 ordinary shares actually outstanding as of January 13, 2022, modified as described in footnote 2 to the table below.

	Ordinary Shares Beneficially Owned Prior to Offering		Number of Ordinary Shares Being	Ordinary Shares Beneficially Owned After Offering
Name	Number (1)	%(2)	Offered	Number (3)	%(4)
Yozma Global Genomic Fund 1 (5)	199,596,856	13.26%	33,415,125	166,181,731	11.04
Kips Bay Select LP (6)	148,756,454	9.88	47,683,236	101,073,218	6.71
SB Nihul Ltd.(7)	5,958,115	0.40	5,958,115	0	0.0
Quick Capital, LLC (8)	5,958,115	0.40	5,958,115	0	0.0
GreenTree Financial	23,479,727	1.56	21,979,727	2,250,000	0.15
Avner Krohn	5,080,643	0.34	1,339,284	2,991,359	0.20
BelHar Investments	30,432,734	2.02	8,928,562	21,504,172	1.43
Ethel Zieleniec	8,928,562	0.59	8,928,562	0	0.0
DPH Investments	3,571,424	0.24	3,571,424	0	0.0
Shmuel Rotbard	1,116,070	0.07	1,116,070	0	0.0
Tehresa Yee Ling Tan	5,753,538	0.38	2,232,140	3,521,398	0.23
Infusion 51a	2,000,000	0.13	2,000,000	0	0.0
Daniel Reich	9,088,597	0.60	3,000,000	6,088,597	0.40
Shmuel Bar On	500,000	0.03	500,000	0	0.0
Leviston Capital	5,513,513	0.37	5,513,513	0	0.0
Leonite Capital	34,961,990	2.32	34,961,990	0	0.0
Ben Tsion Khasid	1,834,757	0.12	446,428	1,388,329	0.09
Mercer St. Global Opportunity Fund, LLC (9)	61,531,123	4.09	61,531,123	0	0.0
David Wasserman	1,935,932	0.13	892,856	1,043,076	0.07
Ascendant Partners Ltd. (10)	6,460,768	0.43	4,964,569	0	0.0

(1)

Includes all shares that are being offered for sale under this prospectus that would result from the exercise of warrants held by the selling shareholders, and all shares that are being offered for sale under this prospectus that would result from the conversion of convertible notes held by selling shareholders. The conversion price for the Convertible Notes is subject to adjustment downwards under certain circumstances. All share numbers in this prospectus assume that such conversion price will not be adjusted. The maximum adjustment of the conversion price under the Convertible Notes is 20%.

(2)	Calculated by dividing the total number of ordinary shares beneficially owned by each selling shareholder as reflected in column 1 by the number of ordinary shares outstanding as of January 13, 2022, assuming that (a) all shares that are being offered for sale under this prospectus that would result from the exercise of warrants held by selling shareholders have been exercised and (b) all shares that are being offered for sale under this prospectus that would result from the conversion of convertible notes held by selling shareholders have been converted, and (c) all shares that would result from the conversion of convertible notes held by Yozma Global Genomic Fund 1 and Kips Bay Select LP (that are not part of this prospectus) have been converted. The conversion price for the Convertible Notes is subject to adjustment downwards under certain circumstances. All share numbers in this prospectus assume that such conversion price will not be adjusted. The maximum adjustment of the conversion price under the Convertible Notes is 20%.

(3)	Assumes all shares offered by the selling shareholder are sold.

(4)	Calculated by dividing the total number of ordinary shares beneficially owned by each selling shareholder after all shares offered by the selling shareholder are sold, by the number of ordinary shares outstanding as of January 13, 2022, assuming that all shares that are being offered for sale under this prospectus that would result from the exercise of warrants held by selling shareholders have been exercised and all shares that are being offered for sale under this prospectus that would result from the conversion of convertible notes held by selling shareholders have been converted, and all shares that would result from the conversion of convertible notes held by Yozma Global Genomic Fund 1 and Kips Bay Select LP (that are not part of this prospectus) have been converted. The conversion price for the Convertible Notes is subject to adjustment downwards under certain circumstances. All share numbers in this prospectus assume that such conversion price will not be adjusted. The maximum adjustment of the conversion price under the Convertible Notes is 20%.

(5)	Mr. Wonjac Lee is the Chief Executive Officer of Yozma Global Genomic Fund 1 and in such capacity holds voting and dispositive power over the securities held by such entity

(6)	Mr. John Miller is the General Partner of Kips Bay Select LP and in such capacity holds voting and dispositive power over the securities held by such entity

(7)	Mr. Baruch Saar is the Chief Executive Officer of SB Nihul Ltd. and in such capacity holds voting and dispositive power over the securities held by such entity.

(8)	Mr. Eilon Natan is the Manager of Quick Capital, LLC and in such capacity holds voting and dispositive power over the securities held by such entity

(9)	Mr. Jonathan Juchno is the Manager of Mercer Street Global Opportunity Fund, LLC and in such capacity holds voting power over the securities held by such entity

(10)	Richard Galterio is the General Partner of Ascendant Partners Ltd. and in such capacity holds voting power over the securities held by such entity.

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PLAN OF DISTRIBUTION

The ordinary shares offered by this prospectus are being offered by the selling shareholders. The ordinary shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the ordinary shares offered by this prospectus could be effected in one or more of the following methods:

ordinary brokers’ transactions;

transactions involving cross or block trades;

through brokers, dealers, or underwriters who may act solely as agents;

“at the market” into an existing market for the ordinary shares;

in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

in privately negotiated transactions; or

any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the ordinary shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the ordinary shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Each selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Each selling shareholder has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the ordinary shares that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Each selling shareholder has informed us that each such broker-dealer will receive commissions from such selling shareholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the ordinary shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the ordinary shares sold by the selling shareholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of ordinary shares sold by the selling shareholders may be less than or in excess of customary commissions. Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of ordinary shares sold by such selling shareholder.

We know of no existing arrangements between any selling shareholder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the ordinary shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of ordinary shares offered by this prospectus by the selling shareholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such ordinary shares by the selling shareholder, any compensation paid by the selling shareholders to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the ordinary shares covered by this prospectus by the selling shareholders. We have agreed to indemnify the selling shareholders and certain other persons against certain liabilities in connection with the offering of ordinary shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Each selling shareholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by such selling shareholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

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Each Selling Shareholder has represented to us that at no time prior to the Purchase Agreement has such selling shareholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our ordinary shares or any hedging transaction, which establishes a net short position with respect to our ordinary shares. Each selling shareholder agreed that for so long as the registration statement of which this prospectus is part remains effective, and such selling shareholder has unsold shares registered hereunder, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised each selling shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all ordinary shares offered by this prospectus have been sold by the selling shareholders.

Our ordinary shares are currently quoted on the U.S. OTCQB marketplace of OTC Link, or OTCQB, under the symbol “TOMDF”. On January 13, 2022, the closing price of our ordinary shares, as reported on the OTCQB, was $.064 per share.

Blue Sky Restrictions on Resale

If a selling shareholder desires to sell our ordinary shares under this prospectus in the United States, then such selling shareholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.

Any person who purchases our ordinary shares from a selling shareholder under this prospectus who then desires to sell such shares also will have to comply with Blue Sky laws regarding secondary sales.

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MATERIAL TAX CONSIDERATIONS AND GOVERNMENT PROGRAMS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our securities. You should consult your own tax advisor concerning the tax consequences in your particular situation, as well as any tax consequences that may arise under the laws of any taxing jurisdiction.

Israeli Tax Considerations

The following is a brief summary of certain material Israeli tax laws applicable to us, and certain Israeli government programs that benefit us. This section also contains a discussion of certain material Israeli tax consequences concerning the ownership and disposition of our securities offered hereby. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations. The discussion is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below, possibly with a retroactive effect.

THEREFORE, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR SECURITIES OFFERED HEREBY, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY FOREIGN, STATE OR LOCAL TAXES.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax at a flat rate. In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), or EEL which reduced the corporate income tax rate from 25% to 24% effective from January 1, 2017, and to 23% effective from January 1, 2018 and thereafter. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Preferred Enterprise, a Benefited Enterprise or a Technological Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, or IEL, provides several tax benefits for “Industrial Companies.” We may qualify as an Industrial Company within the meaning of the IEL.

The IEL defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from certain government loans, capital gains, interest and dividends, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area,” in accordance with the definition under Section 3A of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following are the main tax benefits available to Industrial Companies:

●	Amortization of the cost of purchased patent, rights to use a patent, and know-how, which are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which such rights were first exercised;

●	Under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies; and

●	Expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

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Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax Benefits and Grants for Research and Development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures related to scientific research and development projects, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

●	The research and development must be for the promotion of the company; and

●	The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.

From time to time we may apply to the Israel Innovation Authority, or IIA for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we will not be able to deduct research and development expenses during the year of the payment, we may be able to deduct research and development expenses in equal amounts over a period of three years commencing in the year of the payment of such expenses.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, or the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets). Generally, an investment program that is implemented in accordance with the provisions of the Investment Law, referred to as an Approved Enterprise, a Beneficiary Enterprise, a Preferred Enterprise, a Preferred Technological Enterprise, or a Special Preferred Technological Enterprise, is entitled to benefits as discussed below. These benefits may include cash grants from the Israeli government and tax benefits, based upon, among other things, the geographic location in Israel of the facility in which the investment is made. In order to qualify for these incentives, the Company is required to comply with the requirements of the Investment Law.

The Investment Law was significantly amended effective as of April 1, 2005, or the 2005 Amendment, as of January 1, 2011, or the 2011 Amendment, and as of January 1, 2017, or the 2017 Amendment. Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.

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Tax Benefits Under the 2011 Amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel.

Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate was reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013, 16% and 9% respectively, in 2014, 2015 and 2016, and 16% and 7.5%, respectively, in 2017 and thereafter. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, subject to certain conditions and during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to tax at the following rates: (i) Israeli resident corporations–0% (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals–20% (iii) non-Israeli residents (individuals and corporations)–20%, subject to a reduced tax rate under the provisions of any applicable tax treaty. The withholding tax rate applicable to distribution of dividend from such income to non-Israeli residents is 25% (or 30% if distributed to a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, as defined below), which may be reduced under an applicable tax treaty by applying in advance for a withholding certificate from the Israel Tax Authority, or ITA. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “Means of Control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right.

The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Beneficiary Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

New Tax Benefits Under the 2017 Amendment That Became Effective on January 1, 2017

The 2017 Amendment was enacted as part of the EEL that was published on December 29, 2016 and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment provides that a Preferred Company satisfying certain conditions will qualify as having a “Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income,” as defined in the Investment Law. The corporate tax rate is further reduced to 7.5% with respect to a Preferred Technological Enterprise located in development zone “A.” In addition, a Preferred Technological Company will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the IIA.

The 2017 Amendment further provides that a Preferred Company satisfying certain conditions (including group consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

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Dividends distributed by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income, are generally subject to tax at the rate of 20% or such lower rate as may be provided in an applicable tax treaty. The withholding tax rate applicable to distribution of dividend from such income to non-Israeli residents is 25% (or 30% if distributed to a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period), which may be reduced under an applicable tax treaty by applying in advance for a withholding certificate from the ITA. In addition, if such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4% (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld.

Taxation of Our Securityholders

Capital gains Tax on Sales of our Ordinary Shares and Warrants

Israeli law generally imposes a capital gains tax on the sale of any capital assets by Israeli residents, as defined for Israeli tax purposes, and on the sale of capital assets located in Israel, including shares of Israeli companies, by both Israeli residents and non-Israeli residents, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Ordinance distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or a foreign currency exchange rate, between the date of purchase and the date of sale. Inflationary surplus is currently not subject to tax in Israel. The real gain is the excess of the total capital gain over the inflationary surplus.

Capital Gains Taxes Applicable to Non-Israeli Resident Securityholders

A non-Israeli resident who derives capital gains from the sale of shares or warrants in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli tax as long as (among other conditions) the securities were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the securities are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, or the U.S. Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In any such case, the sale, exchange or disposition of such shares by the U.S. Resident would be subject to Israeli tax (unless exempt under the Israeli domestic law as described above). Under the U.S. Israel Tax Treaty, the gain may be treated as foreign source income for United States foreign tax credit purposes, upon an election by the U.S. Resident, and such U.S. Resident may be permitted to claim a credit for such taxes against the United States federal income tax imposed on such sale, subject to the limitations under the United States federal income tax laws applicable to foreign tax credits. The U.S. Israel Tax Treaty does not provide such credit against any United States state or local taxes.

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Regardless of whether securityholders may be liable for Israeli tax on the sale of our securities, the payment of the consideration may be subject to the withholding of Israeli tax at source. Securityholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale (i.e., provide a non-Israeli resident certificate and other documentation).

Capital Gains Taxes Applicable to Israeli Resident Securityholders

An Israeli resident corporation who derives capital gains from the sale of shares or warrants in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate (currently of 23%). An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual securityholder is claiming deduction of interest expenditures or he is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in section 2(1) of the Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2021 plus 3% Surtax). Certain Israeli institutions who are exempt from tax under section 9(2) or section 129(C)(a)(1) of the Ordinance (such as exempt trust funds and pension funds) may be exempt from capital gains tax from the sale of the securities.

Exercise of Warrants and Certain Adjustments to the Warrants

Purchasers will generally not recognize gain or loss for Israeli tax purposes on the exercise of a Warrant and related receipt of an ordinary share (unless, for instance, cash is received in lieu of the issuance of a fractional ordinary share). Nevertheless, the Israeli income tax treatment and the tax consequences of a cashless exercise of Warrants into ordinary shares is unclear. Furthermore, the exercise terms of the Warrants may be adjusted in certain circumstances. An adjustment to the number of ordinary shares that will be issued on the exercise of the Warrants or an adjustment to the exercise price of a Warrant may be treated as a taxable event under Israeli tax law even if such holder does not receive any cash or other property in connection with the adjustment. Purchasers should consult their tax advisors regarding the proper treatment of any exercise of and/or adjustments to the Warrants.

Taxation of Israeli Shareholders on Receipt of Dividends

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not). If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under section 9(2) or section 129C(a)(1) of the Ordinance is exempt from tax on a dividend.

Dividend distribution by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise is subject to beneficial withholding tax rates. For a further discussion, see “Taxation and Government Programs—Israeli Tax Considerations—Law for the Encouragement of Capital Investments, 5719-1959—New Tax Benefits Under the 2017 Amendment that Became Effective on January 1, 2017.”

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Taxation of Non-Israeli Shareholders on Receipt of Dividends

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) unless a reduced rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). For example, under the U.S. Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Technological Enterprise, Preferred Enterprise, Approved Enterprise or Beneficial Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest.

Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Preferred Technological Enterprise, Benefited Enterprise or Preferred Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the conditions related to the outstanding voting rights and the gross income for the previous year (as set forth in the previous sentences) are met. If the dividend is attributable partly to income derived from an Approved Enterprise, Preferred Technological Enterprise, Benefited Enterprise or Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability. Application for the reduced tax rate requires appropriate documentation presented and specific instruction received from the ITA. To the extent tax is withheld at source at the maximum rates (see above), a qualified tax treaty recipient will have to comply with some administrative procedures with the ITA in order to receive a refund of any excess tax withheld.

A foreign resident who had income from a dividend that was accrued from Israeli source, from which the full tax was deducted, will be exempt from filing a tax return in Israel, unless he is liable to additional Surtax (see below) in accordance with section 121B of the Ordinance.

Dividend distribution by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise is subject to beneficial withholding tax rates. For a further discussion, see “Taxation and Government Programs —Israeli Tax Considerations—Law for the Encouragement of Capital Investments, 5719-1959—New Tax benefits Under the 2017 Amendment that Became Effective on January 1, 2017.”

Surtax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 647,640 for 2021, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

Foreign Exchange Regulations

Non-residents of Israel who hold our Ordinary Shares are able to receive any dividends, and any amounts payable upon the dissolution, liquidation and winding up of our affairs, repayable in non-Israeli currency at the rate of exchange prevailing at the time of conversion. However, Israeli income tax is generally required to have been paid or withheld on these amounts. In addition, the statutory framework for the potential imposition of currency exchange control has not been eliminated and may be restored at any time by administrative action.

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Material U.S. Federal Income Tax Consequences to U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase Ordinary Shares pursuant to this offering and hold such Ordinary Shares as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons who received their Ordinary Shares as compensatory payments, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of our shares by vote or value, persons who are subject to Section 451(b) of the Code, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities and arrangements that are classified as partnerships for U.S. federal income tax purposes, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of Ordinary Shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Ordinary Shares, the U.S. federal income tax consequences relating to an investment in the Ordinary Shares will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of Ordinary Shares.

Persons considering an investment in Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of Ordinary Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income”, the PFIC income test, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

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Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets (which, assuming we are not a “controlled foreign corporation,” or a CFC, under Section 957(a) of the Internal Revenue Code of 1986, as amended, or the Code, for the year being tested, may be determined based on the fair market value of each asset, with the value of goodwill and going concern value being determined in large part by reference to the market value of our Ordinary Shares, which may be volatile). Based upon the value of our assets, including any goodwill and the nature and composition of our income and assets, we do not believe that we were classified as a PFIC for the taxable year ended December 31, 2018 and we do not believe that we will be classified as a PFIC for the taxable year ending December 31, 2019 or in the immediately foreseeable future. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis after the end of each taxable year. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for our taxable year ended December 31, 2018, and also expresses no opinion with regard to our expectations regarding our PFIC status in the future.

If we are a PFIC in any taxable year during which a U.S. Holder owns Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell the Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds Ordinary Shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on Ordinary Shares if such U.S. Holder makes a valid “mark-to-market” election for our Ordinary Shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Our Ordinary Shares will be marketable stock as long as they remain listed on The Nasdaq Capital Market and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income for each taxable year of the U.S. holder, the excess of the fair market value of Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to- market election. The U.S. Holder’s tax basis in Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark- to-market election. Any gain from a sale, exchange or other disposition of Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

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A mark-to-market election will not apply to Ordinary Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. At this time, we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election. Prospective investors should assume that a QEF election will not be available.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Ordinary Shares of a PFIC.

Distributions

As described in the section entitled “– Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Ordinary Shares in the foreseeable future. However, if we make a distribution contrary to the expectation, subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Subject to certain complex conditions and limitations, Israeli taxes withheld on any distributions on Ordinary Shares may be eligible for credit against a U.S. Holder’s federal income tax liability. The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.

Dividends paid by a “qualified foreign corporation” are eligible for taxation to non-corporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances. Distributions on Ordinary Shares that are treated as dividends generally will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

99

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on shares that are readily tradable on an established securities market in the United States. Our Ordinary Shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Capital Market, as we intend our Ordinary Shares will be. We believe that we qualify as a resident of Israel for purposes of, and are eligible for the benefits of, the U.S.-Israel Double Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Israel Double Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion above under “— Passive Foreign Investment Company Consequences,” if the U.S.-Israel Double Tax Treaty is applicable, or if our Ordinary Shares are readily tradable on an established securities market in the United States, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transaction requirements. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of Ordinary Shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption (usually on IRS Form W-9), or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

100

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Ordinary Shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or its subsidiary. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer or employee.

The validity of our ordinary shares registered hereby, and certain other matters of Israeli law will be passed upon for us by Rimon PC.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Fahn Kanne & Co., our former independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The unaudited condensed consolidated financial statements as of September 30, 2021 and September 30, 2020 have been prepared by Yarel + Partners, CPA, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

EXPENSES OF THIS OFFERING

The estimated expenses payable by us in connection with the offering described in this prospectus will be as set forth in the table below. With the exception of the U.S. Securities and Exchange Commission registration fee, all amounts are estimates. All such expenses will be borne by the Registrant.

Item	Amount to be Paid
SEC registration fee	$1,783
Legal fees and expenses	50,000
Accounting fees and expenses	45,000
Miscellaneous expenses	2,000
Total	$98,783

101

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of our registration statement on Form S-1, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us and the securities offered by this prospectus, please refer to the registration statement. You may access copies at the SEC’s website (www.sec.gov).

We are subject to the information reporting requirements of the Exchange Act applicable to U.S. domestic issuers and, as such, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC’s website (www.sec.gov) also contains reports, proxy statements and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (www.todosmedical.com), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

102

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

TODOS MEDICAL LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020

TODOS MEDICAL LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2020

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	Fahn Kanne & Co. Head Office 32 Hamasger Street Tel-Aviv 6721118, ISRAEL PO Box 36172, 6136101 T +972 3 7106666 F +972 3 7106660 www.gtfk.co.il
Board of Directors and Shareholders
Todos Medical Ltd.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Todos Medical Ltd. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1C to the financial statements, the Company has incurred net losses since its inception, and has not yet generated sufficient revenues to support its operations. As of December 31, 2020, there is an accumulated deficit of $47,281 and shareholders’ deficit of $11,011. These conditions, along with other matters as set forth in Note 1C, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

FAHN KANNE & CO. GRANT THORNTON ISRAEL

We have served as the Company’s auditor since 2015.

Tel Aviv, Israel

April 21, 2021

F-2

TODOS MEDICAL LTD.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands except share and per share amounts)

		As of December 31,
	Note	2020	2019
ASSETS
Current assets:
Cash and cash equivalents		$935	$12
Restricted cash		-	5
Trade receivables	2f	378	-
Inventories	2g	536	-
Other current assets	3	601	9
Total current assets		2,450	26

Non-current assets:
Investment in affiliated companies accounted for under equity method, net	4	745	*)
Investment in other company	5	224	-
Property and equipment, net	6	1,999	65
Prepaid expenses	7,15B14	591	-
Total non-current assets		3,559	65

Total assets		$6,009	$91

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Receivables financing facility, net	7	$1,306	$-
Loans, net	8	1,672	113
Accounts payable		1,640	415
Deferred revenues		844	-
Other current liabilities	9	2,316	800
Liability for minimum royalties	14C1	291	235
Total current liabilities		8,069	1,563

Non-current liabilities:
Loans from shareholders	10	$-	$310
Convertible bridge loans, net	11	5,965	3,427
Derivative warrants liability, net	12	301	752
Fair value of bifurcated convertible feature of convertible bridge loans	13	2,500	-
Liability for minimum royalties	14C1	185	188
Other non-current liabilities		-	100
Total non-current liabilities		8,951	4,777

Commitments and contingent liabilities	14

Shareholders’ deficit:
Ordinary Shares of NIS 0.01 par value each:	15
Authorized: 1,000,000,000 shares at December 31, 2020 and 2019; Issued and outstanding: 376,335,802 shares and 103,573,795 shares at December 31, 2020 and 2019, respectively		1,059	280
Additional paid-in capital		35,211	10,979
Accumulated deficit		(47,281)	(17,508)
Total shareholders’ deficit		(11,011)	(6,249)

Total liabilities and shareholders’ deficit		$6,009	$91

*)	Representing an amount less than $1.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

TODOS MEDICAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands except share and per share amounts)

		Year ended
		December 31,
	Note	2020	2019

Revenues		$5,207	$-
Cost of revenues	17	(3,818)	-
Gross profit		1,389	-

Research and development expenses	18	(9,863)	(756)
Sales and marketing expenses	19	(3,058)	(667)
General and administrative expenses	20	(2,729)	(2,093)

Operating loss		(14,261)	(3,516)

Financing expenses, net	21	(14,312)	(5,333)
Share in losses of affiliated companies accounted for under equity method, net	3	(1,200)	(2,966)

Net loss for the year		$(29,773)	$(11,815)

Basic and diluted net loss per share		$(0.11)	$(0.13)

Weighted average number of ordinary shares outstanding attributable to ordinary shareholders		259,176,541	92,024,188

The accompanying notes are an integral part of these consolidated financial statements.

F-4

TODOS MEDICAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands except share and per share amounts)

	Ordinary shares			Additional paid-in	Accumulated	Total Shareholders’
	Shares	Amount		capital	deficit	deficit

Balance at December 31, 2018	72,399,932	$191		$4,287	$(5,694)	$(1,216)
Changes during the year ended December 31, 2019:
Issuance of ordinary shares as consideration for unit consisting of investment in affiliated company and right to obtain control over affiliated company (Note 4A1)	17,986,999	51		2,467	-	2,518
Issuance of unit consisting of ordinary shares and stock warrants upon partial extinguishment of loans from shareholders (Note 10A)	3,500,000	10		1,763	-	1,773
Partial conversion of convertible bridge loans into ordinary shares (Note 11)	1,811,864	5		330	-	335
Classification of derivative warrants liability into equity as result of partial conversion of convertible bridge loans into ordinary shares (Note 12)	-	-		60	-	60
Commitment for issuance of fixed number of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions (Note 11)	-	-		162	-	162
Issuance of stock warrants to lenders upon convertible bridge loans transactions (Note 11)	-	-		291	-	291
Beneficial conversion feature upon modification of terms of convertible bridge loans (Note 8)	-	-		80	-	80
Commitment for issuance of fixed number of ordinary shares to service provider (Note 14A2)	-	-		231	-	231
Issuance of ordinary shares upon private placement transactions (Note 15B4)	2,950,000	9		286	-	295
Issuance of ordinary shares to the Company’s chairman of the Board of Directors (Note 15B5)	300,000	1		59	-	60
Issuance of ordinary shares as partial settlement of financial liability (Note 15B6)	125,000	(*	)	12	-	12
Issuance of ordinary shares to service providers (Note 15B7)	4,500,000	13		742	-	755
Stock-based compensation to officer (Note 16)	-	-		208	-	208
Net loss for the year	-	-		-	(11,815)	(11,815)
Balance at December 31, 2019	103,573,795	$280		$10,979	$(17,508)	$(6,249)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

TODOS MEDICAL LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands except share and per share amounts)

	Ordinary shares		Additional paid-in	Accumulated	Total Shareholders’
	Shares	Amount	capital	deficit	deficit

Balance at December 31, 2019	103,573,795	$280	$10,979	$(17,508)	$(6,249)
Changes during the year ended December 31, 2020:
Issuance of ordinary shares as consideration to obtain control over affiliated company (Note 4A3)	67,599,796	193	5,891	-	6,084
Partial conversion of convertible bridge loans into ordinary shares (Note 11)	64,630,113	185	4,492	-	4,677
Classification of derivative warrants liability into equity as result of partial conversion of convertible bridge loans into ordinary shares (Note 12)	-	-	651	-	651
Issuance of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions (Note 11)	1,688,415	5	562	-	567
Issuance of ordinary shares as commitment shares in exchange for equity line granted (Note 15B14)	5,812,500	16	466	-	482
Issuance of ordinary shares and stock warrants to lenders upon convertible bridge loans transactions (Note 11)	9,333,333	27	1,192	-	1,219
Issuance of ordinary shares as commitment shares in exchange for receivables financing facility (Note 7)	3,500,000	10	305	-	315
Exercise of warrants into ordinary shares on net shares settlement (Note 15B15)	475,411	1	(1)	-	-
Issuance of ordinary shares through equity line (Note 15B14)	32,747,579	93	2,246	-	2,339
Issuance of units consisting of ordinary shares (or fixed number of shares to be issued) and warrants (Note 15B9)	1,000,000	3	27	-	30
Amount related to fixed number of ordinary shares to be issued as contingent consideration (Note 4B)	-	-	1,050	-	1,050
Issuance of ordinary shares as partial settlement of financial liability (Notes 15B10, 15B11 and 15B12)	14,550,000	42	975	-	1,017
Commitment for issuance of fixed number of ordinary shares to service providers (Notes 14A3B, 14A8, 14A11, 14A12, 14A14, 14A15 and 14A16)	-	-	1,272	-	1,272
Commitment for issuance of fixed number of ordinary shares to officers and directors (Notes 16B and 16C)	-	-	624		624
Issuance of ordinary shares to service providers (Note 15B13)	11,864,001	40	620	-	660
Issuance of ordinary shares for call options to acquire potential acquiree (Note 14C7)	48,708,185	139	2,861	-	3,000
Issuance of ordinary shares upon establishment of entities accounted for under equity method (Notes 4B and 4C)	10,852,674	25	943	-	968
Stock-based compensation to officers and directors (Note 16)	-	-	56	-	56
Net loss for the year	-	-	-	(29,773)	(29,773)
Balance at December 31, 2020	376,335,802	$1,059	$35,211	$(47,281)	$(11,011)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

TODOS MEDICAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year ended December 31
	2020	2019
Cash flows from operating activities:
Net loss	$(29,773)	$(11,815)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	96	30
Liability for minimum royalties	53	50
Interest and royalty expenses related to receivables financing facility (Note 7)	1,006	-
Stock-based compensation	2,612	1,254
Impairment of investment in affiliated company (Notes 4A and 4B)	2,718	1,345
Revaluation of investment in affiliated company to fair value (Note 4A3)	(1,623)	-
IPR&D acquired as part of asset acquisition (Note 4A3)	8,157	-
Expiration of call options to acquire potential acquiree (Note 14C7)	3,000	-
Share in losses of affiliated company (Note 4B)	105	448
Expiration of right to obtain control over affiliated company (Note 4A)	-	1,173
Modification of terms relating to loans from shareholders (Note 10)	-	1,423
Modification of convertible bridge loans transactions (Note 11)	(3,375)	-
Issuance of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions	55	-
Exchange differences relating to loans from shareholders (Note 10)	40	48
Change in fair value of convertible bridge loans (Note 11)	8,973	2,322
Amortization of discounts and accrued interest on convertible bridge loans (Note 11)	1,655	-
Amortization of discounts and accrued interest on straight loans (Note 8)	1,170	959
Direct and incremental issuance costs allocated to First Warrant related to convertible bridge loans transactions paid with Warrants (Note 11)	-	11
Issuance of shares as a settlement in excess of the carrying amount of financial liabilities (Notes 15B10, 15B11 and 15B12)	487	-
Change in fair value of derivative warrants liability and fair value of warrants expired (Note 12)	927	500
Change in fair value of liability related to conversion feature of convertible bridge loans (Note 13)	(568)	-
Increase in trade receivables	(537)	-
Increase in inventories	(378)	-
Decrease (increase) in other current assets	(385)	24
Increase in accounts payables	1,405	364
Increase in deferred revenues	844	-
Increase in other current liabilities	778	567
Net cash used in operating activities	(2,558)	(1,276)

Cash flows from investing activities:
Loans granted to affiliated company (Note 4A2)	-	(448)
Purchase of property and equipment	(2,030)	(1)
Purchase of intangible IPR&D (Note 4A3)	(450)	-
Investment in affiliated companies (Note 4B)	(911)	-
Investment in other company (Note 5)	(225)	-
Net cash used in investing activities	(3,616)	(449)

Cash flows from financing activities:
Proceeds from Receivables financing facility (Note 7)	2,617	-
Repayment of Receivables financing facility (Note 7)	(2,317)	-
Proceeds from issuance of units consisting of straight loans and stock warrants (Note 8)	2,035	1,374
Proceeds from issuance of units consisting of convertible bridge loans, stock warrants and shares, net (Note 11)	2,390	-
Proceeds from issuance of units consisting of ordinary shares and stock warrants (Note 15B3, Note 15B4 and 15B5)	30	295
Proceeds from issuance of ordinary shares through equity line (Note 15B14)	2,339	-
Net cash provided by financing activities	7,092	1,669

Change in cash, cash equivalents and restricted cash	918	(56)
Cash, cash equivalents and restricted cash at beginning of year	17	73
Cash, cash equivalents and restricted cash at end of year	$935	$17

The accompanying notes are an integral part of these consolidated financial statements.

F-7

TODOS MEDICAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Cont.)

(U.S. dollars in thousands)

	Year ended December 31
	2020	2019
Supplemental disclosure of non-cash activities:
Issuance of ordinary shares as consideration for unit consisting of investment in affiliated company and right to obtain control over affiliated company (Note 4A)	$-	$2,518
Conversion of loans from shareholders into ordinary shares and stock warrant (Note 10)	$350	$350
Partial conversion of convertible bridge loans and liability related to conversion feature of convertible bridge loans into ordinary shares (Note 11 and Note 13)	$4,677	$336
Fair value of derivative warrants liability and convertible bridge loans classified into equity in connection with convertible bridge loans converted (Note 12)	$651	$60
Direct and incremental issuance costs related to convertible bridge loans transactions paid in Warrants (Note 11)	$-	$68
Commitment for issuance of fixed number of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions (Note 11)	$-	$162
Beneficial conversion feature upon modification of terms of convertible bridge loans (Note 11)	$-	$80
Issuance of ordinary shares as partial settlement of financial liability (Notes 15B10, 15B11 and 15B12)	$530	$13
Issuance of shares upon acquisition of an IPR&D (Note 4A3)	$6,084	$-
Issuance of ordinary shares as commitment shares in exchange for receivables financing facility granted (Note 7)	$315	$-
Issuance of ordinary shares as commitment shares in exchange for equity line granted (Note 15B14)	$482	$-
Investment in affiliated company by issuance shares and commitment for issued shares as contingent consideration and commitment for additional funding (Notes 4B and 4C)	$2,657	$-
Issuance of ordinary shares and stock warrants in exchange for convertible bridge loans granted (Note 11)	$1,219	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-8

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 1 - GENERAL

A.	Operations

Todos Medical Ltd. (the “Company” or “Todos”) was incorporated under the laws of the State of Israel and commenced its operations on April 22, 2010. The Company engineers life-saving diagnostic solutions for the early detection of a variety of cancers. The Company’s patented Todos Biochemical Infrared Analyses (TBIA) is a proprietary cancer-screening technology using peripheral blood analysis that deploys deep examination into cancer’s influence on the immune system, looking for biochemical changes in blood mononuclear cells and plasma. Todos’ two internally developed cancer-screening tests, TMB-1 and TMB-2, have received a CE mark in Europe.

Todos is also developing blood tests for the early detection of neurodegenerative disorders, such as Alzheimer’s disease. The Lymphocyte Proliferation Test (LymPro Test™) is a diagnostic blood test that determines the ability of peripheral blood lymphocytes (PBLs) and monocytes to withstand an exogenous mitogenic stimulation that induces them to enter the cell cycle. LymPro is unique in the use of peripheral blood lymphocytes as a surrogate for neuronal cell function, suggesting a common relationship between PBLs and neurons in the brain.

Additionally, commencing 2020, the Company through its U.S. subsidiary (Corona Diagnostics, LLC) has entered into several distribution agreements with other companies to distribute certain novel coronavirus (COVID-19) test kits. The agreements cover multiple international suppliers of PCR testing kits and related materials and supplies, as well as antibody testing kits from multiple third-party manufacturers after completing validation of said testing kits and supplies in certified laboratory in the United States.

B.	Foreign operations

1.	Todos Medical (Singapore) Pte Ltd

On January 27, 2016, the Company incorporated a wholly owned subsidiary in Singapore under the name of Todos Medical (Singapore) Pte Ltd. (“Todos Singapore”) for the purpose of purpose of advancing clinical trials of the Company’s core technology for breast cancer in Southeast Asia. As of December 31, 2020, Todos Singapore has not yet commenced its business operations.

2.	Todos Medical USA

In January 2020, the Company incorporated a U.S. subsidiary named Todos Medical USA (“Todos U.S.”) for the purpose of conducting business as medical importer and distributor focused on the distribution of the Company’s testing products and services to customers in the North America and Latin America.

3.	Corona Diagnostics, LLC

In April 2020, the Company incorporated a U.S. subsidiary named Corona Diagnostics, LLC (“Corona Diagnostics”) for the purpose of marketing COVID-19 related products in the United States to validate potential products the Company is contemplating distributing and creating marketing materials for the testing products based upon those validations.

4.	Breakthrough Diagnostics, Inc.

On February 27, 2019, the Company entered into Shares Purchase and Assignment of License Agreement with Amarantus Bioscience Holdings, Inc. (“Amarantus”), under which the Company purchased 19.99% of the issued and outstanding common stock of Breakthrough Diagnostics, Inc. (“Breakthrough”) for entering into the field of early detection of Alzheimer’s disease. On July 28, 2020, the Company entered into Amendment No. 1 to the Shares Purchase and Assignment of License Agreement with Amarantus, pursuant to which the Company completed the purchasing of the remaining 80.01% of the issued and outstanding common stock of Breakthrough for consideration that was based on the Company’s shares. See Note 4A.

5.	Other entities

A.	In June 2020, the Company entered into an agreement with NLC Pharma Ltd., under which Antigen COVID Test Killer was formed for the purpose of developing the diagnostic candidate Antigen Killer and product commercialization through the Company’s sales channels. See also Note 4B.

B.	In August 2020, the Company entered into an agreement with Care GB Plus Ltd, under which Bio Imagery Ltd. (“Bio Imagery”) has been incorporated for the purpose of developing, marketing and commercializing the Products and all the Intellectual Property of the Company (“Todos Cancer Assets”) and to develop new Intellectual Property, products and services, and pursue the business based on the Todos Cancer Assets and on new intellectual property that will be developed by Bio Imagery. As of December 31, 2020, Bio Imagery has not yet commenced its business operations. See also Note 4C.

The Company and its entities herein considered as the “Group”.

F-9

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 1 - GENERAL

C.	Going concern uncertainty

The Company has devoted substantially all of its efforts to research and development of its products and raising capital to fund this development. The development and commercialization of the Company’s products are expected to require substantial further expenditures. To date, the Company has not yet generated sufficient revenues from operations to support its activities, and therefore it is dependent upon external sources for financing its operations. Since inception through December 31, 2020, the Company has incurred accumulated losses of $47,281. As of December 31, 2020, the Company’s current liabilities exceed its current assets by $5,619, and there is a shareholders’ deficit of $11,011. The Company has generated negative operating cash flow for all periods. Management has considered the significance of such condition in relation to the Company’s ability to meet its current obligations and to achieve its business targets and determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company plans to finance its operations through the sale of equity and to the extent available, short-term and long-term loans and also through revenues from sales of corona testing related products. There can be no assurance that the Company will succeed in obtaining the necessary financing or generating revenues from product sales to continue its operations as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the year ended December 31, 2019, the Company raised net amounts of $295, and $1,374 through convertible bridge loans transactions and private placement transactions, respectively (see also Note 15B4 and Note 11, respectively). During the year ended December 31, 2020, the Company raised net amounts of $2,617, $1,574, $2,368 and $4,126 through receivables financing facility, straight loans, private placement transactions (including equity line), and convertible bridge loans transactions, respectively (see also Note 7, Note 8, Note 11 and Note 15, respectively). In connection with raising capital subsequent to December 31, 2020, see also Note 24A.

D.	COVID-19

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. The outbreak has reached all of the regions in which the Company does business, and governmental authorities around the world have implemented numerous measures attempting to contain and mitigate the effects of the virus, including travel bans and restrictions, border closings, quarantines, shutdowns, limitations or closures of non-essential businesses, and social distancing requirements.

The global spread of COVID-19 and actions taken in response have caused and may continue to cause disruptions and/or delays in our supply chain and shipments and caused significant economic and business disruption to the Company’s customers and vendors.

The COVID-19 pandemic has created and may continue to create significant opportunity under the uncertainty in macroeconomic conditions, which may cause further demand for the Company’s core business related to PCR testing kits and related materials and supplies as already reflected by recognized revenues of $5,207 during the year ended December 31, 2020, substantially all of which was generated after July 2020. However, the Company may face uncertainties around its estimates of revenue collectability and accounts receivable credit losses and its expectation to receive funds from external sources for financing its operations. The Company expects uncertainties around its key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the COVID-19 pandemic. The Company estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in the Company’s consolidated financial statements.

F-10

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

A. Use of estimates in the preparation of financial statements

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions include (i) identification of and measurement of financial instruments in funding transactions; (ii) initial measurement of investment in affiliated companies and subsequent equity method implications; (iii) determination whether an acquired company or formed entities represents a ‘business’; (iv) determination whether acquired or formed entities are considered Variable Interest Entities (VIE) and if so, whether the Group is its Primary Beneficiary (PB) and (v) measurement of the fair value of equity awards.

B. Functional currency

The functional currency of the Company and all of its subsidiaries is the US dollar (“$” or “dollar”), as the dollar is the primary currency of the economic environment in which the Company and its subsidiaries have operated and expects to continue to operate in the foreseeable future. The Company’s operations are currently conducted in Israel and most of the Israeli expenses are currently paid in new Israeli shekels (“NIS”); however, most of the expenses are denominated and determined in the dollar. Financing and investing activities including loans, equity transactions and cash investments, are made in the dollar.

In accordance with ASC 830, “Foreign Currency Matters”, balances denominated in or linked to foreign currency are stated on the basis of the exchange rates prevailing at the applicable balance sheet date. For foreign currency transactions included in the statement of operations, the exchange rates applicable on the relevant transaction dates are used. Gains or losses arising from changes in the exchange rates used in the translation of such transactions are presented within financing income or expenses.

C. Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and when applicable its majority owned entities that were determined to be VIE and that the Group was determined as their Primary Beneficiary (PB). Intercompany transactions and balances have been eliminated upon consolidation.

D. Variable Interest Entities

ASC 810-10, “Consolidation”, provides a framework for identifying variable interest entities (“VIEs”) and determining when a company should include the assets, liabilities, non-controlling interests and results of activities of a VIE in its consolidated financial statements. According to ASC 810-10, the Company consolidates a VIE when it has both (i) the power to direct the economically significant activities of the entity and (ii) the obligation to absorb losses of, or the right to receive benefits from, the entity that could potentially be significant to the VIE.

The Company’s assessment of whether an entity is a VIE and the determination of the primary beneficiary is judgmental in nature and involves the use of significant estimates and assumptions. The determination of whether the Company should consolidate a VIE is evaluated continuously as existing relationships change or future transactions occur.

The significant factors and judgments that the Company considers in making the determination as to whether an entity is a VIE include, among others: the design of the entity, including the nature of its risks and the purpose for which the entity was created; the nature of the Company’s involvement with the entity; whether there is sufficient equity investment at risk to finance its current activities, until it reaches profitability, without additional subordinated financial support; whether parties other than the equity holders have the obligation to absorb expected losses or the right to receive residual returns.

F-11

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

D. Variable Interest Entities (Cont.)

Unconsolidated Variable Interest Entity

1.	The Company has determined that Antigen COVID Test Killer (“CATK”), 15%-held entity as of December 31, 2020, is considered as VIE, as CATK was formed to develop diagnostic candidate Antigen Killer and commercialize the product through the Company’s sales channels, as it does not have sufficient resources to carry out its principal activities without additional financial support (see also Note 4B).

The Company has determined that it is not the primary beneficiary of CATK due to the Company’s inability to direct the activities that most significantly impact the economic performance of CATK. However, the Company determined that it has the ability to exercise significant influence over CATK operations through its obligation to supply the investee financial support and accordingly, the investment is accounted for under the equity method.

2.	The Company has determined that Bio Imagery Ltd. (“Bio Imagery”), 33%-held entity as of December 31, 2020, is considered as VIE, as Bio Imagery was formed to (i) develop, market and commercialize the Company’s Products and all the Company’s Intellectual Property (“Todos Cancer Assets”) and (ii) develop new Intellectual Property, products and services, and pursue the business based on Todos Cancer Assets, as it does not have sufficient resources to carry out its principal activities without additional financial support (see also Note 4C).

The Company has determined that it is not the primary beneficiary of Bio Imagery due to the Company’s inability to direct the activities that most significantly impact the economic performance of Bio Imagery. However, the Company determined that it has the ability to exercise significant influence over Bio Imagery operations through board representation and voting power and accordingly, the investment is accounted for under the equity method.

As of December 31, 2020, there were no consolidated variable interest entities.

E. Cash and cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

F. Allowance for doubtful accounts

The allowance for doubtful accounts is determined with respect to amounts the Group has determined to be doubtful of collection. In determining the allowance for doubtful accounts, the Company considers, among other things, its past experience with customers, the length of time that the balance is past due, the customer’s current ability to pay and available information about the credit risk on such customers. During the year ended December 31, 2020, the Company has not recorded allowance in respect of accounts receivable.

G. Inventories

Inventories consist of related equipment, reagents and testing supplies purchased from third party vendors that are held for sale to customers. Inventories are stated at the lower of cost or net realizable value. Cost of finished products is mainly determined on the basis of first-in, first-out (FIFO). Other method which is utilized for determining the value of inventories is the moving average. The Group regularly reviews its inventories for obsolescence and other impairment risks and reserves are established when necessary.

H. Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the statements of operations.

Rate of depreciation	%

Laboratory equipment	20-33
Furniture and equipment	7-15
Computers	33
Vehicle	15

F-12

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

I. Impairment of long-lived assets

The Company’s long-lived assets are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. To date the Company has not incurred any impairment losses.

J. Investment in other companies

Equity investments without readily determinable fair values are measured at cost, less impairment, and plus or minus subsequent adjustments for observable price changes. Periodic changes in the basis of these equity investments are reported in current earnings. In addition, at each reporting period a qualitative assessment is performed to identify impairment. When a qualitative assessment indicates an impairment exists, the Company estimates the fair value of the investment and recognizes in current earnings an impairment loss equal to the difference between the fair value and the carrying amount of the equity investment.

K. Investment in affiliated companies

Affiliated company is a company held to the extent of 20% or more (which are not subsidiary), or company less than 20% held, which the Company can exercise significant influence over operating and financial policy of the affiliate.

The investment in affiliated company is accounted for by the equity method under ASC Subtopic 323-30, “Investments - Equity Method and Joint Ventures: Partnerships, Joint Ventures, and Limited Liability Entities”. Upon initial recognition, the cost of investment is based on the direct costs of acquiring the investment including amounts incurred on behalf of the investee. When the affiliated company is not considered a business as no substantive process is identified, amounts allocated to any In-Process Research and Development (IPR&D) to be used in research and development projects which have been determined not to have an alternative future use are charged to expenses of the acquisition date.

Following the acquisition, the Company recognizes its proportionate share of the affiliated company’s net income or loss after the date of investment. When previous losses have reduced the common stock investment account to zero, the Company continues to report its share of equity method losses in its statement of operations to the extent of and as an adjustment to other investments in the investee such as debt securities, long term loans or advances, if any. Such additional equity method losses are applied to the other investments based on the seniority of the other investments (priority in liquidation) and the percentage ownership interest in each type of other investment the Company holds (the ‘relative holdings approach’).

When the Company achieves control on an affiliated company, the Previously Held Equity Interests (PHEI) in the affiliated company is remeasured to its fair value immediately prior to the asset acquisition.

F-13

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

L. Business Combinations

The Company’s consolidated financial statements include the operations of acquired businesses from the date of the acquisition’s consummation. Acquired businesses are accounted for using the acquisition method of accounting, which requires, among other things, that most assets acquired and liabilities assumed be recognized at their estimated fair values as of the acquisition date and that the fair value of acquired in process research and development be recorded on the balance sheet. Transaction costs are expensed as incurred. Any excess of the consideration transferred over the assigned values of the net assets acquired is recorded as goodwill.

When the Company acquires net assets that do not constitute a business, as defined under ASU 2017-01 Business Combinations (Topic 805) Clarifying the Definition of a Business (such when there is no substantive process in the acquired entity), no goodwill is recognized and acquired In-Process Research and Development intangible asset (“IPR&D”) to be used in research and development projects which have been determined not to have alternative future use, is expensed immediately. Accordingly, when the purchase price (i.e. cash consideration, fair value of PHEI and the fair value of the equity interests issued) is fully attributed to such acquired IPR&D to be used in a research and development project which were determined not to have an alternative future use, the entire purchase price allocated to the acquired IPR&D is charged to expense at the acquisition date as part of “Research and Development expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020 (see also Note 4A3).

M. Right to obtain control over affiliated company and right to acquire shares of other companies

The Company accounted for the right to obtain control over affiliated company and the right to acquire shares of other companies, as a non-current financial derivative asset according to the provisions of ASC 815-10, “Derivatives and Hedging - Overall” (“ASC 815-10”). Upon initial recognition and in subsequent periods such asset is measured at fair value by using the Black-Scholes Option Pricing Model, which requires inputs such as the underlying share asset value and share price volatility. These assumptions are reviewed on a regular basis and changes in the estimated fair value of the outstanding right to obtain control over affiliated company and the right to acquire shares of other companies were recognized each reporting period as part of in the “Share in Losses of Affiliated Company” line or “Finance Expenses” line, as applicable in operations in the accompanying consolidated statement of operations, until such rights are exercised or expired (see also Note 4A).

N. Deferred income taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Accordingly, deferred income taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowance in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets is amounts more likely than not to be realized.

The Company accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its fiscal 2020 and 2019 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheets.

O. Liability for employee rights upon retirement

The Company’s liability for severance pay to its Israeli employees is pursuant to Section 14 of the Israeli Severance Compensation Act, 1963 (“Section 14”), pursuant to which all the Company’s employees are included under Section 14, and are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in the employee’s name with insurance companies. Under Israeli employment law, payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. The fund is made available to the employee at the time the employer-employee relationship is terminated, regardless of cause of termination. The severance pay liabilities and deposits under Section 14 are not reflected in the balance sheets as the severance pay risks have been irrevocably transferred to the severance funds. All deposits required through December 31, 2020 have been made.

F-14

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

P. Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and trade receivables as well as certain other current assets that do not amount to a significant amount. Cash and cash equivalents, which are primarily held in Dollars and New Israeli Shekels, are deposited with major banks in Israel. Management believes that such financial institutions are financially sound and, accordingly, minimal credit risk exists with respect to these financial instruments. The Company does not have any significant off-balance-sheet concentration of credit risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements. Most of the Group’s sales are made in United States to a small number of customers. Management periodically evaluates the collectability of the trade receivables to determine the amounts that are doubtful of collection and determine a proper allowance for doubtful accounts. Accordingly, management believes that the Group’s trade receivables do not represent a substantial concentration of credit risk.

Q. Contingencies

The Company and its subsidiaries are involved in certain legal proceedings and certain business relationships that arise from time to time in the ordinary course of their business and in connection with certain agreements with third parties (such as with respect to certain royalty agreements). Except for income tax contingencies, the Company applies the provisions of ASC Topic 450, Contingencies. Thus, the Company records accruals for contingencies to the extent that the management concludes that the occurrence is probable and that the related liabilities are estimable. Legal expenses associated with contingencies are expensed as incurred.

R. Fair Value Measurements

The Company measures and discloses fair value in accordance with the ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions there exists a three-tier fair-value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 - unadjusted quoted prices are available in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date.

Level 2 - pricing inputs are other than quoted prices in active markets that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level 3 - pricing inputs are unobservable for the non-financial asset or liability and only used when there is little, if any, market activity for the non-financial asset or liability at the measurement date. The inputs into the determination of fair value require significant management judgment or estimation. Level 3 inputs are considered as the lowest priority within the fair value hierarchy. The valuation of the right to obtain control over affiliated company, right to acquire shares of other companies, contingent consideration to be paid upon achieving of performance milestone, certain convertible bridge loans (following the maturity date and thereafter) and certain freestanding stock warrants and bifurcated convertible feature of convertible bridge loans issued to the units’ owners, fall under this category.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The fair value of cash and cash equivalents is based on its demand value, which is equal to its carrying value. Additionally, the carrying value of all other short-term monetary assets and liabilities are estimated to be equal to their fair value due to the short-term nature of these instruments.

S. Research and development expenses

Research and development expenses are charged to operations as incurred.

T. Royalty-bearing grants

Royalty-bearing grants from the Israeli Innovation Authority of the Ministry of Industry, Trade and Labor (the “IIA”) for funding approved research and development projects are recognized at the time the Company is entitled to such grants (i.e. at the time that there is reasonable assurance that the Company will comply with the conditions attached to the grant and that there is reasonable assurance that the grant will be received), on the basis of the costs incurred and reduce research and development costs (see also Note 14C1). The cumulative research and development grants received by the Company from inception through December 2020 amounted to $272.

As of December 31, 2020, and 2019, the Company did not accrue for or pay any royalties to the IIA as no revenue related to the funded projects has yet been generated.

U. Basic and diluted net loss per ordinary share

The Company computes net loss per share in accordance with ASC 260, “Earning per Share”, which requires presentation of both basic and diluted loss per share on the face of the statement of operations.

Basic net loss per ordinary share is computed by dividing the net loss for the period applicable to ordinary shareholders, by the weighted average number of ordinary shares outstanding during the period. Diluted loss per share gives effect to all potentially dilutive common shares outstanding during the year using the treasury stock method with respect to stock options and certain stock warrants and using the if-converted method with respect to convertible bridge loans and certain stock warrants. In computing diluted loss per share, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. During the years ended December 31, 2020 and 2019 the total weighted average number of potentially dilutive ordinary shares related to outstanding stock options, stock warrants and convertible bridge loans excluded from the calculation of the diluted loss per share was 112,866,881 and 23,069,233, respectively.

F-15

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

V. Revenue recognition

On January 1, 2018, the Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”) which supersedes the existing revenue recognition accounting rules. Under the new guidance the Company determines revenue recognition through the following five steps:

■	Identification of the contract, or contracts, with a customer;

■	Identification of the performance obligations in the contract;

■	Determination of the transaction price;

■	Allocation of the transaction price to the performance obligations in the contract; and

■	Recognition of revenue when, or as, the Company satisfies a performance obligation.

For each type of contract at inception, the Company assesses the goods or service promised in a contract with a customer and identifies the performance obligations.

When a contract for the sale of goods or service includes an option that provides the customer with free or discounted goods or services to be provided by the Company in the future, the Company assesses whether such right represents a material right. When it is determined that such right is considered to be material the Company accounts for such a promise as a separate performance obligation.

With respect to contracts that are determined to have multiple performance obligations (such as goods and a material right to free or discounted goods to be provided in the future), the Company allocates the contract’s transaction price to each performance obligation using its best estimate of the relative standalone selling price of each distinct good or service in the contract. In assessing whether to allocate variable consideration to a specific part of the contract, the Company considers the nature of variable payment (if any) and whether it relates specifically to its efforts to satisfy a specific part of the contract.

Revenues are recognized when, or as, control of services or products is transferred to the customers at a point in time or over time, as applicable to each performance obligation.

Revenues are recorded in the amount of consideration to which the Company expects to be entitled in exchange for performance obligations upon transfer of control to the customer, excluding amounts collected on behalf of other third parties and sales taxes.

The Company does not adjust the amount of consideration for the effects of a significant financing component since the Company expects, at contract inception, that the period between the time of transfer of the promised goods or services to the customer and the time the customer pays for these goods or services to be generally one year or less, based on the practical expedient. The Company’s credit terms to customers are, on average, between thirty and ninety days.

When another party is involved in providing goods or services to the customer, the Company examines whether the nature of its promise is a performance obligation to provide the defined goods or services itself, which means the Company is a principal and therefore recognizes revenue in the gross amount of the consideration, or to arrange that another party provide the goods or services which means the Company is an agent and therefore recognizes revenue in the amount of the net commission.

Such determination is performed separately for each specified good or service promised to a customer.

In making that evaluation, the Company considers whether it controls the promised good or service before transferring that good or service to the customer. The Company considers indicators such as whether the Company is the primary obligor for fulfilling the promises in the contract and assumes risks and rewards as a principal or an agent, including the credit risks; the Company has inventory risk before the goods or services are transferred to the customer; and the Company has discretion in setting prices of the goods or services and selecting its suppliers.

Generally, in cases in which the Company is primarily obligated in a transaction, is subject to risk, involved in the determination of the product (or the service) specifications, separately negotiates each revenue service agreement and has inventory risk, revenues and cost of revenues are recorded on a gross basis.

Commencing 2020, the Company generated revenues from commercial sale of COVID-19 related equipment, reagents and testing supplies through sub-distribution agreements with unrelated distribution companies with clients who are seeking comprehensive testing solutions for return-to-work programs.

Deferred revenues are contract liabilities and include unearned amounts received and amounts received from customers (mostly advances from customers for COVID-19 related products) but not yet recognized as revenues as the performance obligation has not been fulfilled by the Company.

F-16

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

W. Convertible Bridge Loans and Notes

Upon initial recognition of Convertible loans, Convertible Notes and similar instruments, the Company considers the provisions of ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” (“ASC 815-40”) in order to determine whether the conversion features embedded within the convertible instrument should be separated from the host instrument.

Host contract is not convertible upon issuance

When it is determined that the embedded conversion feature should not be bifurcated from the host instrument, as at the initial investment date the loan was considered as straight loan with maturity term which is under the control of the Company, the bridge loan was recognized based on the amount allocated as described in Note 2X less the applicable issuance cost. The difference between the face value of the bridge loan to such allocated process (after allocation of the proceeds received to detachable freestanding financial instrument (i.e. detachable warrants) that were granted to lenders), represents a discount which is amortized as finance expense to profit or loss by using effective interest method over the term of the bridge loan until its stated maturity. Following the maturity date and subject to the Company’s discrete decision not to repay the loan for cash, the bridge loan became subject to the provision of ASC 480 “Distinguishing Liabilities from Equity” as it represents an obligation to issue a variable number of shares (share-settled obligation). Thus, upon the lapse of the Company’s right to repay the bridge loan for cash, the bridge loan is measured at fair value through profit or loss with changes presented within financing income or expense, as applicable.

Host contract is convertible upon issuance

When it is determined that the embedded conversion feature does not qualify for equity classification, the Company recognized the embedded conversion feature as a separate derivative liability upon initial recognition and on subsequent periods at fair value by using the Black-Scholes Option Pricing Model. The remaining consideration amount received or allocated to the entire convertible instrument is allocated to the host debt instrument. The difference between the face value of the host and such allocated amount represents a discount which is amortized as finance expense to profit or loss by using effective interest method over the term of the loan until its stated maturity.

When it is determined that the embedded conversion feature qualifies for equity classification (such when the embedded conversion option, if it were freestanding, is not qualified as a derivative in accordance with the provisions of ASC 815-10, “Derivatives and Hedging” since its terms did not require or permit net settlement or when the embedded conversion option is indexed to the entity’s own stock), the conversion option is not bifurcated. When bifurcation is not required, the Company applies ASC 470-20, “Debt - Debt with Conversion and Other Options” (“ASC 470-20”) which clarifies the accounting for instruments with Beneficial Conversion Feature (BCF) or contingently adjustable conversion ratios, to determine whether the conversion feature is beneficial to the lender.

BCF was calculated by allocating the proceeds received to the convertible instrument and to any detachable freestanding financial instrument (such as detachable warrants) included in the transaction (or any other embedded feature that required bifurcation from the host) and by measuring the intrinsic value of the conversion option based on the effective conversion price as a result of the allocated proceed. The intrinsic value of the conversion option, if any, is recorded as a discount with respect to the loan, with a corresponding amount credited directly to equity as additional paid-in capital. After the initial recognition, the discount is amortized as interest expense over the contractual term of the Loan (before its modification) by using the effective interest method.

F-17

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

X. Allocation of proceeds and related issuance costs

When multiple instruments are issued in a single transaction (package issuance), the total net proceeds from the transaction are allocated among the individual freestanding instruments identified. The allocation occurs after identifying all the freestanding instruments and the subsequent measurement basis for those instruments.

Financial instruments that are required to be subsequently measured at fair value (i.e. derivative warrants liability and derivative liability related to bifurcated embedded conversion feature) are measured at fair value and the remaining consideration is allocated to other financial instruments that are not required to be subsequently measured at fair value (i.e. certain convertible bridge loans, warrants eligible for equity classification) and common stock, based on the relative fair value basis for such instruments.

The allocation of issuance costs to freestanding instruments was based on an approach that is consistent with the allocation of the proceeds, as described above.

Issuance costs allocated to the derivative warrant liability or bifurcated embedded conversion feature were immediately expensed, as discussed above. Issuance costs allocated to warrants stock classified as equity component were recorded as a reduction of additional paid-in capital. Issuance costs allocated to convertible bridge loan (or to the host component of convertible bridge loan if bifurcation was applied) are recorded as a discount of the host component and accreted over the contractual term of loans up to face value of such loans using the effective interest method.

Y. Stock Warrants

Certain warrants that were granted by the Company for lenders through convertible bridge loans transactions and stock warrants that were granted as a result of modification of terms of certain convertible bridge loans transactions (see also Note 11) are classified as a component of permanent equity since they are freestanding financial instruments that are legally detachable and separately exercisable, do not embody an obligation for the Company to repurchase its own shares, and permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price and thus, are considered as indexed to the Company’s own stock. In addition, the warrants must require physical settlement and may not provide any guarantee of value or return. Such warrants were initially recognized based on the allocation method described in Note 2X above as an increase to additional paid-in capital. When applicable, direct issuance expenses that were allocated to the above warrants were deducted from additional paid-in capital.

Z. Derivative Warrants Liability

The Company accounts for certain warrants to purchase Ordinary Shares in connection with certain private placement transactions and convertible bridge loans transactions, held by investors and/or lenders, that include a fundamental transaction feature pursuant to which such warrants could be required to be settled in cash upon certain events which some of them are not considered solely within the control of the Company, as a non-current liability according to the provisions of ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” (“ASC 815-40”). The Company accounted for these warrants as a financial liability measured upon initial recognition and on subsequent periods at fair value by using the Black-Scholes Option Pricing Model.

Certain warrants that were granted by the Company for lenders through convertible bridge loans transactions (see also Note 11) entitle the lenders to exercise the warrants for a variable number of shares and/or for a variable exercise price and thus the fixed-for-fixed criteria is not met. Accordingly, the warrants were classified as a non-current liability according to the provisions of ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” (“ASC 815-40”). The Company accounted for these warrants as a financial derivative liability measured upon initial recognition and on subsequent periods at fair value by using the Black-Scholes Option Pricing Model.

The fair value of the aforesaid warrants derivative liability is estimated using the Black-Scholes Model which requires inputs such as the expected term of the warrants, share price volatility and risk-free interest rate. These assumptions are reviewed on a regular basis and changes in the estimated fair value of the outstanding warrants are recognized each reporting period as part of the “Financing (income) expenses, net” line in operations in the accompanying consolidated statement of net loss, until such warrants are exercised or expired. When applicable, direct issuance expenses that were allocated to the above warrants were expensed as incurred.

F-18

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

AA. Stock-based compensation

The Company measures and recognizes the compensation expense for all equity-based payments to employees based on their estimated fair values in accordance with ASC 718, “Compensation-Stock Compensation”. Share-based payments including grants of share options are recognized in the statement of operations as an operating expense based on the fair value of the award at the grant date. The fair value of share options granted is estimated using the Black-Scholes option-pricing model. The inputs for the valuation analysis of the share options include several assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon historical volatility of peer companies in the same industry on weekly basis since the marketability of the Company is considered low. The expected option term represents the period that the Company’s stock options are expected to be outstanding and is determined based on the simplified method until sufficient historical exercise data will support using expected life assumptions. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The expected dividend yield assumption is based on the Company’s historical experience and expectation of no future dividend payouts. The Company has historically not paid cash dividends and has no foreseeable plans to pay cash dividends in the future. The Company has expensed compensation costs, net of estimated forfeitures, applying the accelerated vesting method, over the requisite service period or over the implicit service period when a performance condition affects the vesting, and it is considered probable that the performance condition will be achieved.

Until December 31, 2018, Share-based payments awarded to consultants (non-employees) were accounted for in accordance with ASC Topic 505-50, “Equity-Based Payments to Non-Employees”. Commencing January 1, 2019, following the adoption of ASU 2018-07 which aligns the measurement and classification guidance for share-based payments to nonemployees with the guidance for share-based payments to employees (with certain exceptions), share-based payments to non-employees are accounted in accordance with ASC 718.

A modification to the terms and/or conditions of an award (i.e. a change of award’s fair value, vesting conditions or classification as an equity or a liability instrument) is accounted for as an exchange of the original award for a new award resulting in total compensation cost equal to the grant-date fair value of the original award, plus the incremental value of the modification to the award. The calculation of the incremental value is based on the excess of the fair value of the modified award following the modification over the fair value of the original award measured immediately before its terms were modified.

BB. Modifications or exchanges

Modifications to, or exchanges of, financial instruments such as convertible loans, are accounted for as a modification or an extinguishment, following to provisions of ASC 470-50, “Debt- Modification and Extinguishments”, under which modifications or exchanges are generally considered extinguishments with gains or losses recognized in current earnings if the terms of the new debt and original instrument are substantially different. Such an assessment is done by management either quantitatively (i.e. when the present value of the cash flows under the new debt instrument terms is at least 10% different from the present value of the remaining cash flows under the original instrument terms) or qualitatively based on the facts and circumstances of each transaction.

If the terms of a debt instrument are changed or modified and the present value of the cash flows under the terms of the new debt instrument is less than 10%, the debt instruments are not considered to be substantially different, except in the following two circumstances (i) the transaction significantly affects the terms of an embedded conversion option, such that the change in the fair value of the embedded conversion option (calculated as the difference between the fair value of the embedded conversion option immediately before and after the modification or exchange) is at least 10% of the carrying amount of the original debt instrument immediately before the modification or exchange or (ii) the transaction adds a substantive conversion option or eliminates a conversion option that was substantive at the date of the modification or exchange.

If the original and new debt instruments are considered as “substantially different”, the original debt is derecognized and the new debt is initially recorded at fair value, with the difference recognized as an extinguishment gain or loss under financial expense or income as applicable.

F-19

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

CC. Recent Accounting Pronouncements

1.	In August 2018, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2018-13, “Fair Value Measurement (Topic 820) - Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement”, (“ASU No. 2018-13”) which is designed to improve the effectiveness of disclosures by removing, modifying and adding disclosures related to fair value measurements. ASU No. 2018-13 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years; the ASU allows for early adoption in any interim period after issuance of the update.

The adoption of this ASU did not have significant impact on the Company’s consolidated financial statements.

2.	In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”) which changes the impairment model for most financial assets and certain other instruments. For trade and other receivables, held-to-maturity debt securities, loans, and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowances for losses. The guidance also requires increased disclosures. For the Company, the amendments in the update were originally effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In November 2019, the FASB issued ASU No. 2019-10, which delayed the effective date of ASU 2016-13 for smaller reporting companies (as defined by the U.S. Securities and Exchange Commission) and other non-SEC reporting entities to fiscal years beginning after December 15, 2022, including interim periods within those fiscal periods. Early adoption is permitted.

The Company is currently assessing the impact the guidance will have on its consolidated financial statements.

F-20

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 3 - OTHER CURRENT ASSETS

	As of December 31,
	2020	2019
Governmental institutions	$62	$3
Prepaid expenses (*)	539	6
	$601	$9

(*)	Including inter alia deferred charged related to receivables financing facility and deferred charged related to equity line (see also Note 7 and Note 15B14, respectively).

NOTE 4 - INVESTMENT IN AFFILIATD COMPANIES, NET

A. Breakthrough Diagnostics, Inc.

  1. On February 27, 2019 (the “Effective Date”), following execution of the Convertible bridge loan transactions (see also Note 11), the Company signed a Definitive Joint Venture Agreement (the “Joint Venture Agreement”) and closed the Joint Venture Transaction, pursuant to which the Company issued 19.99% of its outstanding ordinary shares to Amarantus Bioscience Holdings, Inc. (“Amarantus”), a biotechnology holding company, in exchange for 19.99% of Breakthrough Diagnostics, Inc., a wholly-owned subsidiary of Amarantus (“Breakthrough”), and Amarantus assigned to Breakthrough exclusive license to develop and commercialize the LymPro Test®, an immune-based neurodiagnostic blood test for the detection of Alzheimer’s disease (the “License”). The transaction was consummated as of February 27, 2019 (the “Closing Date”) in which the Company issued to Amarantus 17,986,999 ordinary shares (the “Equity Consideration”).

In addition, Amarantus granted the Company an exclusive option, in effect for 60-days from the Closing Date (the “Expiration Date”), to acquire the remaining 80.01% of Breakthrough Diagnostics in exchange for an additional 30.01% of the Company’s outstanding shares (the “Option Transaction”). Upon exercise of the Option Transaction, the Company would own 100% of Breakthrough and Amarantus would own 49.99% of the Company. The Company was required to notify Amarantus in writing of its intention to exercise the Option, and the closing of the Option transaction shall take place within fourteen days of Amarantus’ receipt of such notice.

Under ASC Subtopic 323-30, “Investments - Equity Method and Joint Ventures: Partnerships, Joint Ventures, and Limited Liability Entities”, and following the effective date the management determined that the Company had the ability to exercise significant influence over operating and financial policies of Breakthrough and therefore the equity method was applied at the Closing Date at residual amount of $1,345, which was the difference between the fair value of the total Equity Consideration that was paid by the Company in total amount of $2,518 less the fair value of the Option Transaction of $1,173, as was determined by the management using the assistance of third-party appraiser.

At the Closing Date, Breakthrough was determined to be excluding substantive process as required under the definition of business in accordance with the provisions of ASC Topic 805 “Business Combination”. In addition, it was determined that the License represents IPR&D with no alternative future use. Consequently, the Company expensed immediately the allocated amount to the investment in affiliated company in amount of $1,345. Following the Closing Date and through its Expiration Date, the Company did exercise the Option Transaction and consequently the Option Transaction amounting to $1,173 was expensed at the Expiration Date. Both amounts were recorded as part of “Share in Losses of Affiliated Company” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2019.

A. Breakthrough Diagnostics, Inc. (Cont.)

  2. The changes in Level 3 asset associated with Option Transaction to obtain control over affiliated company were measured at fair value on a recurring basis (until the option expiration). The following table summarizes the observable inputs used in the valuation of the Option Transaction asset as of the Closing Date:

As of Closing Date
Share price (U.S. dollars)	$5,385
Exercise price (U.S. dollars)	$5,423
Expected volatility	137.2%
Risk-free interest rate	2.44%
Dividend yield	-
Expected term (years)	0.16

The following tabular presentation reflects the Investment in affiliated company:

	As of December 31,
	2020	2019

Investment in affiliated company, net (A)	$-	$(448)
Non-current loans (B)	-	448
Total Investment in affiliated company, net	$-	$-

(A)	The investment in affiliated company as follows:

Investment in Affiliated Company
As of the Closing Date	$1,345
In-Process Research and Development asset expensed as incurred	(1,345)
Accumulated net losses	(448)
As of December 31, 2019	$(448)
Revaluation of investment in affiliated company to its fair value upon obtaining control	1,623
Amount classified to the cost of subsidiary in acquisition achieved in stages upon obtaining control	(1,623)
As of December 31, 2020	$-

(B)	As part of the Joint Venture Agreement, during the year ended December 31, 2019, the Company provided Breakthrough with an interest-free loan with no maturity date in total amount of $448. Following the reduction of the investment in affiliated company to zero amount, the Company recognized additional losses to other investments (non-current loans) based on the seniority of such other investments and the percentage ownership interest applicable for such other investment.

F-21

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 4 - INVESTMENT IN AFFILIATD COMPANIES, NET (CONT.)

A. Breakthrough Diagnostics, Inc. (Cont.)

3.	In July 2020, the Company entered into Amendment No. 1 to the Joint Venture Agreement with Amarantus pursuant to which the parties agreed to amend the Joint Venture Agreement as follows:

	A.	In exchange for the remaining 80.1% equity interest of Breakthrough, the Company will issue 49.9% of its ordinary shares (which including 19.9% ordinary shares that were already issued) based on the capitalization table of the Company on regular basis as of December 31, 2019. On July 16, 2020, the Company achieved control over Breakthrough by issuance of 67,599,796 ordinary shares to Amarantus (which reflected an additional 30.01% of the equity of the Company as of that date), representing the Company’s right to purchase the remaining 80.1% of the equity interest of Breakthrough (the “Equity Consideration”).

	B.	Subject to the approval of the Company’s Board of Directors, Amarantus will be entitled to royalty fee in a rate of 10% from the gross profit, as defined, of any products selling which are based on LymPro intellectual property (the “Royalty Fee”). During the period commencing the Completion Date through December 31, 2020, the Company has no obligation with respect to the aforesaid Royalty Fee as no revenues from the LymPro intellectual property were recognized.

	C.	The Company will exercise its best efforts and diligence in developing and commercializing LymPro and in undertaking investigations and actions required to obtain regulatory approvals necessary to market LymPro. In the event the Company fails to use best efforts and due diligence as required, then Amarantus may, in its sole discretion terminate the LymPro license or convert the License from exclusive to non-exclusive. As of December 31, 2020, the License is still deemed as non-exclusive.

	D.	The Company paid to Amarantus an amount of $450 in cash (the “Cash Consideration”).

At the Completion Date, Breakthrough was determined to be excluding substantive process as required under the definition of business in accordance with the provisions of ASC Topic 805 “Business Combination”. Accordingly, the transaction was accounted for as an asset acquisition transaction that resulted in the Company owning 100% of the equity interest of Breakthrough, with Breakthrough becoming a wholly owned subsidiary of the Company. On the Completion Date, the Company ceased accounting for its investment in Breakthrough under the equity method.

At the Completion Date, management has chosen to remeasure its Previous Held Equity Interest (PHEI) in Breakthrough to its fair value immediately prior to the asset acquisition in total amount of $1,623 which was recorded as part of “Share in Losses of Affiliated Company” line. Consequently, the Company’s carrying amount of the PHEI at the Completion Date amounted to $1,623, along with the fair value of the equity consideration amounted to $6,084 and cash consideration paid amounted to $450 have been determined as cost to be allocated to the asset acquired (IPR&D).

However, it was determined that the LymPro License represents IPR&D with no alternative future use. Consequently, the Company expensed immediately the entire purchase price allocated to the acquired IPR&D, which amounted to $8,157, and was charged to expense at the acquisition date as part of “Research and Development expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

F-22

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 4 - INVESTMENT IN AFFILIATD COMPANIES, NET (CONT.)

B.	Antigen COVID Test Killer

On June 14, 2020 (the “Effective Date”), the Company entered into joint venture agreement with NLC Pharma Ltd. (“NLC”) as was amended as of September 12, 2020, under which Antigen COVID Test Killer (the “CATK”) was formed for the purpose of developing diagnostic candidate Antigen Killer (as defined below) and commercialization of the product through the Company’s sales channels. Under the terms of the joint venture agreement the following have been determined between the parties:

1.	License

During the term of the joint venture agreement and based on license agreement executed between NLC and CATK as of June 14, 2020, NLC will grant to CATK an irrevocable, exclusive, non-transferable, royalty-bearing worldwide license (the “License”) of its 3C Protease Coronavirus testing platform (“Viral Testing” or “Antigen Killer”). NLC will further contribute the expertise and know-how to CATK necessary to validate and receive the products approved in various jurisdictions worldwide for distribution, especially the United States and China.

In consideration, CATK shall pay NLC a license fee to secure the exclusive license pursuant to the license agreement by issuing to NLC 80% of CATK equity upon execution of the license agreement.

2.	Contributions

A.	NLC shall grant an exclusive worldwide distribution right to Antigen Killer via a distribution agreement.

B.	The Company shall contribute capital for CATK up to amount of $1,550 to be used for development and clinical trials of the Covid Nutraceutical products owned by NLC (the “Funding Commitment”).

C.	The Company or NLC shall not be entitled to withdraw any of their capital contributions from CATK.

D.	Any grants received for the development, marketing and studies of Antigen Killer, shall be considered a contribution to CATK.

3.	Equity interest

A.	CATK’s equity shall be 10% owned by the Company, 80% owned by NLC and 10% shall be owned by Zegal and Ross Capital, LLC.

B.	Upon achieving milestone proof of concept that includes (i) conducting successful test within a la environment and (ii) initiation of a multicenter clinical trial (the “Performance Milestone”), the Company shall acquire during a period of one year after achieving the Performance Milestone an additional 5% of CATK from NLC for a sum of $250 to be paid for in shares of the Company based on market value of the shares at the closing price of a day prior to share issuance. The Performance Milestone has been achieved at July 12, 2020, and 2,688,172 Company’s shares were issued to NLC, increasing the Company’s ownership interest in CATK to 15%.

C.	Upon gross sales of the product reaching to an amount of $20,000, the Company shall be obligated to purchase an additional 15% of CATK from NLC for a sum of $1,650 to be paid in cash or shares. If payment is made by shares, the share price will be calculated at the closing price of the Company’s shares on the day prior to closing (the “Contingent Consideration”).

D.	NLC shall maintain its right to develop, market and sell products derived from its technology as it relates to Viral Testing (excluding Covid-19) throughout the term of the agreement.

4.	Distributions

Distributions from CATK to the Company and NLC shall be made on a semi-annual basis in a percentage set opposite on the name of the Company and NLC.

5.	Marketing rights

NLC has marketing rights to use the Antigen Killer technology for all viruses and is legally free and clear to license the rights to Antigen Killer to CATK.

6.	Project supervision

All decisions in regard to the therapeutic candidate Antigen Killer, the hiring and firing of program and project managers and other contractors and certain consultants, selection of sites for clinical trial, pre-clinical trials and manufacturing, and sublicense and sales brokers, is the sole responsibility of NLC. However, any change to the budget of CATK must be approved by the Company.

F-23

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 4 - INVESTMENT IN AFFILIATD COMPANIES, NET (CONT.)

B.	Antigen COVID Test Killer (Cont.)

7.	Distribution rights

The Company will have Covid Nutraceutical distribution rights worldwide except for Israel according to the following terms:

A.	CATK will receive royalties fee in a rate of 8% (“Royalty”) from the net sales of every nutraceutical product sold whether it was sold directly or by the Company of through the Company’s agent.

B.	If the Company will grant distribution rights to any related or non-related party of the Company, it will be the obligation of the Company to pay the abovementioned Royalty to CATK.

C.	Upon event that the Company surrenders the distribution rights then the Company’s share of CATK will be increased from 10% to 22%.

8.	Upon market launch of minimum sales of 25,000 bottles of the Nutraceutical product for Covid-19 or other viruses by the Company, the Company shall grant NLC shares of the Company in a value of $1,500 based on the share price on the closing date of the amendment. Through December 31, 2020, market launch of sales of bottles of the Nutraceutical product for Covid-19 has not been commenced.

In addition, if CATK sales will be in excess of $32,500 and the Company will complete an uplisting to Nasdaq within one year of signing the amendment, then the Company will fully acquire CATK in a share exchange transaction based on value of $65,000 and NLC shall transfer the IP regarding Viral Testing to the Joint Venture and NLC will have the right to appoint one member of the Company’s Board of Directors. Upon event that the Company is not yet listed on the Nasdaq market until September 12, 2021, then the Company will surrender its distribution rights from CATK.

Management, using the assistance of third-party appraiser has determined that due to the low probability of the aforesaid contingent trigger events the fair value of such potential obligation as of the effective date (and as of December 31, 2020) was insignificant.

9.	Termination

The joint venture agreement shall be terminated on the earlier of (i) lapse of 25 years from the Effective Date (ii) mutual agreement of both parties to dissolve or (iii) the Company does not comply with section 3B and 3C above (the “Term”). Upon termination, the license between NLC and CATK shall be terminated.

The Company has determined that CATK is considered as VIE since CATK does not have sufficient resources to carry out its principal activities without additional financial support. In addition, the Company has determined that it is not the primary beneficiary of CATK due to the Company’s inability to direct the activities that most significantly impact the economic performance of CATK. However, the Company determined that it has the ability to exercise significant influence over CATK operations through its liquidity resources and accordingly, the investment is accounted for under the equity method.

At the closing date the purchase price that was paid in investment in CATK is as follows:

Funding Commitment (*)	$1,550
Fair value of shares upon achieving Performance Milestone	250
Direct costs incurred (**)	100
Contingent Consideration (***)	1,050
Total consideration	$2,950

(*)	An amount of $911 out of the Funding commitment was wired through December 31, 2020.

(**)	Number of 2,164,502 shares of common stock have been issued as a finder fee in connection with the agreement (see also note 14B3).

(***)	Was determined by the management by using the assistance of third-party appraiser. As the Company’s obligation under such Contingent Consideration provision represent a potential liability to issue a fixed number of its common stock, the obligation was classified within shareholders’ deficit.

F-24

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 4 - INVESTMENT IN AFFILIATD COMPANIES, NET (CONT.)

B.	Antigen COVID Test Killer (Cont.)

At the Closing Date, CATK was determined to be excluding substantive process as required under the definition of business in accordance with the provisions of ASC Topic 805 “Business Combination”. In addition, it was determined that the License represents IPR&D with no alternative future use. Consequently, the Company expensed immediately the allocated amount to the investment in affiliated company in amount of $2,718. In addition, following the Closing Date and through December 31, 2020, an amount of $105 representing the Company’s share in the losses of CATK was recognized as a reduction in the Company’s investment in CATK. Both amounts were recorded as part of “Share in Losses of Affiliated Company” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020. The carrying amount of the Company’s investment in CATK as of December 31, 2020, included in investment in affiliated companies accounted for under the equity method, net, was $127.

C.	Bio Imagery Ltd.

In August 2020 (the “Effective Date”), the Company entered into an agreement with CARE GB Plus Ltd (“CARE GB”), under which the parties agreed conjointly to incorporate Bio Imagery Ltd. (“Bio Imagery”) for the purpose of developing, marketing and commercializing the Company’s Products and all the Company’s Intellectual Property (“Todos Cancer Assets”) and to develop new Intellectual Property, products and services, and pursue the business based on the Todos Cancer Assets and on the new intellectual property developed by Bio Imagery.

In addition, it was agreed inter alia that (i) interest in Bio Imagery shall be 67% owned and controlled by CARE GB and 33% owned and controlled by the Company; (ii) the Company will grant Bio Imagery an irrevocable, perpetual, worldwide license to distribute, market and sell the Products and new products in Israel, Europe and Africa (the “Territories”). Distribution, marketing and sale in other Territories (except China) are authorized by the Company’s written and in advance approval; (iii) the Board of Managers will initially consist of five board members: three members shall be appointed by CARE GB and two members shall be appointed by the Company; (iv) Upon signing the agreement, the Company will issue Bio Imagery 6,000,000 restricted ordinary shares (locked up for a period of one year) for payment to different suppliers and developers. Any further cash expenses required for ongoing activities shall be borne by Care GB; (v) Care GB will grant up to 15% of its shares in Bio Imagery to senior executives in Bio Imagery, as a form in exchange for their work.

On November 2, 2020, the 6,000,000 ordinary shares have been issued by the Company.

The Company has determined that Bio Imagery is considered as a VIE since Bio Imagery does not have sufficient resources to carry out its principal activities without additional financial support. In addition, the Company has determined that it is not the primary beneficiary of Bio Imagery due to the Company’s inability to direct the activities that most significantly impact the economic performance of Bio Imagery.

However, the Company determined that it has the ability to exercise significant influence over Bio Imagery operations through board representation and voting power and accordingly, the investment is accounted for under the equity method. Consequently, as of December 31, 2020, the Company’s investment in Bio Imagery amounted to $618, representing the above issuance of 6,000,000 ordinary shares multiplied by the Company’s share price at issuance date. Moreover, through December 31, 2020, Bio Imagery has not yet commenced its business operations.

NOTE 5 - INVESTMENT IN OTHER COMPANY

On August 14, 2020, Todos Singapore entered into subscription agreement with Pathnova Laboratories PTE Ltd (“Pathnova”) under which Todos Singapore has agreed to invest in Pathnova up to SGD3,000 based on the investment payments schedule as determined in the subscription agreement, for subscribing up to 4,615,385 subscription shares of Pathnova. As of December 31, 2020, the Company is not required or entitled to invest further amounts under the subscription agreement except the below investment amount that was occurred.

As of December 31, 2020, 461,538 ordinary shares of Pathnova have been issued to Todos Singapore for total investment amount of SGD300 (approximately $224), representing percentage shareholding of 4.38% on regular basis.

Management has determined that its holding in Pathnova does not entitle the Company to significant influence over Pathnova and accordingly the Company accounted for its investment in Pathnova in accordance with the provisions of ASC Topic 321 “Investment-Equity Securities”, as equity investment without readily determinable fair value.

F-25

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 6 - PROPERTY AND EQUIPMENT, NET

	As of December 31,
	2020	2019
Laboratory equipment and others	$2,180	$152
Computers	8	8
Vehicle	5	5
Furniture and equipment	15	13
Property and equipment, gross	2,208	178
Less - accumulated depreciation	(209)	(113)
Total property and equipment, net	$1,999	$65

Total depreciation expenses for the years ended December 31, 2020 and 2019 were $96 and $30, respectively.

NOTE 7 - RECEIVABLES FINANCING FACILITY, NET

A.	Receivables Financing Agreement

On June 19, 2020 (the “Effective Date”), the Company entered into Receivables Financing Agreement with an independent third party, Toledo Advisor LLC (“Toledo” or “Lender”) under which the Lender will make discretionary revolving receivables financing facility (the “Receivables Financing Facility”) available to the Company in an aggregate principal amount not to exceed $25,000 (the “Draw Credit Maximum Amount”) for a period that shall begin as of the Effective Date and terminate on the earlier of (i) the fifth anniversary of the Effective Date and (ii) the date on which more than the Draw Credit Maximum Amount has been advanced (the “Term”).

Interest shall accrue on the unpaid aggregate principal balance of each draw at an interest rate per annum equal to the greater of (i) 12% per annum, or (ii) 30% of the anticipated margin for the applicable receivable financed as presented to the Lender in connection with each draw (the “Applicable Rate”). All interest accruing on each draw shall be due and payable on the applicable draw loan maturity date which is the earlier to occur of (i) the day that is ninety days following the day such draw was funded by the Lender and (ii) the day that the receivable, the financing for which such draw was requested, is paid. Moreover, upon occurrence of default event, draws shall bear per annum interest at the rate of 6% above the Applicable Rate then in effect.

Prepayment of any draw, in whole or in part, is not allowed. However, if at any time the aggregate principal amount of all draws exceeds the Draw Credit Maximum Amount then in effect, then the Company shall immediately pay to Lender such difference which shall be applied to the draws, in inverse order of maturity.

The financing is secured by all the assets of the Company’s wholly owned subsidiary Todos U.S. In addition, Todos U.S. pledged all the outstanding equity of Corona Diagnostics to the Lender.

Commencing the period from June 19, 2020 and through July 28, 2020 the Company drew amount of $250 out of the Draw Credit Maximum Amount under the Receivables Financing Agreement

B.	Royalty Agreement

On July 28, 2020, the Company entered into Royalty Agreement with Toledo under which it was agreed inter alia that (i) the Applicable Rate for each draw requested on or after the date herein shall accrue on the unpaid aggregate principal balance of each draw at an interest rate per annum equal to the greater of (a) 12% per annum, or (b) 20% of the anticipated margin for the applicable receivable financed as presented to the Lender in connection with each draw; (ii) to issue 3,500,000 ordinary shares to Toledo and pay to Toledo a royalty of 10% of the Gross Margins (as defined in the Royalty Agreement) of the SARS CoV-2 Testing Business (the “Royalty”) in exchange for Toledo agreeing to amend the terms of the Receivables Financing Agreement with the Company, including, inter alia, a loss of Toledo’s exclusivity with respect to purchase order financing.

The term of the Royalty Agreement commenced on the Effective Date and shall continue in perpetuity. In the event that a court of competent jurisdiction determines that the perpetual nature of the payment of the Royalty would void the Royalty Agreement, then the term shall be modified to be a term of 25 years, with a right of Toledo to one automatic extension of another 25 years.

At any time on or after July 2030, the Company shall have the right to make a pre-payment in the amount of the greater of (i) $5,000 and (ii) 3 times the average annual Royalty payments due and owning hereunder for the preceding 3 years in order to buy-out all existing or remaining rights, claims and privileges of Toledo or its successors or assigns, under and in connection with this Royalty Agreement, and upon such payment, this Royalty Agreement shall terminate. Such termination shall not relieve the Company of its obligations to satisfy any obligations to pay Royalties accruing prior to such termination.

F-26

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 7 - RECEIVABLES FINANCING FACILITY, NET (CONT.)

B.	Royalty Agreement (Cont.)

In case that any payment due is not received by Toledo within 10 days, such amounts shall accrue interest at the rate of 12% per annum on said payments accrued from the date such payment was due. In addition, in case that Royalty is not paid within 30 days of the due date, the Company shall issue to Toledo a convertible promissory note (the “Note”) in the initial principal amount equal to the amount then due, which Note shall be convertible into ordinary shares of the Company on the above terms.

As of August 4, 2020, the Company issued 3,500,000 ordinary shares to Toledo valued at $315 which was recorded as prepaid expenses and will be amortized over the Term of the Receivables Financing Facility. During the year ended December 31, 2020, the Company recorded amortization expenses amounting to $34 as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations.

The Company has determined that its obligation for future royalties under the Royalty Agreement and also its obligation to pay Toledo an interest that is partly based on the margin that will be produced by the Company from certain sales (an interest that is equal to the greater of (i) 12% per annum, or (ii) 30% of anticipated margin applicable to certain receivables) represent contingent interest feature.

However, it was determined that such features are not required to be bifurcated and accounted for as derivatives, as they are eligible for the scope exception prescribed under ASC Topic 815-10-15-59 (d) with respect to certain contracts that are not traded on an exchange, as the underlying is an entity specific performance measure.

Accordingly, interest expense related to such contingent features is recognized pursuant to ASC Topic 470-10, Debt - Overall. Thus, the liability for the contingent payment features was based on the applicable interest rate at the balance sheet date (with no anticipation for any future changes in the applicable interest rate).

In addition, the obligation for future royalties was accounted for in accordance with the provisions of ASC Topic 450, Contingencies.

The Company also has accounted for the Receivables Financing Agreement as a short-term secured loan since the ownership of the accounts receivables remains with the Company and such receivables serve as a collateral for the amount that has been advanced to the Company according to the Receivables Financing Agreement.

During the year ended December 31, 2020, the Company drew an amount of $2,617 out of the Draw Credit Maximum Amount under the Receivables Financing Agreement and repaid $2,317. As of December 31, 2020, an amount of $300 has not been repaid. In addition, the Company incurred finance expenses with respect to the Applicable Interest under the Royalty Agreement amounted to $867. Moreover, during the year December 31, 2020, the Company has an obligation for Royalty payment of $139 under the aforesaid Royalty Agreement with Toledo.

The aggregated sum of such components amounting to $1,306 is presented as “Secured short-term Loan” as part of the current liabilities as of December 31, 2020.

F-27

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 8 - LOANS, NET

A.	Secured Convertible Equipment Loan Agreements

1.	On November 4, 2020 (the “Effective Date”), the Company entered into Secured Convertible Equipment Loan Agreement with a private lender (the “Lender”), under which at the Effective Date and for the purpose for purchasing two Liquid Handler Machines (the “Collateral”) to be placed in the laboratory of a Company’s client, the Company received from the Lender a net cash amount of $450 which is including an original issue discount at the rate of 41.4% valued at $320, representing a face value of $770 for the loan (the “Aggregate Loan Principal Amount”).

The Aggregate Loan Principal Amount shall be repaid within 120 days of receipt date (the “Maturity Date”).

Subject to the Company’s discrete decision not to repay the Aggregate Loan Principal Amount in cash by the Maturity Date, the Lenders shall have the right to convert 200% of the Aggregate Loan Principal Amount, less any amount that has been repaid, at a default conversion price equal to 35% of the lowest closing price of the Company’s ordinary shares in the 10 days prior to the conversion as quoted by Bloomberg, LP.

In the event the Company receives gross proceeds from any equity financing in the amount of $5,000 or more, the Aggregate Loan Principal Amount will be immediately due and payables.

The Aggregate Loan Principal Amount shall be secured by the Collateral. The Lender shall have the right to take possession of the Collateral if repayment is not made in full by the Maturity Date. Upon default, the Lender shall have the right to take possession of the Collateral and sell them. All proceeds from such sale will be ducted from the Aggregate Loan Principal Amount on a pro rata basis.

As the secured loan upon their original terms do not include conversion feature (such feature will only become applicable as a penalty, upon the Company’s failure to repay the Aggregate Loan Principal Amount by the Maturity Date), the liability was accounted for using the effective interest method over the term of the loans until their stated Maturity Date.

As of December 31, 2020, the Aggregate Loan Principal Amount is amounting to $580, which representing discount amortization expenses of $130 as was recorded as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

For more information regarding the First Amendment of the Secured Convertible Equipment Loan Agreement, see also Note 24D.

2.	On November 4, 2020 (the “Effective Date”), the Company entered into Secured Convertible Equipment Loan Agreement with another private lender (the “Lender”), whereby at the Effective Date and for the purpose for purchasing certain two Liquid Handler Machines to be placed in the laboratory of a Company’s client, the Company received from the Lender a net cash amount of $750 which is including an original issue discount at the rate of 40% valued at $500, representing a face value of $1,250 for the loan (the “Aggregate Loan Principal Amount”).

The Aggregate Loan Principal Amount shall be repaid within 120 days of receipt date (the “Maturity Date”).

Subject to the Company’s discrete decision not to repay the Aggregate Loan Principal Amount in cash by the Maturity Date, the Lenders shall have the right to convert 200% of the Aggregate Loan Principal Amount, less any amount that has been repaid, at a default conversion price equal to 35% of the lowest closing price of the Company’s ordinary shares in the 10 days prior to the conversion as quoted by Bloomberg, LP.

The Company agrees it will issue 20,000,000 ordinary shares (the “Collateral Shares”) to the Lender within two days of the Effective Date. In the event of default occurs and is not cured withing 15 days, the Lender may take such Collateral Shares and dispose of them as wish. The aforesaid shares have been issued at November 4, 2020.

As the secured loan upon their original terms do not include conversion feature (such feature will only become applicable as a penalty, upon the Company’s failure to repay the Aggregate Loan Principal Amount by the Maturity Date), the liability was accounted for using the effective interest method over the term of the loans until their stated Maturity Date.

As of December 31, 2020, the Aggregate Loan Principal Amount is amounting to $954, which representing discount amortization expenses of $204 as was recorded as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

F-28

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 8 - LOANS, NET (Cont.)

B.	Revenue Purchase Agreement

On December 22, 2020, Corona Diagnostics entered into revenue purchase agreement with a private lender (the “Lender”), under which, the Company will sell, assign and transfer to Lender (making the Lender the absolute owner) in consideration of the Purchase Price of $138, the Purchased Percentage at a rate of 7% of all of the Company’s future accounts, contract rights and other entitlements arising from or relating to the payment of monies from the Company’s customers’ and/or other third party payors, for the payments due to the Company as a result of the Company’s sale of goods and/or services (the “Transactions”) until the Purchased Amount has been delivered by or on behalf of the Company to Lender. Through December 31, 2020, the Company did not transfer any accounts or payments to the Lender.

The revenue purchase agreement shall remain in full force and effect until the entire Purchased Amount and any other amounts due are received by Lender as per the terms of the revenue purchase agreement.

C.	The following tabular presentation reflects the reconciliation of the carrying amount of straight loans and similar instruments during the year ended December 31, 2020 and 2019:

	As of December 31,
	2020	2019
Opening balance	$113	$-
Plus: Net consideration received (*)	2,035	1,469
Less: Debt issuance costs	-	(101)
Less: Fair value of detachable instruments accounted for as equity component or derivative liabilities	-	(531)
Less: Fair value of detachable instruments accounted for as equity component	(461)
Plus: Amortization of discounts and accrued interest expenses	1,170	959
Less: Straight loans reclassified to convertible loans upon change of terms (*)	(1,185)	(1,796)
Plus: Modification of terms of convertible bridge loans	-	113
Closing balance	$1,672	$113

(*)	Including loans in net principal amount received in total amount of $697 that have been reclassified to convertible bridge loans in total amount of $992 upon default event in which the Company has not paid the net principal amount at the stated maturity date (see also Note 11C).

NOTE 9 - OTHER CURRENT LIABILITIES

	As of December 31,
	2020	2019
Accrued payroll and related taxes	$140	$173
Provision for vacation	50	37
Accrued expenses	2,126	590
	$2,316	$800

F-29

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 10 - LOANS FROM SHAREHOLDERS

During the years 2011-2014, the Company received loans from two separate shareholders. The loans matured on December 31, 2019 and bear no interest. The loans are denominated in New Israel Shekels (NIS) and are linked to the Israeli consumer price index as of January 1, 2015. The loans may be prepaid by the Company from time to time according to the Company’s cash availability.

A.	On November 20, 2018, the Company entered into Assignment of a Loan Agreement (the “Assignment Agreement”) with two of its shareholders (the “Assigners”), pursuant to which the Assigners assigned their loan amounted to $350 (the “Loan”) to S.B. Nihul Mekarkein Ltd. and Sorry Doll Ltd (collectively the “Assignees”). According to the terms of the Assignment Agreement, it was agreed that upon shareholders’ approval the Loan is eligible for conversion into 3,500,000 Ordinary Shares of the Company at a conversion price of $0.10 per share (the “Shares”). In addition, it was agreed that upon shareholders’ approval the Assignees are entitled to an option to purchase 7,000,000 Ordinary Shares of the Company at a price-per-share of $0.20 for exercise period of five years from the signing of the Assignment Agreement (the “Option”).

On April 29, 2019 (the “Commitment Date”), the Company held its Annual General Meeting of Shareholders, at which the shareholders of the Company approved inter alia the aforesaid related-party loan conversion transaction including the Option grant.

At the Commitment Date, the Company by assistance of third-party appraiser measured the fair value of the Option in total amount of $1,108 by using Black-Scholes-Merton pricing model in which the assumptions that have been used are as follows: expected dividend yield of 0%; risk-free interest rate of 2.31%; expected volatility of 127.8%, and Option exercise period based upon the stated terms. In addition, at the Commitment Date, the fair value of the Shares was $665 which was based on the closing share price of the Company. Consequently, the Company recorded loss from extinguishment of loans from shareholders as part of “Financing income (expenses), net” line in operations in the accompanying consolidated statement of operations in total amount of $1,423.

B.	On May 10, 2020, the Company entered into Loan Conversion Agreement (the “Agreement”) with its shareholders pursuant to which the Company will convert the then outstanding loan amounting to $350 into 8,750,000 ordinary shares of the Company at a conversion price of $0.04 per share. Upon conversion of the loan, the Company shall be released from all its obligations and liabilities with respect to the loan, which shall be deemed to have been paid in full. The ordinary shares have been issued on May 19, 2020.

The following tabular presentation reflects the reconciliation of the carrying amount of the loans from shareholders as of December 31, 2020 and 2019:

	As of December 31,
	2020	2019
Opening balance	$310	$612
Less: Partial conversion of loans from shareholders	(350)	(350)
Plus: Exchange differences relating to loans from shareholders	40	48
Closing balance, classified as a non-current liability in 2019	$-	$310

F-30

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET

A.

During the years ended December 31, 2019 and 2018, the Company entered into certain Convertible Bridge Loan Agreements (the “2019 and 2018 Loan Agreements”), under which the Company obtained an aggregate net cash amount of $1,443 and $27, respectively, (which represented 90% of the gross Principal Amount of the loans) (the “Net Principal Amount”) from several private lenders (the “Lenders”).

The Principal Amount has been originally issued with 10% discount of aggregated amount of $163, bear interest at a flat rate of 10% (the “Interest”) and have a maturity date of 6-months period after receipt of the Loans funds (the “Maturity Date”). The Company will be required to pay 10% penalty upon repayment of the Principal Amount prior to the Maturity Date. Upon the Maturity Date of the loans, the Company will be required to repay the Principal Amount of the Loan and unpaid Interest for cash. From the initial recognition and until the Maturity Date, the loans were presented as current liability. Subject to the Company’s discrete decision not to repay the Principal Amount and unpaid Interest for cash, the Principal Amount and the unpaid Interest shall become convertible into the Company’s Ordinary Shares following the Maturity Date and thereafter at a conversion price equal to 70% of the average closing bid price of the Company’s Ordinary Shares in the 5-days prior to the conversion date. In the event the Company’s defaults under the Agreements, the conversion price shall be reduced to 60% of the average closing bid price of the Company’s Ordinary Shares in the 15-days prior to the conversion date. Following the Maturity Date, the convertible loans were reclassified to non-current liability.

As part of the transaction, the Company issued to the Lenders Convertible Promissory Notes (the “Notes”) and two freestanding ordinary share purchase warrants for the purchase of ordinary shares (the “First Warrant” and the “Second Warrant”, respectively and together “Warrants”).

The First Warrant provides the Lenders with 25% warrant coverage, with the warrant exercise price to be equal to the offering price in the Company’s proposed public offering, or, in the event the Principal Amount are converted into ordinary shares, the warrant exercise price will be equal to the applicable closing bid price of the Company’s shares at the time of the conversion of the Principal Amount. The term of the First Warrant is three years from the date of the determination of the exercise price. The First Warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrants being exercised. Each warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrants being exercised. The First Warrant permits the lenders to receive a variable number of shares of common stock upon exercise and therefore was accounted for as non-current financial derivative. See also Note 12.

The Second Warrant provides the Lenders an additional 25% warrant coverage, under the same terms as the aforesaid warrant, except the exercise price which is equal to 150% of the closing bid price of the Company’s shares on the day prior to the closing of the bridge loan transaction. The Second Warrant permits the lenders to receive fixed number of shares of common stock upon exercise and therefore was classified as additional paid-in capital versus discount on the Notes.

At the initial date, the management by assistance of third-party appraiser measured the First Warrant at fair value in total amount of $205. The remaining amount of the net proceeds in total amount of $938 and $326 were allocated to the Notes and Second Warrant, respectively, based on their relative fair value. See also Note 2X.

In addition, on December 17, 2018 (the “Effective Date”), the Company entered into Engagement Agreement (the “Agreement”) with Alternative Execution Group LLC (“AEXG”) whereby AEXG will render non-exclusive advice and service to the Company concerning equity and/or debt financing with certain Related Parties as defined in the Agreement.

In consideration for AEXG’s non-exclusive services with respect to the 2019 and 2018 Loan Agreements, during the year ended December 31, 2019, the Company incurred cash and non-cash expenses in form of stock warrants (“Placement Agent Warrant”) in total aggregate amount of $158 which was allocated to the identified components of 2019 and 2018 Loan Agreements (i.e. convertible bridge loans, First Warrant and Second Warrant) consistent with the allocation of the proceeds issuance expenses. Consequently, an amount of $101 out of which was recorded as additional discount of the convertible bridge loans at the outset of the transactions.

F-31

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

B.	Amendments to 2019 and 2018 Loan Agreements:

1.

On December 2, 2019, the Company entered into first amendment to the 2019 and 2018 Loan Agreements with one of the lenders whereby it was determined to extend the original Maturity Date of applicable Note until February 14, 2020 and the Company shall not be deemed to have been in default due to not having repaid the Loan Principal and Interest by the original maturity date unless the Company does not obtain additional bridge financing in an amount no less than $500 (the “Additional Bridge”) on or before December 13, 2019 (the “Amended Maturity Date”). The amended term were as follows: (i) the conversion feature of the applicable Note and accrued Interest prior to the Amended Maturity Date was waived by the lender, unless such conversion is either (a) at the Fixed Conversion Price as defined in the amendment or (b) upon an Event of Default in which case the Maturity Date shall be accelerated and the Note shall be convertible at the Alternate Conversion Price as defined in the amendment (ii) the Interest shall be amended to be at a rate of 24% and (iii) the Company issued the lender 500,000 stock warrants to purchase the same number of ordinary shares, at an exercise price equal to $0.15 per stock warrant at any time after the issuance date and up to five years thereafter (the “Third Warrant”).

2.

On December 10, 2019, the Company entered into convertible note extension agreement and lock-up agreement with another lender whereby it was determined to extend the original Maturity Date of applicable Note until February 2020 (the “Amended Maturity Date”). The amended term were as follows: (i) the conversion feature of the applicable Principal Amount and accrued Interest prior to the Amended Maturity Date was waived by the lender, but the lender has at any time after the effectiveness of the Company’s Registration Statement on Form F-1 that is being filed pursuant to the Company’s proposed public offering and Uplisting (including immediately prior to an Event of Default) the option to convert the applicable Principal Amount and accrued Interest into the units that are being registered pursuant to the Company’s proposed public offering and Uplisting (the “Units”), at a conversion price equal to 70% of the price of the Units in such public offering, subject to the availability of Units registered pursuant to the Company’s registration statement for such public offering and (ii) the Company issued the lender 350,000 newly issued restricted ordinary shares, par value NIS 0.01 each and 1,666,667 stock warrants to purchase the same number of ordinary shares, at an exercise price equal to $0.15 per stock warrant at any time commencing six months after the issuance date and up to three years thereafter (the “Third Warrant”).

3.	On January 9, 2020, the Company entered into second amendment to the 2019 and 2018 Loan Agreements with one of the lenders whereby it was determined to extend the Amended Maturity Date of applicable Note until March 31, 2020 and the Company shall not be deemed to have been in default due to it not having repaid the Loan Principal and Interest by the original maturity date unless the Company does not obtain additional bridge financing in an amount no less than the aforesaid Additional Bridge on or before January 31, 2019 (the “Second Amended Maturity Date”). The amended term were as follows: (i) the conversion feature of the applicable Note and accrued Interest prior to the Amended Maturity Date was waived by the lender (ii) the Principal Amount shall be amended by increasing from $101 to $127 and (iii) the Company issued the lender 1,000,000 stock warrants to purchase the same number of ordinary shares, at an exercise price equal to $0.10 per stock warrant at any time commencing the issuance date and up to five years thereafter (the “Fourth Warrant”).

4.	On February 20, 2020, the Company entered into Convertible Note Extension Agreements (the “Amendments”) with certain institutional investors who participated in the Company’s 2019 and 2018 Loan Agreements, under which it was agreed to extend the maturity of those notes to August 14, 2020 (the “Amended Maturity Date”). The institutional investors shall not be entitled to convert the Loan Principal plus Interest prior to the Amended Maturity Date, unless such conversion is either (i) at the Fixed Conversion Price as defined in the Amendments or (ii) upon an event of default in which case the Maturity Date shall be accelerated and the Note shall be convertible at the Alternate Conversion Price as defined in the Amendments.

In addition to the warrants issued to the institutional investors pursuant to the original terms of the 2019 and 2018 Loan Agreement, the Company (i) issued to the institutional investors a third Warrant (the “Third Warrant”) providing the institutional investors with a right to purchase 20,792,380 Third Warrant Shares, at an exercise price equal to $0.10 per Third Warrant Share and (ii) paid cash payment of $35. The Investor may exercise the Third Warrant after the issue date and up to 5 years thereafter.

Moreover, the Company has entered into lock-up agreements with the institutional investors that preclude them from selling common shares in the market until August 20, 2020.

F-32

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

B.	Amendments to 2019 and 2018 Loan Agreements (Cont.):

5.

On September 1, 2020, the Company entered into Amendment No. 2 to the 2019 and 2018 Loan Agreements (the “Amendment”) with certain lenders whereby it was determined to (i) reextend the Original Maturity Date of applicable Note until October 15, 2020 (the “Second Amended Maturity Date”) and (ii) the Note shall accrue interest at the rate of 15% per annum, accruing on the outstanding Loan Principal from and after the Original Maturity Date, through and including the date the Note is paid in full. All accrued interest shall be due on the Second Amended Maturity Date. Upon occurrence and continuation of an Event of Default, the interest rate on the Note shall be at the rate of 20% per annum.

In exchange for the aforesaid amendments the Company shall (i) pay upfront fee to each of the lenders in an amount equal to 5% of the principal balance of the Note held by such lender (ii) issue shares of its common stock to each lender with a market value equal to 5% of the principal balance of the Note held by such lender, based on the closing price of the share of the Company’s common stock reported on a public exchange as of the date of the Amendment (iii) the exercise price of each of the First Warrant, Second Warrant and Third Warrant (together referring as “Warrant”) shall be amended to be the lesser of (a) the share price of the share of the Company’s common stock reported on a public exchange as of the Second Amended Maturity Date or (b) the exercise price as set forth in the applicable Warrant and (iv) reimburse the lenders for reasonable fees and expenses incurred by them in execution of the Amendment.

The Company shall pay a default fee for each of the applicable lender in an amount equal to 5% of the principal balance of the Note held by such lender if the Company fails to pay the outstanding Loan Principal and Interest on the Second Amended Maturity Date.

During the year ended December 31, 2020, the Company issued 309,427 ordinary shares representing 5% of the principal balance of the Note and paid the required upfront fee in cash an amount of $19 representing 5% of the principal balance of the Note.

During the year ended December 31, 2019, the management has determined by using the assistance of third-party appraiser that the fair value of the modified loan plus the fair value of the ordinary shares and stock warrants approximately amounted to the fair value of the convertible bridge loans prior to the modification date. The Company reduced the non-current balance of the convertible bridge loan in total amount of $355 and recorded an amount of $25 and $138 which represented the fair value at the commitment date of ordinary shares to be issued and issued stock warrants, respectively, as an increase of additional paid-in capital. In addition, due to waiver of the conversion feature and the new Amended Maturity Date that was determined, the fair value of the applicable loans in total amount of $192 (which was off-set by embedded BCF in total amount of $80 which was recorded versus increase of additional paid-in capital) was classified as current liability on the balance sheet as of December 31, 2019.

During the year ended December 31, 2020, the management has determined by using the assistance of third-party appraiser that the fair value of the modified loans amounted to $697 plus the cash payment amounted to $54 plus the fair value of the Third Warrant and shares amounted to $416 are considered as substantially different from the fair value of the convertible bridge loans amounted to $4,918 prior to the exchange date. Consequently, the original convertible bridge loans were derecognized, the new loans were initially recorded at fair value as current financial liability and the Third Warrant and shares were initially recorded at fair value as an increase of additional paid-in capital. The Company recorded an extinguishment amount of $3,751 as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

F-33

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

C.	During the three months period ended March 31, 2020, the Company entered into certain Convertible Bridge Loan Agreements (the “March 2020 Loan Agreements”), under which the Company obtained an aggregate net cash amount of $697 (which representing 70% of the gross Principal Amount of the loans) (the “Net Principal Amount”) from several private lenders (the “Lenders”).

The Loan Amount has been originally issued with 30% discount of aggregated amount of $299, bear interest at a flat rate of 10% (the “Interest”). However, upon occurrence of any uncured Event of Default as defined in March 2020 Loan Agreements, and in the event that Lenders at their sole discretion elect to allow the Company to continue with repayment of the Loan Amount and Interest after an Event of Default, the Interest rate on the unpaid Loan Amount will be changed to 18% or the highest interest rate currently allowable under Nevada law for loans of this amount (the “Default Interest Rate”). The Loan Amount has maturity date of 6-months period after receipt of the Loans funds (the “Maturity Date”) but the Company may repay the Loan Amount prior to the Maturity Date with 20% penalty. From the initial recognition and until the Maturity Date, the loans were presented as current liability.

As part of the transaction, the Company also issued 31,236,042 warrants to purchase of the same number of ordinary shares at an exercise price of $0.10 per share. The warrants shall be cashless exercisable with full rachet anti-dilution for a period of 5-years from the issuance date (the “Warrants”).

At the earlier of the effective date of Registration Statement as defined in March 2020 Loan Agreements or 6-months period after the Effective Date provided that the Net Principal Amount and Interest were not repaid in cash by the Company, the Lenders at their sole option, may convert the outstanding Loan Amount, or any portion of the Loan Amount, and any accrued interest, in whole or in part, into shares of the common stock of the Company (the “Common Stock”). Any amount so converted will be converted into common stock of the Company at a price equal to the lower of (i) the closing market price on the date of closing and (ii) 50% of the lowest trading price on the primary trading market on which the Company’s Common Stock is quoted for the last 10 trading days immediately prior to but not including the Conversion Date (“Conversion Price”). Following the Maturity Date, the convertible loans are reclassified to non-current liability.

Upon the occurrence of any uncured Event of Default, the Holder at any time, at its sole discretion, may elect to immediately (without prior notice) convert the outstanding Loan Amount, or any portion of the Loan Amount, and any accrued Interest, in whole or in part, into shares of the Common Stock, according to the terms of March 2020 Loan Agreements.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $236 and $461, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs.

Furthermore, in subsequent periods, the Note instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity. Due to the Company discrete decision not to repay the loan for cash), the loan become subject to the provisions of ASC 480, “Distinguishing Liabilities and Equity” as it become an obligation that will be settled by issuance of a variable number of shares (stock settle obligation) and as such is measured at fair value through profit or loss

(see also Note 2W). Consequently, the Company recorded expenses amounted to $1,985 and $756 related to remeasurement of the Note and the discount amortization of the Note as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

F-34

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

D.	Amendments to March 2020 Loan Agreements:

1.

During the three months period ended June 30 2020, the Company entered into amendment to March 2020 Loan Agreements with one of the lenders whereby it was determined to extend the original Maturity Date of applicable Note by another 90-days from the original Maturity Date (the “Amended Maturity Date”) in exchange for (i) waiver of the conversion feature of the applicable Note and accrued Interest prior to the Amended Maturity Date and (ii) issuance of 720,000 shares of restricted common stock.

2.	During the three months period ended June 30 2020, the Company entered into amendment to March 2020 Loan Agreements with the other lenders whereby it was determined to extend the maturity date of applicable Notes by another 90-days from the original Maturity Date (the “Amended Maturity Date”). The amended term were as follows: (i) the conversion feature of the applicable Principal Amount and accrued Interest prior to the Amended Maturity Date was waived by the lenders, but the lenders shall be entitled to conversion only until a reverse split in the Company’s shares, and thereafter will be redeemed at the Nasdaq listing or at the Amended Maturity Date, whichever is first. If a Nasdaq listing occurs prior to the Amended Maturity Date, the Company will redeem the outstanding note. If a Nasdaq listing does not happen by the Amended Maturity Date, the lender will be entitled to convert or request redemption at its option; (ii) the Company will pay in cash to lenders 10% of the outstanding balance of the note within 25 days from the amendment date and 10% of the outstanding balance in equity in consideration for the extension of the loan and (iii) the Third Warrants will be cashless exercised upon the Company listing its ordinary shares on the Nasdaq.

Due to elimination of a substantive conversion option, it was determined that the amended terms are substantially different than the original terms and accordingly the modification was accounted for as an extinguishment of the modified loans. Consequently, the original convertible bridge loans were derecognized, the new loans were initially recorded at fair value as current financial liability and the Third Warrant was initially recorded at fair value as an increase of additional paid-in capital. The Company recorded an extinguishment amount of $97 as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

E.

On April 24, 2020, the Company entered into a Securities Purchase Agreement for issuance of Convertible Redeemable Note (“Note”), under which the Company received net cash of $200 (which representing 20% of the gross Principal Amount of the note) from several private lenders (the “Lenders”).

The Note was issued with 20% original issue discount totaling $50, bears interest at a flat rate of 8% (which shall be increased to a rate of 12% upon the occurrence of an Event of Default (as defined in the Note)) and has a maturity date of April 24, 2021 unless extended at the option of Lenders for an additional term of 180 days (the “Maturity Date”). The Company shall have the right to prepay all or any part of the principal under the Note without penalty upon not less than 10 days prior written notice to Lenders.

The Lenders are entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Note and the accumulated Interest then outstanding into the Company’s ordinary shares at a price equal to $0.08 (the “Optional Conversion Price”). In the event the Company completes an uplisting to Nasdaq (the “Mandatory Conversion Event”), the conversion price shall equal to the lower of (i) 80% of the common share price as determined in the Mandatory Conversion Event; and (ii) the Optional Conversion Price.

The Lenders are also entitled to an amount of 1,250,000 warrants to purchase the same number of ordinary shares for a period of five years at an exercise price equal to $0.10 subject to certain adjustments (the “Warrant”).

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $135 and $65, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs.

Furthermore, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument.

The embedded conversion feature was recognized in total amount of $127 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss and the remaining amount of $8 was allocated to the host loan instrument, less any related issuance costs. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded expenses amounted to ($60) and $81 related to remeasurement of the embedded conversion feature and the discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

F-35

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

F.	On June 12, 2020 (the “Issuance Date”), the Company entered into a Securities Purchase Agreement for issuance of Convertible Redeemable Note (“Note”), under which the Company received net cash of $50 (which representing 84% of the gross Principal Amount of the note) from a private lender (the “Lender”).

The Note was issued with 20% original issue discount totaling $12.5, bears interest at a flat rate of 2% and has a maturity date of June 12, 2021 (the “Maturity Date”) on which all principal and interest is due and payable in one payment. During the first 40 days after the Issuance Date, the Company has the right to redeem the Note at a price equal to 125% of the Note’s face amount.

The Lender is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Note and the accumulated Interest then outstanding into the Company’s ordinary shares at a price equal to 80% of the lower of (i) the lowest closing bid price on the trading day prior to the Issuance Date or (ii) the lowest trading price of the ordinary shares as reported by the trading market on which the Company’s shares are traded, for the 20 prior trading days including the day upon which a conversion notice is received (the “Conversion Price”).

The Lenders are also entitled to an amount of 500,000 warrants to purchase the same number of ordinary shares for a period of five years at an exercise price equal to $0.10 subject to certain adjustments (the “Warrant”).

Upon the occurrence of an Event of Default (as defined in the Note), the Note shall accrue interest at the lower of (i) 24% per annum or (ii) the highest rate of interest permitted by law. In addition, the Company may be subject to the daily penalty pending of default scenario as described in the Note.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $61 and $10, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs.

Furthermore, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The embedded conversion feature was recognized in total amount of $60 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The excess of the fair value of identified instruments over net proceeds amounted to $21 was recorded as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded expenses amounted to $10 and $9 related to remeasurement of the embedded conversion feature and the discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

F-36

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

G.	On June 15, 2020 (the “Issuance Date”), the Company entered into a Securities Purchase Agreement for issuance of Convertible Redeemable Note (“Note”), under which the Company received net cash of $315 (which representing 84% of the gross Principal Amount of the note) from a private lender (the “Lender”).

The Note was issued with 16% original issue discount totaling $60, bears interest at a flat rate of 2% and has a maturity date of June 15, 2021 (the “Maturity Date”) on which all principal and interest is due and payable in one payment. During the first 40 days after the Issuance Date, the Company has the right to redeem the Note at a price equal to 125% of the Note’s face amount.

The Lender is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Note and the accumulated Interest then outstanding into the Company’s ordinary shares at a price equal to 80% of the lower of (i) the lowest closing bid price on the trading day prior to the Issuance Date or (ii) the lowest trading price of the ordinary shares as reported by the trading market on which the Company’s shares are traded, for the 20 prior trading days including the day upon which a conversion notice is received (the “Conversion Price”).

Upon occurrence of Sale Event (as defined in the Note), upon the Lender request, the Company shall redeem the Note in cash in an amount equal to 150% of the principal amount, plus accrued but unpaid interest through the redemption date, or at the Lender election, such Lender may convert the unpaid principal amount of the Note and interest into ordinary shares of the Company at the Conversion Price immediately prior to such Sale Event. At the closing date and December 31, 2020, the management considered Sale Event as remotely.

Upon the occurrence of an Event of Default (as defined in the Note), the Note shall accrue interest at the lower of (i) 24% per annum or (ii) the highest rate of interest permitted by law. In addition, the Company may be subject to the daily penalty pending of default scenario as described in the Note.

It was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. Upon initial recognition, the management by assistance of third-party appraiser recognized an embedded conversion feature in total amount of $374 and in subsequent periods as derivative liability at fair value through profit and loss. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity. The excess of the fair value of identified instruments over net proceeds amounted to $60 was recorded as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

The Company recorded expenses amounted to $173 and $23 related to remeasurement of the embedded conversion feature and the discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

F-37

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

H.	In June and July 2020, the Company entered into a Securities Purchase Agreement for issuance of Convertible Redeemable Note (“Note”), under which the Company received net cash of $300 (which representing 75% of the gross Principal Amount of the note) from two private lenders (the “Lenders”).

The Note was issued with 25% original issue discount totaling $100, bears interest at a flat rate of 2% and has a maturity date of December 22, 2020 (the “Maturity Date”) on which all principal and interest is due and payable in one payment.

During the first 40 days after the Issuance Date, the Company has the right to redeem the Note at a price equal to 125% of the Note’s face amount.

The Lenders are entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Note and the accumulated Interest then outstanding into the Company’s ordinary shares at a price equal to 150% of the closing price on the closing date and will be effective for 40 trading days from the closing date. After the initial 40 trading days, the conversion price shall equal to the lower of (i) 60% of the lowest volume weighted average price trading price for the common stock as reported at the market reporting trade prices for the common stock during the 10 trading days immediately prior to conversion, and including, the date of the conversion notice; and (ii) 150% of the closing price on the closing date and the closing price on the effectiveness date of the registration statement, including the day upon which a conversion notice is received by the Company (the “Conversion Price”).

Upon the occurrence of an Event of Default (as defined in the Note), the Note shall accrue interest at the lower of (i) 24% per annum or (ii) the highest rate of interest permitted by law. In addition, the Company may be subject to the daily penalty pending of default scenario as described in the Note.

The Note is entitled to a disbursement of shares of 2,000,000 Ordinary Shares of the Company in consideration for issuing the notes (the “Commitment Shares”). On January 18, 2021, the Commitment Shares have been issued to the Lenders.

The Lenders are also entitled to an amount of 3,000,000 warrants to purchase the same number of ordinary shares for a period of five years at an exercise price equal to $0.10 subject to certain adjustments (the “Warrant”).

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note, the shares and the detachable warrants in total amount of $360, $42 and $51, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs.

Furthermore, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The embedded conversion feature was recognized in total amount of $359 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The excess of the fair value of identified instruments over net proceeds amounted to $153 was recorded as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity.

As of December 31, 2020, upon the occurrence of an Event of Default in which the Note was not repaid before or at the Maturity Date (due to the Company discrete decision not to repay the loan for cash), the loan become subject to the provisions of ASC 480, “Distinguishing Liabilities and Equity” as it become an obligation that will be settled by issuance of a variable number of shares (stock settle obligation) and as such is measured at fair value through profit or loss (see also Note 2W). Consequently, the Company recorded expenses amounted to $723 and ($359) related to remeasurement of the Note and its embedded conversion feature as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

F-38

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

I.	In July 2020, the Company entered into a Securities Purchase Agreement with institutional and high net worth investors (the “July 2020 Loan Agreements” and “Lenders”, respectively), under which the Company agreed to issue to the Lenders secured promissory convertible notes in an aggregate principal amount of $1,881 (the “Convertible Note”). The Company received net cash of $1,350 (which representing 71.8% of the gross Principal Amount of the note) from the Lenders. The Convertible Note bears interest at a flat rate of 2% (the “Interest”) and have a maturity date of 6-months period after receipt of the Loans funds (the “Maturity Date”). At Maturity Date the Company may pay the lender the loan principal and accrued interest in cash or at the option of the lender in shares of the Company.

The Convertible Note may be redeemed at any time at an amount equal to 125% of the outstanding loan principal and unpaid interest. The Lenders may convert the loan principal and accrued interest by 150% of the closing bid price and will be effective for 40 days following the closing date. After the initial 40 days, the conversion price shall equal the lower of (i) 60% of the lowest VMAP trading price for the common stock as reported on the market reporting trade prices for the common stock during 11 trading days immediately prior to the conversion date (including conversion date) or (ii) 150% of the closing bid price on the closing date and (iii) 150% of the closing bid price on the effectiveness date of the Company’s registration statements registering the conversion shares.

Upon event of default as defined in the Securities Purchase Agreement, the Lenders may require the Company to redeem all or any portion of the note at the greater of default interest rate of 18% or the maximum rate permitted under applicable law (the “Event of Default Price”) together with liquidated damages of $250 plus an amount in cash equal to 1% of the Event of Default Price for each 30 day period during which redemptions fail to be made. In addition, the Lenders may convert the loan principal and accrued interest by 150% of the closing bid price and will be effective for 40 days following the closing date. After the initial 40 days, the conversion price shall equal the lower of (i) 35% of the lowest VMAP trading price for the common stock as reported on the market reporting trade prices for the common stock during 11 trading days immediately prior to the conversion date (including the conversion date), (ii) 150% of the closing bid price on the closing date and (iii) 150% of the closing bid price on the effectiveness date of the Company’s registration statements registering the conversion shares

The Lenders are also entitled to an amount of 10,513,513 warrants to purchase the same number of ordinary shares for a period of five years at an exercise price equal to $0.10 subject to certain adjustments (the “Warrant”). If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Lenders, then the Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. In addition, the Lenders are entitled to an option to require the Company to purchase the Warrant for cash in an amount equal to their Black-Scholes Option Pricing Model value (the Black-Scholes Model), in the event that certain fundamental transactions (which some of them are not considered solely within the control of the Company) as defined in the warrant agreement, occur.

The Company also entered into a Security Agreement with one of the lenders under which the Company granted a security interest to the lender in all equipment now existing or hereafter arising or acquired (see also Note 11K).

The Company also issued the Lenders an amount of 7,333,333 shares as a commitment fee (the “Commitment Shares”) and an additional 2,000,000 shares as a diligence fee (the “Diligence Shares”) to one of the Lenders.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note, the shares and the detachable warrants in total amount of $1,710, $230 and $237, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs.

Furthermore, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The embedded conversion feature was recognized in total amount of $1,708 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The excess of the fair value of identified instruments over net proceeds amounted to $826 was recorded as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded expenses amounted to ($66) and $1,543 related to remeasurement of the embedded conversion feature and the discount amortization of the host loan instrument as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

F-39

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

J.	On August 21, 2020, the Company entered into a Securities Purchase Agreement for issuance of Convertible Promissory Note (“Note”), under which the Company received net cash of $175 (which representing 30% of the gross Principal Amount of the note) from private lender (the “Lender”).

The Note was issued with 25% original issue discount totaling $75, bears interest at a flat rate of 10% and has a maturity date of November 21, 2020 (the “Maturity Date”) on which all principal and interest is due and payable in one payment. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note before the Maturity Date, with a penalty or premium equal to 20% of the sum of any outstanding Principal and any interest accrued as of the prepayment date.

The Lender at its sole option, may convert the outstanding Principal Amount of the Note, or any portion of the Principal Amount hereof, and any accrued interest, in whole or in part, into shares of the common stock of the Company. Any amount so converted will be converted into common stock of the Company at a price equal to the lower of (1) the closing market price on the date of closing and (2) 60% of the lowest daily volume weighted average price (“VWAP”) of the Common Stock as reported on the market during the 11 trading days immediately prior to but not including the date of conversion (“Conversion Price”). In addition, the Lender must convert any outstanding balances due under the Note within 15 days if, (a) the Company successfully uplists its common stock to trade on the Nasdaq stock exchange, and (2) there is an effective registration statement on file with the Securities and Exchange Commission that includes a registration of the common stock underlying the Note.

The Company agrees to reimburse the Lender’s certificate processing cost by adding $1.5 to the Principal for each note conversion effected by Lender.

Upon the occurrence of an Event of Default (as defined in the Note), there shall be a default charge equal to 30% of the sum of any unpaid principal plus any interest accrued as of the default date. In the event that Lender at its sole discretion elects to allow the Company to continue with repayment of the principal and interest on the Note after an Event of Default, the interest rate on the unpaid principal of the Note will be change to 18% or the highest interest rate currently allowable under Nevada law for loans of the above amount (the “Default Interest Rate”).

F-40

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

The Lender is also entitled to an amount of 8,000,000 warrants to purchase the same number of ordinary shares for a period of five years at an exercise price equal to $0.10 subject to certain adjustments (the “Warrant”).

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $267 and $123, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs.

Furthermore, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The embedded conversion feature was recognized in total amount of $266 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The excess of the fair value of identified instruments over net proceeds amounted to $215 was recorded as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity.

As of December 31, 2020, upon the occurrence of an Event of Default in which the Note was not repaid before or at the Maturity Date (due to the Company discrete decision not to repay the loan for cash), the loan become subject to the provisions of ASC 480, “Distinguishing Liabilities and Equity” as it become an obligation that will be settled by issuance of a variable number of shares (stock settle obligation) and as such is measured at fair value through profit or loss (see also Note 2W). Consequently, the Company recorded expenses amounted to $463 and ($266) related to remeasurement of the Note and its embedded conversion feature as part of the “finance expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

F-41

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

K.	Amendments to July 2020 Loan Agreement:

On November 4, 2020 (the “Effective Date”), the Company entered into amendment to July 2020 Loan Agreement with the one of its lenders, under which it was determined to as follows: (i) the lender consented the Company entering into the Secured Convertible Equipment Loan Agreements (see also Note 8A above); (ii) the lender subordinated its security interest in the four Liquid Handler Machines to the security interest that will be granted by the Company to the lender parties under the Secured Convertible Equipment Loan Agreements (see also Note 8H above); (iii) the lender waived the Registration Statement Events of Default (with respect to the Registration Statement Event of Default, the Company shall be granted an extension of 60 days from the Effective Date to cause the Registration Statement registering for resale the ordinary shares of the Company held by lender to be declared effective); (iv) the lender waived its rights under the most favored nation clause only with respect to the Secured Convertible Equipment Loan Agreements and only under the condition that other creditors of the Company also waive their rights under any most favored nation clauses they may be otherwise entitle to with respect to the Secured Convertible Equipment Loan Agreements and (v) the Note shall be amended as follows: (i) the Conversion Price shall in no event be greater than $0.05; (ii) an amount equal to 25% of the total outstanding amount due under the Note shall be added to the Principal amount and (iii) an additional 2.5 million warrants shall be issued in the same form as those issued pursuant to the Purchase Agreement.

The management has determined by using the assistance of third-party appraiser that the fair value of the modified loans amounted to $1,434 plus the fair value of the Third Warrant amounted to $115 are considered as substantially different from the fair value of the convertible bridge loans amounted to $1,100 prior to the exchange date. Consequently, the original convertible bridge loans were derecognized, the new loans were initially recorded at fair value as current financial liability and the Third Warrant was initially recorded at fair value as an increase of additional paid-in capital. The Company recorded an extinguishment amount of $449 as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

L.	On December 31, 2020 (the “Effective Date”), the Company entered into Secured Convertible Equipment Loan Agreement with a private lender (the “Lender”), under which at the Effective Date and for the purpose for purchasing two Liquid Handler Machines (the “Collateral”) to be placed in the laboratory of a Company’s client, the Company will receive from the Lender a net cash amount of $450 which is including an original issue discount at the rate of 40% valued at $300, representing a face value of $750 for the loan (the “Aggregate Loan Principal Amount”).

In addition, under the terms of the Secured Convertible Equipment Loan Agreement, the Lender will be entitled to receive a royalty at a rate of 12.5% of all amounts resulting from any diagnostic tests performed by the two liquid handler machines. During the initial payback period and up until the earlier of either (a) April 30, 2021, or (b) the aggregate loan amount is paid in full, all royalty payments made to Lender will be counted towards their loan balance. Thereafter, the royalties continue so long as the machines are in use.

Through December 31, 2020 the Aggregate Loan Principal Amount has not been received.

F-42

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 11 - CONVERTIBLE BRIDGE LOANS, NET (Cont.)

The following tabular presentation reflects the reconciliation of the carrying amount of the convertible bridge loans, notes and similar instruments during the year ended December 31, 2020 and 2019:

	As of December 31,
	2020	2019
Opening balance	$3,427	$-
Plus: Net cash consideration received	2,390	-
Less: Fair value of derivative liability related to bifurcated embedded conversion feature	(2,893)	-
Less: Fair value of detachable instruments accounted for as equity component	(758)	-
Plus: Changes in terms of straight loans to convertible loans	1,185	1,796
Less: Partial conversion of convertible bridge loans into equity	(4,639)	(336)
Less: Modification of convertible bridge loans transactions	(3,375)	(355)
Plus: Amortization of discounts and accrued interest expenses	1,655	-
Plus: Change in fair value of convertible bridge loans	8,973	2,322
Closing balance	$5,965	$3,427

Commencing the initial recognition date through December 31, 2019, Principal Amount and unpaid Interest in total amount of $336 have been converted into 1,811,864 Ordinary shares. Following such partial conversion of bridge loans into ordinary shares, the exercise price of certain portion of the First Warrant has been determined as a fixed price and accordingly the applicable amount of $60 was reclassified into additional paid-in capital. See also Note 12.

During the year ended December 31, 2020, Principal Amount and unpaid Interest in total amount of $4,639 have been converted into 64,630,113 Ordinary shares. Following such partial conversion of bridge loans into ordinary shares, the exercise price of certain portion of the First Warrant has been determined as a fixed price and accordingly the applicable amount of $651 was reclassified into additional paid-in capital. See also Note 12.

F-43

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 12 - DERIVATIVE WARRANTS LIABILITY

A.	Warrants granted to investors through private placement transactions

The Company allocated approximately $20, $244 and $168, for the years ended December 31, 2018, 2016 and 2015, respectively, of proceeds from its units that were issued under Private Placement transactions to the fair value of 600,000, 4,518,406 and 3,106,000 warrants issued during the years ended December 31, 2018, 2016 and 2015, respectively. These warrants were classified as financial liability because of provisions in such warrants that allow for the net cash settlement of such warrants in the event of certain fundamental transactions, as defined in the warrant agreement (some of which are not considered solely within the control of the Company). The estimated fair value of this derivative liability for such warrants as of December 31, 2020 and 2019, was $54 and $11, respectively.

B.	Warrants granted to lenders and placement agent through Convertible Bridge Loans transactions

The Company allocated approximately $205 for the year ended December 31, 2019, of proceeds from its units that were issued under convertible bridge loans transactions to the fair value of certain warrants issued during the year ended December 31, 2019 (the First Warrant as described in Note 11A). In addition, the Company has an obligation to issue warrants in total amount of $79 to the placement agent in connection with the convertible bridge loans transactions (see also Note 11A). These warrants were classified as financial liability because of provisions in such warrants that that permit the holders to receive a variable number of shares of common stock upon exercise (see also Note 2Z). The estimated fair value of derivative liability for such warrants as of December 31, 2020 and 2019, was $247 and $741, respectively.

C.	The remaining outstanding warrants and terms as of December 31, 2020 and 2019 is as follows:

Issuance date	Outstanding as of December 31, 2019	Outstanding as of December 31, 2020	Exercise Price	Exercisable as of December 31, 2020	Exercisable Through

Series (2015)	1,502,500	1,502,500	$0.5	1,502,500	April 2021
Series (2016)	375,000	375,000	$0.5	375,000	March 2022
Series (2018)	600,000	600,000	$0.125	600,000	November 2021
2019 warrants	(*)	(*)	(*)	-	(**)
	2,477,500	2,477,500		2,477,500

(*)	The number of shares to be issued upon the exercise of derivative liabilities related to warrants instruments has not been determined as such warrants provide the Lenders with 25% warrant coverage, with the warrant exercise price to be equal to the offering price in the Company’s proposed public offering, or, in the event the Loan Amount are converted into ordinary shares, the warrant exercise price will be equal to the applicable closing bid price of the Company’s shares at the time of the conversion of the Loan Amount. However, based on the share price of the Company as of December 31, 2019 and 2020, the number of the warrants would have been 20,896,789 and 3,351,586 shares, respectively.

(**)	The exercise period is three years from the date of the determination of the exercise price.

The Company uses the Black-Scholes valuation model to estimate fair value of these warrants. In using this model, the Company makes certain assumptions about risk-free interest rates, dividend yields, expected stock price volatility, expected term of the warrants and other assumptions. Expected volatility was calculated based upon historical volatility of peer companies in the same industry on weekly basis since the marketability of the Company is considered low. Risk-free interest rates are derived from the yield on U.S. Treasury debt securities. Dividend yields are based on historical dividend payments, which have been zero to date. The expected term of the warrants is based on the time to expiration of the warrants from the measurement date.

F-44

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 12 - DERIVATIVE WARRANTS LIABILITY (CONT.)

D.	The following table summarizes the observable inputs used in the valuation of the derivative warrant liabilities as of December 31, 2020 and 2019:

	As of December 31, 2020			As of December 31, 2019
	Series (2015)	Series (2016)	Series (2018)	Series (2015)	Series (2016)	Series (2018)
Share price (U.S. dollars)	$0.075	$0.075	$0.075	$0.04	$0.04	$0.04
Exercise price (U.S. dollars)	$0.50	$0.50	$0.50	$0.50	$0.50	$0.125
Expected volatility	144.63%	209.19%	238.82%	109.15%	122.46%	102.92%
Risk-free interest rate	0.09%	0.09%	0.09%	1.59%	1.58%	1.58%
Dividend yield	-	-	-	-	-	-
Expected term (years)	0.35	1.21	0.88	1.35	2.21	1.88

	First Warrant
	Closing Date	As of December 31, 2019	As of December 31, 2020
Share price (U.S. dollars)	$ 0.12-$0.26	$0.04	$0.075
Exercise price (U.S. dollars)	$ 0.12-$0.26	$0.018	$0.04
Expected volatility	125.31%-129.94%	102.55%-125.71%	105.77%-113.53%
Risk-free interest rate	1.74%-2.56%	1.58%-1.62%	0.11%-0.13%
Dividend yield	-	-	-
Expected term (years)	2.38	1.96-2.99	1.50-1.91
Probability for uplisting	75%	75%	75%

	Series (2015)	Series (2016)	Series (2018)	2019 Warrant	Placement Agent Warrant	Total
Balances at December 31, 2018	$6	$3	$19	$-	$-	$28
Granted	-	-	-	205	(***) 79	284
Amount classified to equity upon determination of the exercise price (*)	-	-	-	(60)	-	(60)
Expired	-	(**)	-	-	-	(**)
Changes in fair value	(4)	-	(13)	517	-	500
Balances at December 31, 2019	$2	$3	$6	$662	$79	$752
Amount classified to equity upon determination of the exercise price (*)	-	-	-	(651)	-	(651)
Modification of convertible bridge loans transactions	-	-	-	(727)	-	(727)
Changes in fair value	9	10	24	884	-	927
Balances at December 31, 2020	$11	$13	$30	$168	$79	$301

(*)	Following the partial conversion of certain convertible bridge loans into ordinary shares (see also Note 11), the right that was granted to the lenders to receive a variable number of shares of common stock upon exercise of certain warrants has been lapsed and accordingly the applicable amount was reclassified from non-current financial liability into additional paid-in capital.

(**)	Representing amount lower than $1.

(***)	The fair value of the Placement Agent Warrant is equal to 8% of the total proceeds received by the Company from introduced investor and/or lenders by the Placement Agent (see also Note 11).

F-45

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 13 - FAIR CALUE OF BIFRUCATED CONVERTIBLE FEATURE OF CONVERTIBLE BRIDGE LOANS

A.	The Company allocated approximately $2,893 for the year ended December 31, 2020, of proceeds from its units that were issued under convertible bridge loans transactions to the fair value of the convertible feature embedded in such convertible bridge loans (see also Note 11E - Note 11J). The Company has determined that such feature requires bifurcation, as the conversion represent an obligation to issue a variable number of shares and as such the embedded conversion feature cannot be considered as indexed to the Company’s own stock. The estimated fair value of derivative liability for such convertible components as of December 31, 2020 was $2,500.

B.	The Company uses the Monte-Carlo Simulation Model to estimate fair value of this convertible component liability. In using this model, the Company makes certain assumptions about risk-free interest rates, expected stock price volatility and other assumptions. Expected volatility was calculated based upon historical volatility of peer companies in the same industry on weekly basis since the marketability of the Company is considered low. Risk-free interest rates are derived from the yield on U.S. Treasury debt securities.

C.	The following table summarizes the observable inputs used in the valuation of the convertible component liability as of the closing date and December 31, 2020:

	Closing Date	As of December 31, 2020
Share price (U.S. dollars)	$ 0.051-$0.125	$0.075
Expected volatility	95.92%-127.53%	128.3%-131.5%
Risk-free interest rate	0.10%-0.18%	0.08%-0.14%

Fair value of bifurcated conversion feature liability
Balances as of December 31, 2019	$-
Plus: Recognition at the initial date	2,893
Less: Partial conversion of convertible bridge loans into equity	(38)
Plus: Modification of convertible bridge loans transactions	213
Less: Changes in fair value	(568)
Balances as of December 31, 2020	$2,500

F-46

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES

A.	Consulting Agreements

1.	Care G.B. Plus Ltd.

On December 20, 2018 (the “Effective Date”), the Company entered into Marketing and Reseller Agreement with Care G.B. Plus Ltd (“Care G.B.”) whereby the Company granted Care G.B. an exclusive right to market, distribute and resell the Company’s breast cancer screening products to customers located in and taking delivery in the State of Israel, including the Palestinian Authority (the “Product”, “Exclusivity” and “Territory”, respectively). On April 29, 2019, the Company held its Annual General Meeting of Shareholders, at which the shareholders of the Company approved inter alia the Marketing and Reseller Agreement.

Commencing the second anniversary of the Marketing and Reseller Agreement, Care G.B.’s Exclusivity is subject to Care G.B. achieving annual milestones to be set by both parties (“Annual Milestones”). If Care G.B. is not achieving at least 50% of the Annual Milestones, the Company has its own discretion either to cancel Care G.B.’s Exclusivity or terminate the Marketing and Reseller Agreement. Through December 31, 2020, the annual milestones for Care GB were not established as the Company was waiting to finish the development of the product in the Territory.

The Agreement became effective at the Effective Date and continue in effect for 5-year period from Care G.B.’s first purchase order of the Products issued to the Company (the “Initial Term”). Upon the Initial Term completion, provided that Care G.B. has achieved the Annual Milestones, the Marketing and Reseller Agreement term shall be automatically renewed for additional 5-year. Thereafter, at the end of each renewal term, the Marketing and Reseller Agreement shall renew for additional 2-year unless one of the parties provides the other party with prior written non-renewal notice.

2.	Orot Plus Ltd.

On March 28, 2019 (the “Effective Date”), the Company entered into Distribution Agreement with Orot Plus Ltd. (“Orot”) whereby the Company appointed Orot as its exclusive market generator for importing, marketing and distributing for Products as defined in the Distribution Agreement in Romania and Austria (the “Territories”).

The Distribution Agreement commenced at the Effective Date and shall be in effect for a period of four and five years from the Effective Date with respect to Romania and Austria, respectively (the “Term”). The Term will be extended automatically for an additional period of three years unless terminated by either party at the end of the Term by giving the other party termination notice in writing at least 90 days prior to the Term end.

Both parties have commercial cooperation according to the terms of the Distribution Agreement, under which Orot is committed to minimum purchase quantities of the Products according to the supply price as defined in the Distribution Agreement.

It was agreed that during the first six months of the Term (the “Preliminary Period”), Orot will set up the infrastructure for the marketing, selling and distribution of the Products in the Territories (the “Preliminary Stage”). Orot will bear all costs of the Preliminary Stage. The Company will provide Orot with the Products free of charge to be used for non-revenue producing purposes in furtherance of the Preliminary Stage. In consideration for the expenses made by Orot until the end of the Preliminary Stage, the Company shall issue to Orot Ordinary Shares of the Company of NIS 0.01 par value each, in an amount equal to the Preliminary Stage Expenses based on Preliminary Stage budget of $180 divided by the average closing price of the shares during the thirty days period immediately prior to the Effective Date (the “Issued Shares”). The Issued Shares will be issued to Orot within 14-days following the end of the Preliminary Period and will be subject to lock-up 6-months period as of the end of the Preliminary Period in accordance with the lock-up agreement terms.

In addition, in the event Orot satisfies with a minimum sales milestone of 3,000 products per month, the Company will issue to Orot on the date on which Orot achieve each respective monthly sales milestone, warrants to purchase a number of ordinary shares of the Company par value NIS 0.01 per share equal to 0.5% of the Company’s issued and outstanding shares as of the Effective Date, with the exercise price to be determined once Orot achieves its first commercial sale of the Products to an unaffiliated third party (the “First Commercial Sale Date”). The warrants’ exercise price shall be equal to 80% of the average closing sale price of the Company’s ordinary shares during the five days period immediately prior to the First Commercial Sale Date. The warrants’ exercise period shall be 24 months from their grant date. The shares issuance upon exercise of the warrants shall be subject to a lock-up period of six months as of the date of such issuance in accordance with the terms of the warrants. Through December 31, 2020, the monthly sales milestones have not been met, and as of the signing date of these consolidated financial statements their completion is not considered probable.

F-47

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

A.	Consulting Agreements (Cont.)

2.	Orot Plus Ltd. (Cont.)

Moreover, in the event the Company satisfies with following aggregate milestones: (i) signing the Distribution Agreement and (ii) singing of a distribution agreement between the Company and Orot with respect to additional territories (i.e. Japan and Poland) (“Milestones”), Orot will issue the Company on the date in which the Company achieve each respective Milestone, warrants to purchase a number of ordinary shares of Orot, par value NIS 0.01 per share, equal to 0.5% of Orot’s issued and outstanding shares at the Effective Date. The warrants’ exercise price shall be calculated based on Orot’s valuation of $7,000. The warrants’ exercise period shall be 24 months from their grant date. Through December 31, 2020, the Milestones have not been met, and as of the signing date of these consolidated financial statements their completion is not considered probable.

The Distribution Agreement is explicitly determining that upon breach of the Distribution Agreement by the Company within the first three years following the preliminary period, Orot will be entitled to one-time termination payment as defined in the Distribution Agreement plus reimbursement of the cost.

On September 1, 2019, the Company entered into first supplement to the aforesaid Distribution Agreement with Orot, whereby it was determined that (i) the Preliminary Period will be extended until December 30, 2019 for Romania and until June 30, 2020 for Austria, (ii) the Issued Shares will be equal to the Preliminary Stage Expenses based on updated Preliminary Stage budget of $280 (instead of original amount of $180) divided by the average closing price of the shares during the thirty days period immediately prior to the Effective Date and (iii) the Term will be continue until December 31, 2025 for Romania and until December 31, 2023 for Austria.

On October 10, 2019, the Company entered into second supplement to the aforesaid Distribution Agreement with Orot, whereby it was determined that in exchange for completion of the Preliminary Stage, the Company will issue to Orot, on account of the Issued Shares, such number of ordinary shares of Orot in total amount equal to $180 divided by the lower of: (i) 20% discount on the average closing price of the shares during the 30 days period immediately prior to March 28, 2019, (ii) the average closing price of the shares during the 10 days period immediately prior to the date hereof and (iii) the lowest price per share that will apply in any equity investment (including the issuance of convertible securities) in the Company prior to the issuance of the shares under this section to Orot.

The modification to the number of Issued Shares was accounted for as an exchange of the original Issued Shares for a new Issued Shares resulting in total compensation cost equal to the grant date fair value of the Issued Shares of $180, plus incremental value of the modification amounted to $39. Consequently, during the year ended December 31, 2019, the Company recorded stock-based compensation expenses in total amount of $219 as part of “Research and Development Expenses” line in operations in the accompanying consolidated statement of operations.

On January 13, 2020, number of 3,600,000 Issued Shares have been issued, as a settlement of such obligation.

See also Note 14D3, for more information regarding lawsuit of Orot against the Company.

3.	Orion Capital Advisors, LLC

A.	On May 16, 2019 (the “Effective Date”), the Company entered into Business Development Agreement with Orion Capital Advisors, LLC (“Orion Capital”) whereby Orion Capital will provide business development service to the Company which include inter alia (i) review and advice concerning the technical design of existing and planned products or services; (ii) business development assistance including terms of possible transactions and suggestions during negotiations; (iii) sales assistance through the development of business models and sales strategy; (iv) advice regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations; (v) strategic consulting regarding product planning, market development, marketing and public relations; (vi) consulting on corporate structure, employee stock option structure, warrant arrangements and intellectual property planning; (vii) introductions to potential strategic partners and other alliance candidates; (viii) introductions to prospective customers for the Company’s products or services.

The Business Development Agreement term commenced on the Effective Date through August 16, 2019.

Upon execution of the Business Development Agreement, the Company issued 500,000 ordinary shares of the Company par value NIS 0.01 per share to Orion Capital and recorded stock-based compensation expenses in total amount of $115 as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2019, representing a price per share of $0.23 at the commitment date.

F-48

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

A.	Consulting Agreements (Cont.)

3.	Orion Capital Advisors, LLC (Cont.)

B.	On February 10, 2020, the Company entered into new Business Development Agreement with Orion Capital whereby Orion Capital will extend the aforesaid service over a term commenced on February 10, 2020 and shall continue through August 10, 2020.

Upon execution of the new Business Development Agreement, the Company has a commitment to issue 2,500,000 restricted shares of common stock of the Company par value NIS 0.01 per share to Orion Capital and recorded stock-based compensation expenses in total amount of $100 as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020, representing a price per share of $0.04 at the commitment date. On February 1, 2021, the Company issued 2,500,000 ordinary shares to Orion Capital.

4.	Udi Zelig

On November 24, 2019 (the “Effective Date”), the Company entered into CTO Consulting Agreement with Orot Plus Ltd. (the “Service Provider”), whereby the Service Provider will provide Chief Technology Officer services based on work plan focus on commercialization of breast cancer products (the “CTO Services”) by Mr. Udi Zelig (the “Consultant”) on behalf of the Service Provider.

In consideration for the Service Provider’s performance of the CTO Services, the Company will issue to the Service Provider ordinary shares of the Company valued at two times the monthly agreed upon value (excluding VAT) of the CTO Services which is NIS 13,000 (the “CTO Fee”). The shares will be subject to a lock-up period of six months as of their issuance. In addition, the Company will cover the pre-approved business expenses to the Service Provider and the Consultant in the performance of the CTO Services.

The CTO Consulting Agreement commenced on the Effective Date and continue in effect until terminated.

During the years ended December 31, 2020 and 2019, the Company recorded stock-based compensation expenses in total amount of $60 and $12, respectively, as part of “Research and Development expenses” line in operations in the accompanying consolidated statement of operations which reflects the CTO Services provided by the Consultant. During the year ended December 31, 2020, the Company issued 1,599,499 ordinary shares of the Company par value NIS 0.01 per share as compensation for the CTO Services.

5.	Steeltown Consulting Group, LLC

On March 28, 2019, the Company entered into Business Development Agreement with Steeltown Consulting Group, LLC (the “Consultant”) whereby the Consultant will provide business development service as defined in the Agreement. In exchange the Company shall issue to the Consultant number of 500,000 ordinary shares of the Company par value NIS 0.01 per share.

The term of the Business Development Agreement commenced on March 28, 2019 through 6-month period.

During the year ended December 31, 2019, the Company recorded stock-based compensation expenses in total amount of $70 as part of “General and Administrative Expenses” line in the accompanying consolidated statement of operations to reflect the issuance of the above 500,000 ordinary shares of NIS 0.01 par value, representing a price per share of $0.14 at the commitment date.

6.	Al and J Media Inc.

A.	On March 28, 2019, the Company entered into Media Advertising Agreement with Al and J Media Inc. (the “Al and J”) whereby the Al and J will introduce the Company to potential sources of media, marketing agreements and/or other strategic alliances which may benefit the Company in the performance of implementing its business plans, including but not limited to radio and television media spots; various media publications; and internet podcasts (the “Service”). In consideration for perform of such Services, the Company agreed to pay the Consultant an amount of $145 in cash and issuance of 3,000,000 restricted ordinary shares according to payments schedule as defined in the Media Advertising Agreement.

The Media Advertising Agreement term commenced on March 28, 2019 and continue through Service completion.

During the year ended December 31, 2019, the Company recorded marketing expenses in total amount of $565, an amount of $420 out of which was recorded as stock-based compensation expenses in exchange for issuance of 3,000,000 ordinary shares of NIS 0.01 par value, representing a price per share of $0.14 at the commitment date.

F-49

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

A.	Consulting Agreements (Cont.)

6.	Al and J Media Inc. (Cont.)

B.	On June 5, 2020, the Company entered into Media Advertising Agreement with Al and J Media Inc. (the “Al and J”) whereby the Al and J will introduce the Company to potential sources of media, marketing agreements and/or other strategic alliances which may benefit the Company in the performance of implementing its business plans, including but not limited to radio and television media spots; various media publications; and internet podcasts (the “Service”). In consideration for perform of such Services, the Company agreed to pay Al and J per invoice-based and to issue 3,000,000 restricted ordinary shares upon execution of the Media Advertising Agreement.

The Media Advertising Agreement term commenced on June 5, 2020 and will continue until completion which is generally expected to be 180 days through Service completion. The Media Advertising Agreement will automatically renew every 180 days unless the Company provides written notice prior to the end of the then current 180 term.

During the year ended December 31, 2020, the Company recorded expenses in total amount of $360 ($180 out of which related to stock-based compensation expenses which representing a price per share of $0.06 at the commitment date) as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations.

On March 15, 2021, the Company issued 3,000,000 ordinary shares to Al and J.

7.	First Choice International Company, Inc.

A.	On September 24, 2019, the Company entered into Consulting Agreement with First Choice International Company, Inc. (the “First Choice”) whereby First Choice provided consulting services to the Company that include (i) assist the Company with its plans to expand its business; and (ii) furnish additional ongoing management and business consulting services aimed at enhancing Company’s opportunities. In exchange the Company issued to the Consultant an amount equal to 500,000 shares of restricted common stock. Consequently, during the year ended December 31, 2019, the Company recorded stock-based compensation expenses in total amount of $50 as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations in exchange for issuance of 500,000 ordinary shares of NIS 0.01 par value, representing a price per share of $0.10 at the commitment date.

In addition, it was determined that upon achievement of certain milestones (the “Performance Milestones”) an additional 1,000,000 shares of restricted common stock will be issued. As the Performance Milestones was achieved in January 2020, the Company’s management determined the likelihood for consummation of the Performance Milestones as of December 31, 2019 was probable. Consequently, during the year ended December 31, 2019, the Company recorded as additional stock-based compensation expenses in total amount of $100 as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations to reflect the consummation of the Performance Milestone, representing a price per share of $0.10 at the commitment date.

B.	On February 6, 2020, the Company and First Choice entered into first amendment of the Consulting Agreement under which it was agreed that the Term of the Consulting Agreement was extended until and including June 30, 2020 (the “Expected Term”) and the Company shall immediately and irrevocably issue to Consultant 1,000,000 shares of common stock (the “Additional Shares”) and the Consultant shall continue to perform services including the additional services related to the expansion and addition of business lines during the Expanded Term.

On February 6, 2020, the Company issued the Additional Shares to First Choice and recorded stock-based compensation expenses in total amount of $30 as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations, representing a price per share of $0.3 at the commitment date.

F-50

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

8.	Financial Buzz Media Networks LLC

A.	On December 2, 2019, the Company entered into PR and Media Service Provider Agreement with Financial Buzz Media Networks LLC (the “Financial Buzz”), whereby media and PR marketing services which including, but are not limited to implementation of an PR and financial media marketing strategy (the “Media Service”), will be provided by Financial Buzz. In consideration for the Media Services, the Company shall issue a total of 5,000,000 fully vested Ordinary Shares of NIS 0.01 par value to Financial Buzz upon execution of the PR and Media Service Provider Agreement. The fair value of these shares amounted to $750, representing a price per share of $0.15 at the commitment date.

The PR and Media Service Provider Agreement term is for a period of 4 months.

B.	On June 8, 2020, the Company entered into new PR and Media Service Provider Agreement with Financial Buzz, whereby the aforesaid media and PR marketing services will be extended over a period of 6 months commenced on June 8, 2020. In consideration for the Media Services, the Company shall issue a total of 5,000,000 fully vested Ordinary Shares of NIS 0.01 par value to Financial Buzz upon execution of the PR and Media Service Provider Agreement. The fair value of these shares amounted to $450, representing a price per share of $0.19 at the commitment date.

During the year ended December 31, 2020, the Company has an obligation to issue the aforesaid 10,000,000 shares under both agreements as the services have been rendered by Financial Buzz in 2020. Consequently, the Company recorded stock-based compensation expenses in total amount of $1,200 as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations, representing a price per share of $0.12 at the commitment date. On May 27, 2020 and February 1, 2021, the Company issued 2,500,000 and 5,000,000 ordinary shares to Financial Buzz, respectively.

9.	3D Biomedicine Science and Technology Co. Limited

On March 16, 2020 (the “Effective Date”), Todos Medical USA entered into Distribution Agreement with 3D Biomedicine Science and Technology Co. Limited (“3DMed”), whereby at the Effective Date 3DMed appointed Todos Medical USA as its non-exclusive agent for importing, marketing and distributing of the 3DMed’s products which include physician kits, lab kits and any other kits that may be used in the process of analyzing and diagnostic swab samples (the “Products”) in specific countries (the “Territories”). The Distribution Agreement shall be in effect for a period of one year from the Effective Date (the “Term”) and will be extending automatically for an additional period of three years unless terminated by either party at the end of the Term by giving the other party termination notice in writing at least 90 days prior to the Term end.

At the initial of the Distribution Agreement, the Company will validate the performance of the Products provided by 3DMed (the “Validation Stage”). If the Validation Stage result will be accepted by the Company, both parties will have further commercial cooperation according to the terms of the Distribution Agreement, under which the Company will be committed to minimum purchase quantities of the Products according to the supply price as defined in the Distribution Agreement.

In consideration for the reduced supply price that the Company will be entitled to under the Distribution Agreement, the Company will issue to 3DMed restricted ordinary shares at the end of the Validation Stage upon successful completion of the Validation based on value of $250 according to the share price as of March 13, 2020. As of December 31, 2020 and as of the signing date of these consolidated financial statements, the Validation Stage is still in progress and the Company has its own discretion to stop the commercial cooperation with 3DMed.

F-51

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

10.	Provista Diagnostics, Inc.

On April 2, 2020 (the “Effective Date”), the Company entered into Consulting Agreement with Provista Diagnostics, Inc. (“Provista”), whereby at Provista will be responsible for test validation and commercialization activities related to the distribution and sample processing of COVID-19 tests. This will include ensuring that all CLIA/CAP and FDA requirements are met prior to commencement of commercial activities. The Company will be responsible for covering all costs and expenses related to these activities. In addition, the Company will pay a monthly amount of $50 during the entire term of the Consulting Agreement.

The Consulting Agreement is contingent upon the Company exercising the Call Option Extension pursuant to the Option Agreement (see also Note 14C7). The services under the Consulting Agreement will commence on April 1, 2020 and will continue until the earlier to occur of: (i) April 1, 2021, or (ii) earlier termination.

During the year ended December 31, 2020, the Company recorded expenses in total amount of $1,092 as part of “Research and Development Expenses” line in operations in the accompanying consolidated statement of operations.

11.	Andrew Blumenthal

On May 23, 2020, the Company entered into Consulting Agreement with Andrew Blumenthal (“Andrew”) whereby Andrew will provide service to the Company in connection with entering into contracts with third parties for sales and or sub distribution agreements whereby Company will provide testing and treatment products related to COVID-19 (the “Service”). For fulfillment of Andrew’s duties under the Consulting Agreement, Andrew will receive compensation as follows:

A.	Monthly retainer of $15 beginning upon execution of Consulting Agreement (the “Monthly Retainer”).

B.	Issuance of 2,500,000 ordinary shares of the Company par value NIS 0.01 per share which will be vested over a period of nine months as follows:

	1.	900,000 vested in 100,000 monthly increments over nine months commencing with the execution of the Consulting Agreement.

	2.	400,000 for each contract that delivers over $1,000 in gross profits, up to 4 contracts.

C.	25% of net revenues (gross sales price less the acquisitions cost excluding financing and operational expenses) from any product sale in which Andrew is the introducing representative (the “Commission Fee”). The Company’s Commission Fee shall be remained as long as the Company sell product to a representative sourced by Andrew, regardless of whether the Consulting Agreement has been terminated.

D.	For every month that Andrew is engaged with the Company, up to maximum of 6-months period, Andrew shall be granted one month of severance consulting fee posts termination equal to Monthly Retainer.

The Consulting Agreement term commenced on May 6, 2020 and will continue until the earlier to occur of: (i) March 25, 2021, or (ii) termination as described in the Consulting Agreement.

During the year ended December 31, 2020, the Company recorded expenses in total amount of $159 ($47 out of which related to stock-based compensation expenses which representing a price per share of $0.067 at the commitment date) as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations. During the year ended December 31, 2020, the Company has not recorded expenses with respect to the aforesaid Commission Fee.

F-52

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

A.	Consulting Agreements (Cont.)

12.	Singh Global LLC

On May 23, 2020, the Company entered into Consulting Agreement with Singh Global LLC (“Singh”) whereby Singh will provide service to the Company in connection with entering into contracts with third parties for sales and or sub distribution agreements whereby the Company will provide Testing and Treatment products related to COVID-19 (the “Service”). For fulfillment of its duties under the Consulting Agreement, Singh will receive compensation as follows:

A.	Monthly retainer of $15 beginning upon execution of Consulting Agreement (the “Monthly Retainer”).

B.	Issuance of 2,500,000 ordinary shares of the Company par value NIS 0.01 per share which will be vested over a period of nine months as follows:

	1.	900,000 vested in 100,000 monthly increments over nine months commencing with the execution of the Consulting Agreement.

	2.	400,000 for each contract that delivers over $1,000 in gross profits, up to 4 contracts.

C.	25% of net revenues (gross sales price less the acquisitions cost excluding financing and operational expenses) from any product sale in which Andrew is the introducing representative (the “Commission Fee”). The Company’s Commission Fee shall be remained as long as the Company sell product to a representative sourced by Andrew, regardless of whether the Consulting Agreement has been terminated.

The Consulting Agreement term commenced on May 6, 2020 and will continue until the earlier to occur of: (i) March 25, 2021, or (ii) termination as described in the Consulting Agreement.

During the year ended December 31, 2020, the Company recorded expenses in total amount of $139 ($49 out of which related to stock-based compensation expenses which representing a price per share of $0.07 at the commitment date) as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations. During the year ended December 31, 2020, the Company has not recorded expenses with respect to the aforesaid Commission Fee.

13.	Priyanka Misra

On June 22, 2020, the Company entered into Consulting Agreement with Priyanka Misra (“Priyanka”) whereby Priyanka will provide service to the Company which include inter alia (i) implementing salesforce and sale surveillance strategies; (ii) develop and implement a methodology to track sales and strategic relationship opportunities; (iii) investor relations (the “Service”). For fulfillment of its duties under the Consulting Agreement, Priyanka will receive compensation as follows:

A.	Monthly draw of $15 beginning upon execution of Consulting Agreement (the “Monthly Draw”).

B.	25% of monthly operating profits generated by all sales representatives working under Priyanka, to be calculated as the value of gross sales received minus cost of goods sold (including shipping, accounting and bookkeeping expenses and sales commission paid to Expansion’s sales force, less the Monthly Draw (the “Commission Fee”).

C.	Issuance of 1,250,000 ordinary shares of the Company par value NIS 0.01 per share which will be vested over a period of six months as follows:

1.	250,000 vested upon completion of salesforce implementation or equipment CRM.

2.	250,000 for each contract that delivers over $1,000 in gross profits, up to 4 contracts.

(together referring herein as “Performance Condition”).

The Consulting Agreement term commenced on June 22, 2020 and will continue until the earlier to occur of: (i) June 23, 2021, or (ii) termination as described in the Consulting Agreement.

During the year ended December 31, 2020, the Company recorded expenses in total amount of $104 ($14 out of which related to stock-based compensation expenses in connection with the Performance Condition related to completion of salesforce implementation or equipment CRM, which representing a price per share of $0.057 at the commitment date) as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations. During the year ended December 31, 2020, the Company has not recorded expenses with respect to the aforesaid Commission Fee and the Performance Condition in connection with deliver contracts.

F-53

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

A.	Consulting Agreements (Cont.)

14.	CN Capital LLC

On June 23, 2020, the Company entered into Consulting Agreement with CN Capital LLC (“CN Capital”) whereby CN Capital will provide service to the Company in connection with implementing salesforce and sales surveillance strategies and implementing personal protective equipment sales pipelines management (the “Service”). For fulfillment of its duties under the Consulting Agreement, CN Capital will receive compensation as follows:

A.	Monthly retainer of $10 beginning upon execution of Consulting Agreement (the “Monthly Retainer”).

B.	Issuance of 1,000,000 fully vested ordinary shares of the Company par value NIS 0.01 per share.

C.	3% of gross profit PPE sales (the “Commission Fee”).

The Consulting Agreement term commenced on June 23, 2020 and will continue until the earlier to occur of: (i) June 24, 2021, or (ii) termination as described in the Consulting Agreement.

During the year ended December 31, 2020, the Company recorded expenses in total amount of $67 ($27 out of which related to stock-based compensation expenses which representing a price per share of $0.054 at the commitment date) as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations. During the year ended December 31, 2020, the Company has not recorded expenses with respect to the aforesaid Commission Fee.

On February 17, 2021, the Company issued 1,000,000 ordinary shares to CN Capital.

15.	Leomics Associates

On July 23, 2020, the Company entered into Consulting Agreement with Leomics Associates (“Leomics”) whereby Leomics will provide worldwide service to the Company which include inter alia (i) identify and introduce to the Company potential US customers for its CLIA lab services in Atlanta; (ii) working as development business agent targeting the US and global market to bring clients for Covid related products; (iii) provide guidance and assistance with the clinical validation, reimbursement, and market penetration of the Company’s current pipeline of products in Breast Cancer and Alzheimer’s contribute to development and optimization of all marketing materials; (iv) provide the Company with a strategic development plan focused in corporate growth; (v) assistance in raising funds (the “Service”). For fulfillment of its duties under the Consulting Agreement, Leomics will receive compensation as follows:

A.	Annual fee amount of $250 which will be payable in 12 equals installments.

B.	Additional expenses of $25 which is due at signing of the Consulting Agreement.

C.	Issuance of 1,000,000 fully vested ordinary shares of the Company par value NIS 0.01 per share within 5 days of the execution of the Consulting Agreement.

D.	Travel related expenses, when applicable.

The Consulting Agreement term commenced on June 22, 2020 and will continue until the earlier to occur of: (i) July 23, 2021, or (ii) termination as described in the Consulting Agreement.

During the year ended December 31, 2020, the Company recorded expenses in total amount of $173 ($44 out of which related to stock-based compensation expenses which representing a price per share of $0.095 at the commitment date) as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations.

F-54

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

A.	Consulting Agreements (Cont.)

16.	Expansion Medical LLC

On August 25, 2020, the Company entered into Consulting Agreement with Expansion Medical LLC (“Expansion”), who has a sales force with an expertise in selling diagnostic equipment, repairing diagnostic equipment and selling diagnostic tests to existing medical laboratories (“Representative”), whereby Expansion will provide worldwide service to the Company which include inter alia (i) procuring and managing a salesforce to external laboratories, managing sales processes to external laboratories; (ii) managing of the sales processes; (iii) assistance in gaining regulatory approval in international markets; (iv) contribute to development and optimization of all marketing materials; (v) coordinate engineering repairs to Corona Diagnostic, LLC products to be performed by the Company; (vi) assistance in installation of Corona Diagnostic, LLC equipment to be performed by the Company; (vii) assistance with respect to the service maintenance and repairs of Corona Diagnostic, LLC equipment (the “Service”). For fulfillment of its duties under the Consulting Agreement, Expansion will receive compensation as follows:

A.	Non-refundable monthly draw of $50 per month for 4 months beginning upon the execution of Consulting Agreement (the “Monthly Draw”).

B.	30% of monthly operating profits generated by all sales representatives working under Expansion, to be calculated as the value of gross sales received minus cost of goods sold (including shipping, accounting and bookkeeping expenses and sales commission paid to Expansion’s sales force, less the Monthly Draw. In addition, representative is entitled to additional 10% override based on commission as described in the Consulting Agreement for each member of Representative sales ream they refer to the Company or Consultant. Moreover, each month the Representative shall receive a fixed commission per unit commission as described in the Consulting Agreement for laboratory supplies (together referring herein as “Commission Fees”).

C.	Upon reaching a cumulative net sales milestone (gross sales generated by Expansion minus shipping and promotional discounts) ranged between $5,000 to $500,000, an amount of stock options ranged between 75,000 up to 2,000,000 based on the closing price of the Company upon execution date of the Consulting Agreement and cash bonus ranged between $400 up to $6,000 (the “Performance Condition”).

D.	Monthly bonus which is equals of 5% of monthly net sales (value of gross sales minus shipping and taxes) generated in a country in which regulatory approval was gained by the direct efforts of Expansion having access to the government and / or regulatory affairs (the “Bonus Fee”).

The Consulting Agreement term commenced on the Consulting Agreement execution date until termination.

During the year ended December 31, 2020, the Company recorded expenses in total amount of $112 as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations. During the year ended December 31, 2020. The Company has not recorded expenses with respect to the aforesaid Commission Fees, Performance Condition and Bonus Fee.

17.	AID Genomics

On September 15, 2020, one of the Company’s U.S. subsidiary, Corona Diagnostic, entered into Memorandum of Understanding (MOU) with AID Genomics (“AID”) in order to establish the basis for a partnership under which Corona Diagnostic and AID will utilize complimentary services for the purpose of providing advanced PCR testing solutions for SAR-nCO V-2. The MOU shall be an exclusive agreement whereby the below alternatives have been agreed:

A.	AID will assist Corona Diagnostic with financing CAPEX for equipment including liquid handlers and PCR in exchange for 50% of gross profit of selling of test kits by Corona Diagnostic; or

B.	AID will be the implementation partner where Corona Diagnostic will finance the liquid handlers in exchange for 33% of gross profit of selling of test kits by Corona Diagnostic.

During the year ended December 31, 2020, the Company has no obligation towards AID based on the above MOU.

F-55

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

B.	Finder Fee Agreements

1.	AS Iber Israel Ltd.

On February 11, 2020 (the “Effective Date”), the Company entered into engagement agreement with AS Iber Israel Ltd (“AS Iber Israel”) whereby AS Iber Israel will render services to the Company concerning (i) equity financing transactions, (ii) debt financing transactions, (iii) one or more business relationships and/or (iv) one or more mergers, acquisitions, strategic alliances and/or joint ventures partners as may be acceptable to and as may be required by the Company (the “Services”) in exchange of the following considerations:

A.	Success fee equal in amount to 10% plus VAT of the total value of the benefit, monetary or otherwise derived by the Company shall be earned in connection with any other activities as defined in the engagement agreement, plus 10% in share at the same value of the investment.

B.	Success fee equal in amount to 7% plus VAT of the total of any success fee earned in connection with any pre and/or post IPO and/or M&A activity whether directly arranged by AS Iber Israel and/or by any registered dealer introduced to the Company by AS Iber Israel who will be entitled to earn this fee in connection with any transaction that is either completed and/or initiated by the registered dealer for a period of 24 months after the initial introduction.

The Engagement Agreement remains in effect for a period of 24 months following the Effective Date.

During the year December 31, 2020, the Company has no obligation for finder fee payment under the aforesaid engagement agreement with AS Iber Israel.

2.	Dawson James Securities

On April 6, 2020 (the “Effective Date”), the Company entered into an engagement agreement with Dawson James Securities (“Dawson”) to act as lead or managing placement agent on a best efforts basis in connection with any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Dawson had introduced to the Company during a period of 60 days commencing the Effective Date (the “Engagement Period”) if such Tail Financing is consummated at any time during the Engagement Period or within the 12-month period following the expiration or termination of Agreement or the completion of the offering (the “Tail Period”). If the offering is completed, for a period of 12 months from the offering date, the Company grants Dawson the right of first refusal to act as lead managing underwriter or book runner, or as lead placement agent, for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings during such period, of the Company, or any successor to or any subsidiary of the Company.

In consideration for the services to be rendered by Dawson, the Company will pay to Dawson a placement agent fee of 8% of the gross proceeds received in the Offering; provided that such fee will be reduced to 7% for investors introduced to Dawson by the Company. As additional compensation for Dawson’s services, the Company shall issue to Dawson or its designees at the closing of the offering (“Closing”) warrants (the “Placement Agent’s Warrants”) to purchase that number of Securities equal to 5% of the aggregate number of securities sold in the offering. The Placement Agent’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the five-year period commencing six months from the closing of the offering, at a price per share equal to 125% of the price per Security issued in the offering. The Placement Agent’s Warrant will provide for a cashless exercise provision, registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations).

During the year December 31, 2020, the Company has no obligation for finder fee payment under the aforesaid engagement agreement with Dawson.

F-56

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

B.	Finder Fee Agreements (Cont.)

3.	Zegal and Ross Capital LLC

On June 15, 2020, the Company entered into Consulting Agreement with Zegal and Ross Capital LLC (“Zegal and Ross”) whereby Zegal and Ross will provide non-exclusive service to the Company in connection with advising with respect to strategic planning, acquisitions and general business activities (the “Service”). For fulfillment its duties under the Consulting Agreement, Zegal and Ross will receive compensation as follows:

A.	One-time fee of $15 in cash.

B.	Issuance of restricted ordinary shares of the Company equals to value of $200 as follows:

1.	Number of shares equals to $100 were fully vested upon execution of the Consulting Agreement as finder fee for bringing joint venture agreement with NLC Parma Ltd. in which Antigen COVID Test Killer has been formed. Such amount was capitalized and recorded as part of investment in affiliated entity accounted for under equity method. See also Note 4B.

2.	Number of shares equals to $100 will be vested throughout the service period commencing the execution of the Consulting Agreement through December 31, 2020.

The Consulting Agreement term commenced on June 15, 2020 and will continue until the earlier to occur of: (i) December 31, 2020, or (ii) termination as described in the Consulting Agreement.

During the year ended December 31, 2020, the Company recorded expenses in total amount of $115 ($100 out of which related to stock-based compensation expenses which representing a price per share of $0.46 at the commitment date) as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations.

4.	Buckman, Buckman and Reid Inc.

On October 6, 2020 (the “Effective Date”), the Company entered into finder fee agreement with Buckman, Buckman and Reid Inc (“Buckman and Reid”) whereby Buckman and Reid will render services as non-exclusive finder fee to the Company concerning equity and/or debt financing transactions in exchange of the following considerations:

A.	Success fee in cash equal at a rate of 8% plus VAT of the total consideration received by the Company from introduced party of equity transaction, plus 8% in restricted share at the same transaction value.

B.	Success fee in cash equal at a rate of 4% plus VAT of the total consideration received by the Company from introduced party of debt transaction.

C.	Success fee in cash equal at a rate of 2% plus VAT of the total consideration received by the Company from introduced party as royalties, license fees or similar payments as result of any commercial agreement entered into by the Company and the introduced party.

D.	Upon execution of the finder fee agreement, the Company shall issue 1,000,000 ordinary shares of the Company, fully paid for services previously rendered in connection with unsuccessful merger of the Company with a SPAC company listed on Nasdaq (SPAC) during December 2020. On October 19, 2020, the 1,000,000 ordinary shares have been issued by the Company.

E.	Reimbursement for reasonable travel and lodging expenses as determined in the finder fee agreement.

The finder fee agreement remains in effect for a period of 6 months following the Effective Date and shall continue unless terminated by either party up to 30 days prior to the end of the term.

In exchange for the shares issued by the Company to Buckman and Reid with respect to unsuccessful merger of the Company with the SPAC, during the year ended December 31, 2020, the Company incurred non-cash expenses in total aggregate amount of $80 as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations, representing a price per share of $0.08 at the commitment date.

F-57

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

B.	Finder Fee Agreements (Cont.)

5.	Aslano Private Limited

On October 7, 2020, the Company entered into consulting agreement with Aslano Private Limited (“Aslano”) whereby the Company engages Aslano as its representative for the purpose of sell-side advisory and support, including the introducing, for the purchase of all or part of the shares or assets of a business and/or entities and their related/affiliated entities/businesses (known as the “Prospective Business” of the Client) only to the Potential Buyer or Investor or Financing Party, as introduced by Aslano. Aslano will also advise the Company on the sell-side strategy and approach to be adopted, exit-path and the positioning to maximize the objectives of the Company.

For any Potential Buyer or Investor or Financing Party prospected by Aslano under the consulting agreement whose identities were disclosed to Client by Aslano during the term of the consulting agreement and with whom one or more transactions with Potential Buyer or Investor or Financing Party concluded by Client, Aslano shall receive a success fee equal to 8% of the gross amount paid by the Potential Buyer or Investor or Financing Party to Client and/or into the Prospective Business.

In the event of a stock swap with a potential investor introduced by Aslano, Aslano shall receive a success fee from the Company in the form of the Company’s common shares rank pari passu with existing common shares, equivalent to 8% of the total stock swap deal quantum, at the same valuation and terms as the potential stock swap investor.

The consulting agreement shall be effective upon signatory and shall remain effective for a period of 24 months from the date of signatory.

During the year December 31, 2020, the Company has no obligation for finder fee payment under the aforesaid consulting agreement with Aslano. See also Note 24A.

6.	Mark Zegal

On November 4, 2020, the Company entered into advisors agreement with Mark Zegal (“Mark”) whereby Mark will identify, negotiate and secure equipment funding arrangements for machines as may be required and acceptable by the Company in exchange of success fee in cash equal at a rate of 2.5% plus VAT of the total value of the net profits received from the financed equipment purchased with the funds received from introduced party of Mark which shall begin 120 days post equipment financing.

During the year December 31, 2020, the Company has no obligation for finder fee payment under the aforesaid advisors agreement with Mark.

7.	Yeshivat Orot Hateshuva Ltd.

On November 4, 2020, the Company entered into advisors agreement with Yeshivat Orot Hateshuva Ltd (“Yeshivat”) whereby Yeshivat will identify, negotiate and secure equipment funding arrangements for machines as may be required and acceptable by the Company in exchange of success fee in cash equal at a rate of 12.5% plus VAT of the total value of the net profits received from the financed equipment purchased with the funds received from introduced party of Yeshivat which shall begin 120 days post equipment financing.

During the year December 31, 2020, the Company has no obligation for finder fee payment under the aforesaid advisors agreement with Yeshivat.

F-58

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

C.	Other Commitments

1.	B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd.

At inception date, the Company entered into a License Agreement (“Agreement”) with B.G. Negev Technologies and Applications Ltd (a wholly owned subsidiary of Ben Gurion University - Israel) and Mor Research Applications Ltd. (a wholly owned subsidiary of Clalit Medical Services - Israel) (“Licensors”) in which the Company obtained an exclusive world-wide license to develop, research, commercialize, produce, market and sub-license, products based on the Licensors’ technology. The Company’s technology is built on this license which is therefore material to the Company. According to the Agreement, future royalties would be paid to the licensors based on the following royalty rates:

On net sales of:	%
● leukemia related products	3.0
● other products	2.5
● in certain limited circumstances, rates may be reduced to	2.0

On fixed sublicense income (with no sublicense income on sales by sub licensee):	%
● leukemia related products	20.0
● other products	15.0

On fixed sublicense income (with sublicense income on sales by sub licensee):	%
● leukemia related products	10.0
● other products	7.5

Without any connection to the Company’s sales, the Company is required to pay minimum royalties to the Licensors according to the following schedule (subject to the termination clause described below):

A.	Year 2015 - $10

B.	Year 2016 - $25

C.	Year 2017 and thereafter - $50 per year.

In any specific year, the total royalties payable to the Licensors shall be the higher of:

A.	the regular royalties based on the royalty rates as described above and

B.	the minimum royalties.

The minimum royalties will be paid to the Licensors regardless of whether the Company succeeds in generating revenues from sales of the products arising from the usage of the Licensors’ technology.

The Agreement term is unlimited, but each party is entitled to terminate the Agreement as a result of material breach or failure to comply with material term by the other party, as a result of liquidation or insolvency of the other party (“Termination for Cause”). In addition, the Company was entitled to terminate the Agreement if during a period of 7-years following the transaction effective date, the Company, at its sole discretion, determined that commercialization of the leukemia licensed products is not commercially viable. After such period, the Company is not entitled to terminate the Agreement other than in accordance with the Termination for Cause provisions. As of December 31, 2020, the Company did not reach a determination regarding viability of commercialization of the leukemia licensed products. However, since the 7-year period ended prior to December 31, 2020, the Company may not terminate the agreement other than Termination for Cause.

As of December 31, 2019, the Company has accrued an amount of the non-cancellable minimum royalties and the future liability with respect to commitment to pay minimum royalties to the Licensors for any future periods in a total amount of $423 of which $235 was considered as current liability and $188 was considered as non-current liability. The balance was measured based on future cash payments discounted using an interest rate of 21% which represented the applicable rate of risk for the Company, according to management estimate.

On May 20, 2020, the Company entered into Amendment No. 3 to the Agreement pursuant to the Company paid the Licensors an amount of $250 which representing an aggregate annual minimum royalty in respect of the years 2015 through 2020. All other Agreement terms regarding the annual minimum royalties were remained unchanged. Consequently, as of December 31, 2020, the Company has accrued an amount of the non-cancellable minimum royalties and the future liability with respect to commitment to pay minimum royalties to the Licensors for any future periods in a total amount of $476 of which $291 was considered as current liability and $185 was considered as non-current liability.

F-59

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

C.	Other Commitments (Cont.)

2.	University of Leipzig License Agreement

On November 7, 2018, Amarantus entered into an amended license agreement with the University of Leipzig (the “Leipzig License Agreement”) whereby the University of Leipzig granted Amarantus an exclusive license to the University of Leipzig’s patent that underlies the Lympro Test. As part of the Amarantus transaction (see also Note 3A), Amarantus assigned the Leipzig License Agreement to our subsidiary, Breakthrough.

Under the Leipzig License Agreement, the licensee is required to pay the University of Leipzig the following fees and royalties:

A.	A license issuance fee of $80 as partial reimbursement of patent expenses related to the patent rights;

B.	An annual royalty of $35 on the first and second anniversary of the effective date of the Leipzig License Agreement, and an annual royalty of $15 on each subsequent anniversary of the effective date;

C.	The following milestone payments:

1.	$75 on first commercial sale of a licensed product;

2.	$150 on obtaining first FDA approval for a licensed product; and

3.	$150 upon reaching $5,000 in cumulative net sales;

D.	The annual royalty and milestone payments will be treated as an advance on royalty payments due from sales, and after the royalties from sales equal the aggregate annual royalty and the milestone payments made, a royalty of 3% of net sales, provided that with regard to each country in which a licensed product is sold, after seven years, the royalty will be reduced to 2% of net sales; and

E.	10% of non-royalty sub-licensing income.

During the year ended December 31, 2020, the Company recorded amortization expenses amounted to $170 as part of “Research and Development Expenses” line in operations in the accompanying consolidated statement of operations.

3.	Care GB Plus Ltd.

On November 25, 2020, the Company entered into an agreement with CARE GB Plus Ltd for office space leasing in Rehovot, Israel for a monthly consideration of NIS500. The lease period is two years commencing November 2020 and may be renewable annually thereafter.

The payments above are associated with lease of under the scope of ASC 842 “Leases”. Such amount was not reflected in the balances of the Company as right of use asset and as a lease liability as the amounts and the scope of such operating lease are clearly insignificantly.

4.	Employment Agreement with Dr. Wee Yue Chew

On March 16, 2017, Todos Singapore entered into an employment agreement with Dr. Wee Yue Chew to serve as the managing director of Todos Singapore. The agreement is effective for a term of three years, unless terminated earlier with six months’ notice, or shorter notice in the event of special circumstances. Under the agreement, Dr. Wee is entitled inter alia to an annual performance bonus at the rate of 4% of Todos Singapore’s net profit before tax, if such profit in said year exceeds SGD3,000 (approximately $2,150).

To date, Todos Singapore is inactive and has not realized any profits.

F-60

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

C.	Other Commitments (Cont.)

5.	Compensation packages for officers and members of the Board of Directors and its committees

A.	On July 29, 2020, the Company’s Annual General Meeting of Shareholders has approved compensation package for the Company’s Chief Executive Officer that include inter alia (i) base salary of $375; (ii) grant of stock options to purchase 1% of the Company’s issued and outstanding shares as of June 30, 2020, at an exercise price equal to the fair market value of the Company’s shares on the date of grant, vesting quarterly over the course of five years; (iii) up to 30% cash bonus predefined milestones or milestone bonuses in form of Restricted Stock Units (RSU) range of 125,000 up to 1,000,000 and cash bonus range of $250 up to $1,500 which are based on cumulative volume of sales range of $25,000 up to $100,000 (“Milestone Bonus Fee”); (iv) 1.5% of gross margin for the calendar year 2020 on Board approval of the Company’s 2020 Financial Statements (“One-Time Bonus”); (v) an immediate grant of vested RSU equal to $175 based on the fair market value of the Company’s shares as of July 28, 2020, in compensation for uncompensated efforts to the approval date and (vi) cash bonus of $175 and grant of 20,000,000 RSU upon consummation of the Company’s planned public offering (“Uplist Fees”).

During the year ended December 31, 2020, the Company recorded expenses in total amount of $376 ($220 out of which as stock-based compensation (see also Note 16B)) as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations. During the year ended December 31, 2020, the Company has not recorded expenses with respect to the aforesaid Milestone Bonus Fee, One-Time Bonus and Uplist Fees.

B.	On July 29, 2020, the Company’s Annual General Meeting of Shareholders has approved compensation package for the Company’s Chief Financial Officer that include inter alia (i) base salary of $225; (ii) grant of stock options to purchase 0.25% of the Company’s issued and outstanding shares as of June 30, 2020, at an exercise price equal to the fair market value of the Company’s shares on the date of grant, vesting quarterly over the course of five years; (iii) up to 30% cash bonus predefined milestones or milestone bonuses in form of Restricted Stock Units range of 25,000 up to 100,000 and cash bonus range of $75 up to $300 which are based on cumulative volume of sales range of $25,000 up to $100,000 (“Milestone Bonus Fee”); (iv) 0.5% of gross margin for the calendar year 2020 on Board approval of the Company’s 2020 Financial Statements (“One-Time Bonus”); (v) an immediate grant of vested RSU equal to $100 based on the fair market value of the Company’s shares as of July 28, 2020, in compensation for uncompensated efforts to the approval date and (vi) 50% of the annual base cash bonus and grant of 20,000,000 RSU upon consummation of the Company’s planned public offering (“Uplist Fees”).

During the year ended December 31, 2020, the Company recorded expenses in total amount of $205 ($111 out of which as stock-based compensation (see also Note 16B)) as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations. During the year ended December 31, 2020, the Company has not recorded expenses with respect to the aforesaid Milestone Bonus Fee, One-Time Bonus and Uplist Fees.

C.	On July 29, 2020, the Company’s Annual General Meeting of Shareholders has approved compensation packages for the Company’s members of the Board of Directors and its committees that include inter alia (i) each board member will receive $65 annual salary (to be paid quarterly after our uplisting closes) and $150 in RSU vesting quarterly over three years; (ii) the Chairman of the board will receive $65 annual salary (to be paid quarterly after our uplisting closes) and $150 in RSU annually; (iii) Lead Independent Director is entitled to receive additional 25% of annual board cash compensation; (iv) a grant of RSU of the Company upon consummation of the Company’s planned public offering in an amount not to exceed the grant received by the Chief Financial Officer upon that event (“Uplist Fee”) and (iv) cash bonus of $71 to be paid for services of all board committees (“Bonus Fee”).

During the year ended December 31, 2020, the Company recorded expenses in total amount of $537 ($349 out of which as stock-based compensation (see also Note 16C)) as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations. During the year ended December 31, 2020, the Company has not recorded expenses with respect to the aforesaid Uplist Fee.

F-61

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

C.	Other Commitments (Cont.)

6.	Strategic Partnerships

The Company has entered into the following agreements in order to form strategic partnerships with Integrated Health LLC (“Integrated”) a Louisiana-based medical diagnostics and services provider and MOTOPARA Foundation Inc. (“MOTOPARA”) a non-profit private operating foundation based in Florida, to deploy mobile COVID-19 testing in the United States:

A.	Charitable Pledge Agreement

On September 25, 2020 (“Effective Date”) the Company entered into Charitable Pledge Agreement (“Charitable Contribution Agreement”) with MOTOPARA, under which the Company obligate to irrevocable pledge to MOTOPARA for the use and benefit gift amounted to $1,500 according to the funding schedule as determined in the Charitable Contribution Agreement (the “Charitable Contribution”).

The Charitable Contribution shall be used to (i) support MOTOPARA and its Biological Protective Services and Response Division for the continued support of development and implementation of COVID-19 testing, MOTOPARA’s disaster relief and veteran employment-focused mission (MOTOPARA Mission) and MOTOPARA’s mobile high-complexity laboratories (MHCL) and mobile moderately complex laboratories (MMCL) with authorized use of Integrated Health LLC’s US CLIA, training, validation and chain of custody licensed and certified authorization domestically and internationally and (ii) establish a protocol and to distribute the Company’s COVID tests to be used on equipment supplied by the Company for testing by MOTOPARA.

In consideration for the Charitable Contribution, MOTOPARA will acknowledge the Charitable Contribution by including, displaying where appropriate the phrase, “Supported by Todos Medical” and or “Supported by Todos Medical Logo”, in promotional, marking and proposal documents, website sections related to MOTOPARA’s Biological Protective Services and Response division, MHCLs, MMCLs’ cases, trade shows and exhibits related to MOTOPARA’s Biological Protective Services and Response Division.

MOTOPARA may terminate the Charitable Contribution Agreement and all rights and benefits of the Company hereunder:

1.	In the event of any default in payment of the Charitable Contribution as provided in the Charitable Contribution Agreement, or

2.	In the event MOTOPARA determines in its reasonable and good faith opinion that circumstances have changed such that the support chosen by the Company would adversely impact the reputation, image, mission or integrity of MOTOPARA, in the event of a continued association with the Company and the continuation of the support provided for herein.

Upon any such termination of the Charitable Contribution Agreement and/or the support hereunder, MOTOPARA shall have no further obligation or liability to the Company and shall not be required to return any portion of the Charitable Contribution already paid. However, MOTOPARA may in its sole and absolute discretion determine an alternative recognition for the portion of the Charitable Contribution already received.

Through December 31, 2020, an amount of $425 was utilized by MOTOPARA out of the Charitable Contribution amount. Consequently, during the year ended December 31, 2020, the Company recorded such amount as expenses as part of “Sales and Marketing Expenses” line in operations in the accompanying consolidated statement of operations.

F-62

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

C.	Other Commitment (Cont.)

6.	Strategic Partnerships (Cont.)

B.	Collaboration Agreement

In October 2020, the Company entered into Collaboration Agreement with Integrated who has entered into a partnership with MOTOPARA where Integrated powers MOTOPARA manufactured mobile Biosafety Level 3 laboratories with its mobile Clinical Laboratory Improvement Amendments (CLIA) license and operations to allow for COVID-19 testing to occur at scale nationally across the United States (Mobile Lab). The Company, MOTOPARA and Integrated are referred to as a “Collaborator” and collectively as the “Collaborators”. The terms of the Collaboration Agreement are as follows:

1.	Purpose

The purpose of the Collaboration is for Integrated to distribute the Company COVID tests to be used on equipment supplied by the Company for COVID-19 testing through Integrated’s licensed, and compliant mobile high complexity CLIA laboratories in conjunction with MOTOPARA. The Collaborators shall each have the power to engage in the foregoing business, as well as to engage in activities that are related or incidental to any of these purposes. Integrated agrees that Todos will be the exclusive supplier of any and all test kits or equipment of which the Company is a distributor or manufacturer Todos agrees to support and perform to ensure compliance with Integrated’s Mobile laboratory CLIA license. The Company and Integrated agree to work closely to support MOTOPARA’s design and implementation necessary to implement the mobile laboratory infrastructure to support Integrated’s operations and to support MOTOPARA in obtaining cash-pay contracts (not reimbursed by insurance) for COVID-19 testing.

2.	Exclusive Supply Rights

The Company shall have an exclusive right to supply Integrated with COVID-19 related equipment, reagents and testing supplies under all agreements and requests for proposals (RFPs) it signs with domestic and international counterparties for use in Integrated’s CLIA Mobile Lab.

3.	Loan

The Company shall provide to Integrated 1-year loan for up to $1,500 (the “Loan”), according to funding schedule as determined in the Collaboration Agreement. Integrated has the option to accept or not accept any funding schedule for the Loan. Each Loan tranche shall bear interest at a rate of 2% and repayment shall commence only upon full Loan funding, or in the event Integrated refuses a Loan tranche. The Loan will be payable in monthly installment payments over 5-years period and will commence only upon the Collaborators receipt of the first contract to provide testing services, expected to be with the State of Louisiana. Through December 31, 2020, the Company funded an amount of $250 out of the Loan which was recorded as prepaid expenses as the monthly Loan repayments will be deducted from the gross amount of payments received from contracts executed for the testing services and shall be considered part of the out-of-pocket expenses of such contract.

4.	Integrated Contribution

Integrated shall contribute access to its CLIA license to the Collaboration.

5.	Compensation Structure of the Collaboration

Collaborators agree to full transparency with out-of-pocket expenses as it relates to the initiation of each contract within the Collaboration, and such costs shall be reimbursed (or advanced as the case may be) to each Collaborator as soon as contracts with Collaboration customers are funded by the customers, or their funding source. After deducting all out-of-pocket expenses and loan reimbursement to the Company as it relates to the establishment and ongoing funding of the Collaboration, each Collaborator agrees to divide any potential profit 33.33% to the Company, 33.33% to MOTOPARA and 33.33% to Integrated.

6.	Term

The Collaboration Agreement shall be effective in October 2020 and continue until the earlier of (i) 5 years or (ii) execution of unanimous mutual termination agreement (the “Termination Date”).

See Notes 24D1 and Note 24D2 with respect to Mutual Release and Settlement Agreement between the Collaborators.

F-63

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

C.	Other Commitments (Cont.)

7.	Provista Diagnostics, Inc.

On December 13, 2019 (the “Effective Date”), the Company entered into an exclusive Option Agreement (the “Option Agreement”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”) pursuant to which at any time after the Effective Date through March 31, 2020 the Company has the right but not the obligation to acquire the shares of Provista in consideration for the number of ordinary shares of the Company equal to a value of $10,000 based on the volume weighted average price (“VWAP”) of the last 20 trading days prior to exercise of the option, provided that the Company’s ordinary shares are listed on a national exchange at the time of the closing of the transaction (the “Call Option”). It was agreed that with respect to the Option exercise, the Company will issue number of ordinary shares of the Company equal to a value of $1,000 at the VWAP of the last 20 trading days prior to execution of the Option Agreement. In addition, it was agreed that the Call Option may be extended by the Company to June 30, 2020 by issuance of additional number of ordinary shares equal to a value of $1,000 at the VWAP of the last 20 trading days prior to exercising the extension of the Call Option (the “Call Option Extension”).

In June 30, 2020, the Company entered into Amendment No. 1 to Option Agreement (“Amendment No. 1”) with SIH, Ascenda and Provista pursuant to which it was agreed that the Company may pay SIH, as nonrefundable consideration for an extension of the Option Period of the Option to September 30, 2020 (the “Second Extension Option”), the equivalent of an additional $1,000 in ordinary shares of the Company, par value NIS 0.01 each (the “Second Extension Option Consideration”) at the VWAP of the last 20 trading days prior to exercising this Extension Option, with piggy back registration rights upon any offering of shares after the Effective Date of the Amendment No. 1.

In January 2020 and subject to the term of the Option Agreement, the Company exercised the Call Option by issuance of 17,091,096 ordinary shares to SIH. In April 2020, the Company exercised the Call Option Extension by issuance of 13,008,976 ordinary shares to SIH. In July 2020, the Company exercised the Second Extension Option Consideration by issuance of 18,608,113 ordinary shares to SIH.

The Company accounted for the right to acquire shares of Provista, as a non-current financial derivative asset according to the provisions of ASC 815-10, “Derivatives and Hedging - Overall” (“ASC 815-10”) which was measured upon initial recognition and remeasured on subsequent periods at fair value by using the Black-Scholes Option Pricing Model, until such right is exercised or expired.

Following the closing date of the Option Agreement and Amendment No. 1 through their expiration date, the Company has not exercised the Call Option, Call Option Extension and Second Extension Option Consideration and consequently an amount of $3,000 was expensed at the expiration date as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

8.	Distribution agreements

Commencing 2020, the Company has entered into several distribution agreements with companies to distribute certain novel coronavirus (COVID-19) test kits either manufactured or distributed by these companies. The distribution agreements cover multiple international suppliers of PCR testing kits and related materials and supplies, as well as antibody testing kits from multiple manufacturers after completing validation of said testing kits and supplies in certified laboratory in the United States.

During the year ended December 31, 2020, the Company has no obligation, such as minimum purchase commitments, under its distribution agreements.

F-64

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.)

D.	Contingencies

1.	Israeli Innovation Authority

Commencing 2012 through 2013, the Company received grants of $162 from the IIA (Israeli Innovation Authority) for its plans to develop a series of patient-friendly blood tests that enable the early detection of a variety of cancers (the “Development Plan”). Such contingent obligation has no expiration date. In 2016, the IIA approved further grants (under the same terms) up to maximum amount of approximately $185, of which the Company received $110 in 2016. The receipt of such amounts is dependent on numerous conditions being met. Amounts were not received in 2019 and 2018. The Company is required to pay royalties to IIA at a rate of 3% in the first 3-years period and 3.5% commencing from the fourth year of the proceeds from the sale of the Company’s products arising from the Development Plan up to an amount equal to $272, plus annual interest equal to 12-month LIBOR applicable to dollar deposit.

As of December 31, 2020, and 2019, the Company did not accrue for or pay any royalties to the IIA as no revenue has yet been generated.

2.	Strategic Global Research and Development, Inc.

On February 13, 2020, Strategic Global Research and Development, Inc (“Strategic” or “SGR&D”), brought suit against Amarantus and the Company in the United States District Court for the Central District of California Eastern Division for failure to pay for consulting services with respect to sales and marketing support and assistance that were contracted on April 12, 2018.

SGR&D claims it was not paid on time and is owed $91, allegedly consisting of $71 in unpaid consulting fees and late fees, plus $20 in unreimbursed expenses for travel and the like plus late fees. On April 8, 2020, SGR&D’s attorney sent a settlement proposal e-mail offering to settle for the full amount of the claim paid over-time at $4 per month with 5% interest compounded monthly, with acceleration and confession of judgment upon default. Defendants have elected not to respond at present, until a lump-sum settlement proposal is fully funded with available funds.

On August 11, 2020, the Company entered into a settlement agreement with respect to the case of SGR&D pursuant to which the Company and Amarantus jointly and severally were liable for payment of settlement amount towards SGR&D for total amount of $60.

3.	Orot Plus Ltd.

In February 2021, Orot Plus Ltd. (“Orot”) commenced a lawsuit (the “Orot Action”) in the Tel Aviv District Court against the Company and against certain current or former officers or directors of the Company. In the Orot Action, Orot asserts purported claims relating to a series of agreements entered into between Orot and the Company in 2019 and 2020. Orot seeks the following relief:

A.	An order requiring the Company to issue to Orot. approximately two million shares;

B.	A declaration that a letter of intent from January 2020 is obligatory upon the Company;

C.	As alternative relief (apparently sought “alternatively” to the above-referenced types of requested relief), damages for lost profits of NIS 2 million or reimbursement of expenses of approximately $583;

D.	Damages of approximately NIS 800 thousand for the diminution in value of shares to which Orot claims entitlement;

E.	Reimbursement of Value Added Tax of approximately $10.

The deadline for the Company to respond to the allegations in the Orot Action had originally been in mid-April 2021. However, on or about March 18, 2021, the two companies agreed to refer the disputes in the Orot Action to mediation, and the court extended the deadline for the Company (and related defendants) to file a statement of defense until May 10, 2021 that will deny any relief sought by Orot.

If the mediation does not result in an amicable resolution of the Orot Action, the Company has informed us that it intends to defend vigorously against the claims asserted in the Orot Action. Without limiting the generality of the foregoing, the Company intends to assert one or more counterclaims against Orot.

In light of the above, the Company’s legal counsel has determined that it is too early to make any assessment, estimation, or prediction regarding the likelihood of success of the Orot Action (or any portion thereof).

F-65

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 15 - SHAREHOLDERS’ DEFICIT

A.	Ordinary Shares:

The Ordinary Shares confer upon the holders thereof all rights accruing to a shareholder of the Company, as provided in these Articles, including, inter alia, the right to receive notices of, and to attend meetings of shareholders; for each share held, the right to one vote at all meetings of shareholders; and to share equally, on a per share basis, in such dividend and other distributions to shareholders of the Company as may be declared by the Board of Directors in accordance with these Articles and the Companies Law, and upon liquidation or dissolution of the Company, in the distribution of assets of the Company legally available for distribution to shareholders in accordance with the terms of applicable law and these Articles. All Ordinary Shares rank pari passu in all respects with each other.

B.	Issuance of Ordinary Shares:

1.	In May 2018, the Company offered to the holders of the warrants to exercise their warrants in exchange for extending their expiration date for an additional 3 years. As a result of such offer, during May 2018, certain holders exercised 722,500 warrants into the same number of Ordinary Shares for a cash consideration of $361. The total direct and incremental costs paid regarding this transaction were approximately $37.

2.	On August 15, 2018, a certain consultant converted 620,521 stock options into the same number of ordinary shares at an exercise price of NIS0.01.

3.	On November 18, 2018, the Company signed a share purchase agreement with an investor for $100 in exchange for 800,000 ordinary shares of NIS 0.01 par value and 600,000 warrants for 3 years in exercise price of the lowest of $0.125 or the lowest price during the 5 trading days before the exercise notice. An amount of $20 was allocated to derivative warrant liability (see also Note 12) and the remaining amount was allocated to the shares.

4.	During the year ended December 31, 2019, the Company signed a share purchase agreement with certain new investors for $295 in cash in exchange for 2,950,000 ordinary shares of NIS 0.01 par value, representing price per share of $0.10.

5.	On April 14, 2019 (“Commitment Date”), the Company’s compensation Committee approved the issuance of 300,000 ordinary shares of NIS 0.01 par value to the then Chief Executive Officer for his service as the chairman of the Board of Directors. Consequently, at the Commitment Date, the Company recorded stock-based compensation expense as part of “General and Administrative” line in operations in the accompanying consolidated statement of operations in total amount of $60, which representing price per share of $0.2 at the commitment date.

6.	On June 21, 2018, the Company had entered into an Investor Relations Agreement with MDM Worldwide Solution Inc. (“MDM”) whereby the Company agreed to pay MDM a monthly fee of $12,000 for IR services.

On July 17, 2019, the Board of Directors approved the conversion of up to $100 owed by the Company to MDM into ordinary shares, at a conversion price of $0.10 per share, for an issuance of up to 1,000,000 shares to MDM. Consequently, during the year ended December 31, 2019, the Company issued 125,000 ordinary shares of NIS 0.01 par value as settlement of financial liability to MDM in total amount of $12.5.

7.	During the year ended December 31, 2019, the Company entered into several service agreements with certain service providers, whereby the Company issued 4,500,000 ordinary share of NIS 0.01 par value in exchange for services that have been rendered. Consequently, the Company recorded related stock-based compensation expense of $420 and $335 as part of “Marketing Expenses” and “General and Administrative Expenses” lines in operations in the accompanying consolidated statement of operations, respectively, based on the fair value of the issued shares at each applicable commitment date, which representing an average price per share of $0.15. See also Note 9.

8.	Commencing the initial recognition date through December 31, 2019, Principal Amount and unpaid Interest in total amount of $336 have been converted into 1,811,864 Ordinary shares.

9.	In March 2020, the Company entered into subscription agreements with several investors under which the Company raised gross funds in total amount of $30 in exchange for the issuance of units consisting of 1,500,000 ordinary shares of the Company and 1,339,284 warrants to purchase the same number of ordinary shares of the Company at an exercise price of $0.10. These warrants may be eligible for exercise over a period of four years from the issuance date and are subject to standard anti-dilution provisions. In addition, the Company may be subject to liquidated damages upon failure to timely deliver shares upon exercise of the warrants. An amount of 1,000,000 ordinary shares out of the above have been issued through December 31, 2020.

F-66

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 15 - SHAREHOLDERS’ DEFICIT (Cont.)

B.	Issuance of Ordinary Shares (Cont.):

10.	On April 13, 2020, the Company entered into exchange agreement under which the Company agreed to exchange partial amount of the outstanding trade debt of $100 held by MDM Worldwide Solution, Inc. for issuance of 5,000,000 ordinary shares of the Company at an exchange price of $0.02 per share. The fair value of the ordinary shares that have been issued on May 14, 2020 as settlement of financial liability to MDM was $345, reflecting a price per share of $0.069 at the commitment date. The difference amount of $245 has been recorded as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations.

11.	On May 10, 2020, the Company entered into Loan Conversion Agreement (the “Agreement”) with certain of its shareholders pursuant to which the Company agreed to convert the outstanding loan amounting to $350 into 8,750,000 ordinary shares of the Company at a conversion price of $0.04 per share. The fair value of the ordinary shares that have been issued on May 19, 2020 as settlement of financial liability to shareholders was $604, reflecting a price per share of $0.069 at the commitment date. The difference amount of $254 has been recorded as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations.

12.	On December 8, 2020, the Company entered into a settlement agreement with SRK Kronengold Law office (“SRK”) under which the Company agreed to exchange partial amount of the outstanding trade debt of $80 held by SRK for issuance of 800,000 ordinary shares of the Company at an exchange price of $0.09 per share. The fair value of the ordinary shares have been issued on October 26, 2020 as settlement of financial liability to SRK was $68, reflecting a price per share of $0.0851 at the commitment date. The difference amount of $12 has been recorded as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations.

13.	During the year ended December 31, 2020, the Company entered into several service agreements with certain service providers, whereby the Company issued 14,028,503 ordinary share of NIS 0.01 par value in exchange for services that have been rendered. Consequently, the Company recorded related stock-based compensation expense of $60, $390 and $210 as part of “Research and Development Expenses”, “Sales and Marketing Expenses” and “General and Administrative Expenses” lines in operations in the accompanying consolidated statement of operations, respectively, based on the fair value of the issued shares at each applicable commitment date, which representing an average price per share of $0.54. See also Note 14.

14.	On August 4, 2020, the Company entered into a Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has agreed to purchase from the Company, from time to time, up to $10,275 of its ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), subject to certain limitations set forth in the Purchase Agreement, during the term of the Purchase Agreement (the “Equity Line”).

The Company does not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until all of the conditions thereto that are set forth in the Purchase Agreement, all of which are outside of Lincoln Park’s control, have been satisfied, including, among other things, the Registration Statement being declared effective by the SEC (the date on which all such conditions are satisfied, the “Commencement Date”). From and after the Commencement Date, under the Purchase Agreement, on any business day selected by the Company on which the closing sale price of the Company’s Ordinary Shares exceeds $0.02, the Company may direct Lincoln Park to purchase up to 500,000 Ordinary Shares on the applicable purchase date (a “Regular Purchase”), which maximum number of shares may be increased to certain higher amounts up to a maximum of 1,000,000 Ordinary Shares, if the market price of our Ordinary Shares at the time of the Regular Purchase equals or exceeds $0.13 (such share and dollar amounts subject to proportionate adjustments for stock splits, recapitalizations and other similar transactions as set forth in the Purchase Agreement), provided that Lincoln Park’s purchase obligation under any single Regular Purchase shall not exceed $500. The purchase price of Ordinary Shares the Company may elect to sell to Lincoln Park under the Purchase Agreement in a Regular Purchase, if any, will be based on 95% of the lower of: (i) the lowest sale price on the purchase date for such Regular Purchase and (ii) the arithmetic average of the three lowest closing sale prices for an Ordinary Share during the 15 consecutive business days ending on the business day immediately preceding such purchase date for such Regular Purchase.

In addition to regular purchases, the Company may also direct Lincoln Park to purchase other amounts of the Company’s Ordinary Shares in “accelerated purchases” and in “additional accelerated purchases” under the terms set forth in the Purchase Agreement.

F-67

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 15 - SHAREHOLDERS’ DEFICIT (Cont.)

B.	Issuance of Ordinary Shares (Cont.):

14.	(Cont.)

Lincoln Park has no right to require the Company to sell any Ordinary Shares to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to certain conditions. There are no upper limits on the price per share that Lincoln Park must pay for the Company’s Ordinary Shares that the Company may elect to sell to Lincoln Park pursuant to the Purchase Agreement. In all instances, the Company may not sell Ordinary Shares to Lincoln Park under the Purchase Agreement to the extent that the sale of shares would result in Lincoln Park beneficially owning more than 4.99% of the Company’s Ordinary Shares.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than our agreement not to enter into any “variable rate” transactions (as defined in the Purchase Agreement) with any third party, subject to certain exceptions set forth in the Purchase Agreement, for the period set forth in the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any direct or indirect short selling or hedging of the Company’s Ordinary Shares.

Actual sales of Ordinary Shares, if any, to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Ordinary Shares and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds to the Company from sales of Ordinary Shares to Lincoln Park under the Purchase Agreement, if any, will depend on the frequency and prices at which the Company sells shares to Lincoln Park under the Purchase Agreement. Any proceeds that we receive from sales of Ordinary Shares to Lincoln Park under the Purchase Agreement will be used for working capital requirements of the Company’s business divisions and for research and development.

In addition, in connection with the Registration Rights Agreement, it was determined among other things, that the Company will use its commercially reasonable best efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 (the “Registration Statement”) to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), Ordinary Shares that the Company has already issued and sold and may in the future elect to issue and sell to Lincoln Park from time to time from and after the Commencement Date under the Purchase Agreement. On August 11, 2020, the Company filed a registration statements in Form F-1 with respect up to 50,000,000 ordinary shares to be issued pursuant to a purchase agreement with Lincoln Park Capital LLC which was declared effective by August 18, 2020. Consequently, as of December 31, 2020, no accrual has been recorded for liquidated damages since the amount to be paid was not probable and reasonably estimate under ASC 450 “Contingencies”.

In connection with the Purchase Agreement, the Company issued 5,812,500 Ordinary shares to Lincoln Park as a commitment fee of $482 thousand which is recorded as prepaid expenses which are amortized in accordance with the Equity Line utilization. As of December 31, 2020, the balance of those prepaid expenses was $372 thousand. During the year ended December 31, 2020, the Company recorded amortization expenses amounted to $110 as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations.

During the year ended December 31, 2020, the Company sold 32,747,579 Ordinary Shares to Lincoln Park in an initial purchase out of the Investment Amount under the Purchase Agreement for a total purchase price of $2,339.

15.	In December 2020, one of the Company’s lenders partially exercised its warrants into 475,411 ordinary shares of the Company on net shares settlement basis.

F-68

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 16 - STOCK OPTIONS

On January 11, 2016, the Company’s Board of Directors approved and adopted the Todos Medical Ltd. 2015 Israeli Share Option Plan (the “2015 Plan”), pursuant to which the Company’s Board of Directors may award stock options to purchase its ordinary shares to designated participants. Subject to the terms and conditions of the 2015 Plan, the Company’s Board of Directors has full authority in its discretion, from time to time and at any time, to determine (i) the designate participants; (ii) the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) make an election as to the type of Approved 102 Option under Israeli IRS law; (v) designate the type of Options; (vi) take any measures, and to take actions, as deemed necessary or advisable for the administration and implementation of the 2015 Plan; (vii) interpret the provisions of the 2015 Plan and to amend from time to time the terms of the 2015 Plan.

The 2015 Plan permits grant of up to 6,000,000 options to purchase ordinary shares subject to adjustments set in the 2015 Plan. As of December 31, 2020, there were 2,338,838 ordinary shares available for future issuance under the 2015 Plan.

The following table presents the Company’s stock option activity for employees and directors of the Company for the years ended December 31, 2020 and 2019:

	Number of Options	Weighted Average Exercise Price
Outstanding as of December 31, 2018	1,758,316	0.003
Granted (A)	1,129,836	0.120
Forfeited or expired	(620,581)	0.003
Outstanding as of December 31, 2019	2,267,571	0.061
Exercisable as of December 31, 2019	1,879,705	0.073

	Number of Options	Weighted Average Exercise Price
Outstanding as of December 31, 2019	2,267,571	0.061
Granted (B)	2,545,083	0.095
Forfeited or expired	(1,129,836)	0.120
Outstanding as of December 31, 2020	3,682,818	0.66
Exercisable as of December 31, 2020	877,122	0.160

A.	On March 25, 2019, the Company’s Board of Directors approved the employment agreement (the “Agreement”) with Dr. Herman Weiss, (“Dr. Weiss”) whereby will serve as the Company’s Chief Executive Officer effective retroactive commencing August 1, 2018, in exchange for compensation package that include inter alia stock options to purchase 5% of the Company’s issued and outstanding shares as of March 25, 2019, at an exercise price equal to the fair market value of the Company’s shares on the grant date, in accordance with the vesting schedule under which 25% of the stock options will vest on grant and the remaining 75% of the stock options will vest upon consummation of the Company’s planned public offering (“Performance Milestone”). On April 29, 2019 (the “Commitment Date”), the Company held its Annual General Meeting of Shareholders, at which the Company’s shareholders approved inter alia the aforesaid Agreement.

The likelihood that the Performance Milestone for consummation of the Company’s planned public offering was determined to be remote due to termination of Dr. Weiss from his position as the Company’s Chief Executive Officer at the beginning of January 2020. Thus, During the year ended December 31, 2019, stock-based compensation expense has not been recorded with respect to the Performance Milestone.

At the Commitment Date, the Company by assistance of third-party appraiser measured the fair value of 1,129,836 stock options which are not subject to Performance Milestone in total amount of $208 by using Black-Scholes-Merton pricing model in which the assumptions that have been used are as follows: expected dividend yield of 0%; risk-free interest rate of 2.54%; expected volatility of 125.2%, and stock options exercise period based upon the stated terms. Consequently, the Company recorded stock-based compensation expense in such amount as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2019.

F-69

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 16 - STOCK OPTIONS (Cont.)

B.	On July 29, 2020 (the “Commitment Date”), the Company held its Annual General Meeting of Shareholders, at which the shareholders of the Company approved compensation packages for two officers that include inter alia the Company is obligated to grant of 2,545,083 stock options which are exercisable into the same number of shares of common stock at an exercise price of $0.095 per share and shall become vested quarterly over a 5-year period from its grant date. At the Commitment Date, the Company by assistance of third-party appraiser measured the fair value of the stock options in total amount of $206 by using Black-Scholes-Merton pricing model in which the assumptions that have been used are as follows: expected dividend yield of 0%; risk-free interest rate of 0.25%; expected volatility of 131.9%, and stock options exercise period based upon the stated terms. Consequently, the Company recorded stock-based compensation expense in total amount of $56 as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations.

In addition, as one-time bonus as compensation for uncompensated efforts to date, the Company is obligated to grant fully vested shares equal to $275 based on the fair market value of the Company’s shares as of July 28, 2020. The Company recorded stock-based compensation expense of this amount as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations.

Moreover, upon consummation of the Company’s planned public offering the Company will grant 30,000,000 restricted stock units bonus to the aforesaid officers. At the Commitment Date and December 31, 2020, the likelihood that the Performance Milestone for consummation of the Company’s planned public offering was not considered as probable. Thus, During the year ended December 31, 2020, stock-based compensation expense has not been recorded with respect to the Performance Milestone.

For the year ended December 31, 2020, the Company recorded stock-based compensation expense amounting to $331 as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations.

C.	On July 29, 2020 (the “Commitment Date”), the Company held its Annual General Meeting of Shareholders, at which the shareholders of the Company approved compensation packages for all its members of the Board of Directors that include inter alia grant of restricted stock units equal to aggregate amount of $900 that shall become vested quarterly over a 3-year period from its grant date (except the restricted stock of the board chairman who will be vested quarterly over a 1-year period).

For the year ended December 31, 2020, the Company recorded stock-based compensation expense amounting to $349 as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations.

As of December 31, 2020, the aggregate intrinsic value for the stock options outstanding and exercisable according to $0.075 price per share is $82 and $54, respectively, with a weighted average remaining contractual life of 4.58 years.

Stock-based compensation expenses incurred for employees (and directors) and non-employees for the years ended December 31, 2020 and 2019, amounted to $2,612 ($2,556 out of which allocated to ordinary shares issued or to fixed number of ordinary shares to be issued), $1,253 ($1,045 out of which allocated to ordinary shares issued or to fixed number of ordinary shares to be issued), respectively.

NOTE 17 - COST OF REVENUES

	Year ended December 31
	2020	2019

Materials and other costs	$3,418	$-
Freights and customs	332	-
Depreciation	68	-
	$3,818	$-

F-70

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 18 - RESEARCH AND DEVELOPMENT EXPENSES

	Year ended December 31
	2020	2019

Salaries and related expenses	$27	$292
Stock-based compensation (Note 14A2 and Note 14A4)	60	231
Professional fees	47	66
IPR&D acquired as part of asset acquisition (Note 4A3)	8,157	-
Laboratory and materials	1,535	35
Patent expenses	-	51
Rent and maintenance	6	33
Liability for minimum royalty expenses (Note 9B)	-	-
Depreciation	28	30
Insurance and others	3	18
	$9,863	$756

NOTE 19 - SALES AND MARKETING EXPENSES

	Year ended December 31
	2020	2019

Stock-based compensation (Note 6, Note 8 and Notes 11-14)	$1,517	$420
Professional fees	1,541	247
	$3,058	$667

NOTE 20 - GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31
	2020	2019

Salaries and related expenses	$167	$326
Stock-based compensation (Note 3, Note 5, Note 7A, Notes 14B3-14B4), Note 15B5 and Notes 16B-C)	1,034	603
Communication and investor relations	44	107
Professional fees	1,412	943
Insurance and other expenses	72	114
	$2,729	$2,093

F-71

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 21 - FINANCING EXPENSES, NET

	Year ended December 31
	2020	2019

Change in fair value of warrants liability and warrants expired (Note 12)	$927	$500
Change in fair value of convertible bridge loans following the Maturity Date (Note 11)	8,973	2,322
Change in fair value of liability related to conversion feature of convertible bridge loans (Note 13)	(568)	-
Loss from extinguishment of loans from shareholders (Note 10)	-	1,423
Direct and incremental issuance costs allocated to First Warrant (Note 11A)	-	22
Amortization of discounts and accrued interest on straight loans (Note 8)	1,170	959
Amortization of discounts and accrued interest on convertible bridge loans (prior to Maturity Date) (Note 11)	1,655	-
Change in terms relating to convertible bridge loans transactions (Note 11)	(3,375)	-
Issuance of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions	170	-
Issuance of shares as call options to acquire potential acquiree (Note 14C)	3,000	-
Change in liability to minimum royalties (Note 14C1)	53	50
Issuance of shares as a settlement in excess of the carrying amount of financial liabilities (Notes 15B10-15B12)	487	-
Interest and related royalties under receivables financing facility (Note 7)	1,006	-
Amortization of prepaid expenses related to commitment shares in connection with receivables financing facility and equity line (Note 7 and Note 14B15)	144	-
Exchange rate differences and other finance income (expenses)	670	57
	$14,312	$5,333

NOTE 22 - TAXES ON INCOME

A.	Israeli taxation:

Taxable income of the Company is subject to the Israeli corporate tax at the rate of 23%.

As of December 31, 2020, the Company has carried forward losses for Israeli income tax purposes of approximately $8 million which can be offset against future taxable income for an indefinite period of time.

The Company has final (considered final) tax assessments through the 2014 tax year.

B.	U.S. subsidiaries:

The U.S. subsidiaries are taxed under United States federal and state tax rules. Income tax is calculated based on a U.S. federal tax rate of 21%.

The U.S. subsidiaries estimated federal tax loss carryforward amounted to $822 as of December 31, 2020. Such losses are available to offset any future U.S. taxable income of the U.S. subsidiaries income for an indefinite period of time.

The U.S. subsidiaries have not received final tax assessments since incorporation.

F-72

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 22 - TAXES ON INCOME

C.	Deferred income taxes reflect the net tax effects of net operating loss and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	As of December 31
Composition of deferred tax assets:	2020	2019
Net operating loss carry-forward	$2,661	$1,585
Research and development credits	104	112
Deferred revenues	177	-
Others	75	9
Net deferred tax asset before deferred tax liabilities and valuation allowance	3,017	1,706

Composition of deferred tax liabilities:
Prepaids	88	-
Depreciation costs	407	-
Net deferred tax asset before valuation allowance	2,522	1,706

Valuation allowance	(2,522)	(1,706)
Net deferred tax assets	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on consideration of these factors, the Company recorded a full valuation allowance as of December 31, 2020 and 2019.

E.	For the years ended December 31, 2020 and 2019, the following table reconciles the statutory income tax rate to the effective income tax rate:

	Year Ended December 31,
	2020	2019

Tax rate	23%	23%

Tax expense (benefit) at statutory rate	$(6,572)	$(2,054)
Tax rate differential	45	-
Permanent differences with respect to stock-based compensation	594	639
Permanent differences with respect to derivative warrants liabilities, bifurcated conversion feature and convertible loans	2,738	858
Permanent differences with respect to call option to acquire potential acquiree	731	-
Permanent differences with respect to IPR&D acquired	1,925	-
Change in temporary differences	(437)	111
Others	-	2
Loss carryforwards	976	444
Income tax expense (benefit)	$-	$-

F-73

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 23 - SEGMENT REPORTING

A.	General information

Commencing 2020, the operations of the Company are conducted through three different core activities: Breast Cancer Test (TM-B1, TM-B2), Alzheimer and COVID-19 testing, each of which are operating segments. These activities also represent the reportable segments of the Group.

The reportable segments are viewed and evaluated separately by Company’s management, since the marketing strategies, processes and expected long term financial performances of the segments are different.

B.	Information about reported segment profit or loss and assets

	Breast Cancer Test	Alzheimer	COVID-19 testing	Total

Year ended December 31, 2020
Revenues	-	-	5,207	5,207
Operating loss	(4,943)	(8,327)	(991)	(14,081)
Unallocated amounts:
Financing expenses, net				(14,312)
Share in losses of affiliated companies accounted for under equity method, net				(1,200)
Net loss	(4,943)	(8,327)	(991)	(29,773)
Total assets	1,554	-	4,455	6,009
Other significant items:
Total expenditures for assets of reportable segments	24	-	2,006	2,030
Total depreciation for reportable segments	(28)	-	(68)	(96)

The evaluation of performance is based on the operating income or loss of each of the three reportable segments.

Accounting policies of the segments are the same as those described in the accounting policies applied in the consolidated financial statements.

Due to the reportable segments’ nature, there have been no inter-segment sales or transfers during the reported periods.

Financing expenses, net and the share of the Company in losses of affiliated companies were not allocated to the reportable segments, since these items are carried and evaluated on the enterprise level.

Management has determined that none of the equity method investees is eligible to be considered as reportable segment as they do not meet the criteria in ASC Topic 280-10-50 (or they did not commence their operations).

C.	Revenues by geographic region are as follows:

	Year ended December 31
	2020	2019

Israel	$-	$-
United States	5,207	-
	$5,207	$-

Total revenues by geographic region are based upon the geographic location of the customer.

NOTE 23 - SEGMENT REPORTING (Cont.)

D.	Property and equipment, net, by geographic areas:

	As of December 31,
	2020	2019
Israel	$61	$65
United States	1,938	-
	$1,999	$65

Property and equipment are attributed to the geographic area in which they are located or originated, as applicable.

E.	Major customers

During the year ended December 31, 2019, there were no sales activities. During the year ended December 31, 2020, the Company had one costumer which accounted for 56.64% of the Company’s revenues.

F-74

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 24 - SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were available to be issued (April 21, 2021). Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed below.

A.	Securities Purchase Agreement

1.	On January 22, 2021, the Company entered into a Securities Purchase Agreement with Yozma Global Genomic Fund 1 (“Yozma”) pursuant to which Yozma purchased from Todos a convertible note in the original principal amount of up to $4,857. The original principal amount has been originally issued with 30% discount of aggregated amount of $1,457, bearing per annum interest at a flat rate of 4% (the “Interest”) until it becomes due and payable, whether upon the maturity date, which is January 22, 2022, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof) (the “Maturity Date”). In addition, the outstanding principal amount to be converted, redeemed or otherwise with respect to which this determination is being made and the accrued and unpaid Interest with respect to such outstanding principal amount shall be converted into shares of the Company at conversion price of $0.07161 (the “Conversion Price”). Subsequent to the effective date of the registration statement registering for resale the Conversions Shares and the Warrant Shares pursuant to the Purchase Agreement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of 10 consecutive trading days, the Conversion Price shall reset to such average price. If the 10-day volume weighted average price of the Common Stock continues to be less than the Conversion Price, then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

At the Company’s option and upon 30 days’ notice to Yozma, 33% of the outstanding Principal and accrued and unpaid Interest of the Note (the “Repayment Amount”) may be redeemed at any time at an amount equal to 115% of the Repayment Amount. The foregoing notwithstanding, Yozma may convert any or all of this Note into shares of Common Stock at any time.

At any time after Yozma becoming aware of an Event of Default as defined in the Securities Purchase Agreement, Yozma may require the Company to redeem (an “Event of Default Redemption”) all or any portion of the Note in cash by wire transfer of immediately available funds at a price equal to principal amount plus interest calculated from the Event of Default at the greater of the default interest at a rate of 18% per annum or the maximum rate permitted under applicable law (the “Event of Default Redemption Price”) together with liquidated damages of $250 plus an amount in cash equal to 1% of the Event of Default Redemption Price for each 30 day period during which redemptions fail to be made.

In addition, the Company granted Yozma a warrant to purchase up to 16,956,929 ordinary shares for a period of 5 years with an exercise price equal to $0.107415, subject to certain adjustments (the “Warrant”). If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to Yozma, then the Warrant may also be exercised, in whole or in part, at such time by means of a net shares settlement. Moreover, Yozma is entitled to an option to require the Company to purchase the Warrant for cash in an amount equal to their Black-Scholes Option Pricing Model value (the Black-Scholes Model), in the event that certain fundamental transactions (which some of them are not considered solely within the Company’s control) as defined in the warrant agreement, occur.

The Company incurred incremental and direct finder fee cost of $272 with respect to the aforesaid funding.

F-75

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 24 - SUBSEQUENT EVENTS (Cont.)

A.	Securities Purchase Agreement (Cont.)

2.	On April 9, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with a Family Office Investor (the “Purchaser”) to which the Company has agreed to issue a promissory convertible note (the “Note”, or the “Yozma Crossover Round”) to the Purchaser in the principal amount of $4,286 for proceeds of $3,000 (the “Transaction”). The closing occurred on April 12, 2021. The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 16,000,000 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5-years period from the issuance date. Upon a listing of the Company’s common shares onto a national exchange, the Yozma Crossover Round Notes will exchange into a class of Series A Preferred Shares in order to help improve the Company’s shareholder equity to meet the Nasdaq CM Initial Listing Standards.

The Company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale the Conversion Shares and the Warrant Shares (the “Registration Statement). Subsequent to the effective date of such registration statement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10-days volume weighted average price of the Common Stock continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

The Purchaser has the option to purchase an additional Note in the principal amount of $5,285,714.20 for proceeds of $3,700,000 and an additional Warrant to purchase 16,000,000 shares of Common Stock.

B.	During the period commencing January 1, 2021 through the date of these consolidated financial statements, Principal Amount and unpaid Interest in total amount of $2,023 have been converted into 112,225,149 ordinary shares.

C.	As noted in Note 15B14, during the period commencing January 1, 2021 through the date of these consolidated financial statements, the Company sold 5,229,809 Ordinary Shares to Lincoln Park in an initial purchase out of the Investment Amount under the Purchase Agreement for a total purchase price of $255 thousand.

F-76

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 24 - SUBSEQUENT EVENTS (Cont.)

B.	Settlement Agreements

1.	As noted in Note 16C6A, on February 11, 2021, the Company and Todos Medical USA, Inc. (herein referring as “Todos”) entered into Mutual Release and Settlement Agreement (“Settlement Agreement”) with Integrated Health LLC. (“Integrated”) pursuant to which in consideration of the Settlement Agreement execution and the releases and promises made in the Settlement Agreement by the parties, the parties agree as follows:

A.	Todos shall pay to Integrated $6 per month for the period of February 11, 2021 through January 11, 2022. The monthly payment is representative of Integrated’s rent and utilities increase incurred from signing the original agreement with Todos and signing a lease on an expansive building to facilitate the originally executed agreement between Todos and MOTOPARA

B.	The $250 previously paid to Integrated as a loan will forthwith be considered part of the Settlement Agreement and will therefore need not be paid back to Todos. Todos agrees that no monies will be owed to Todos from Integrated Health with regard to any past loans provided by Todos to Integrated, however this does not include supplies of materials required to conduct commercial COVID-19 testing that have been provided to Integrated at Integrated’s request.

C.	Todos shall pay Integrated an amount of $150 split into three equal payments of $50 over 3 weeks as follows: payment one: February 11, 2021, payment two: February 17, 2021 and payment three: February 24, 2021.

D.	Todos will provide Integrated with Favored Nation Pricing (lowest price offered to any other customer/client of same product) on all testing products, consumables and equipment.

E.	Integrated will indemnify Todos against any liens for services upon receipt of the above total $222

F.	Integrated agrees Todos is the priority provider for ordering COVID-19 testing materials from Todos Medical only for those first 2 mobile lab units. For any additional mobile lab units produced by Integrated, Integrated can order from whatever supplier it so chooses, including Todos, at Integrated’s sole discretion.

G.	In the event Integrated or MOTOPARA desires not to use the mobile labs, Todos shall have a right to contract services of Integrated Health and MOTOPARA for utilizing those lab units for a monthly fee of $75/month which shall include the use of Integrated Health’s staff to perform testing. The $75 includes 2 lab technicians. All additional staffing will include additional fees. Todos will supplies all necessary supplies to operate the lab. In addition to the fees, Todos will pay 25% of the net income from each test back to IH/MP (12.5% to IH and 12.5% to MP)

H.	Todos with mutual agreement of Integrated Health can reference PCR testing to Integrated and/or MOTOPARA which will be performed by them at a fixed price of $$70/test with 36-48 hours results. IH will purchase supplies from Todos.

I.	Integrated and/or MOTOPARA agree to return to Todos two 2 Bio shields owned by Todos.

2.	As noted in Note 16C6B, on February 11, 2021, the Company and Todos Medical USA, Inc. (herein referring as “Todos”) entered into Mutual Release and Settlement Agreement (“Settlement Agreement”) with MOTOPARA Foundation, Inc. (“MOTOPARA”) pursuant to which in consideration of the Settlement Agreement execution and the releases and promises made in the Settlement Agreement by the parties, the parties agree as follows:

A.	Todos shall pay to MOTOPARA an amount of $27 per month for the period of January 11, 2021 through January 11, 2022. The monthly payment is representative of MOTOPARA’s rent and utilities increase incurred from signing the original agreement with Todos and signing a lease on an expansive building to facilitate the originally executed agreement between Todos and MOTOPARA.

B.	Todos will cease to promote any affiliation with MOTOPARA in any capacity.

C.	MOTOPARA agrees that upon receipt of the total $351, MOTOPARA will indemnify and defend Todos against any liens for services provided to MOTOPARA.

3.	On March 1, 2021, the Company entered into settlement agreement with one of its lenders, under which the Company paid the lender an amount of approximately $182 as full settlement of the prepayment obligation.

F-77

TODOS MEDICAL LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 24 - SUBSEQUENT EVENTS (Cont.)

C.	Platform Account Agreement

On February 4, 2021 (“Effective Date”), the Company entered into Platform Account Agreement that will be used for investor relations with SRAX Inc. (“SRAX”) under which SRAX grants the Company a non-exclusive, non-transferable and non-sublicensable right to access and use the platform during the below Term, solely by the authorized employees of the Company for the Company’s own internal business purposes. In exchange for such services, the Company will pay certain fees to SRAX that including inter alia issuance of shares of Common Stock.

Subject to the terms of the Platform Account Agreement, SRAX shall use commercially reasonable efforts to make access to the Platform available 24 hours per day and 7 days per week. If access to the Platform is available less than 99% of the time in any calendar month for reasons not constituting an Access Exception, then, following the Company’s written request, SRAX will provide the Company a credit equal to 10% of the Fees due for such month for each percentage point by which such uptime commitment is missed, up to a maximum of the full amount of Fees due for such month. Any credit will be applied to the next month’s Fees due hereunder and, if the Platform Account Agreement terminates prior to application of the applicable credit, such credit shall be treated as a reimbursement obligation by Company. The Platform Agreement does not entitle the Company to any support for the Platform.

The initial term of the Platform Account Agreement begins on the Effective Date and continues as a one-year subscription from such date (the “Initial Term”). The Platform Account Agreement will automatically renew on a month-to-month basis after the first year until either party gives the other party written notice of non-renewal at least 30 days prior to the expiration of the then-current term.

D.	First Amendment to Secured Convertible Equipment Loan Agreement

As noted in Note 8A1, in March 2021, the Company entered into First Amendment (the “Amendment”) to Secured Convertible Equipment Loan Agreement with one of its lenders, under which the parties agreed as follows:

1.	On or before May 1, 2021, the Company shall repay to the lender the Aggregate Loan Principal Amount of $450 in cash, without interest.

2.	On or before May 1, 2021, the Company shall repay to the lender, or contribute to a charity designated by the lender, the original initial discount in the amount of $320, plus an additional $100 as compensation for the lender agreeing to postpone repayment of the Aggregate Principal Amount.

3.	Upon execution of the Amendment, the Company shall issue to the lender, or contribute to a charity designated by the lender, 2,000,000 restricted ordinary shares of the Company, nominal value NIS 0.0001 per share, as additional compensation to the lender for its agreement to defer repayment of the Aggregate Loan Principal Amount.

E.	Closing Agreement

As noted in Note 11I, on March 3, 2021, the Company and the Purchaser entered into a Closing Agreement (the “Closing Agreement”) pursuant to which the Purchaser exercised its right to invest an additional $848 into the Company in the form of July 2020 Convertible Notes (the “Tranche 2 Securities”).

The Company hereby covenants and agrees to file a registration agreement with respect to the Tranche 2 Securities on or before the earlier to occur of (a) the date that the Company files a registration statement with respect to any other securities of the Company or (b) April 1, 2021 (such date, the “Tranche 2 Filing Date”) and cause a registration statement to be declared effective under the Securities Act with respect to the Tranche 2 Securities on or before May 1, 2020. The Company acknowledges that failure to timely comply with the foregoing obligations will subject the Company to substantial liability under the Registration Agreement, including without limitation liquidated damages in the amount of $250, along with an amount of cash accruing each month equal to the value of 1% of the value of the Tranche 2 Securities.

F-78

TODOS MEDICAL LTD.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2021

F-1

TODOS MEDICAL LTD.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2021

F-2

TODOS MEDICAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands except share and per share amounts)

	As of September 30,	As of December 31,
	2021	2020
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$166	$935
Trade receivables	2,072	378
Inventories	1,904	536
Other current assets	129	601
Total current assets	4,271	2,450

Non-current assets:
Investment in affiliated companies accounted for under equity method		745
Investment in other company	495	224
Property and equipment, net	2,591	1,999
Right of use asset arising from operating lease	182	-
Prepaid expenses	361	591
Goodwill	7,761	-
Intangible assets	1,500	-
Total non-current assets	12,890	3,559

Total assets	$17,161	$6,009

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Receivables financing facility, net	$-	$1,306
Loans	3,205	1,672
Accounts payable	1,169	1,640
Deferred revenues	13	844
Other current liabilities	3,450	2,316
Liability for minimum royalties	355	291
Total current liabilities	8,192	8,069

Non-current liabilities:
Convertible bridge loans, net	17,017	5,965
Derivative warrants liability, net	2	301
Fair value of bifurcated convertible feature of convertible bridge loans	1,873	2,500
Operating lease liability	86
Deferred taxes	315	-
Liability for minimum royalties	175	185
Total non-current liabilities	19,468	8,951

Shareholders’ deficit:
Ordinary Shares of NIS 0.01 par value each:
Authorized: 5,000,000,000 and 1,000,000,000 shares at September 30, 2021 and December 31, 2020, respectively; Issued and outstanding: 874,813,050 shares and 376,335,802 shares at September 30, 2021 and December 31, 2020, respectively	2,593	1,059
Additional paid-in capital	58,735	35,211
Accumulated deficit	(71,827)	(47,281)
Total shareholders’ deficit	(10,499)	(11,011)

Total liabilities and shareholders’ deficit	$17,161	$6,009

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

TODOS MEDICAL LTD.

CONDENSED STATEMENTS OF OPERATIONS

	Nine months period ended		Three months period ended
	September 30,		September 30,
	2021	2020	2021	2020
	Unaudited		Unaudited

Revenues	$7,773	$1,316	$1,010	$1,284
Cost of revenues	(5,191)	(894)	(1,043)	(883)
Gross profit (loss)	2,582	422	(33)	401

Research and development expenses	(685)	(9,655)	(166)	(9,086)
Sales and marketing expenses	(2,387)	(2,187)	(429)	(757)
General and administrative expenses	(5,198)	(1,729)	(1,869)	(804)

Operating loss	(5,688)	(13,149)	(2,497)	(10,246)

Financing expenses, net	(17,360)	(11,375)	(6,875)	(7,055)
Share in losses of affiliated companies accounted for under equity method, net	(1,499)	(734)	(1,007)	(734)

Net loss	$(24,547)	$(25,258)	$(10,379)	$(18,035)

Basic and diluted net loss per share	$(0.04)	$(0.12)	$(0.01)	$(0.07)

Weighted average number of ordinary shares outstanding attributable to ordinary shareholders used in computation of basic and diluted net loss per share	637,916,356	210,806,186	736,939,641	257,276,039

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

TODOS MEDICAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands except share and per share amounts)

	Ordinary shares		Additional paid-in	Accumulated	Total Shareholders’
	Shares	Amount	capital	deficit	deficit

Balance as of December 31, 2019	103,573,795	$280	$10,979	$(17,508)	$(6,249)
Changes during the three months period ended March 31, 2020:
Issuance of ordinary shares for call option to acquire potential acquiree	17,091,096	49	951	-	1,000
Partial conversion of convertible bridge loans into ordinary shares	27,336,061	78	1,508	-	1,586
Classification of derivative warrants liability into equity as result of partial conversion of convertible bridge loans into ordinary shares	-	-	333	-	333
Issuance of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions	350,000	1	376	-	377
Commitment to issue units consisting of ordinary shares and stock warrants	-	-	30	-	30
Issuance of stock warrants as part of convertible bridge loan received	-	-	466	-	466
Issuance of ordinary shares to service providers	5,718,588	17	815	-	832
Net loss for the period	-	-	-	(4,638)	(4,638)
Balance as of March 31, 2020 (unaudited)	154,069,540	425	15,458	(22,146)	(6,263)
Changes during the three months period ended June 30, 2020:
Issuance of ordinary shares for call option to acquire potential acquiree	13,008,976	37	963	-	1,000
Partial conversion of convertible bridge loans into ordinary shares	13,015,711	36	866	-	902
Classification of derivative warrants liability into equity as result of partial conversion of convertible bridge loans into ordinary shares	-	-	193	-	193
Issuance of stock warrants as part of convertible bridge loan received	-	-	126	-	126
Issuance of ordinary shares as partial settlement of financial liability	13,750,000	39	910	-	949
Issuance of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions	720,000	2	39	-	41
Issuance of ordinary shares to service providers	7,309,915	21	966	-	987
Net loss for the period	-	-	-	(2,585)	(2,585)
Balance as of June 30, 2020 (unaudited)	201,874,142	$560	$19,521	$(24,731)	$(4,650)
Changes during the three months period ended September 30, 2020:
Partial conversion of convertible bridge loans into ordinary shares	14,017,973	41	1,413	-	1,454
Issuance of stock warrants as part of convertible bridge loan received	-	-	582	-	582
Issuance of ordinary shares as commitment shares in exchange for equity line granted	5,812,500	17	465	-	482
Issuance of ordinary shares through equity line	14,437,500	43	1,253	-	1,296
Issuance of ordinary shares as consideration to obtain control over affiliated company	67,599,796	193	5,891	-	6,084
Issuance of ordinary shares for call option to acquire potential acquire	18,608,113	54	946	-	1,000
Issuance of ordinary shares as commitment shares in exchange for receivables financing facility	3,500,000	10	305	-	315
Issuance of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions	9,333,333	27	1,191	-	1,218
Issuance of units consisting of ordinary shares (or fixed number of shares to be issued) and warrants	1,000,000	3	(3)	-	-
Classification of derivative warrants liability into equity as result of partial conversion of convertible bridge loans into ordinary shares	-	-	70	-	70
Amount related to fixed number of ordinary shares to be issued as contingent consideration	-	-	1,300	-	1,300
Share based compensation for employees & directors	-	-	460	-	460
Share based compensation for service providers	-	-	57	-	57
Net loss for the period	-	-	-	(18,035)	(18,035)
Balance as of September 30, 2020 (unaudited)	336,183,357	$948	$33,451	$(42,766)	$(8,367)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

TODOS MEDICAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars in thousands except share and per share amounts)

	Ordinary shares		Additional paid-in	Accumulated	Total Shareholders’
	Shares	Amount	capital	deficit	deficit

Balance as of December 31, 2020	376,335,802	$1,059	$35,211	$(47,281)	$(11,011)
Changes during the three months period ended March 31, 2021:
Issuance of ordinary shares as settlement of previous commitments	2,500,000	8	(8)	-	-
Partial conversion of convertible bridge loans into ordinary shares	134,358,817	409	6,461	-	6,870
Issuance of ordinary shares upon modification of terms relating to convertible straight loan transaction	2,000,000	6	82	-	88
Issuance of stock warrants as part of convertible bridge loan received	-	-	792	-	792
Issuance of ordinary shares in exchange for equity line received	5,229,809	16	239	-	255
Issuance of ordinary shares as collateral for loan repayment	20,000,000	61	809	-	870
Issuance of ordinary shares or commitment for issuance of fixed number of ordinary shares to service providers	11,921,053	36	30	-	66
Stock-based compensation to employees and directors	-	-	169	-	169
Net loss for the period	-	-	-	(17,557)	(17,557)
Balance as of March 31, 2021 (unaudited)	552,345,481	1,595	43,785	(64,838)	(19,458)
Changes during the three months period ended June 30, 2021:
Partial conversion of convertible bridge loans into ordinary shares	55,415,011	170	1,606	-	1,776
Issuance of stock warrants as part of convertible bridge loan received	-	-	3,430	-	3,430
Stock-based compensation to service providers	-	-	21	-	21
Commitment to issue shares in acquisition of subsidiary	-	-	1,699	-	1,699
Stock-based compensation to employees and directors	-	-	143	-	143
Net income for the period	-	-	-	3,390	3,390
Balance as of June 30, 2021 (unaudited)	607,760,492	$1,765	$50,684	$(61,448)	$(8,999)
Changes during the three months period ended September 30, 2021:
Partial conversion of convertible bridge loans into ordinary shares	238,190,489	739	7,179	-	7,918
Issuance of stock warrants as part of convertible bridge loan received	-	-	728	-	728
Stock-based compensation to service providers	3,000,000	9	76	-	85
Issuance of shares in acquisition of subsidiary	25,862,069	80	(80)	-	-
Stock-based compensation to employees and directors	-	-	148	-	148
Net loss for the period	-	-	-	(10,379)	(10,379)
Balance as of September 30, 2021 (unaudited)	874,813,050	$2,593	$58,735	$(71,827)	$(10,499)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-6

TODOS MEDICAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Nine months period ended September 30,
	2021	2020
	Unaudited	Unaudited
Cash flows from operating activities:

Net loss	$(24,547)	$(25,258)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	556	38
Liability for minimum royalties	53	29
Stock-based compensation	633	2,334
Expiration of call options to acquire potential acquiree	-	3,000
Impairment of intangible IPR&D, net of taxes	-	8,157
Impairment of investment in affiliated company	-	2,823
Revaluation of investment in affiliated company to fair value	-	(1,623)
Share in losses of affiliated company	1,499	-
Modification of terms relating to straight loan transaction	88	-
Modification of terms relating to convertible bridge loans transactions	-	(3,495)
Exchange differences relating to loans from shareholders	-	40
Issuance of shares as a settlement in excess of the carrying amount of financial liabilities	-	499
Issuance of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions	-	415
Amortization of discounts and accrued interest on convertible bridge loans	18,080	8,393
Amortization of discounts and accrued interest on straight loans	2,290	-
Change in fair value of derivative warrants liability and fair value of warrants expired	(299)	-
Change in fair value of liability related to conversion feature of convertible bridge loans	(3,777)	-
Increase in trade receivables	(1,629)	(206)
Increase in inventories	(806)	(440)
Decrease (increase) in other current assets	704	48
Increase (decrease) in accounts payables	(961)	203
Decrease in deferred revenues	(857)	-
Increase (decrease) in other current liabilities	(326)	1,371
Net cash used in operating activities	(9,299)	(3,672)

Cash flows from investing activities:

Purchase of property and equipment	(965)	(346)
Restricted cash	-	5
Purchase of intangible IPR&D	-	(450)
Cash used in purchased of subsidiary consolidated for the first time	(1,176)	-
Investment in other companies	(1,024)	(560)
Net cash used in investing activities	(3,165)	(1,351)

Cash flows from financing activities:

Proceeds from straight loans, net	2,496	812
Repayment of Receivables financing facility	(1,249)	-
Repayment of straight loans	(1,329)	-
Repayment of convertible bridge loans	(2,165)	-
Proceeds from issuance of units consisting of convertible bridge loans, stock warrants and shares, net	13,687	3,087
Proceeds from issuance of units consisting of ordinary shares and stock warrants	-	30
Proceeds from issuance of ordinary shares through equity line	255	1,296
Net cash provided by financing activities	11,695	5,225

Change in cash, cash equivalents	(769)	202
Cash, cash equivalents at beginning of period	935	17
Cash, cash equivalents at end of period	$166	$219

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-7

TODOS MEDICAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Cont.)

(U.S. dollars in thousands)

	Nine months period ended September 30,
	2021	2020
	Unaudited	Unaudited
Supplemental disclosure of non-cash activities:
Issuance of warrants as part of bridge loan transactions	4,157	948
Partial conversion of convertible bridge loans and liability related to conversion feature of convertible bridge loans into ordinary shares	(16,493)	(3,943)
Issuance of stock warrants as part of convertible bridge loan received	(870)
Issuance of shares upon acquisition of an IPR&D	-	6,084
Issuance of shares for receiving an equity line	-	(315)
Issuance of shares or commitment to issue fixed number of shares for receiving convertible bridge loans	-	482
Issuance of ordinary shares upon modification of terms relating to convertible straight loan transaction	792
Issuance of shares as settlement of financial liabilities	-	(450)
Investment in affiliated company by issuance shares and commitment for issued shares as contingent consideration and commitment for funding	-	(2,615)
Classification of warrants from liability into equity upon partial conversion of convertible bridge loans into ordinary shares	-	(595)
Conversion of loan from shareholder into ordinary shares	-	40

Cash used in purchased of subsidiary consolidated for the first time:

Working capital (excluding cash and cash equivalents)	(18)
Fixed assets	183
Long term assets	3
Net assets acquired	168
Goodwill acquired	7,761
Intangible assets acquired	1,500
Second cash installment payable	(1,250)
Consideration in convertible promissory note	(4,989)
Consideration in Shares	(1,699)
Deferred tax liability	(315)
Net cash used in purchase of subsidiary consolidated for the first time	1,176

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-8

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands)

NOTE 1 - GENERAL

A.	Operations

Todos Medical Ltd. (the “Company” or “Todos”) was incorporated under the laws of the State of Israel and commenced its operations on April 22, 2010. The Company engineers life-saving diagnostic solutions for the early detection of a variety of cancers. The Company’s patented Todos Biochemical Infrared Analyses (TBIA) is a proprietary cancer-screening technology using peripheral blood analysis that deploys deep examination into cancer’s influence on the immune system, looking for biochemical changes in blood mononuclear cells and plasma. Todos’ two internally developed cancer-screening tests, TMB-1 and TMB-2, have received a CE mark in Europe.

Todos is also developing blood tests for the early detection of neurodegenerative disorders, such as Alzheimer’s disease. The Lymphocyte Proliferation Test (LymPro Test™) is a diagnostic blood test that determines the ability of peripheral blood lymphocytes (PBLs) and monocytes to withstand an exogenous mitogenic stimulation that induces them to enter the cell cycle. LymPro is unique in the use of peripheral blood lymphocytes as a surrogate for neuronal cell function, suggesting a common relationship between PBLs and neurons in the brain.

Additionally, commencing 2020, the Company through its U.S. subsidiary (Corona Diagnostics, LLC) has entered into several distribution agreements with other companies to distribute certain novel coronavirus (COVID-19) test kits. The agreements cover multiple international suppliers of PCR testing kits and related materials and supplies, as well as antibody testing kits from multiple third-party manufacturers after completing validation of said testing kits and supplies in certified laboratory in the United States. Additionally, upon completion of the Share Purchase Agreement for the purchase of Provista Diagnostics, Inc. (see B below), the Company, through Provista Diagnostics, Inc. provide diagnostic testing laboratory currently performing COVID-19 PCR testing, primarily for the medical and entertainment industries.

In December 2020, the Company announced the commercial launch of its proprietary 3CL protease inhibitor dietary supplement Tollovid™. Tollovid, a mix of botanical extracts, is being targeted to support healthy immune function against circulating coronaviruses. Tollovid was granted a Certificate of Free Sale by the US Food and Drug Administration (FDA) in August 2020, allowing its commercial sale anywhere in the United States. In May 2021, the FDA granted the Company a new Certificate of Free Sale for a second dosing regimen for Tollovid™ as a dietary supplement, under which the Company is authorized to market Tollovid with a dosing regimen of 60 pills over a five-day period, equivalent to 12 pills per day.

For the period of nine months ended September 30, 2021, all of the revenue resulted from sales of COVID-19 related products and testing kits. Through September 30, 2021, the Company has not yet generated any revenue from its developed cancer-screening tests TMB-1 and TMB-2, LymPro Test™ , or its dietary supplement, Tollovid™.

B.	Share Purchase Agreement

On April 19, 2021, the Company entered into a Share Purchase Agreement (“SPA”) with Strategic Investment Holdings, LLC, Ascenda BioSciences LLC (“SIH”, “Ascenda” and together referring as “Sellers”, respectively) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda. Provista is a medical diagnostics company based in Alpharetta, Georgia that owns the intellectual property rights to the proprietary breast cancer blood test, Videssa®, and has a diagnostic testing laboratory currently performing COVID-19 PCR testing, primarily for the medical and entertainment industries.

Subject to the terms and conditions of the SPA, the Company shall purchase from the Sellers 3,599 shares of Preferred Stock and 1,581 shares of Ordinary Stock (collectively the “Provista Shares”) representing 100% of Provista’ s securities outstanding, for an aggregate purchase price of $7,500 subject to the following terms:

1.	On or before April 19, 2021, (the “First Closing Date”), the Company shall deliver to Sellers a non-refundable deposit of $1,250 (the “Cash Deposit”). The Cash Deposit was delivered at April 21, 2021.

2.	On or before the First Closing Date, the Company shall deliver to Sellers or Sellers’ designees such number of non-refundable shares of its ordinary stock, par value NIS 0.01, (the “Todos Deposit Shares”) with a fair market value of $1,500, as defined in the SPA. 25,862,069 ordinary shares were delivered in August 2021.

3.	On or before July 1, 2021 (the “Second Closing Date”), the Company shall deliver to the Sellers a second payment of $1,250 (the “Second Cash Payment”). The second payment was made during July 2021.

4.	The Company shall have the option of extending the payment of the Second Cash Payment until July 15, 2021, by paying the Sellers an additional amount of $250 (the “Extension Payment”) on or before the Second Closing Date. If the Extension Payment is received by Sellers on or before the Second Closing Date, then the Company shall deliver the Convertible Note on the Second Closing Date and the Second Cash Payment on or before July 15, 2021. In the event the Company completes the Second Cash Payment, the aforesaid Extension Payment shall be credited towards the Second Cash Payment.

F-9

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 1 - GENERAL (Cont.)

5.	On or before the Second Closing Date, the Company shall deliver to Sellers or their designees the Convertible Note in the principal amount of $3,500, payable by the Company to the Sellers (the “Note”). At any time or times on or after the issuance sate of the Note, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of common stock over a period commencing October 20, 2021 through April 8, 2025 (the “Maturity Date”), at the conversion price equal to the lesser of (i) $0.05 or (ii) the volume weighted average price of the last 20 trading days for the common shares prior to the conversion date (the “Fair Market Value”).

In the event the Sellers deliver a conversion notice to the Company at a per share price less than $0.05, the Company shall have the right to immediately notify the Sellers of its intention to pay the conversion amount in cash within 3 business days of receipt of the conversion notice (i.e. before Sellers would take possession of shares converted under the conversion notice). If, at any time between October 20, 2021 and April 20, 2022, the average of the lowest bid and closing sale price is below $0.05, the Company has the option to buy out all or any portion of the Note (the “Buyback Option”). In the event the Company exercises the Buyback Option for an amount equal to or greater than $1,170 (the “Buyback Amount”), the Sellers shall not submit any conversions below $0.05 for 90-days period from receipt of the Buyback Amount (the “90-Days Period”). The Company may exercise a second Buyback Option at the end of the 90-Days Period under the same terms. The Company must provide 30-days’ notice to the Sellers prior to exercising any Buyback Option or notify the Sellers of its intention to pay the Buyback Amount upon receipt of a conversion notice below $0.05 and pay the Buyback Amount within 3 business days of receipt of such notice.

In the event that the Company uplists its shares of common stock to a national securities exchange, the Note shall automatically be exchanged into preferred stock (the “Series B Preferred Stock”) with a conversion price equal to the lesser of (i) $0.05, (ii) the opening price on the day of the uplisting provides there is no transaction associated with the uplisting or (iii) the deal price of an uplisting transaction (the “Mandatory Conversion”).

If, at any time while this Note is outstanding, (i) the Company effects a Fundamental Transaction, , as defined in the SPA, then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of common stock (the “Alternate Consideration”).

6.	The Company’s obligation to deliver the Second Cash Payment and the Convertible Note to the Seller at the Second Closing shall be secured by the Provista Shares to be held and released in accordance with the Escrow Agreement and all of Provista’ s assets (the “Assets”) pursuant to the terms of the Security Agreement.

7.	At the First Closing, the Sellers shall hold full right, title, and interest in and to the Cash Deposit, and the Todos Deposit Shares paid to the Sellers or their designees and/or assignees on the First Closing Date free and clear of all rights, liens and encumbrances, without limitation. Additionally, should the Company fail to deliver the Second Cash Payment and/or the Convertible Note by the Second Closing Date, the Escrow Agent shall return the Provista Shares to the Sellers, and the Sellers shall become the sole owners. The Company further agrees and understands that in the event that the Company fails to deliver the Second Cash Payment and/or the Convertible Note to the Sellers at the Second Closing, the Cash Deposit and the Todos Deposit Shares shall be the property of the Sellers, and the Sellers shall retain and hold full right, title, and interest in and be the sole owners of the Cash Deposit, the Todos Deposit Shares and 100% of the Provista Shares. In such an event, the Company will have absolutely no rights, claims or interest of any type in connection with the Provista Shares, Cash Deposit or Todos Deposit Shares or this transaction, regardless of any alleged conduct by Seller or anyone else. Further, in such event the Company irrevocably will be deemed to have canceled this Agreement and relinquished all rights in and to the Provista Shares, Cash Deposit and Todos Deposit Shares.

The consummation of the transactions contemplated by the SPA have been taken place as of April 19, 2021.

F-10

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 1 - GENERAL (Cont.)

C.	Purchase price allocation

1.	Non-refundable shares of its ordinary stock - As agreed in the SPA, the Company committed to issue non-refundable 29,296,875 ordinary stock, par value NIS 0.01. The fair value of the non-refundable shares was estimated as of the Closing Date based on the Company’s share price as quoted in the OTC as of the Closing Date at $1,699.

2.	The fair value of the convertible note was estimated by third party appraiser as weighted average of the two possible scenarios of the total loan amount conversion as of April 19, 2021, 90% probability for the Mandatory Conversion and 10% probability for the Optional / Maturity Conversion.

The Optional / Maturity Conversion (scenario 1) was estimated by the appraiser using the Monte Carlo Simulation Model based on the following parameters:

April 19, 2021
Risk-free interest rate	0.54%
Expected term (years)	3.94
Volatility	164.02%
Share price	0.058
Conversion price	*
Fair value	$5,101

●	The lower of (i) 0.05 (ii) the volume weighted average price (VWAP) of the last 20 trading days for the Ordinary Stock as reported in the OTC market prior to the conversion.

The Mandatory Conversion (scenario 2) was estimated by the appraiser using the Monte Carlo Simulation Model based on the following parameters:

April 19, 2021
Risk-free interest rate	0.54%
Expected term (years)	0.04
Volatility	112.1%
Share price	0.058
Conversion price	*
Fair value	$4,976

●	The lower of (i) 0.05 (ii) the volume weighted average price (VWAP) of the last 20 trading days for the Ordinary Stock as reported in the OTC market prior to the conversion.

The fair value of the convertible component was estimated by the third-party appraiser after giving effect to the weighted average of the two possible scenarios as of issuance dates was $4,989.

The following table summarizes the total purchase price and purchase price allocation:

U.S. dollars in thousands
Unaudited

Cash payment	2,500
Consideration in Shares	1,699
Fair value of convertible promissory note	4,989
Total purchase price	9,188

Cash and cash equivalents	73
Trade receivables	66
Property and equipment, net	183
Security deposit	3
Technology intangible asset	1,500
Total identifiable assets	1,825

Accounts payable	(82)
Deferred tax liability	(315)
Due to related party	(1)
Total liability assumed	(398)

Total goodwill	7,761

F-11

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 1 - GENERAL (Cont.)

Unaudited pro forma results of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are included below as if the acquisition of the Provista’s business occurred on January 1, 2020. This summary of the unaudited pro forma results of operations is not necessarily indicative of what the Company’s results of operations would have been had the Provista Business been acquired at the beginning of 2020, nor does it purport to represent results of operations for any future periods.

	Nine months ended September 30,	Year ended December 31,
	2021	2020
	(unaudited)
Revenues	$7,866	$5,164
Net loss	(24,552)	(17,603)
Basic and diluted net loss per share	(0.04)	(0.04)

D.	Foreign operations

1.	Todos Medical (Singapore) Pte Ltd

On January 27, 2016, the Company incorporated a wholly owned subsidiary in Singapore under the name of Todos Medical (Singapore) Pte Ltd. (“Todos Singapore”) for the purpose of advancing clinical trials of the Company’s core technology for breast cancer in Southeast Asia. As of September 30, 2021, Todos Singapore has not yet commenced its business operations.

2.	Todos Medical USA

In January 2020, the Company incorporated a U.S. subsidiary named Todos Medical USA (“Todos U.S.”) for the purpose of conducting business as medical importer and distributor focused on the distribution of the Company’s testing products and services to customers in the North America and Latin America.

3.	Corona Diagnostics, LLC

In April 2020, the Company incorporated a U.S. subsidiary named Corona Diagnostics, LLC (“Corona Diagnostics”) for the purpose of marketing COVID-19 related products in the United States to validate potential products the Company is contemplating distributing and creating marketing materials for the testing products based upon those validations.

4.	Breakthrough Diagnostics, Inc.

On February 27, 2019, the Company entered into Shares Purchase and Assignment of License Agreement with Amarantus Bioscience Holdings, Inc. (“Amarantus”), under which the Company purchased 19.99% of the issued and outstanding common stock of Breakthrough Diagnostics, Inc. (“Breakthrough”) for entering into the field of early detection of Alzheimer’s disease. On July 28, 2020, the Company entered into Amendment No. 1 to the Shares Purchase and Assignment of License Agreement with Amarantus, pursuant to which the Company completed the purchase of the remaining 80.01% of the issued and outstanding common stock of Breakthrough for consideration that was based on the Company’s shares.

At the Closing Date, Breakthrough was determined to be excluding substantive process as required under the definition of business in accordance with the provisions of ASC Topic 805 “Business Combination”. In addition, it was determined that the License represents IPR&D with no alternative future use and therefore the entire purchase price allocated to the acquired IPR&D was charged to expense at the acquisition date as part of “Research and Development expenses” line in operations in the accompanying consolidated statement of operations for the year ended December 31, 2020.

5.	Other entities

A.	In June 2020, the Company entered into an agreement with NLC Pharma Ltd., under which Antigen COVID Test Killer was formed for the purpose of developing the diagnostic candidate Antigen Killer and product commercialization through the Company’s sales channels.

B.	In August 2020, the Company entered into an agreement with Care GB Plus Ltd, under which Bio Imagery Ltd. (“Bio Imagery”) has been incorporated for the purpose of developing, marketing and commercializing the Products and all the Intellectual Property of the Company (“Todos Cancer Assets”) and to develop new Intellectual Property, products and services, and pursue the business based on the Todos Cancer Assets and on new intellectual property that will be developed by Bio Imagery. As of September 30, 2021, Bio Imagery has not yet commenced its business operations and the Company wrote off its investment in the amount of $618.

The Company and its entities herein considered as the “Group”.

6.	Provista Diagnostics, Inc

See note 1B and 1C above

F-12

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 1 - GENERAL (Cont.)

E.	Going concern uncertainty

The Company has devoted substantially all of its efforts to research and development of its cancer and other disease diagnostics products and raising capital to fund this development, along with its dietary supplement distribution. The development and commercialization of the Company’s products are expected to require substantial further expenditures. To date, the Company has not yet generated sufficient revenues from operations to support its activities, and therefore it is dependent upon external sources for financing its operations. Since inception through September 30, 2021, the Company has incurred accumulated losses of $71,827. As of September 30, 2021, the Company’s current liabilities exceed its current assets by $3,921, and there is a shareholders’ deficit of $10,499. The Company has generated negative operating cash flow for all periods. Management has considered the significance of such condition in relation to the Company’s ability to meet its current obligations and to achieve its business targets and determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company plans to finance its operations through the sale of equity and to the extent available, short term and long-term loans (including through issuance of convertible loans together with other financial instruments) and also through revenues from sales of corona testing related products. There can be no assurance that the Company will succeed in obtaining the necessary financing or generating revenues from product sales to continue its operations as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the year ended December 31, 2020, the Company raised net amounts of $10,685 through receivables financing facility, straight loans, private placement transactions (including equity line), and convertible bridge loans transactions. During the period of nine months ended September 30, 2021, the Company raised net amounts of $16,438, through straight loans, convertible bridge loans transactions and private placement transaction.

F.	Risk factors

As described in the above paragraph, the Company has a limited operating history and faces a number of risks and uncertainties, including risks and uncertainties regarding to potential dispute which related to commercial terms in connection with unpaid invoices (related to sales, net yet recognized as revenue) with one of its significant clients

G.	COVID-19

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. The outbreak has reached all of the regions in which the Company does business, and governmental authorities around the world have implemented numerous measures attempting to contain and mitigate the effects of the virus, including travel bans and restrictions, border closings, quarantines, shutdowns, limitations or closures of non-essential businesses, and social distancing requirements.

The global spread of COVID-19 and actions taken in response have caused and may continue to cause disruptions and/or delays in our supply chain and shipments and caused significant economic and business disruption to the Company’s customers and vendors.

The COVID-19 pandemic has created and may continue to create significant opportunity under the uncertainty in macroeconomic conditions, which may cause further demand for the Company’s core business related to PCR testing kits and related materials and supplies as already reflected by recognized revenues of $5,031 and $7,733 during the year ended December 31, 2020 and the period of nine months ended September 30, 2021, respectively, substantially all of which was generated after July 2020. However, the Company may face uncertainties around its estimates of revenue collectability and accounts receivable credit losses and its expectation to receive funds from external sources for financing its operations. The Company expects uncertainties around its key accounting estimates to continue to evolve depending on the duration and degree of impact associated with the COVID-19 pandemic. The Company estimates may change as new events occur and additional information emerges, and such changes are recognized or disclosed in the Company’s consolidated financial statements.

F-13

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A. Basis of presentation

The accompanying unaudited condensed consolidated financial statements and related notes should be read in conjunction with the Company’s consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (“SEC”) on April 21, 2021 (the “2020 Form 10-K”). The unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC related to interim financial statements. As permitted under those rules, certain information and footnote disclosures normally required or included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. The financial information contained herein is unaudited; however, management believes all adjustments have been made that are considered necessary to present fairly the results of the Company’s financial position and operating results for the interim periods. All such adjustments are of a normal recurring nature.

The results for the nine and three months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any other interim period or for any future period.

B.	Use of estimates in the preparation of financial statements

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions include (i) identification of and measurement of financial instruments in funding transactions; (ii) initial measurement of investment in affiliated companies and subsequent equity method implications; (iii) determination whether an acquired company or formed entities represents a ‘business’; (iv) determination whether acquired or formed entities are considered Variable Interest Entities (VIE) and if so, whether the Group is its Primary Beneficiary (PB) and (v) measurement of the fair value of equity awards.

C.	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and when applicable its majority owned entities that were determined to be VIE and that the Group was determined as their Primary Beneficiary (PB). Intercompany transactions and balances have been eliminated upon consolidation.

D.	Goodwill and intangible assets

1.	Goodwill represents the excess of the purchase price over the fair value of the identifiable net assets acquired in business combinations accounted for in accordance with the “purchase method” and is allocated to reporting units at acquisition. Goodwill is not amortized but rather tested for impairment at least annually in accordance with the provisions of ASC Topic 350, “Intangibles - Goodwill and Other”. The Company performs its goodwill annual impairment test for the reporting units at December 31 of each year, or more often if indicators of impairment are present.

2.	Intangible assets with finite lives are amortized using the straight-line basis over their useful lives, to reflect the pattern in which the economic benefits of the intangible assets are consumed or otherwise used up.

E.	Basic and diluted net loss per ordinary share

The Company computes net loss per share in accordance with ASC 260, “Earning per Share”, which requires presentation of both basic and diluted loss per share on the face of the statement of operations.

Basic net loss per ordinary share is computed by dividing the net loss for the period applicable to ordinary shareholders, by the weighted average number of ordinary shares outstanding during the period. Diluted loss per share gives effect to all potentially dilutive common shares outstanding during the year using the treasury stock method with respect to stock options and certain stock warrants (accounted for as derivative liability) and using the if-converted method with respect to convertible bridge loans and certain stock warrants. In computing diluted loss per share, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.

F-14

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Cont.)

The net loss and the weighted average number of shares used in computing basic and diluted net loss per share for the period of nine month ended September 30, 2021 and 2020, is as follows:

	Nine month period ended September 30,
	2021	2020
	Unaudited	Unaudited
Numerator:
Net loss attributable to common shareholders	$24,547	$25,258
Revaluation of liability related to warrants to purchase shares of common Stock	-	-

Net loss attributable to common shareholders	$24,547	$25,258

Denominator:
Shares of common stock used in computing basic net loss per share	637,916,356	210,806,186
Incremental shares from assumed exercise of warrants to purchase shares of common stock	-	-

Shares of common stock used in computing diluted net loss per share	637,916,356	210,806,186

Net loss per share of common stock, basic and diluted	$0.04	$0.12

During the period of nine months ended September 30, 2021 and 2020 the total weighted average number of potentially dilutive ordinary shares related to outstanding stock options, stock warrants and convertible bridge loans excluded from the calculation of the diluted loss per share was 452,109,492 and 48,642,797, respectively.

F.	Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, other current liabilities, and operating lease liabilities in our condensed consolidated balance sheets.

ROU assets represent Company’s right to use an underlying asset for the lease term and lease liabilities represent Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, the Company generally uses the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

G.	Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”) which changes the impairment model for most financial assets and certain other instruments. For trade and other receivables, held-to-maturity debt securities, loans, and other instruments, entities will be required to use a new forward-looking “expected loss” model that generall4y will result in the earlier recognition of allowances for losses. The guidance also requires increased disclosures. For the Company, the amendments in the update were originally effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. In November 2019, the FASB issued ASU No. 2019-10, which delayed the effective date of ASU 2016-13 for smaller reporting companies (as defined by the U.S. Securities and Exchange Commission) and other non-SEC reporting entities to fiscal years beginning after December 15, 2022, including interim periods within those fiscal periods. Early adoption is permitted.

The Company is currently assessing the impact the guidance will have on its condensed consolidated financial statements.

F-15

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 3 - SIGNIFICANT TRANSACTIONS

A.	Secured Convertible Equipment Loan Agreement

On December 31, 2020 (the “Effective Date”), the Company entered into Secured Convertible Equipment Loan Agreement with a private lender (the “Lender”), under which at the Effective Date and for the purpose for purchasing two Liquid Handler Machines (the “Collateral”) to be placed in the laboratory of a Company’s client, the Company will receive from the Lender a net cash amount of $450 which is including an original issue discount at the rate of 40% valued at $300, representing a face value of $750 for the loan (the “Aggregate Loan Principal Amount”). In addition, the Company incurred incremental and direct costs of $54.

In addition, under the terms of the Secured Convertible Equipment Loan Agreement, the Lender will be entitled to receive a royalty at a rate of 12.5% of all amounts resulting from any diagnostic tests performed by the two liquid handler machines. During the initial payback period and up until the earlier of either (a) April 30, 2021, or (b) the aggregate loan amount is paid in full, all royalty payments made to Lender will be counted towards their loan balance. Thereafter, the royalties continue so long as the machines are in use.

The Aggregate Loan Principal Amount was received in January 2021.

The Company has determined that its obligation for future royalties under the Secured Convertible Equipment Loan Agreement represent contingent interest feature. However, it was determined that such feature is not required to be bifurcated and accounted for as derivatives, as they are eligible for the scope exception prescribed under ASC Topic 815-10-15-59 (d) with respect to certain contracts that are not traded on an exchange, as the underlying is an entity specific performance measure. Accordingly, the obligation for future royalties was accounted for in accordance with the provisions of ASC Topic 450, Contingencies.

As the secured loan upon its original term does not include conversion feature (such feature will only become applicable as a penalty, upon the Company’s failure to repay the Aggregate Loan Principal Amount by the Maturity Date), the liability was accounted for using the effective interest method over the term of the loans until their stated Maturity Date.

The total discount amortization expenses of $2,414 and $2,207, were recorded as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the period of nine and three months ended September 30, 2021, respectively. During the three months ended September 30, 2021 the lender converted the entire loan amount into 81,736,111 ordinary shares of the Company with aggregated value of $750.

B.	Securities Purchase Agreement

On January 22, 2021, the Company entered into a Securities Purchase Agreement with Yozma Global Genomic Fund 1 (“Yozma”) pursuant to which Yozma purchased from Todos a convertible note in the original principal amount of up to $4,857. The original principal amount has been originally issued with 30% discount of aggregated amount of $1,457, bearing per annum interest at a flat rate of 4% (the “Interest”) until it becomes due and payable, whether upon the maturity date, which is January 22, 2022, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof) (the “Maturity Date”). In addition, the outstanding principal amount to be converted, redeemed or otherwise with respect to which this determination is being made and the accrued and unpaid Interest with respect to such outstanding principal amount shall be converted into shares of the Company at conversion price of $0.07161 (the “Conversion Price”). Subsequent to the effective date of the registration statement registering for resale the Conversions Shares and the Warrant Shares pursuant to the Purchase Agreement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of 10 consecutive trading days, the Conversion Price shall reset to such average price. If the 10-day volume weighted average price of the Common Stock continues to be less than the Conversion Price, then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

At the Company’s option and upon 30 days’ notice to Yozma, 33% of the outstanding Principal and accrued and unpaid Interest of the Note (the “Repayment Amount”) may be redeemed at any time at an amount equal to 115% of the Repayment Amount. The foregoing notwithstanding, Yozma may convert any or all of the Note into shares of Common Stock at any time. Through September 30, 2021, the Company has not redeemed any of the outstanding principal amount and accrued interest, and Yozma has not converted any portion of the Note into shares.

F-16

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 3 - SIGNIFICANT TRANSACTIONS (Cont.)

B.	Securities Purchase Agreement

At any time after Yozma becoming aware of an Event of Default as defined in the Securities Purchase Agreement, Yozma may require the Company to redeem (an “Event of Default Redemption”) all or any portion of the Note in cash by wire transfer of immediately available funds at a price equal to principal amount plus interest calculated from the Event of Default at the greater of the default interest at a rate of 18% per annum or the maximum rate permitted under applicable law (the “Event of Default Redemption Price”) together with liquidated damages of $250 plus an amount in cash equal to 1% of the Event of Default Redemption Price for each 30 day period during which redemptions fail to be made. No event of default has occurred through September 30, 2021.

In addition, the Company granted Yozma a warrant to purchase up to 16,956,929 ordinary shares for a period of 5 years with a fixed exercise price equal to $0.107415, subject to certain adjustments (the “Warrant”). If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to Yozma, then the Warrant may also be exercised, in whole or in part, at such time by means of a net shares settlement. Moreover, Yozma is entitled to an option to require the Company to purchase the Warrant for cash in an amount equal to their Black-Scholes Option Pricing Model value (the Black-Scholes Model), upon occurrence of fundamental transactions, as defined in the warrant agreement, occur.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $423 and $861, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs and as upon fundamental transaction the warrants holder shall be entitled to receive from the Company the same type of form of consideration such as holders of common stock.

Furthermore, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The embedded conversion feature was recognized in total amount of $2,116 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The remaining amounted to $423 was allocated to the host loan instrument, which in subsequent periods it is accounted for using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded an income of $1,666 and expense of $742 related to remeasurement of the embedded conversion feature of convertible bridge loan and the discount amortization of the host loan instrument, respectively, as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the period of nine months ended September 30, 2021. During the period of three months ended September 30, 2021, the Company recorded Finance Expenses of $164 and income of $58 related to remeasurement of the embedded conversion feature of convertible bridge loan and the discount amortization of the host loan instrument, respectively.

In addition, on October 7, 2020, the Company entered into consulting agreement with Aslano Private Limited (“Aslano”) whereby Aslano will render non-exclusive advice and service to the Company concerning equity and/or debt financing with certain Potential Buyer or Investor or Financing Party as defined in the consulting agreement in exchange for success fee equal to 8% of the gross amount paid by the Potential Buyer or Investor or Financing Party. In consideration for Aslano’s non-exclusive services with respect to the aforesaid Securities Purchase Agreement, during the period of nine months ended September 30, 2021, the Company incurred incremental and direct finder fee cost of $272 which was allocated to the identified components (i.e. convertible bridge loans, bifurcated embedded conversion feature and detachable Warrant) consistent with the allocation of the proceeds issuance expenses. Consequently, an amount of $34, $169 and $69 out of which was recorded as additional discount of the convertible bridge loans, immediate charge to finance expenses and as deduction of additional paid-in capital, respectively, at the outset of the transaction.

For more information in connection to additional funds raising and filing of registration statement on Form S-1 under the aforesaid Securities Purchase Agreement subsequent to the balance sheet date.

F-17

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 3 - SIGNIFICANT TRANSACTIONS (Cont.)

C.	First Amendment to Secured Convertible Equipment Loan Agreement

In March 2021, the Company entered into First Amendment to Secured Convertible Equipment Loan Agreement (the “Amendment”) with one of its lenders, under which the parties agreed (i) on or before May 1, 2021, the Company shall repay to the lender the Aggregate Loan Principal Amount of $450 in cash, without interest, (ii) on or before May 1, 2021, the Company shall repay to the lender, or contribute to a charity designated by the lender, the original initial discount in the amount of $320, plus an additional $100 as compensation for the lender agreeing to postpone repayment of the Aggregate Principal Amount and (iii) upon the execution of the Amendment, the Company shall issue to the lender, or contribute to a charity designated by the lender, 2,000,000 restricted ordinary shares of the Company, nominal value NIS 0.0001 per share with fair value of $88, as additional compensation to the lender for its agreement to defer repayment of the Aggregate Loan Principal Amount.

The management has determined mainly based on the qualitative terms of the amendment that the terms of the amended instruments considered as substantially different. Consequently, the original convertible bridge loans were derecognized, the new loans were initially recorded at fair value as current financial liability and the shares were initially recorded at fair value as an increase of additional paid-in capital. As of September 30, 2021 the loan was repaid in full.

D.	Closing Agreement

On March 3, 2021, the Company and one of its lenders entered into a Closing Agreement (the “Closing Agreement”), under which the lender exercised its right to invest an additional $884 into the Company in the form of July 2020 Convertible Notes (the “Tranche 2 Securities”). In addition, the Company covenanted and agreed to file a registration agreement with respect to the Tranche 2 Securities on or before the earlier to occur of (i) the date that the Company files a registration statement with respect to any other securities of the Company or (ii) April 1, 2021 (such date, the “Tranche 2 Filing Date”) and cause a registration statement to be declared effective under the Securities Act with respect to the Tranche 2 Securities on or before May 1, 2021. The Company acknowledges that failure to timely comply with the foregoing obligations will subject the Company to substantial liability under the Registration Agreement, including without limitation liquidated damages in the amount of $250, along with an amount of cash accruing each month equal to the value of 1% of the value of the Tranche 2 Securities.

Upon initial recognition, it was determined that the embedded conversion feature is required to be bifurcated from the host loan instrument. The management by assistance of third-party appraiser measured the embedded conversion feature in total amount of $1,127 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The excess of the fair value of identified instruments over net proceeds upon initial recognition amounted to $243 was recorded as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations. In subsequent periods, the host loan instrument is accounted for using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded interest expenses amounting to $2,750 related to valuation of the loan to fair value upon default event and income of $34 related to remeasurement of the embedded conversion feature, which were recorded as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the period of nine months ended September 30, 2021. During the period of three months ended September 30, 2021, the Company recorded Finance Expenses of $2,647 related to valuation of the loan to fair value upon default event and $0 related to remeasurement of the embedded conversion feature.

E.	Assignment of Receivable Agreement

During the period of nine months ended September 30, 2021, Corona Diagnostics (the “Assignor”) entered into Assignment of Receivable Agreements with Ascendant Partners, LLC (the “Assignee”) under which the Assignor assigned to the Assignee all of its right, title and interest in portion of receivable related to invoices for certain purchase orders with a discount in a rate of 10%. The Assignor is obligated to repurchase the PO in the event that payment is not received by the Assignee within 60-days period from the singing of the Assignment of Receivable Agreements.

During the period of nine months ended September 30, 2021, the Assignor received an amount of $1,467 under the Assignment of Receivable Agreements and repaid $1,117. In addition, the Company incurred finance expenses with respect to the applicable discount Interest under the Assignment of Receivable Agreements amounted to $50. As of September 30, 2021, an amount of $400 has not been repaid.

F-18

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 3 - SIGNIFICANT TRANSACTIONS (Cont.)

F.	Securities Purchase Agreement

1.	On April 9, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with a Family Office Investor (the “Family Office”) to which the Company has agreed to issue a promissory convertible note (the “Note”) to the Family Office in the principal amount of $4,286 for proceeds of $3,000 (the “Transaction”). The closing occurred on April 12, 2021. The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Family Office received a warrant (the “Warrant”) to purchase up to 16,000,000 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for a 5-year period from the issuance date. Upon a listing of the Company’s common shares onto a national exchange, the Note will exchange into a class of Series A Preferred Shares in order to help improve the Company’s shareholder equity to meet the Nasdaq CM Initial Listing Standards.

The Family Office shall have the option, exercisable at the Family Office’s sole discretion, on the date that is ninety (90) days following the date of effectiveness of a registration statement filed by the Company, to purchase a Second Note and the Second Warrant, for a principal amount of $4,286 for a consideration of $3,000 and a Warrant to purchase up to 16,000,000 shares of Common Stock, with an exercise price equal to $0.107415 per share.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $1 and $508, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs and as upon fundamental transaction the warrants holder shall be entitled to receive from the Company the same type of form of consideration such as holders of common stock.

Furthermore, it was determined that the Convertible note is hybrid instrument embodies both an embedded derivative and a host contract and that the embedded conversion feature is required to be bifurcated from the host loan instrument using the with-and-without method. The embedded derivative was measured first at fair value, and the residual amount was allocated to the host contract. The embedded conversion feature was recognized in total amount of $3,007 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The host loan instrument is accounted for, in subsequent periods, using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded an income of $2,166 and expenses of $55 related to remeasurement of the embedded conversion feature of convertible bridge loan and the discount amortization of the host loan instrument, respectively, as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the period of nine months ended September 30, 2021. During the period of three months ended September 30, 2021, the Company recorded Finance Expenses of $143 and income of $49 related to remeasurement of the embedded conversion feature of convertible bridge loan and the discount amortization of the host loan instrument, respectively.

2.	Further to the Securities Purchase Agreement described in Note 3B, on April 27, 2021, the Company entered into an additional Securities Purchase Agreement (the “SPA”) with Yozma to which the Company has agreed to issue a promissory convertible note (the “Note”) to Yozma in the principal amount of $4,714 for proceeds of $3,300 (the “Transaction”). The closing occurred on April 27, 2021. The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, Yozma received a warrant (the “Warrant”) to purchase up to 16,458,196 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for a 5-year period from the issuance date. Upon a listing of the Company’s common shares onto a national exchange, the Note will exchange into a class of Series A Preferred Shares in order to help improve the Company’s shareholder equity to meet the Nasdaq CM Initial Listing Standards.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $378 and $2,922, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs and as upon fundamental transaction the warrants holder shall be entitled to receive from the Company the same type of form of consideration such as holders of common stock.

F-19

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 3 - SIGNIFICANT TRANSACTIONS (Cont.)

The Company recorded expenses in the amount of $753 and $538 related to remeasurement of the host loan instrument as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the period of nine months and three months ended September 30, 2021, respectively.

The Company has agreed to file a registration statement on Form S-1 with the Securities and Exchange Commission registering for resale the Conversion Shares and the Warrant Shares (the “Registration Statement) under the above two transactions. Subsequent to the effective date of such registration statement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of 10 consecutive trading days, the Conversion Price shall reset to such average price. If the 10-days volume weighted average price of the Common Stock continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

On May 13, 2021, the Company filed a registration statement on Form S-1 with respect to up to 240,591,462 ordinary shares to be issued pursuant to Securities Purchase Agreement with Family Office and Yozma (first and second Tranches). As the Company complied with the registration statement filing requirements, as of September 30, 2021, no accrual has been recorded for liquidated damages since the amount to be paid was not probable and reasonably estimate under ASC 450 “Contingencies”.

3.	On July 7, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Purchaser”) pursuant to which the Company has agreed to issue a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $1,536 for proceeds of $1,075 (the “Transaction”). The closing occurred on July 7, 2021 (the “Closing Date”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 3,440,000 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. From the Closing Date until 180 days thereafter, the Company shall be restricted from issuing or entering into any agreement to issue any shares of Common Stock, except under certain circumstances. This provision shall no longer be in effect if the closing sale price of the Common Stock exceeds $0.10. The Company intends to use the net proceeds for general corporate purposes.

The Company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale of the Conversion Shares and the Warrant Shares (the “Registration Statement). Subsequent to the effective date of such registration statement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10-day volume weighted average price of the Common Stock continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $697 and $121, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs and as upon fundamental transaction the warrants holder shall be entitled to receive from the Company the same type of form of consideration such as holders of common stock.

Furthermore, it was determined that the Convertible note is hybrid instrument embodies both an embedded derivative and a host contract and that the embedded conversion feature is required to be bifurcated from the host loan instrument using the with-and-without method. The embedded derivative was measured first at fair value, and the residual amount was allocated to the host contract. The embedded conversion feature was recognized in total amount of $257 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The host loan instrument is accounted for, in subsequent periods, using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded an expense of $81 and an expense of $148 related to remeasurement of the embedded conversion feature of convertible bridge loan and the discount amortization of the host loan instrument, respectively, as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the period of nine months ended September 30, 2021.

F-20

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 3 - SIGNIFICANT TRANSACTIONS (Cont.)

4.	On September 15, 2021, the Company completed the conditions precedent required to enter into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Purchaser”) pursuant to which the Company issued a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $2,857 for proceeds of $2,000 (the “Transaction”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 11,924,636 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. The Company intends to use the net proceeds from this Note to initiate Phase 2/3 trials for Tollovir™ COVID-19 patients, initiate digital marketing for its dietary supplement Tollovid®, increase sales & marketing for Provista Diagnostics, and for general corporate purposes.

The Company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale the Conversion Shares and the Warrant Shares (the “Registration Statement). Subsequent to the effective date of the Registration Statement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10 day volume weighted average price of the Common Stock continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

Upon initial recognition, the management by assistance of third-party appraiser allocated the net cash proceeds received based on the relative fair value of the Note and the detachable warrants in total amount of $1,290 and $558, respectively. The amount allocated to the warrants was classified as a component of permanent equity (as their terms permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price), net of any related issuance costs and as upon fundamental transaction the warrants holder shall be entitled to receive from the Company the same type of form of consideration such as holders of common stock.

Furthermore, it was determined that the Convertible note is hybrid instrument embodies both an embedded derivative and a host contract and that the embedded conversion feature is required to be bifurcated from the host loan instrument using the with-and-without method. The embedded derivative was measured first at fair value, and the residual amount was allocated to the host contract. The embedded conversion feature was recognized in total amount of $152 upon initial recognition and in subsequent periods as derivative liability at fair value through profit and loss. The host loan instrument is accounted for, in subsequent periods, using the effective interest method over the term of the loan, until its stated maturity.

The Company recorded an income of $3 and expenses of $45 related to remeasurement of the embedded conversion feature of convertible bridge loan and the discount amortization of the host loan instrument, respectively, as part of the “Finance Expenses” line in operations in the accompanying consolidated statement of operations for the period of nine months ended September 30, 2021.

G.	Secured Promissory Note

On July 19, 2021, the Company entered into Secured Promissory Note (the “Note”) with a lender (the “Lender”), pursuant to which the Company has agreed to issue a Note to the Lender in the principal amount of $1,666 for proceeds of $1,000 (the “Transaction”). The Note has a maturity date of 180 days from the date of issuance.

H.	Lease Agreement

The Company signed a lease agreement for office space in Georgia, US through June 30, 2023 with monthly payments of $104.42. A lease liability in the amount of 182.19 and right-of-use asset in the amount of $182.19 have been recognized in the balance sheet as at September 30, 2021 in respect of the lease.

F-21

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 4 - SHAREHOLDERS’ DEFICIT

A.	Ordinary Shares:

The Ordinary Shares confer upon the holders thereof all rights accruing to a shareholder of the Company, as provided in these Articles, including, inter alia, the right to receive notices of, and to attend meetings of shareholders; for each share held, the right to one vote at all meetings of shareholders; and to share equally, on a per share basis, in such dividend and other distributions to shareholders of the Company as may be declared by the Board of Directors in accordance with these Articles and the Companies Law, and upon liquidation or dissolution of the Company, in the distribution of assets of the Company legally available for distribution to shareholders in accordance with the terms of applicable law and these Articles. All Ordinary Shares rank pari passu in all respects with each other.

B.	On July 26, 2021 the Annual General Meeting of the Company approved:

1.	The resolution to amend the Company’s Articles of Association: (a) to authorize the creation of 50,000 redeemable Preferred shares of the Company; (b) to authorize the creation of five thousand redeemable Preferred B Shares of the Company; (c) to increase the Company’s authorized share capital to permit the issuance of a total of up to 5,000,000,000 ordinary shares of the Company; and (d) to allow the Company to fulfill relevant provisions of U.S. law in lieu of Israeli law requirements regarding External Directors, if and to the extent allowed to do so under Israeli corporate law and regulation was approved by the stockholders by the votes set forth in the table below

2.	The nomination of additional two external directors to the board of directors of the Company for a period ending on July 26, 2024.

3.	The extension for an additional year the authority granted to the Company’s Board of Directors to effect a reverse split of the Company’s ordinary shares (as per resolution of the Company’s Shareholders’ Meeting of May 11, 2020), such that the authority so granted shall extend until July 26, 2022, and to expand such authority to include a reverse split of the Company’s entire share capital share at a ratio within the range from 1-for-2 up to 1-for 500, provided that the Company shall not effect reverse share splits that, in the aggregate, exceed 1-for-500.

C.	Issuance of Ordinary Shares:

1.	In March 2020, the Company entered into subscription agreements with several investors under which the Company raised gross funds in total amount of $30 in exchange for the issuance of units consisting of 1,500,000 ordinary shares of the Company and 1,339,284 warrants to purchase the same number of ordinary shares of the Company at an exercise price of $0.10. These warrants may be eligible for exercise over a period of four years from the issuance date and are subject to standard anti-dilution provisions. In addition, the Company may be subject to liquidated damages upon failure to timely deliver shares upon exercise of the warrants. An amount of 1,000,000 and 500,000 ordinary shares of NIS 0.01 par value out of the above have been issued during the year ended December 31, 2020 and the period of three months ended March 31, 2021, respectively.

2.	On August 4, 2020, the Company entered into a Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has agreed to purchase from the Company, from time to time, up to $10,275 of its ordinary shares, par value NIS 0.01 per share (the “Ordinary Shares”), subject to certain limitations as set in the Purchase Agreement, during the Purchase Agreement term (the “Equity Line”).

The Company does not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until all of the conditions thereto that are set forth in the Purchase Agreement, all of which are outside of Lincoln Park’s control, have been satisfied, including, among other things, the Registration Statement being declared effective by the SEC (the date on which all such conditions are satisfied, the “Commencement Date”). From and after the Commencement Date, under the Purchase Agreement, on any business day selected by the Company on which the closing sale price of the Company’s Ordinary Shares exceeds $0.02, the Company may direct Lincoln Park to purchase up to 500,000 Ordinary Shares on the applicable purchase date (a “Regular Purchase”), which maximum number of shares may be increased to certain higher amounts up to a maximum of 1,000,000 Ordinary Shares, if the market price of our Ordinary Shares at the time of the Regular Purchase equals or exceeds $0.13 (such share and dollar amounts subject to proportionate adjustments for stock splits, recapitalizations and other similar transactions as set forth in the Purchase Agreement), provided that Lincoln Park’s purchase obligation under any single Regular Purchase shall not exceed $500.

F-22

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 4 - SHAREHOLDERS’ DEFICIT (Cont.)

The purchase price of Ordinary Shares the Company may elect to sell to Lincoln Park under the Purchase Agreement in a Regular Purchase, if any, will be based on 95% of the lower of: (i) the lowest sale price on the purchase date for such Regular Purchase and (ii) the arithmetic average of the three lowest closing sale prices for an Ordinary Share during the 15 consecutive business days ending on the business day immediately preceding such purchase date for such Regular Purchase.

In addition to regular purchases, the Company may also direct Lincoln Park to purchase other amounts of the Company’s Ordinary Shares in “accelerated purchases” and in “additional accelerated purchases” under the terms set forth in the Purchase Agreement.

In connection with the Purchase Agreement, the Company issued 5,812,500 Ordinary shares to Lincoln Park as a commitment fee of $482 which is recorded as prepaid expenses which are amortized in accordance with the Equity Line utilization. During the periods of three and nine months ended September 30, 2021, the Company recorded amortization expenses amounting to $0 and $12, respectively, as part of “Finance Expenses” line in operations in the accompanying consolidated statement of operations. As of September 30, 2021, the balance of those prepaid expenses was $361.

During the year ended December 31, 2020 and the period of nine months ended September 30, 2021, the Company sold 32,747,579 and 5,229,809 Ordinary Shares to Lincoln Park in an initial purchase out of the Investment Amount under the Purchase Agreement for a total purchase price of $2,339 and $255, respectively.

3.	During the period of nine months ended September 30, 2021, Principal Amount and unpaid Interest in total amount of $4,423 have been converted into 427,964,317 ordinary shares. In addition, the Company issued 2,000,000 ordinary shares of NIS 0.01 par value as fulfillment of commitment related to loan received in 2020.

4.	During the period of nine months ended September 30, 2021, one of the Company’s Secured Convertible Equipment Loan Agreement was entered into default scenario as result of lapse of the original maturity date, as defined. Consequently, 20,000,000 ordinary shares of NIS 0.01 par value of the Company were issued as collateral shares for purpose of repayment of the principal amount. The issued shares have been valued at $870 and was deducted from the fair value of the principal amount.

5.	During the period of nine months ended September 30, 2021, the Company entered into several service agreements with certain service providers, whereby the Company issued 14,921,053 ordinary share of NIS 0.01 par value or the Company is committed to issue fixed number of ordinary shares in exchange for services that have been rendered. Consequently, the Company recorded related stock-based compensation expense of $44 and $31 as part of “Sales and Marketing Expenses” and “General and Administrative Expenses” lines in operations in the accompanying consolidated statement of operations, respectively.

NOTE 5 - STOCK OPTIONS

On January 11, 2016, the Company’s Board of Directors approved and adopted the Todos Medical Ltd. 2015 Israeli Share Option Plan (the “2015 Plan”), pursuant to which the Company’s Board of Directors may award stock options to purchase its ordinary shares to designated participants. Subject to the terms and conditions of the 2015 Plan, the Company’s Board of Directors has full authority in its discretion, from time to time and at any time, to determine (i) the designate participants; (ii) the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) make an election as to the type of Approved 102 Option under Israeli IRS law; (v) designate the type of Options; (vi) take any measures, and to take actions, as deemed necessary or advisable for the administration and implementation of the 2015 Plan; (vii) interpret the provisions of the 2015 Plan and to amend from time to time the terms of the 2015 Plan.

The 2015 Plan permits grant of up to 6,000,000 options to purchase ordinary shares subject to adjustments set in the 2015 Plan. As of September 30, 2021, there were 2,338,838 ordinary shares available for future issuance under the 2015 Plan.

F-23

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 5 - STOCK OPTIONS (Cont.)

The following table presents the Company’s stock option activity for employees and directors of the Company during the periods of three and nine months ended September 30, 2021 and 2020:

	Number of Options	Weighted Average Exercise Price
	Unaudited	Unaudited

Outstanding as of July 1, 2021	2,545,083	0.095
Granted	13,750,000	0.030
Forfeited or expired	-	-
Outstanding as of September 30, 2021	16,295,083	0.040
Exercisable as of September 30, 2021	509,017	0.095

Outstanding as of January 1, 2021	3,682,818	0.066
Granted	13,750,000	0.030
Forfeited or expired	(1,137,735)	0.003
Outstanding as of September 30, 2021	16,295,083	0.040

Outstanding as of July 1, 2020	2,267,571	0.061
Granted	2,545,083	0.095
Forfeited or expired	(1,129,836)	0.120
Outstanding as of September 30, 2020	3,682,818	0.066
Exercisable as of September 30, 2020	1,137,735	0.003

Outstanding as of January 1, 2020	2,267,571	0.061
Granted	2,545,083	0.095
Forfeited or expired	(1,129,836)	0.120
Outstanding as of September 30, 2020	3,682,818	0.066

A.	On July 29, 2020 (the “Commitment Date”), the Company held its Annual General Meeting of Shareholders, at which the shareholders of the Company approved compensation packages for two officers that include inter alia the Company is obligated to grant of 2,545,083 stock options which are exercisable into the same number of shares of common stock at an exercise price of $0.095 per share and shall become vested quarterly over a 5-year period from its grant date. At the Commitment Date, the Company by assistance of third-party appraiser measured the fair value of the stock options in total amount of $206 by using Black-Scholes-Merton pricing model in which the assumptions that have been used are as follows: expected dividend yield of 0%; risk-free interest rate of 0.25%; expected volatility of 131.9%, and stock options exercise period based upon the stated terms.

In addition, as one-time bonus as compensation for uncompensated efforts to the Commitment Date, the Company is obligated to grant fully vested shares equal to $275 based on the fair market value of the Company’s shares as of July 28, 2020. The Company recorded stock-based compensation expense of this amount as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations during the year ended December 31, 2020.

Moreover, upon consummation of the Company’s planned public offering, 30,000,000 restricted stock units’ bonuses will be granted to the aforesaid officers. At the Commitment Date, December 31, 2020 and September 30, 2021, the likelihood that the Performance Milestone for consummation of the Company’s planned public offering was not considered as probable. Thus, during the year ended December 31, 2020 and the period of nine months ended September 30, 2021, stock-based compensation expense has not been recorded with respect to the Performance Milestone.

During the period of nine months ended September 30, 2021, the Company recorded stock-based compensation expense amounting to $59, as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations.

B.	On July 29, 2020 (the “Commitment Date”), the Company held its Annual General Meeting of Shareholders, at which the shareholders of the Company approved compensation packages for all its members of the Board of Directors that include inter alia grant of restricted stock units equal to aggregate amount of $900 that shall become vested quarterly over a 3-year period from its grant date (except the restricted stock of the board chairman who will be vested quarterly over a 1-year period).

During the period of nine months ended September 30, 2021, the Company recorded stock-based compensation expense amounting to $350, respectively, as part of “General and Administrative Expenses” line in operations in the accompanying consolidated statement of operations.

C.	Compensation packages for officers and members of the Board of Directors and its committees

1.	On March 10, 2021, the Company’s Compensation Committee of the Board of Directors has approved compensation package for the Company’s Chief Executive Officer that include inter alia (i) based annual salary of $400; (ii) an immediate granting of 50% of salary in restricted shares for uncompensated efforts to date; (iii) up to 30% cash bonus based on predefined milestones or milestone bonuses in form of Restricted Stock Units ranging of 250,000 up to 2,000,000 common shares, and cash bonus range of $250 up to $1,500 which are based on cumulative volume of sales range from $25,000 up to $100,000 or milestone bonuses in form of Restricted Stock Units in value of $10,000 up to $50,000 which are based on market cap range of $1,000,000 up to $2,000,000 (“Milestone Bonus Fees”); (iv) 1.5% of gross margin for the calendar year 2020 based on Board approval of the Company’s 2020 Financial Statements (“One-Time Bonus”); (v) grant of 8,750,000 stock options to purchase the same number of shares, vesting quarterly over the course of five years and (vi) 50% of base cash bonus and grant of 20,000,000 restricted shares upon consummation of the Company’s planned public offering (“Uplist Fees”).

F-24

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 5 - STOCK OPTIONS (Cont.)

2.	On March 10, 2021, the Company’s Compensation Committee of the Board of Directors has approved compensation package for the Company’s Chief Financial Officer that include inter alia (i) based annual salary of $250; (ii) an immediate granting of 50% of salary in restricted shares for uncompensated efforts to date; (iii) up to 30% cash bonus predefined milestones or milestone bonuses in form of Restricted Stock Units range of 50,000 up to 200,000 and cash bonus range of $75 up to $300 which are based on cumulative volume of sales range of $25,000 up to $100,000 (“Milestone Bonus Fees”); (iv) 0.5% of gross margin for the calendar year 2020 based on Board approval of the Company’s 2020 Financial Statements (“One-Time Bonus”); (v) grant of 5,000,000 stock options to purchase the same number of shares, vesting quarterly over the course of five years and (vi) 50% of base cash bonus and grant of 10,000,000 restricted shares upon consummation of the Company’s planned public offering (“Uplist Fees”).

3.	On March 10, 2021, the Company’s Compensation Committee of the Board of Directors has approved compensation package for the Company’s members of the Board of Directors and its committees that include inter alia (i) each board member will receive $65 annual salary (to be paid quarterly after financing) and $150 in RSU vesting quarterly over three years; (ii) the Chairman of the board will receive $65 annual salary (to be paid quarterly after consummation of the Company’s planned public offering) and $150 in RSU annually; (iii) Lead Independent Director is entitled to receive additional 100% of annual board cash compensation and RSU; (iv) a grant of RSU of the Company upon consummation of the Company’s planned public offering in an amount equal to annual compensation of each director (“Uplist Fee”) and (iv) cash bonus of $71 to be paid for services of all board committees (“Bonus Fee”).

On July 26, 2021 the Annual General Meeting of the Company approved the Compensation packages for officers and members of the Board of Directors and its committees as detailed above.

As of September 30, 2021, the aggregate intrinsic value for the stock options outstanding and exercisable according to $0.04 price per share is $0, with a weighted average remaining contractual life of 4.7 years.

Stock-based compensation expenses incurred for employees (and directors) and non-employees for the period of nine months ended September 30, 2021, amounted to $558.

As of September 30, 2021, the aggregate accrual for officers and members of the board and its committees in connection with salary and other benefits, amounted to $1,515 and is included in Other Current liabilities in the balance sheet.

NOTE 6 - FINANCING EXPENSES, NET

	Nine months period ended September 30,		Three months period ended September 30,
	2021	2020	2021	2020
	Unaudited	Unaudited	Unaudited	Unaudited

Modification of terms relating to straight loan transaction	$88	$-	$-	$-
Modification of terms relating to convertible bridge loans transactions	-	(3,495)	-	(7,334)
Exchange differences relating to loans from shareholders	-	40	-	(43)
Issuance of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions		415		415
Issuance of shares as a settlement in excess of the carrying amount of financial liabilities	-	1,234	-	734
Amortization of discounts and accrued interest on convertible bridge loans	18,080	8,393	4,432	10,896
Amortization of discounts and accrued interest on straight loans	2,290	-	1,637	-
Change in fair value of derivative warrants liability and fair value of warrants expired	(299)	-	(5)	-
Change in fair value of liability related to conversion feature of convertible bridge loans	(3,777)	-	530	-
Issuance of shares as call options to acquire potential acquire	-	3,000	-	1,000
Settlement in cash of prepayment obligation related to convertible bridge loan	182		182
Interest and related royalties under receivables financing facility	546	633	495	633
Amortization of prepaid expenses related to commitment shares in connection with receivables financing facility and equity line	293	61	293	-
Exchange rate differences and other finance expenses	250	1,094	(689)	754
	$17,360	$11,375	$6,875	$7,055

F-25

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 7 - TAXES ON INCOME

A.	Deferred income taxes reflect the net tax effects of net operating loss and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows

As of September 30,
Composition of deferred tax assets:	2021
Net operating loss carry-forward	$3,880
Deferred tax liability in respect of Share Purchase Agreement (see note 1B)	(315)
Valuation allowance	(3,880)
Net deferred tax liabilities	$(315)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on consideration of these factors, the Company recorded a full valuation allowance as of September 30,2021 and December 31, 2020.

B.	For the nine months ended September 30, 2021, the following table reconciles the statutory income tax rate to the effective income tax rate:

Nine months ended September 30,
2021
Unaudited
Tax rate	23%

Tax expense (benefit) at statutory rate	$(5,647)
Tax rate differential	(31)
Permanent differences with respect to stock-based compensation	130
Permanent differences with respect to derivative warrants liabilities, bifurcated conversion feature and convertible loans	3,815
Change in temporary differences	1,733
Income tax expense (benefit)	$-

F-26

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 8 – SEGMENT REPORTING

A.	General information

Commencing 2020, the operations of the Company are conducted through three different core activities: Breast Cancer Test (TM-B1, TM-B2), Alzheimer and COVID-19 testing (commencing the fourth quarter of 2020), each of which are operating segments. These activities also represent the reportable segments of the Group.

The reportable segments are viewed and evaluated separately by Company management, since the marketing strategies, processes and expected long term financial performances of the segments are different.

B.	Information about reported segment profit or loss and assets

	Breast		COVID-19
	Cancer Test	Alzheimer	Testing	Total
	Unaudited
Nine months ended September 30, 2021
Revenues	-	-	7,773	7,773
Operating loss	(4,685)	-	(996)	(5,681)
Unallocated amounts:
Financing expenses, net				(17,368)
Share in losses of affiliated companies accounted for under equity method, net				(1,499)
Net loss				(24,547)
Total Assets	10,257	-	6,904	17,161
Other significant items:
Total expenditures for assets of reportable segment	2	-	933	935
Total depreciation for reportable segment	(22)	-	(504)	(526)

The evaluation of performance is based on the operating income of each of the three reportable segments.

Accounting policies of the segments are the same as those described in the accounting policies applied in the consolidated financial statements.

Due to the reportable segments’ nature, there have been no inter-segment sales or transfers during the reported periods.

Financing expenses, net and the share of the Company in losses of affiliated companies were not allocated to the reportable segments, since these items are carried and evaluated on the enterprise level.

Management has determined that none of the equity method investees is eligible to be considered as reportable segment as they do not meet the criteria in ASC Topic 280-10-50 (or they did not commence their operations)..

C.	Revenues by geographic region are as follows:

	Nine months period ended September 30,	Three months period ended September 30,	Nine months period ended September 30,	Three months period ended September 30,
	2021	2021	2020	2020
	Unaudited		Unaudited
Israel	$-	$-	$-	$-
United States	7,773	1,010	1,316	1,284
	7,773	1,010	1,316	1,284

F-27

TODOS MEDICAL LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

(U.S. dollars in thousands)

NOTE 8 – SEGMENT REPORTING (Cont.)

D.	Property and equipment, net, by geographic areas:

	As of	As of
	September 30, 2021	December 31, 2020
	Unaudited
Israel	$41	$61
United States	2,550	1,938
	$2,591	$1,999

E.	Major customers

During the three and nine months ended September 30, 2020, the Company had a major costumer representing 0% and 56.64% of the Company’s total sales. During the three and nine months ended September 30, 2021, the Company’s revenues from the major costumer represented 0% and 58.33% of the Company’s total sales. The Company’s contractual agreement to supply Covid-19 testing kits to the major customer has expired.

NOTE 9 - SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were available to be issued (November 15, 2021). Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed below.

On October 21, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Purchaser”) pursuant to which the Company has agreed to issue a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $1,428,571.43 for proceeds of $1,000,000 (the “Transaction”). The closing occurred on October 22, 2021 (the “Closing Date”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 3,440,000 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. The Company intends to use the net proceeds from this Note to continue funding the ongoing Phase 2 clinical trial of Tollovir® in hospitalized COVID-19 patients, beginning the initial marketing campaign for the cPass neutralizing antibody test launch at Provista Diagnostics and general corporate purposes.

The Company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale the Conversion Shares and the Warrant Shares (the “Registration Statement). Subsequent to the effective date of the Registration Statement, if the closing sale price of the Common Stock averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10 day volume weighted average price of the Common Stock continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

F-28

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. A company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of the duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. An Israeli company may not exculpate a director from liability arising out of a breach of the duty of care with respect to a dividend or distribution to shareholders.

Under the Companies Law and the Securities Law, 5728—1968, or the Securities Law, a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

●	a monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such undertaking must be limited to certain events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the foreseen events and described above amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as (1) a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (2) in connection with a monetary sanction; a monetary liability imposed on him or her in favor of an injured party at an Administrative Procedure (as defined below) pursuant to Section 52(54)(a)(1)(a) of the Securities Law;

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

“Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a breach of duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

103

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to, exculpate, indemnify and insure our office holders as permitted under the Companies Law. Our office holders are currently covered by a directors and officers’ liability insurance policy. As of the date of this registration statement, no claims for directors’ and officers’ liability insurance have been filed under this policy, we are not aware of any pending or threatened litigation or proceeding involving any of our directors or officers in which indemnification is sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Recent Sales of Unregistered Securities

Set forth below are the sales of all securities of the registrant sold by the registrant within the past three years which were not registered under the Securities Act. All such sales were made under either Section 4(a)(2) of the Securities Act or in reliance upon the exemption contained in Regulation S under the Securities Act:

On November 18, 2018, the Company signed a share purchase agreement with an investor for an investment of $100,000 in exchange for the issuance of 800,000 Ordinary Shares and 600,000 warrants with a three year exercise period at an exercise price of the lower of $0.125 or the lowest price during the 5 trading days before the exercise notice.

104

On February 27, 2019, we entered into a joint venture agreement with Amarantus Bioscience Holdings, Inc. (“Amarantus”) pursuant to which we issued Ordinary Shares representing 19.99% of the then-issued and outstanding Ordinary Shares of our Company to Amarantus, in exchange for Amarantus transferring to us 19.99% of Breakthrough, which was then a wholly-owned subsidiary of Amarantus, and for Amarantus assigning its amended and restated license agreement with the University of Leipzig for an exclusive license to develop and commercialize the LymPro Test®, an immune-based neurodiagnostic blood test for the detection of Alzheimer’s disease (the “License”). On April 14, 2019, we notified Amarantus of the Company’s decision to exercise its option to acquire the remaining 80.01% of Breakthrough held by Amarantus in exchange for the issuance to Amarantus of Ordinary Shares of the Company representing an additional thirty percent (30%) of the Company’s then-issued and outstanding share capital, such that the Company would own 100% of Breakthrough, and Amarantus would own 49.99% of the Company. At the annual meeting of shareholders of the Company held on April 29, 2019, the Company’s shareholders voted on a resolution approving the Company’s exercise of this option. On July 28, 2020, the Company entered into Amendment No. 1 to the Binding Joint Venture Agreement with Amarantus pursuant to which the parties agreed that the Company would issue 49.9% of its Ordinary Shares as of December 31, 2019 to Amarantus in exchange for the 80.01% equity interest it does not own of Breakthrough Diagnostics, Inc. In addition, Amarantus will receive a 10% royalty on LymPro intellectual property. On July 28, 2020, the Company exercised this option and issued an additional 67,599,796 Ordinary Shares to Amarantus.

In 2019, the Company raised $1,215,450 from the sale of convertible notes, which had an outstanding principal balance of $1,350,500. On February 27, 2019, we entered into a convertible bridge loan agreement, and issued notes and warrants relating thereto, to obtain loans from several private lenders, including DPH Investment Ltd., a holder of 11.5% of our shares (as of such date), to finance the Company’s activities through the consummation of a proposed public offering and our planned uplisting to the NASDAQ Capital Market. As of April 15, 2019, we had obtained $1,010,500 in bridge loan financing, and had commitments for an additional $340,000 subject to certain milestones. The loans, which have an original issue discount of ten percent (10%), bear interest at a flat rate of ten percent (10%) and have a maturity date six months after receipt of the loan funds. The loans are convertible into Ordinary Shares of the Company after the maturity date at a conversion price equal to 70% of the average closing bid price of the Company’s Ordinary Shares in the five days prior to the conversion. In the event the Company defaults under the loan agreement, the conversion price will be reduced to 60% of the average closing bid price of the Company’s Ordinary Shares in the 15 days prior to the conversion. In addition, each lender received a warrant to purchase an amount of Ordinary Shares equal to 25% of the amount loaned by such lender, with the warrant exercise price to be equal to the offering price in the proposed public offering, or, in the event its loan is converted into shares, the warrant exercise price will be equal to the applicable closing bid price of the Company’s shares at the time of the conversion of the loan. The warrants may be exercised only during the period beginning on the date that is six months after the date that the warrant exercise price and the number of warrant shares are determined and ending on the date that is three years thereafter.

On March 10, 2019, we entered into an amendment to the bridge loan agreement. The amendment provides for a 10% penalty if we repay the loan prior to the maturity date. In addition, we agreed to grant each lender a warrant to purchase an additional amount of Ordinary Shares equal to 25% of the amount loaned by such lender, under the same terms as the original warrant, but with a warrant exercise price equal to 150% of the closing bid price of our shares on the day prior to the closing of the bridge loan transaction.

During the first quarter of 2021, we redeemed the convertible notes that we issued in 2019 as described above. The warrants issued alongside those notes remain outstanding.

On February 10, 2020, the Company entered into a Business Development Agreement (the “BDA”) with Orion Capital Advisors, LLC (“BDC”) whereby BDC was to provide business development services to the Company which included inter alia (a) review and advice concerning the technical design of existing and planned products or services; (b) business development assistance including terms of possible transactions and suggestions during negotiations; (c) sales assistance through the development of business models and sales strategy; (d) advice regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations; (e) strategic consulting regarding product planning, market development, marketing and public relations; (f) consulting on corporate structure, employee stock option structure, warrant arrangements and intellectual property planning; (g) introductions to potential strategic partners and other alliance candidates; (h) introductions to prospective customers for the Company’s products or services.

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Upon signing the BDA, the Company issued 2,500,000 unregistered Ordinary Shares to BDC.

This Agreement expired on August 10, 2020.

Between January and March 2020, the Company entered into six different loan agreements with Bel Har Investments Ltd. (two agreements), Ethel Zieleniec, DPH Investments Ltd., Avner Krohn and Shmuel Rothbard. The amounts borrowed under each agreement ranged from $25,000 to $142,857. Each loan was evidenced by a senior or a senior secured convertible promissory note bearing interest at a rate of 10% per annum, and included warrants exercisable by the note holder for five years in amounts ranging from 1,116,070 to 4,464,281 Ordinary Shares with an exercise price of 10 cents per share. In each case, either the loan agreement or the note included registration rights. The total amount borrowed pursuant to these six agreements was $437,857.

On July 28, 2020, the Company held a final closing of a financing round of $2,015,000 in convertible notes in the aggregate. The Company entered into multiple securities purchase agreements with institutional and high net worth investors who included Rotbard, Bar On, Reich, Leviston and Leonite (each as defined below, and collectively, the “Todos Investors”) pursuant to which the Company agreed to issue to the Todos Investors secured promissory convertible notes in an aggregate principal amount of $2,686,666 (the “Convertible Note”). The Convertible Notes bore interest at 2% per annum. The Convertible Notes were convertible into Ordinary Shares of the Company (“Conversion Shares”) for 40 days following the date of closing at 150% of the closing bid price of the Company’s Ordinary Shares on such closing date. After the 40 days, the conversion price equaled the lower of (i) 60% of the lowest VWAP trading price of the Ordinary Shares during the eleven trading days immediately prior to the date of conversion, (ii) 150% of the closing bid price of the Company’s Ordinary Shares on such closing date and (iii) 150% of the closing bid price on the date of effectiveness of the Company’s registration statement covering the converted shares. A total of $2,000,000 was disbursed to the Company as a result of the issuance of the Convertible Notes. In addition, the Company issued to Leviston and Leonite 4,000,000 and 3,333,333 shares, respectively as a commitment fee (the “Commitment Shares”), and issued to Leviston an additional 2,000,000 shares as a diligence fee (the “Diligence Shares”). The Company also issued warrants to the Todos Investors to purchase up to an aggregate 23,500,000 shares (the “Warrant Shares”) at an exercise price of $0.10 per share exercisable at any time until expiration dates ranging from July 9, 2025 to July 28, 2025. Pursuant to a Registration Rights Agreement, the Company agreed to file within 17 days after the closing date, a registration statement on Form F-1 registering for resale the Conversion Shares, Commitment Shares, Diligence Shares and the Warrant Shares. The Company agreed to use its reasonable best efforts to cause the registration statement to be effective within 90 days after the closing date.

On June 15, 2020 (the “Issuance Date”), the Company issued a convertible note in the original principal amount of $375,000 (the “Rotbard Note”) to Mr. Shmuel Rotbard (“Rotbard”), a resident of Israel, in a transaction that is exempt from registration under Regulation S under the Securities Act. We received $315,000 under the Rotbard Note, which reflected an original issue discount equal to $60,000. The Rotbard Note bears interest at a rate of 2% per annum. Both principal and interest were payable in one installment on June 15, 2021.

Rotbard was entitled, at his option, at any time, to convert all or any amount of the principal face amount of the Rotbard Note and the accumulated interest then outstanding into the Company’s Ordinary Shares at a price equal to 80% of the lower of (i) the lowest closing bid price on the trading day prior to the Issuance Date or (ii) the lowest trading price of the Ordinary Shares as reported by the trading market on which the Company’s shares are traded, for the 20 prior trading days including the day upon which a conversion notice is received (the “Conversion Price”).

Upon the occurrence of a Sale Event as defined in the Rotbard Note, the Company was required to, upon request of Rotbard, redeem the Rotbard Note in cash for in an amount equal to 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of Rotbard, Rotbard may convert the unpaid principal amount of the Rotbard Note and the unpaid interest into Ordinary Shares of the Company at the Conversion Price immediately prior to such Sale Event.

Upon the occurrence of an Event of Default (as defined in the Rotbard Note), the Rotbard Note would accrue interest at the lower of (i) 24% per annum or (ii) the highest rate of interest permitted by law. In addition, the Company will be subject to the penalty fee as described in paragraph 8 of the Rotbard Note.

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On June 23, 2020, we entered into a Securities Purchase Agreement with Daniel Reich (“Reich”) pursuant to which Reich purchased from Todos (a) a convertible note in the original principal amount of $400,000 including an original issue discount of $100,000, and a warrant to purchase up to 3,000,000 Ordinary Shares of the Company at an exercise price of ten cents per share for a period of five years.

On June 29, 2020, we entered into a Securities Purchase Agreement with Alexsander Shmuel Bar On (“Bar On”) pursuant to which Bar On purchased from Todos (a) a convertible note in the original principal amount of $62,500 including an original issue discount of $12,500 and interest payable in Ordinary Shares of Todos, and (b) a warrant to purchase up to 500,000 Ordinary Shares of the Company at an exercise price of ten cents per share for a period of up to five years.

On July 9, 2020, we entered into a Securities Purchase Agreement with Leviston Resources, LLC (“Leviston”) pursuant to which Leviston purchased from Todos (a) 4,000,000 Ordinary Shares, (b) a convertible note in the original principal amount of up to $2,000,000, less an original issue discount of up to $500,000 (with said note being the subject of future advances), and (c) warrants to purchase up to 5,000,000 Ordinary Shares for a period of five years having an exercise price equal to the lower of (i) $0.10 and (ii) the lowest exercise price of issued and outstanding warrants, subject to adjustment as described therein. Todos also issued an additional 2,000,000 shares to Leviston as a diligence fee. Todos also entered into a customary registration rights agreement with Leviston, and into a Security Agreement with Leviston, pursuant to which Leviston was granted a security interest in all of Todos’ property.

On July 17, 2020, the Company entered into a Securities Purchase Agreement with Leonite Capital LLC (“Leonite”) pursuant to which Leonite purchased from Todos, (a) a convertible note in the original principal amount of up to $666,667, less an original issue discount of up to $166,667 (with said note being subject to future advances), and (b) warrants to purchase up to 5,000,000 Ordinary Shares for a period of five years with an exercise price equal to the lower of (i) $0.10 and (ii) the lowest exercise price of issued and outstanding warrants, subject to adjustment therein. Todos also agreed to issue an additional 3,333,333 original shares to Leonite as a commitment fee under the above-mentioned Securities Purchase Agreement.

During the first quarter of 2021, we redeemed the convertible notes that we issued in 2020 as described above. The warrants issued alongside those notes remain outstanding.

On August 4, 2020, the Company issued 3,500,000 Ordinary Shares to Toledo Advisors LLC in exchange for Toledo agreeing to amendments to the terms of their purchase order financing agreement with Todos, including, among other things, a lowered fee and a loss of exclusivity on with respect to purchase order financing.

On August 11, 2020, we filed a registration statement on Form F-1 with respect up to 50,000,000 Ordinary Shares to be issued pursuant to a purchase agreement with Lincoln Park Capital LLC.

On January 22, 2021, the Company entered into a Securities Purchase Agreement (the “Yozma SPA”) with Yozma Global Genomic Fund (“Yozma”) pursuant to which the Company agreed to issue a promissory convertible note (the “Yozma Note”) to Yozma in the principal amount of $4,857,142.86 for proceeds of $3,400,000 (the “Transaction”). The closing took place on January 29, 2021. The Yozma Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into Ordinary Shares (the “Yozma Conversion Shares”) at a conversion price of $0.0599 (the “Yozma Conversion Price). In addition, Yozma received a warrant (the “Yozma Warrant”) to purchase up to 16,956,929 Ordinary Shares (the “Yozma Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Yozma Warrant is exercisable for 5 years from the date of issuance.

On April 9, 2021, the Company entered into a Securities Purchase Agreement with a Family Office Investor (the “Family Office”) to which the Company agreed to issue a promissory convertible note (the “Note”, or the “Yozma Crossover Round”) to the Purchaser in the principal amount of $5,821,428.29 for proceeds of $3,000,000 (the “Transaction”). The closing occurred on April 12, 2021. The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into Ordinary Shares (the “Family Office Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 16,000,000 Ordinary Shares (the “Family Office Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance.

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On April 27, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with Yozma Global Genomic Fund (the “Purchaser”) pursuant to which the Company has agreed to issue a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $4,714,285.71 for proceeds of $3,300,000 (the “Transaction”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into Ordinary Shares (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 16,458,196 Ordinary Shares (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance.

On July 7, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Purchaser”) pursuant to which the Company has agreed to issue a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $1,535,714 for proceeds of $1,075,000 (the “Transaction”). The closing occurred on July 7, 2021 (the “Closing Date”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into Ordinary Shares (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 3,440,000 Ordinary Shares (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. From the Closing Date until 180 days thereafter, the Company shall be restricted from issuing or entering into any agreement to issue any Ordinary Shares, except under certain circumstances. This provision shall no longer be in effect if the closing sale price of the Ordinary Shares exceeds $0.10. The Company intends to use the net proceeds for general corporate purposes.

On September 23, 2021, the Company completed the conditions precedent required to enter into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Purchaser”) pursuant to which the Company issued a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $2,285,142.86 for proceeds of $2,000,000 (the “Transaction”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into Ordinary Shares (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 11,924,636 shares of Ordinary shares (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. The Company intends to use the net proceeds from this Note to initiate Phase 2/3 trials for Tollovir™ COVID-19 patients, initiate digital marketing for its dietary supplement Tollovid®, increase sales & marketing for Provista Diagnostics, and for general corporate purposes.

Univest Securities, LLC acted as placement agent for the offering.

On April 19, 2021, the Company entered into an Agreement to Purchase Provista Diagnostics, Inc. (“Agreement to Purchase”) with Strategic Investment Holdings, LLC (“SIH”), Ascenda BioSciences LLC (“Ascenda”) and Provista Diagnostics, Inc. (“Provista”). Ascenda was the sole owner of the outstanding securities of Provista and SIH is the sole owner of all the outstanding securities of Ascenda.

Pursuant to the Agreement to Purchase, the Company acquired Provista from Ascenda and SIH for an aggregate purchase price of $7.5 million consisting of an initial cash payment of $1.25 million, the issuance of $1.5 million in Ordinary Shares of the Company priced at $0.0512 per share, the issuance of a $3.5 million convertible promissory note dated April 19, 2021 (the “Note”) and the payment on for before July 1, 2021 of $1.25 million in cash (the “July Payment”). The Provista shares acquired by the Company remained in an escrow account until the July Payment is made. The Note has a maturity date of April 8, 2025 and is convertible beginning on October 20, 2021 into Ordinary Shares of the Company at a conversion price equal to the lesser of $0.05 or the volume weighted average price of the last 20 trading days for the Ordinary Shares prior to the date of conversion. In the event that the Company uplists its Ordinary Shares to a national securities exchange, the Note shall automatically be exchanged into preferred stock with a conversion price equal to the lesser of (a) $0.05, (b) the opening price on the day of the uplisting provides there is no transaction associated with the uplisting or (c) the deal price of an uplisting transaction. The Company’s obligation to deliver the July Payment by July 1, 2021 is secured by the Provista shares through a Security Agreement dated as of April 19, 2021 by and between SIH, Ascenda and Provista. The Company had the option of extending the payment of the July Payment to July 15, 2021 by paying SIH and Ascenda $250,000 on or before July 1, 2021 (the “Extension Payment”). In the event the Company paid the July Payment by July 15, 2021, the Extension Payment would be credited towards the July Payment. The Company paid the Extension Payment and paid the July payment in a timely manner.

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On September 23, 2021, the Company completed the conditions precedent required to enter into a Securities Purchase Agreement (the “SPA”) with Mercer Street Global Opportunity Fund, LLC (the “Purchaser”) pursuant to which the Company issued a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $2,285,142.86 for proceeds of $2,000,000 (the “Transaction”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into Ordinary Shares of the Company (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 11,924,636 Ordinary Shares (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. The Company intends to use the net proceeds from this Note to initiate Phase 2/3 trials for Tollovir™ COVID-19 patients, initiate digital marketing for its dietary supplement Tollovid®, increase sales & marketing for Provista Diagnostics, and for general corporate purposes.

Univest Securities, LLC acted as placement agent for the offering.

This registration statement registers for resale the Conversion Shares and the Warrant Shares (the “Registration Statement). Subsequent to the effective date of the Registration Statement, if the closing sale price of the Ordinary shares averages less than the then Conversion Price over a period of ten (10) consecutive trading days, the Conversion Price shall reset to such average price. If the 10 day volume weighted average price of the Ordinary shares continues to be less than the Conversion Price then the Conversion Price should reset to such 10-day average price with a maximum of a 20% discount from the initial Conversion Price.

The foregoing descriptions of the SPA, the Note and the Warrant do not purport to be complete and are qualified in their entirety by the full text of the SPA, Note and Warrant, forms of which are attached as Exhibit 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed September 24, 2021.

On October 21, 2021, Todos Medical Ltd. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Kips Bay Select LP (the “Purchaser”) pursuant to which the Company has agreed to issue a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $1,428,571.43 for proceeds of $1,000,000 (the “Transaction”). The closing occurred on October 22, 2021 (the “Closing Date”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 3,440,000 shares of Common Stock (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. The Company intends to use the net proceeds from this Note to continue funding the ongoing Phase 2 clinical trial of Tollovir® in hospitalized COVID-19 patients, beginning the initial marketing campaign for the cPass neutralizing antibody test launch at Provista Diagnostics and general corporate purposes.

On November 2, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with Leonite Fund I, LP (the “Purchaser”) pursuant to which the Company issued a promissory convertible note (the “Note”) to the Purchaser in the principal amount of $1,503,571 for proceeds of $1,050,000 (the “Transaction”). The closing occurred on November 2, 2021 (the “Closing Date”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 4% per annum. The Note is convertible into Ordinary Shares (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). In addition, the Purchaser received a warrant (the “Warrant”) to purchase up to 5,613,334 Ordinary Shares (the “Warrant Shares”) of the Company with an exercise price equal to $0.107415 per share. The Warrant is exercisable for 5 years from the date of issuance. From the Closing Date until 180 days thereafter, the Company shall be restricted from issuing or entering into any agreement to issue any Ordinary Shares, except under certain circumstances. This provision shall no longer be in effect if the closing sale price of the Ordinary Shares exceeds $0.10. The Company intends to use the net proceeds for general corporate purposes

On November 22, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with T-Cell Protect Hellas S.A. (“T-Cell”) pursuant to which the Company issued a promissory convertible note (the “Note”) to T-Cell Protect in the principal amount of €1,000,000 (the “Transaction”). The Note has a maturity date of one year from the date of issuance and pays interest at a rate of 10% per annum. The Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.0599 (the “Conversion Price). At any time prior to the Company uplisting its ordinary shares to a national securities exchange, T-Cell Protect may exchange the Note into either (a) a direct equity investment in 3CL Sciences at the same terms as a financing round of at least $5,000,000 (the “Sub”) or (b) into a note in the Sub, bearing 10% interest that converts into direct equity in the Sub at the same terms as a financing round of at least $5,000,000. The proceeds from this Transaction are intended to be used for the clinical development of Tollovir, the Company’s therapeutic candidate for hospitalized COVID-19 patients.

We claimed exemption from registration under the Securities Act for these issuances described above under Section 4(a)(2) or Regulation S promulgated under the Securities Act, as well as, with respect to grants of share options, under Rule 701 of the Securities Act as transactions pursuant to written compensatory plans or pursuant to a written contract relating to compensation. No form of general solicitation or general advertising was conducted in connection with any of these sales, and no underwriters were employed.

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Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

3.1	Amended and Restated Articles of Association of Todos Medical Ltd. (filed as Exhibit 99.1 to the Company’s current report on Form 6-K (File No. 333-209744) filed on March 30, 2017.

4.1	Todos Medical Ltd. 2015 Israeli Share Option Plan (filed as Exhibit 10.7 to the Company’s registration statement on Form F-1 (File No. 333-209744) filed on February 26, 2016.

5.1*	Opinion of Rimon, PC.

10.1	Summary English Translation of Lease Agreement for Corporate Offices in Rehovot, Israel (filed as Exhibit 10.4 to the Company’s registration statement on Form F-1 (File No. 333-209744) filed on February 26, 2016).

10.2	Employment Agreement, dated March 16, 2017, between Todos Medical Singapore Pte Ltd. and Dr. Wee Yue Chew and warrant agreement, dated March 16, 2017, between Todos Medical Ltd. and Dr. Wee Yue Chew (filed as Exhibit 4.12 to Form 20-F (File No. 333-209744) filed on May 1, 2017).

10.3	Convertible Bridge Loan Agreement, dated February 27, 2019, filed as Exhibit 4.1 to the Company’s Form 6-K filed on February 28, 2019

10.4	Amendment to Convertible Bridge Loan Agreement, dated February 27, 2019, filed as Exhibit 4.1 to the Company’s Form 6-K filed on March 12, 2019

10.5	Share Purchase and Assignment of License Agreement among Todos Medical Ltd., Amarantus Bioscience Holdings, Inc., and Breakthrough Diagnostics, Inc., dated February 27, 2019, filed as Exhibit 4.4 to the Company’s Form 6-K filed on February 28, 2019

10.6	Assignment and Loan Conversion Agreement among the Company, Adeline Holdings Ltd., Yitzhak Ostrovitzky, and Sorry Doll Ltd. and S.B. Nihul Merkakein Ltd., dated November 28, 2018, filed as Exhibit 4.9 to the Company’s Form 20-F filed on March 28, 2019.

10.7	Marketing and Reseller Agreement, between the Company and Care G.B. Plus Ltd., dated December 20, 2018 filed as Exhibit 4.10 to the Company’s Form 20-F filed on March 28, 2019.

10.8	Exclusive option agreement among the Company, Strategic Investment Holdings, LLC, Ascenda BioSciences LLC and Provista Diagnostics, Inc. dated January 6, 2020. filed as Exhibit 10.8 to the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.9	2% Convertible Redeemable Note made by the Company in favor of Shmuel Rotbard in the original principal amount of $375,000 dated June 15, 2020. filed as Exhibit 10.9 to the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.10	Securities Purchase Agreement with Daniel Reich, dated June 23, 2020. filed as Exhibit 10.10 to the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.11	Securities Purchase Agreement with Alexsander Shmuel Bar On, dated June 29, 2020. filed as Exhibit 10.11 to the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.12	Securities Purchase Agreement, dated July 9, 2020, with Leviston Resources, LLC. filed as Exhibit 10.12 to the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.13	Form of convertible note dated July 28, 2020, between the Company and the Todos Investors. filed as Exhibit 10.13 to the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.14	Purchase Agreement dated as of August 4, 2020 by and between Todos Medical Ltd. and Lincoln Park Capital Fund, LLC. filed as Exhibit 10.1 to the Company’s Form 6-K filed on August 6, 2020.

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10.15	Registration Rights Agreement dated as of August 4, 2020 by and between Todos Medical Ltd. and Lincoln Park Capital Fund, LLC, filed as Exhibit 10.2 to the Company’s Form 6-K filed on August 6, 2020.

10.16	Research and License Agreement with B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd., dated April 26, 2010, as amended June 25, 2012 (filed as Exhibit 10.1 to the Company’s registration statement on Form F-1 (File No. 333- 209744) filed on February 26, 2016).

10.17	Addendum No. 2 to Research and License Agreement Dated March 19, 2017, as amended on June 25, 2012 with B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd. (filed as Exhibit 4.2 to Form 20-F (File No. 333- 209744) filed on May 1, 2017).

10.18	Employment Agreement between the Company and Dr. Herman Weiss, dated March 25, 2019, filed as Exhibit 10.11 to the Company’s Registration Statement on Form F-1 filed on April 22, 2019.

10.19	Loan Agreement dated March 24, 2020 by and between Todos Medical Ltd. and Ethel Zieleniec, filed as Exhibit 10.19 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.20	Loan Agreement dated February 25, 2020 by and between Todos Medical Ltd. and Ethel Zieleniec, filed as Exhibit 10.20 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.21	Loan Agreement dated January 23, 2020, by and between Todos Medical Ltd. and Bel Har Investments Ltd., filed as Exhibit 10.21 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.22	Loan Agreement dated March 23, 2020 by and between Todos Medical Ltd. and Bel Har Investments Ltd., filed as Exhibit 10.22 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.23	Loan Agreement dated March 24, 2020 by and between Todos Medical Ltd. and DPH Investments Ltd., filed as Exhibit 10.23 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.24	Loan Agreement dated March 22, 2020 by and between Todos Medical Ltd. and Avner Krohn, filed as Exhibit 10.24 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.25	Loan Agreement dated March 15, 2020 by and between Todos Medical Ltd. and Shmuel Rotbard, filed as Exhibit 10.25 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.26	Form of Loan Agreement dated March 24, 2020 by and between Todos Medical Ltd. and DPH Investments Ltd., filed as Exhibit 10.26 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.27	Form of Loan Agreement dated March 24, 2020 by and between Todos Medical Ltd. and Tehresa Yee Ling Tan, filed as Exhibit 10.27 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.28	Loan Agreement dated January 27, 2020 by and between Todos Medical Ltd. and Greentree Financial Group Inc., filed as Exhibit 10.28 on the Company’s Registration Statement on Form F-1/A, filed on August 17, 2020.

10.29	Loan Conversion Agreement dated May 10, 2020, by and among Todos Medical Ltd., Shmuel Mellman, Meir Ben Zur and Shay Zaga, filed as Exhibit 10.29 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.30	Receivables Financing Agreement effective as of June 19, 2020 by and among Toledo Advisors L.L.C., Corona Diagnostics LLC, Todos Medical USA, a Nevada corporation and Todos Medical Ltd. filed as Exhibit 10.30 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

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10.31	Amendment to Receivables Financing Agreement effective as of November 19, 2020 by and among Toledo Advisors L.L.C., Corona Diagnostics LLC, Todos Medical USA, a Nevada corporation and Todos Medical Ltd. filed as Exhibit 10.31 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.32	Secured Convertible Equipment Loan Agreement, dated November 4, 2020, between Todos Medical Ltd. and Friends of Yeshiva Orot Hateshuva Inc. filed as Exhibit 10.32 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.33	Secured Convertible Equipment Loan Agreement, dated December 31, 2020, between Todos Medical Ltd. and Harper Advance LLC filed as Exhibit 10.33 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.34	Non-Exclusive Distribution Agreement, dated March 17, 2020 between Todos Medical Ltd. and 3D Biomedicine Science and Technology Col. Ltd. filed as Exhibit 10.34 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.35	Medical Device Distribution Agreement, dated June 4, 2020 between Todos Medical Ltd. and 3D Biomedicine Science and Technology Col. Ltd. filed as Exhibit 10.35 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.36	Distribution Agreement dated June 18, 2020 between Todos Medical Ltd. and Meridian Health Services Network, Inc. filed as Exhibit 10.36 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.37	Distribution Agreement, dated July 23, 2020, between Todos Medical Ltd. and PCL Inc. filed as Exhibit 10.37 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.38	Amendment No. 1, dated July 28, 2020, to the Binding Joint Venture Agreement between Todos Medical Ltd. and Amarantus Bioscience Holdings, Inc. filed as Exhibit 10.38 on the Company’s Annual Report on Form 10-K, filed on April 21, 2021.

10.39	Securities Purchase Agreement dated as of January 22, 2021, between Todos Medical Ltd and Yozma Global Genomic Fund 1, filed as Exhibit 10.1 on the Company’s Form 8-K filed January 26, 2021.

10.40	Form of Promissory Convertible Note issued by Todos Medical Ltd to Yozma Global Genomic Fund 1, filed as Exhibit 10.2 on the Company’s Form 8-K filed January 26, 2021.

10.41	Form of Ordinary Share Purchase Warrant issued by Todos Medical Ltd. to Yozma Korea Group Ltd., filed as Exhibit 10.3 on the Company’s Form 8-K filed on January 26, 2021.

10.42	Form of Securities Purchase Agreement, dated April 8, 2021, between Todos Medical Ltd. and the Purchaser, filed as Exhibit 10.1 on the Company’s Form 8-K filed April 14, 2021.

10.43	Form of Promissory Convertible Note issued by Todos Medical Ltd. to the Purchaser, filed as Exhibit 10.2 on the Company’s Form 8-K filed April 14, 2021.

10.44	Form of Ordinary Share Purchase Warrant issued by Todos Medical Ltd. to the Purchaser, filed as Exhibit 10.3 on the Company’s Form 8-K filed on April 14, 2021.

10.45	Agreement to Purchase Provista Diagnostics, Inc. dated April 19, 2021, filed as Exhibit 10.1 on the Company’s Form 8-K filed on April 23, 2021.

10.46	Securities Purchase Agreement dated April 19, 2021, filed as Exhibit 10.2 on the Company’s Form 8-K filed on April 23, 2021.

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10.47	Convertible Promissory Note dated April 19, 2021, filed as Exhibit 10.3 on the Company’s Form 8-K filed on April 23, 2021.

10.48	Security Agreement dated April 19, 2021, filed as Exhibit 10.4 on the Company’s Form 8-K filed on April 23, 2021.

10.49	Proxy Statement filed as Exhibit 99.1 on the Company’s Form 8-K filed on June 28, 2021.

10.50	Securities Purchase Agreement dated as of April 27, 2021, filed as Exhibit 10.1 on the Company’s Report on Form 8-K filed on April 30,2021.

10.51	Promissory Convertible Note dated April 2021, filed as Exhibit 10.2 on the Company’s Report on Form 8-K filed on April 30, 2021.

10.52	Ordinary Share Purchase Warrant dated April 2021, filed as Exhibit 10.3 on the Company’s Report on Form 8-K filed on April 30, 2021.

10.53	Securities Purchase Agreement dated as of July 7, 2021, filed as Exhibit 10.1 on the Company’s Report on Form 8-K filed on July 8, 2021.

10.54	Promissory Convertible Note dated July 7, 2021, filed as Exhibit 10.2 on the Company’s Report on Form 8-K filed on July 8, 2021.

10.55	Ordinary Shares Purchase Warrant dated July 7, 2021, filed as Exhibit 10.3 on the Company’s Report on Form 8-K filed on July 8, 2021.

10.56	Securities Purchase Agreement dated as of September 15, 2021, filed as Exhibit 10.1 on the Company’s Report on Form 8-K filed on September 24, 2021.

10.57	Promissory Convertible Note dated September 15, 2021, filed as Exhibit 10.2 on the Company’s Report on Form 8-K filed on September 24, 2021.

10.58	Ordinary Shares Purchase Warrant dated September 15, 2021, filed as Exhibit 10.3 on the Company’s Report on Form 8-K filed on September 24, 2021.

21.1	List of Subsidiaries (filed as Exhibit 21.1 to the Company’s annual report on Form 10-K, filed with the SEC on April 21, 2021).

23.1	Consent of Fahn Kanne & Co. Grant Thornton Israel.

23.2*	Consent of Rimon PC (incorporated in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to registration statement).

* Previously filed

(b) Financial statement schedules

No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes.

Undertakings.

(1) The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(4)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(5)	The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York and Tel Aviv, Israel on February 2, 2022.

TODOS MEDICAL LTD.
(Registrant)

By:	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Daniel Hirsch
Chief Financial Officer
(Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	TITLE	DATE

/s/ Gerald Commissiong	Chief Executive Officer (Principal	February 2, 2022
Gerald Commissiong	Executive Officer) and Director

*	Chief Financial Officer (Principal	February 2, 2022
Daniel Hirsch	Financial and Accounting Officer) and Director

*	Director	February 2, 2022
Moshe Schlisser

*	Director	February 2, 2022
Moshe Abramovitz

*	Director	February 2, 2022
Lauren Chung

*	Director	February 2, 2022
Dr. Herman Weiss

* By:	/s/ Gerald Commissiong
Gerald Commissiong
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Todos Medical Ltd., has signed this registration statement on February 2, 2022.

Authorized U.S. Representative

/s/ Donald J. Puglisi
Managing Director
Puglisi & Associates

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